As filed with the U.S. Securities and Exchange Commission on May 8, 2026

Registration No. 333-281149

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 9

TO

FORM F-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

LANNISTER MINING CORP.

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s Name into English)

Vancouver, British Columbia	1000	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1055 West Georgia Street, # Suite 1500

Vancouver, British Columbia V6E 4N7

778-788-2745

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(800) 221-0102

(Names, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Louis A. Bevilacqua, Esq. Bevilacqua PLLC 1050 Connecticut Avenue, NW, Suite 500 Washington, DC 20036 (202) 869-0888	Barry I. Grossman Matthew Bernstein Justin Grossman Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas, 11th Fl. New York, NY 10105 (212) 370-1300

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED MAY 8, 2026

$10,000,000 Common Shares

2,000,000 Common Shares

LANNISTER MINING CORP.

This is the initial public offering of our Common Shares. We anticipate that the initial public offering price will be between US$4 and US$6 per share. We are offering 2,000,000 Common Shares, assuming an initial public offering price of US$5 per share (which is the midpoint of the estimated range of the initial public offering price).

Currently, no public market exists for our Common Shares. We have applied to list our Common Shares on the NYSE American under the symbol “DRIL”. We will not close this offering unless the NYSE American has approved our Common Shares for listing.

We are an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act of 2012, and as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary—Implications of Being an Emerging Growth Company.”

We are a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings. See “Prospectus Summary—Implications of Being a Foreign Private Issuer.”

Investing in our Common Shares involves a high degree of risk. See “Risk Factors” beginning on page 29 of this prospectus for a discussion of information that should be considered in connection with an investment in our Common Shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Initial public offering price	US$	US$
Underwriting discounts and commissions(1)	US$	US$
Proceeds to us, before expenses	US$	US$

(1)	Underwriting discounts and commissions do not include a non-accountable expense allowance equal to 0.5% of the initial public offering price payable to the underwriters. We refer you to “Underwriting” beginning on page 116 for additional information regarding underwriters’ compensation.

We have granted a 45 day option to the representatives of the underwriters to purchase up to an additional 300,000 Common Shares at the public offering price less the underwriting discount and commissions. If the representatives of the underwriters exercises the option in full, the total underwriting discounts and commissions will be US$            and the additional proceeds to us, before expenses, from the over-allotment option exercise will be US$            .

The underwriters expect to deliver the Common Shares to purchasers on or about             , 2026.

Joseph Gunnar & Co., LLC	Research Capital Corporation
Joint Bookrunner	Joint Bookrunner

The date of this prospectus is         , 2026

You should rely only on the information contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. Neither we, nor the underwriters have authorized anyone to provide you with different information. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus, or any free writing prospectus, as the case may be, or any sale of Common Shares.

For investors outside the United States: Neither we, nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Common Shares and the distribution of this prospectus outside the United States.

This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe these industry publications and third-party research, surveys and studies are reliable, you are cautioned not to give undue weight to this information.

i

QUALIFIED PERSONS STATEMENT

Some technical mining information contained herein with respect to the Basin Gulch Property is derived from the report titled “S-K 1300 Technical Report: The Basin Gulch Property, Granite County, Montana, USA” prepared for us with an effective date of October 1, 2023. We refer to this report herein as our S-K 1300 Report. Each of Michael B. Dufresne, M.Sc., P. Geol., P.Geo. and Dean J. Besserer, B.Sc., P.Geo. have approved and verified the technical mining information related to the Basin Gulch Property contained in the S-K 1300 Report and reproduced in this prospectus.

GLOSSARY OF MINING TERMS

The following is a glossary of certain mining terms that may be used in this prospectus.

Ag	Silver.

Assay	A metallurgical analysis used to determine the quantity (or grade) of various metals in a sample.

Au	Gold.

Claim	A mining right that grants a holder the exclusive right to search and develop any mineral substance within a given area.

CIM	The Canadian Institute of Mining, Metallurgy and Petroleum.

CIM Standards	The CIM Definition Standards on Mineral Resources and Mineral Reserves adopted by CIM Council from time to time.

Concentrate	A clean product recovered in flotation, which has been upgraded sufficiently for downstream processing or sale.

Core drilling	A specifically designed hollow drill, known as a core drill, is used to remove a cylinder of material from the drill hole, much like a hole saw. The material left inside the drill bit is referred to as the core. In mineral exploration, cores removed from the core drill may be several hundred to several thousand feet in length.

Cu	Copper.

Competent Person	A Competent Person is a minerals industry professional responsible for the preparation and/or signing off reports on exploration results and mineral resources and reserves estimates and who is accountable for the prepared reports. A Competent Person has a minimum of five years’ relevant experience in the style of mineralization or type of deposit under consideration and in the activity which that person is undertaking. A Competent Person must hold acceptable qualification titles as listed in all Reporting Codes and Reporting Standards (NRO Recognized Professional Organizations with enforceable disciplinary processes including the powers to suspend or expel a member) and thus is recognized by governments, stock exchanges, international entities and regulators.

Cut-off grade	When determining economically viable mineral reserves, the lowest grade of mineralized material that can be mined and processed at a profit.

Deposit	An informal term for an accumulation of mineralization or other valuable earth material of any origin.

Dyke	A long and relatively thin body of igneous rock that, while in the molten state, intruded a fissure in older rocks.

Exploration	Prospecting, sampling, mapping, diamond drilling and other work involved in searching for ore.

Flotation	A milling process in which valuable mineral particles are induced to become attached to bubbles and float as others sink.

Grade	Term used to indicate the concentration of an economically desirable mineral or element in its host rock as a function of its relative mass. With gold, this term may be expressed as grams per tonne (g/t) or ounces per tonne (opt).

Km	Kilometre(s). Equal to 0.62 miles.

Lithologic	The character of a rock formation, a rock formation having a particular set of characteristics.

M	Metre(s). Equal to 3.28 feet.

Mafic	Igneous rocks composed mostly of dark, iron- and magnesium-rich minerals.

Massive	Said of a mineral deposit, especially of sulfides, characterized by a great concentration of mineralization in one place, as opposed to a disseminated or vein-like deposit.

Metallurgy	The science and art of separating metals and metallic minerals from their ores by mechanical and chemical processes.

Mineral	A naturally occurring homogeneous substance having definite physical properties and chemical composition and, if formed under favorable conditions, a definite crystal form.

Mineral Deposit	A mass of naturally occurring mineral material, e.g. metal ores or nonmetallic minerals, usually of economic value, without regard to mode of origin.

Mineralization	A natural occurrence in rocks or soil of one or more yielding minerals or metals.

Mineral Project	The term “mineral project” means any exploration, development or production activity, including a royalty or similar interest in these activities, in respect of diamonds, natural solid inorganic material, or natural solid fossilized organic material including base, precious and rare metals, coal, and industrial minerals.

Mineral Reserve	The economically mineable part of a Measured and/or Indicated Mineral Resource.

Mineral Resource	A concentration or occurrence of diamonds, natural, solid, inorganic or fossilized organic material including base and precious metals, coal and industrial minerals in or on the Earth’s crust in such form and quantity and of such a grade or quality that it has reasonable prospects for economic extraction.

Mt	Metric tonne. Metric measurement of weight equivalent to 1,000 kilograms or 2,204.6 pounds.

NI 43-101	National Instrument 43-101 is a national instrument for the Standards of Disclosure for Mineral Projects within Canada. The Instrument is a codified set of rules and guidelines for reporting and displaying information related to mineral properties owned by, or explored by, companies which report these results on stock exchanges within Canada. issuers that are subject to Canadian securities laws. This includes Canadian entities as well as foreign-owned mining entities who have securities that trade on stock exchanges or Over The Counter (OTC) markets overseen by the Canadian Securities Administrators (CSA), even if they only trade on Over The Counter (OTC) derivatives or other instrumented securities.

Ore	Mineralized material that can be extracted and processed at a profit.

Ounce	A measure of weight in gold and other precious metals, correctly troy ounces, which weigh 31.2 grams as distinct from an imperial ounce which weigh 28.4 grams.

Qualified Person	An individual who is an engineer or geoscientist with at least five years of experience in mineral exploration, mine development, production activities and project assessment, or any combination thereof, including experience relevant to the subject matter of the project or report and is a member in good standing of a self-regulating organization.

Reclamation	Restoration of mined land to original contour, use, or condition where possible.

Sedimentary	Said of rock formed at the Earth’s surface from solid particles, whether mineral or organic, which have been moved from their position of origin and re-deposited, or chemically precipitated.

Strike	The direction, or bearing from true north, of a vein or rock formation measure on a horizontal surface.

Tonne	A metric ton of 1,000 kilograms (2,205 pounds).

μm	Micrometer.

Zn	Zinc.

v

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our Common Shares. You should carefully read the entire prospectus, including the risks associated with an investment in our company discussed in the “Risk Factors” section of this prospectus, before making an investment decision. Some of the statements in this prospectus are forward-looking statements. See the section titled “Special Note Regarding Forward-Looking Statements.”

In this prospectus, “we,” “us,” “our,” “our company,” “Lannister Mining,” “Lannister” and similar references refer to Lannister Mining Corp. and its consolidated subsidiaries.

Our Company

Our Mission

We are a private Montana based gold and silver developer focused on advancing the now consolidated, near surface, primarily oxide Basin Gulch Project (the “Property”, the “Basin Gulch Project” or the “Project”), the majority of which is on patented land.

Overview

We are a mineral exploration company focused on the exploration of the Property in west-central Montana (MT), U.S.A. The Project comprises 11 patented mining claims totaling 216.33 acres (87.55 hectares) and 131 unpatented mining claims totaling approximately 2,642 acres (1,069 hectares). The unpatented claims overlap the patented claims. The Project consists of 131 contiguous mineral claims (claim names: AG1 to AG50; AG13A; AG40A; AG39A; BG1 to BG78) covering 1060 hectares and is located approximately 27 kilometers from the town of Phillipsburg in Montana. We currently have a valid exploration license, a valid stormwater permit, and all the necessary exploration permits to conduct trenching, drilling, and other necessary exploration activities.

Our objective is to locate, define and ultimately develop economic mineral deposits. Currently, we are focused on the exploration and development of the Project. If we lose or abandon our interest in the Project, we will endeavor to acquire another mineral property of merit. All of our operations are at the exploration stage, and such activity might not result in commercial production of gold. Our net loss for the years ended September 30, 2025, and 2024 was C$(1,181,999) (approximately US$(848,710) and C$(1,201,277), respectively. We have not generated any principal revenues to date and do not anticipate generating any principal revenue until the fourth quarter of 2026, at the earliest.

The Coming Commodity Supercycle and Growth in Demand

The gold industry encompasses a multifaceted ecosystem, spanning mining and refining, jewelry production, industrial applications, central bank reserves, and investments. Its demand is driven by a blend of emotional, cultural, and financial factors, and influenced by macroeconomic conditions, such as inflation and currency instability.

Gold continues to be a symbol of enduring value, with diverse uses, from jewelry to powering technology and acting as a go to investment in times of uncertainty, all of which make it a resilient and sought-after asset in the global market. The long-term investment appeal is supported by its relative scarcity and long lead time from exploration to production.

From our perspective, gold exhibits an inverse price relationship to the US dollar. Since the beginning of 2021 the US dollar has appreciated as demonstrated by the US dollar index. We believe that this strength will reverse course which, in our opinion, could support a higher price for gold. Additionally, we hold the view that the US dollar is slowly losing its dominant status as the world’s reserve currency. We term this ‘global de-dollarization’ and further supports our idea of a weakening the US dollar.

Increasing global tensions such as the ongoing conflict in the Middle East and fears that there could be further escalation of this crisis support the idea that there is a flight to safe assets such as gold given its history as a safe-haven asset. In our opinion, this adds further support for a stronger gold price.

Our Corporate Strategy

Our strategy is centered around executing and increasing the value of our company’s asset base by further advancing the Basin Gulch Project. In the long term, we may explore attractive acquisition opportunities to further enhance the company’s value and drive the company’s growth potential through exploration and development.

Our executive team and board of directors possess extensive experience and expertise in the mining sector, spanning exploration, development, operations, and capital markets. We aim to leverage this wealth of expertise as we move forward with the Basin Gulch Project and expand our business. We are committed to adhering to best practices and prioritizing safety, environmental responsibility, and sustainable community development all in a responsible manner.

As part of our approach, we plan to employ a cost-effective business model. This entails maintaining an efficient, highly skilled team while collaborating with external resources when necessary. This approach ensures flexibility in our cost structure allowing scalability while maintaining the ability to explore new opportunities that are both fiscally prudent and value-driven.

Practical Steps

We plan to conduct exploration on the Project that follows recommendations made in the S-K 1300. The S-K 1300 outlines considerable work and includes metallurgy analysis, resource definition, engineering assessment and ore sorting optimization, amongst other studies. Initial work is focused drilling to validate a large database of historical information. The near-term drilling will also focus on areas near surface that have potential to establish maiden mineral resource estimate. Initial success from drilling will lead to a larger resource expansion program that could extend mineralization to depth and test new targets across the land packager.

During 2026 the drill program will establish a maiden gold-silver mineral resource estimate. The program will include metallurgical analysis to establish gold and silver recovery rates. Positive results from 2026 will enable a larger drill expansion program. 2027 will see an updated and larger Mineral Resource Estimate that will enable a Preliminary Economic Assessment (PEA). The PEA will establish the initial engineering and economics towards the path to production.

The Basin Gulch Property

The Property is located in west-central Montana, U.S.A. The Property is located approximately 17 miles (27 km) west of Philipsburg, Montana in Granite County and lies within the Rock Creek Mining District. The Property can be accessed by travelling west from Philipsburg for approximately 15 miles (24 km) on State Highway 438, continuing west along the Lower Rock Creek Road for 2 miles (3.2 km) to an unimproved mine access road that heads up to Basin Gulch toward the south. Local access to most areas of the Property is via historical drill roads and logging roads (Figure 1).

The Project comprises 11 patented mining claims totaling 216.33 acres (87.55 hectares) and 131 unpatented mining claims totaling approximately 2,642 acres (1,069 hectares). The unpatented claims overlap the patented claims (Figure 2).

On September 15, 2020, 1247666 BC Ltd. (“1247666”) entered into a Property Acquisition Agreement with BG Holdings Group, LLC and Basin Gulch Co. (collectively, the “Vendors”). On September 21, 2021, 1247666 and Lannister Mining Corp. (“Former Lannister”) amalgamated to form a new entity, Lannister Mining Corp. (the “Company” or “Lannister”). Upon Amalgamation, the Company acquired the Property Acquisition Agreement. Pursuant to this Property Acquisition Agreement, Lannister agreed to acquire fifty-three (53) unpatented claims and to assume all rights and obligations under the existing lease agreement for eleven (11) patented mining claims. Concurrently, a Novation Agreement was executed amongst Skanderbeg, Lannister, 1247666 BC Ltd., and BG Holdings Group, LLC. The purpose of this Novation Agreement was to assign all rights and obligations under the original Property Acquisition Agreement to Lannister, and to effectuate a share exchange pursuant to the terms therein. Following the Property Acquisition Agreement, 60431 Montana Ltd. staked an additional seventy-eight (78) unpatented mining claims, totaling 131 unpatented mining claims from acquisition and staking. In accordance with the obligations set forth in the Property Acquisition Agreement, Lannister shall remit payment to the Vendors as follows:

●	One hundred fifty thousand United States Dollars ($150,000) upon execution of the Property Acquisition Agreement (this payment has been duly made);

●	Two hundred fifty thousand United States Dollars ($250,000) on the first anniversary of the Property Acquisition Agreement (this payment has been duly made);

●	Three hundred thousand United States Dollars ($300,000) on the second anniversary of the Agreement (this payment has been duly made); and

●	Three hundred fifty thousand United States Dollars ($350,000) on or before the third anniversary of the Agreement (this payment has been duly made).

In the event that Lannister is listed on a national stock exchange, Lannister shall be obligated to issue Vendors a number of shares constituting an aggregate of five percent (5%) of the total issued and outstanding shares of Lannister immediately subsequent to the completion of its public offering.

The patented claims are held under a lease agreement with Strategic Minerals, Inc. The agreement covers 11 patented claims (as described above) and was signed on April 6, 2006. A Memorandum of Lease dated March 3, 2022 by and between Metesh family and Lannister Mining, Corp., a British Columbia corporation, assignee and successor in interest to Strategic Minerals, Inc., a Nevada corporation, and Basin Gulch Co., a Florida Company, was recorded March 7th, 2022 in the official records of Granite County, MT. The lease is valid for 10 years.

The Metesh family holds an advance production royalty over the patented claims of US$25,000 paid every 6 months (March 10 and September 10) to be paid until production commences. The Metesh family retains a production royalty of 3% of gross gold and silver sales due semi-annually once commercial production has commenced. The total sum of payments, whether advance production royalty or production royalties, to be paid to the Metesh family shall not exceed US$8 million dollars.

As per the Property acquisition agreement there is a 2% royalty on claims outside the Metesh Lease. Lannister can purchase half of the 2% royalty for $1 million dollars (USD) until December 31, 2025.

The Company currently holds a valid exploration license (License #00875) to conduct drilling and trenching within the patented mining claims. As part of this license a reclamation bond of $219,181 was submitted to the DEQ on December 16, 2022. While the bond is in place the exploration license can be renewed annually for US$25 which has been completed for 2024.

State mining regulation applies to both private (patented) and public (unpatented) lands in Montana. An Exploration License is required to complete all mineral exploration activities that may involve surface or subsurface disturbance. To acquire an exploration license we must submit a plan of operations including the area to be explored, location and type of planned exploration activities (i.e. drill holes, trenches) and a disturbance reclamation plan. An Exploration License is not a mining permit and cannot be used for mining. There are no defined review times but typically approvals are processed within 30-45 days.

Additionally, a stormwater permit, along with a stormwater pollution prevention plan, a temporary water use permit and a Notice of Intent (NOI) are required. The Company currently has a stormwater permit (Permit#MTR100000) which is valid until 2027 by paying an annual fee of US$750 which has been paid for 2024.

For small scale mining and test mining operations a Small Miner’s Exclusion Statement (SMES) can be obtained. The SMES process is much faster and simpler than the permitting process for an Operating Permit which is required for larger mines in Montana. The SMES allows for ≤ 5 acres of disturbance at up to 2 sites if they are ≥ 1mile apart. A SMES can be obtained within months of filing of an application.

Our Opportunity

The town of Philipsburg, MT is located approximately 17 miles (27 km) by road east of the Basin Gulch Property. It has a population of ~1,000 according to 2008 United States Census data. Philipsburg is a mining and tourist town and is the county seat of Granite County. Services available at Philipsburg include housing, hotels, food and restaurants, hospital and a non-commercial airfield. The nearest major city is Butte, Montana, located 70 miles (110 km) southeast of the Property and 54 miles (87 km) southeast of Philipsburg. The closest full-service community is Anaconda, Montana, located 47 miles (75 km) southeast of the Property along State Highway 1. The nearest commercial domestic airport is located in Butte, Montana. An international airport is located 90 miles (145 km) away in Missoula, Montana. Highway truck transport services are available in Philipsburg. No rail service is available to Philipsburg (Figures 1 and 2).

No public power or phone service or other mining infrastructure is available at the Property. Radio and cell phone communications and a diesel generator have been used during previous field seasons. Sufficient water for exploration is available from Basin Gulch, Rock Creek and other local creeks draining the Property. There is very good access to the property for exploration work. The Project can be accessed year-round. Most exploration activities associated with fieldwork and drilling can likely be conducted year-round, although there may be periods in December to March, where snow conditions at the higher elevations may temporarily impede fieldwork.

Figure 1. Location

260000
360000
5160000
5060000
Missoula
93
200
12
90
Philipsburg
Anaconda
Butte
15
BOULDER MOUNTAINS
Calgary
Vancouver
Seattle
Missouri
GREAT PLA
Denver
UNITED STATES
0 500 1,000 Km
Legend
Basin Gulch Property
Cities
Roads
Highways
Major Roads
LANNISTER MINING
Basin Gulch, Montana, USA
Property Location
1:1,250,000
UTM N83 Zone 12
July 2021
0 30
Kilometers
APEX Geoscience Ltd.

Figure 2. Basin Gulch Claims and Patents

298000
300000
302000
5134000
5132000
5130000
Rock Creek
Upper
Creek Rd
Legend
Property Boundary
Patented Claims
Owner
Braach
Metesh
Nabob Holdings
USFS
Unpatented Claims
Staked in 2016
Staked in 2021
USFS Roads
Rivers
LANNISTER MINING
Basin Gulch, Montana, USA
Patented and Unpatented Claims
1:40,000
UTM N83 Zone 12
May 2022
0
0.75
1.5
Kilometers
APEX Geoscience Ltd.

The Property is located at the head of Basin Gulch and Quartz Gulch, on the northern slopes of West Fork Buttes, within the Sapphire Range of the Western Montana Rocky Mountains. This area is underlain by a series of metamorphosed Precambrian (1.5 Ga to 800 Ma) marine sedimentary rocks known as the Belt Supergroup which were intruded by Laramide-age silicic volcanics. In this area the late Cretaceous to early Tertiary Laramide orogeny resulted in the formation of the Sapphire Mountain Range. In the area of Basin Gulch, the Tertiary igneous rocks are predominantly biotite-rich rhyolites and trachytes, ash flow tuffs, and associated granites of Eocene age (~50 Ma).

Several diatreme complexes located within the igneous complex have been identified at the head of Basin Gulch. The major diatreme complex on the Property is known as the Basin Gulch or BG diatreme. Several, smaller parasitic diatremes are found throughout the Property and in the surrounding area. The BG diatreme can be described as an Eocene silicic volcanic and intrusive complex that intruded between the plates of two Precambrian thrust sheets. The gold mineralization on the Property is directly related to the diatremes and their associated structures which form the main gold target in the area.

Gold mineralization has been identified throughout the Property at or near surface in rock samples, outcrops and trenches. Drilling has confirmed that the mineralization extends to depths greater than 1,000 feet (300 m) and averages approximately 0.01 to 0.02 ounces per ton (opt). Locally higher-grade zones have been identified associated with the margins of the various diatremes and with the post- and pre-diatreme dykes and faults. Interpretation of a CSAMT geophysical survey modelled the diatreme complex to extend to below the geophysical study datum of 1,500 feet (450 m). Most of the historical drilling completed on the Property has been relatively shallow and has not intersected the base of the diatreme.

Basin Gulch is interpreted to be a gold and silver intrusion related, diatreme-type deposit that is associated with, and constrained by, the structures surrounding the local diatremes. The mineralized zones are hosted in breccias associated with fracture zones found at the margins of the diatremes. The mineralization is fairly simple, with the gold varying from fine to very coarse. Test work conducted by Kappes, Cassiday & Associates on behalf of Cable Mountain Mine Inc. (CMM) in the 1990’s indicated that the gold is easily extracted using cyanidation or other gold extraction reagents. A leach recovery rate exceeding 90 percent was reported for some samples. However, due to the prohibition of open pit cyanide leach mining in Montana an alternative processing and extraction method will need to be investigated.

Historical Exploration

The Basin Gulch Project lies within the Rock Creek Mining District. The Rock Creek area is best known for it’s sapphire production. However, gold has historically been placer mined in the Basin/Quartz Gulch area since the early 1900’s. The source of the placer gold was unknown. Gold mining was intermittent with production reported in 1911, 1914 to 1928, 1934 sand 1940. Historical reports indicate that production from Basin Gulch was modest, production being impeded by a lack of water impeded. In 1948, Lynch (1948) suggested that the gold was sourced from the intrusive volcanic rocks exposed near the headwaters of Basin Creek. Sapphires have also been reportedly recovered from the placer operations in Basin Gulch (Frishman, 1992). Historical workings including excavations, mine ponds, remains of log cabins and outbuildings, log and dirt dams, and hydraulic diversion structures are still found on the Property.

Modern exploration was conducted over the Property area between 1987 and 1997. In 1987, Cable Mountain Mine Inc. (CMM) discovered a large, mineralized diatreme complex in the upper drainage of the Basin Gulch which was interpreted to be the lode source of the placer gold. The area was extensively explored until 1997 resulting in the completion of 318 reverse circulation (RC) and diamond drill holes totaling over 110,000 feet (33,530 m) (Table 1.), 46 trenches totaling over 15,000 feet (4,570 m), two geophysical surveys, a soil geochemistry survey, topographic surveys, geological mapping and pre-development studies. From 1997 to 2017 the Property changed ownership several times; only desktop studies including data compilation and verification and modelling were completed during this period. The authors have reviewed and accepted the historical results as disclosed herein.

Table 1. Historical Drill hole summary

		Total Drill Holes
Company	Year	RC	DDH	RC with Core tail
CMM	1987	2
Chevron	1989	11
Cyprus	1992	5
CMM	1993	14	2	2
CMM	1994	68	2	1
CMM	1995	117
CMM	1996	50
CMM	1997	52	3
Total		319	7	3

In 1987, Rauno Perttu of CMM recognized the lode potential of the Basin Gulch area and acquired the patented claims. A large block of unpatented claims in the surrounding area was additionally staked. Two shallow holes (BG-1 and BG-2) were drilled near the upper part of the Basin Gulch drainage near the central area of the current Property. The holes targeted a suspected diatreme. Hole BG-1 was too shallow and did not intersect the diatreme. Hole BG-2 was drilled on the southwest margin of the diatreme and intersected significant shallow ore-grade gold and silver mineralization (Perttu, 2009).

The project was subsequently farmed out to Chevron Resources. Chevron’s work was clustered around, and downhill of, the discovery hole BG-2. Chevron’s exploration program included a soil geochemistry survey, 11 shallow RC holes and 13 shallow trenches. The geochemistry survey covered the area over and surrounding the placer mining. Several strong soil anomalies were identified across the soil survey including in the area of hole BG-2. Some of the soil anomalies extended beyond the boundary of the survey. The drill holes were completed in the area of hole BG-2 along what Chevron interpreted to be a mineralized high angle structure. Six of the 11 holes intersected shallow ore-grade mineralization. The remaining 5 holes did not intersect mineralization and were interpreted to be too shallow. From the trench sampling program broad zones of silver and gold mineralization were intersected in several of the trenches. The property was subsequently sold to Cyprus.

Cyprus completed an exploration program in late 1992 that included six (6) trenches and five (5) drill holes. Five (5) of the trenches were excavated in the Basin Gulch area and encountered broad zones of mineralization. However, Cyprus’s program was largely focused on a small area in Cornish Gulch located ~1.3 km (4,500 ft) northeast of the earlier drilling. The longest trench and all 5 drill holes targeted mineralization in the middle and lower hillside of ridge on the west side of Cornish Gulch near the eastern margin of the current unpatented claims. This area contained anomalous mineralization in outcrop within altered shallow rhyolitic igneous rocks. The mineralization appeared to dip gently into the hillside and did not extend to the bottom of the hill. Cyprus interpreted the mineralization to be controlled by a high-angle structure and along with the steep topographical constraints in this area drilled on the lower flank of the hill below the mineralization. Three of the five drill holes intersected anomalous mineralization. Vertical hole 92BG-C2, bottomed out at 350 feet (107 m) in continuous gold mineralization. The trench was located along the road below the hillside and largely contained colluvium. Anomalous gold mineralization was intersected over an interval of 160 feet (50 m).

Cyprus dropped the project due a corporate decision and CMM regained control of the Project in 1993.

CMM conducted exploration programs on the project from 1993 to 1997 including drilling, trench sampling, and ground geophysics. The work completed by CMM identified significant gold and silver mineralization associated with the main BG diatreme complex located at the head of Basin Gulch. Float and outcrops containing anomalous mineralization were also identified across the Property (Figures 3 and 4).

Between 1993 and 1997 CMM drilled 312 holes totaling approximately 105,000 feet (32,000 m) over the entire property, all of which holes lie within the confines of the current Property (Figures 3 and 4). The majority of holes were drilled vertically using RC rigs; 8 diamond drill holes and 4 RC holes with core tails were completed. The majority of holes (87%) were shallow with total depths less than 500 ft. The deepest hole reached a total depth of 1,045 feet (320 m) and ended in mineralization. Additionally, 27 trenches were completed most of which were located over the main mineralized zone (Figures 3 and 4).

The results from the drilling and trench sampling programs indicated that the diatreme complex measured approximately 2,600 feet by 3,300 feet (800 by 1000 m) on the surface, and it appeared to be related to other mineralized occurrences in the local area. The diatreme complex was characterized by overall low-grade gold and silver mineralization and local high-grade mineralization. Widely scattered areas of the intrusive contained base levels of gold averaging between 0.01 to 0.02 opt. Numerous holes returned anomalous results with both wide modest grade intercepts and narrower high-grade intercepts (Table 2). As demonstrated by holes: BG94-05RC intersected 0.096 opt Au (3.276 g/t) over 240 feet (73 m) including a zone of 125 feet (38 m) which averaged 0.146 opt Au (4.996 g/t). Core hole (BG94-05blD) which was completed at the same location and returned comparable assays over similar intervals: 0.119 opt Au (4.064 g/t) over 197 feet (60 m) including a zone of 77 feet (23 m) at 0.279 opt Au (9.549 g/t). Other wide intercepts included hole 595-073RC with an intersection 180 feet (55 m) with an average grade of 0.029 opt (0.992 g/t) including 110 feet averaging 0.043 opt (1.471 g/t) Au; hole BG95-91RC with an intersection 370 feet (112 m) with and average grade of 0.034 opt (1.181 g/t) Au with a subsequent intersection of 100 feet (30 m) with an average grade of 0.067 opt (2.287 g/t) Au; BG94-01RC with an intersection 240 feet (73 m) averaging 0.096 opt (3.276 g/t) including 125 feet (38 m) averaging 0.0146 opt (4.996 g/t) Au.

Table 2. CMM Historical Assay Highlights from Drilling.

Hole ID	From (ft)	To (ft)	Width (ft)	Au (opt)	Ag (opt)	Au (g/t)	Ag (g/t)
BG93-08RC	0	110	110	0.048	0.651	1.641	22.323
including	0	70	70	0.063	0.694	2.162	23.793
BG93-14RC	0	80	80	0.026	0.661	0.891	22.675
BG94-01RC	10	250	240	0.096	0.789	3.276	27.036
including	100	225	125	0.146	0.486	4.996	16.677
BG94-05RC	10	250	240	0.096	0.789	3.276	27.036
including	100	225	125	0.146	0.486	4.996	16.677
BG94-05blD	25.3	221.9	197.6	0.119	0.882	4.064	30.251
including	130.5	207	76.5	0.279	0.867	9.549	29.722
BG94-12RC	60	145	85	0.052	2.721	1.771	93.297
BG94-15RC	205	310	105	0.053	0.359	1.809	12.31
including	220	290	70	0.068	0.337	2.346	11.559
BG94-33RC	40	195	155	0.022	0.316	0.765	10.839
BG94-36RC	195	275	80	0.02	0.313	0.677	10.714
BG94-55RC	70	235	165	0.024	0.241	0.806	8.268
BG94-56RC	30	165	135	0.016	0.419	0.556	14.349
BG95-003RC	70	150	80	0.028	0.161	0.96	5.529
BG95-004RC	50	215	165	0.027	0.204	0.933	6.992
BG95-008RC	65	300	235	0.089	0.3	3.052	10.286
including	125	295	170	0.114	0.319	3.923	10.951
BG95-010RC	185	270	85	0.035	0.186	1.202	6.373
including	205	270	65	0.04	0.198	1.361	6.804
BG95-034RC	70	180	110	0.039	0.416	1.322	14.275
BG95-036RC	160	240	80	0.033	0.158	1.136	5.4
BG95-037RC	215	295	80	0.031	0.321	1.071	11.014
including	225	280	55	0.037	0.395	1.284	13.527
BG95-062RC	130	320	190	0.036	0.237	1.22	8.12
BG95-067RC	140	235	95	0.044	0.2	1.523	6.857
BG95-073RC	195	375	180	0.029	0.323	0.992	11.086
and	415	525	110	0.043	0.235	1.471	8.042
BG95-084RC	50	150	100	0.022	0.079	0.744	2.709
BG95-086RC	315	420	105	0.029	0.143	0.98	4.898
BG95-091RC	35	405	370	0.034	0.302	1.181	10.36
and	425	525	100	0.067	0.447	2.287	15.326
BG96-001RC	170	245	75	0.021	0.197	0.731	6.766
BG96-015RC	380	460	80	0.017	0.171	0.574	5.871
BG97-24RC	0	130	130	0.081	0.376	2.767	12.897
including	0	60	60	0.108	0.455	3.709	15.6
FS97-04cRC	110	210	100	0.068	0.286	2.338	9.806

Figure 3. Historical Drilling on the Basin Gulch Property.

299000
300000
301000
5132000
5131000
5130000
N
Legend
Property Boundary
Geological Units
Historic Drill Collars
Patented Claims
Braach
Metesh
Nabob Holdings
USFS
Structures
Fault
Inferred Fault
dip
Diatreme Complex Boundary
Diatreme
Breccia Zone
Eocene Silicic Igneous
Helena & Wallace Formation
Missoula Group - Snowslip Formation, Quartzite & Siltstone
1987CMM
1989Chevron
1993CMM
1994CMM
1995CMM
1996CMM
1997CMM
LANNISTER MINING
Basin Gulch, Montana, USA
Historical Drillholes
1:20,000
UTM N83 Zone 12
November 2021
0
250
500
Meters
APEX Geoscience Ltd.

Figure 4. Historical Trench Locations on the Basin Gulch Property

299000
300000
301000
5132000
5131000
5130000
BG Diatreme Complex
N

Legend

Property Boundary

Patented Claims

Braach

Metesh

Nabob Holdings

USFS

Structures

Fault

Inferred Fault

dip

Geological Units

Diatreme Complex Boundary

Diatreme

Breccia Zone

Eocene Silicic Igneous

Helena & Wallace Formation

Missoula Group - Snowslip Formation, Quartzite & Siltstone

Historical trenches

Historical sampling pits

LANNISTER MINING

Basin Gulch, Montana, USA

Historical Trenches

1:20,000	UTM N83 Zone 12	November 2021

0 250 500

Meters

APEX Geoscience Ltd.

Nearby shallow much smaller diatreme zones appear to be adjacent outliers to the main diatreme complex. These outliers are associated with an inferred controlling fault zone that may also be an important control for the main diatreme and for some of the inferred veins. Two of these smaller adjacent diatremes appear to contain near-surface “boiling zones”, and contain high-grade gold and silver mineralization. CMM also reported that anomalous mineralization occurred along structural zones projecting potentially several miles outward from the Basin Gulch mineralized area.

Surface sampling indicated that the mineralization extends across an area of at least 8,000 feet by 14,000 feet (2,400 by 4,300 m) encompassing an area of approximately 2,600 acres (1,052 hectares). Outside of this area of mineralization, geochemical anomalies associated with favorably altered, shattered quartzites and igneous rocks indicated the potential area of mineralization may extend to cover approximately 4,500 acres (1,821 hectares; Perrtu, 1997).

Two geophysical surveys were completed by CMM in 1993 and 1994.

In 1993 a VLF (Very Low Frequency) survey was completed by W.I. Van der Poel of Missoula, MT. This report or data were not available for inspection however, DBA, 2009 and Perttu, 2017 report that the results of the survey were confusing. The general geologic interpretation reported by the geophysicist was somewhat consistent with the local geologic mapping however the lack of detail provided with the interpretation made the survey data un-useable. There is no record of the location of the VLF lines negating the possibility of re-interpretation or correlation with the geology.

In July 1994, Zonge Engineering and Research of Tucson, AZ was contracted to complete a series of Controlled Source Audiofrequency Magnetotelluric (CSAMT) geophysical survey lines across the top of the mineralized zone. These lines clearly delineate the location of the highly conductive diatreme (Figure 5). The survey was completed along seven (7) lines that were located on or near the Basin Gulch Diatreme. A total of 214 stations were read at frequencies from 8,192 Hz to 2 Hz. The interpretation of the CSAMT data included a correlation to the geology of the area (Zonge, 1994).

The CSAMT data indicated that the highly conductive and altered portions of the diatreme extend to the depth of the survey, approximately 1,500 feet (450 m) below the surface. This was interpreted to indicate that the breccia pipe extends well past 1,500 feet (450 m) depth with a consistent electrical signature.

The CSAMT geophysical survey may have traced the location of the main cross-fault.

The geophysics shows a paired high-conductivity zone, which crosses the diatreme surface expression from northeast to southwest. The high-conductivity zone may be offset by a younger, northwest-trending right-lateral, strike-slip fault, which appears to have post-diatreme movement. This younger fault follows the Basin Gulch drainage and is suggested by a possible offset of the two parallel high-conductivity zones in the geophysical data, by possible similar sense surface offsets of the diatreme, and by post-diatreme faulting seen in core hole BG94-37C, at the projection of the proposed fault. Morphologic and lithologic changes across the projection of the proposed fault are consistent with this interpretation. The fault appears to post-date diatreme emplacement but pre-date mineralization (Perttu, 1997).

Figure 5. Portion of Line BL-4 showing a representative section through the diatreme as imaged by CSAMT.

Additionally various CSAMT cross-sections indicate the presence of small parasitic diatremes that emanate from the main eruptive center and appear to be connected at depth. These small diatremes are consistent with small features that have been mapped at the surface.

Zonge summarized the results of the survey as follows (Zonge, 1994):”… On all lines, the area outlined as the diatreme on the surface geology map is seen to be conductive on the northern two-thirds of the diatreme, and more resistive on the southern portion. The conductive zone is bounded by a strong narrow resistor.”

The mapped southern boundary of the diatreme on lines BL-1, BL-2, and BL-4 is associated with a weak, locally resistive zone in the CSAMT data. Lines BL-3 and BL-5 do not cross the southern boundary of the diatreme. The northern boundary of the diatreme is less well-defined in the CSAMT data; the change in resistivity to the north is more gradual and is associated primarily with deep changes in resistivity. These deeper changes, best seen on Plate 8, form a “bench” near the northern limit of the diatreme.

On the lines that crossed it, the contact between the Tertiary intrusive (on the north) and the Missoula Group (on the south) is associated with a locally resistive zone. This contact does not show as much resistivity contrast as the contact described above within the diatreme.

In general, Line BL-4 (Plate 7) shows the best overall picture of the subsurface electrical resistivity structure at this site; a large low resistivity zone, extending from station 0 to station 1700, bounded sharply on the south and more gradually on the north. A large resistive zone extends from station 1700 to the south, and a very steep dip to the north is indicated.

Near the southern end of Line BL-4, a strong low resistivity zone is seen from approximately station 4000 to 4600. This conductive anomaly is bounded on the south by a narrow resistive feature, similar to the resistive-conductive contact within the diatreme itself. This conductive zone apparently does not extend far enough west to be detected on Line BL-2.

It is very important to note that static effects (from very near-surface features) and high contact resistance definitely influenced the data on this project. These effects also provide information, however, and the interpretation has been made on the basis of both raw Cagniard resistivity and static-corrected resistivity. The raw data provide surface and very near-surface information, while the static-corrected data de-emphasize shallow features in order to delineate deeper resistivity structures…”

In 1996, Kinross became interested in acquiring the property from CMM. Kinross completed a review of the project in 1996-1997 which included re-logging of the available core holes and over 200 RC holes, re-assaying 275 sample intervals and metallurgical testing. The re-assay samples were sent to American Assay Labs, Sparks (NV). Results confirmed the original assays reported by CMM. The re-logging confirmed that mineralization was ubiquitous in all rocks with no one rock type having preferential mineralization. Higher grade mineralization was found to be associated with the marginal areas and edges of the intrusive volcanics (Kinross, 1997; Perttu, 1997). The sale of the property was never competed due to the passing of Citizens Initiative Cl-137 in 1998 and a coincidental drop in gold prices. Citizens Initiative Cl-137 banned cyanide leach processing from open pit gold operations in Montana and was effectively seen by most mining companies as a moratorium on large-scale open-pit gold mining in the State. Shortly thereafter, in 1997, CMM ceased its activities and terminated its lease on the Metesh property. Between 1997 and 2006 the Metesh property remained dormant. The authors have reviewed and accepted the historical results as disclosed herein.

Exploration Conducted by Lannister

In 2021 Lannister conducted an exploration program on the Basin Gulch Property. The exploration work included the reconnaissance of historical trenches and drill holes, the collection of 126 rock samples and 1,562 soil samples, along with a ground geophysical survey.

The reconnaissance work and sampling program was completed between May 30 and July 5, 2021. During the reconnaissance program the crew was tasked with trying to locate and identify historical trenches that were ortho-rectified from historical maps. The majority of the historical trenches on the Property have been reclaimed so they were difficult to locate. Only 2 instances of trenches that match historical records were identified in the field. However, 47 additional trenches were identified in the field that were not on the historical maps as well as 41 small sample pits scattered throughout the Property (Figure 4). The majority of the newly identified trenches are located with the main diatreme complex northeast of the previously orthorectified historical workings.

In the summer of 2021, soil samples were collected on a grid centered over the patented claims but extending onto the BLM mineral claims. The soil grid covered an area of 1.7 km by 2.0 km covering the BG diatreme complex and extending southwards. A total of 1,247 soil samples were collected including 65 duplicates. The samples were analyzed for 61 elements using the ultra-sensitive Ionic Leach method at ALS Global, Vancouver, BC, Canada (ALS). The ionic leach technique is designed to detect and define subtle, low-level anomalies and is very useful where conventional geochemical techniques may be ineffective due to the presence of overburden deposits. Ionic leach sampling identifies geochemical anomalies that are typically weak but the anomalies are in sharp contrast to background values. Additionally, anomalies identified by ionic leach sampling tend to be spatially coherent indicating that the anomaly is related to a bedrock signature rather than overburden noise.

The results of the 2021 soil sampling program show an anomalous response in Au and Ag related to the BG diatreme and edge of the diatreme (Figures 6 and 7). Further work is needed to assess the relationship between the anomalous Au responses and the historical ground disturbance in this area. Preliminary PCR (Principal Component Regression) analysis of the data did not identify any strong positive correlations between Au or Ag and other pathfinder elements. A general association between anomalous Au and low Ca was observed which may indicate a correlation between anomalous gold and decalcified areas. A correlation between anomalous gold and high As and Sb results is evident within the diatreme. Detailed interpretation of the soil sampling results should be completed.

Additional anomalies were also identified by the soil sampling program (Figures 8 and 9). A coherent Au and As anomaly is located approximately 500 m south of the BG diatreme in an area that was the focus of historical drilling and trenching. The anomaly measures approximately 500 m by 500 m. Smaller gold anomalies are also evident to the southwest and southeast of the BG diatreme.

Figure 6. Ionic Leach soil sample results – Au (ppb)

Figure 7. Ionic Leach soil sample results – Ag (ppb)

299000
300000
5131000
5130000
Quartz Gulch
N
Legend
Property Boundary
Patented Claims
Braach
Metesh
USFS
Diatreme Complex Boundary
* for detailed geology legend see Figure 7.2
Ionic Leach Soil - Ag (ppb)
0.3 - 10
10 - 50
50 - 100
100 - 500
>500
LANNISTER MINING
Basin Gulch, Montana, USA
Ionic Leach Soils - Ag (ppb)
1:15,000
UTM N83 Zone 12
November 2021
0
400
Meters
APEX Geoscience Ltd.

Figure 8. Ionic Leach soil sample results – As (ppb)

299000
300000
Quartz Gulch
N
5131000
5130000
Legend
2021 Property Boundary
Patented Claims
Braach
Metesh
USFS
Diatreme Complex Boundary
Ionic Leach Soil - As (ppb)
<50
50 - 100
100 - 250
250 - 500
>500
* for detailed geology legend see Figure 7.2
LANNISTER MINING
Basin Gulch, Montana, USA
Ionic Leach Soils - As (ppb)
1:15,000
UTM N83 Zone 12
November 2021
0
400
Meters
APEX Geoscience Ltd.

Rock samples were collected during the soil program. Rock samples were collected from float samples, outcrop exposures and historical trenches across the soil grid area. A total of 126 rock samples including 3 duplicates were collected. Anomalous gold assays were recovered across the Property associated with the historical workings in and around the BG diatreme and other historically active areas including the anomalous areas identified by the soil sample survey (Figure 9).

Samples collected within and along the southwest edge of the BG diatreme returned up to 3.43 ppm Au with 10 samples returning >0.5 ppm Au. The samples were mainly collected from float and consisted of silicified volcaniclastic rocks and quartzite that exhibited limonite and hematite.

Samples collected to the southwest of the BG diatreme returned up to 3.72 ppm Au with 6 samples in the area returning >0.5 ppm Au. Sample D239174 which returned 3.72 ppm Au also returned 124 ppm Ag. This sample was collected from, a historical trench and consisted of a silicified pink quartzite breccia. The vein surfaces were limonite rich. A secondary vein containing drusy quartz contained hematite.

Samples collected approximately 500 m south of the BG diatreme in the area associated with the Au-in-soil anomaly and historical workings returned up to 3.72 ppm Au with 6 samples returning >1.0 ppm Au. Samples consisted largely of float samples of vuggy and/or brecciated quartz veins showing hematite, limonite and goethite alteration.

Lannister conducted a ground magnetics survey over the Basin Gulch property between January 31st and February 27th, 2021 (Figure 10). The survey was focused over the BG diatreme, other historical workings and areas identified as highly prospective for gold and silver mineralization. The survey was completed using a high sampling rate paired with closely spaced survey lines to produce a high-resolution magnetics map over the Property.

The ground magnetics survey grid consisted of 120 survey lines: traverse lines were oriented east west and spaced 50 meters (m) apart; with infill lines offset at 25 m from the main grid. Survey lines of variable length between 1,100 m and 1,750 m were used to avoid avalanche prone areas of the Property. The survey totaled 129.76 line-km of magnetic survey data, covering approximately 530 hectares. Several areas of the Property remained inaccessible at the time of surveying due to extensive snow cover and avalanche danger.

Figure 9. Rock sample assay results – Au (ppm)

299000
300000
Quartz Gulch
N
3.43 ppm Au
3.69 ppm Au
3.72 ppm Au
3.72 ppm Au
3.62 ppm Au
5131000
5130000
Legend
Property Boundary
Patented Claims
Braach
Metesh
USFS
Diatreme Complex Boundary
Rock Samples
Au (ppm)
0 - 0.1
0.1 - 0.25
0.25 - 0.50
0.50 - 1.0
>1.0
* for detailed geology legend see Figure 7.2
LANNISTER MINING
Basin Gulch, Montana, USA
Rock Samples
Au (ppm)
1:15,000
UTM N83 Zone 12
November 2021
0
400
Meters
APEX Geoscience Ltd.

Figure 10. 2021 Residual Magnetic Intensity (RMI) with Upward Continuation filter of 10 m and Reduced to Pole (RTP)

Smoothing and enhancement filters were applied to the Residual Magnetic Intensity (RMI) to highlight and attenuate high-frequency signals and enhance the signals originating from geological sources. Regional trends on the Property were best highlighted using an upward continuation (UC) filter at 10 m to minimize the high-frequency responses and a Reduce to Pole (RTP) algorithm which places the peak of the response over the anomaly producing it (Figure 10). The processed geophysical data show that the major, northeast trending fault crossing the Property and the BG diatreme are associated with a low amplitude magnetic response. Mineralization within and along the margins of the BG diatreme is also associated with a low amplitude magnetic response.

No drilling has been completed on the Property by Lannister. A trenching and trench sampling program is currently in progress.

Our Competitive Strengths

We believe that the following competitive strengths contribute to our success and differentiate us from our competitors:

●	We have an experienced management team comprised of experienced mining executives and operators with a strong history of de-risking and delivering results.

●	We have a large consolidated land package with a significant history of conducted exploration work. Data from this historical work is readily available and in good standing allowing its use in future updated SK-1300 versions.

●	The historical work shows that there’s extensive exploration upside in multiple directions.

●	Our land package primarily sits on coveted ‘patented’ land claims which require minimal permitting. This allows the company to mobilize works crews for exploration and development versus ‘unpatented’ land claims which require additional permitting steps.

●	Our land package is 16 miles by road from Philipsburg, Montana with and experienced work force and 55 miles by road from Butte, Montana a large city center.

●	Our land package is also away from and key waterways that are used for fishing.

●	Existing infrastructure is close by including paved highways and power.

Our Growth Strategies

Recruiting and retaining qualified personnel is critical to our success. As our business activity grows, we will require additional key financial, administrative, mining, marketing and public relations personnel as well as additional staff on the operations side. The strength and experience of our Board of Directors allows the Company to add top tier personnel to grow the Company as needed.

The Company has developed a strategic plan for further exploration and development of the Basin Gulch property that includes the following milestones:

●	Complete mineral resource drilling and validate historical data to enable a maiden Mineral Resource Estimate in accordance with the SEC’s new Mining Modernization Rules. Completion expected during 2nd half of 2025.

●	Continue exploration of additional prospects located on our Lannister property could add additional tonnage through further drilling. We also intend to explore for extensions to the existing mineralization and other potential mineralization within the Lannister™ property.

●	Initiate metallurgical testwork for best and alternative methods for mineral processing and recovery.

●	Following success from exploration and expansion drilling, plan a second stage drill campaign for an updated Mineral Resource Estimate (2025).

●	Initiate environmental baseline studies and technical work to determine mining site infrastructure locations.

●	Complete Preliminary Economic Study (PEA) for 2025.

●	Complete next stage of resource exploration drilling leading to resource upgrade to the Measured from Indicated level.

Our Risks and Challenges

Our prospects should be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by similar companies. Our ability to realize our business objectives and execute our strategies is subject to risks and uncertainties, including, among others, the following:

Risks Related to Our Business and Industry

Risks and uncertainties related to our industry include, but are not limited to, the following:

●

All of our business activities are now in the exploration stage and there can be no assurance that our exploration efforts will result in the commercial development of gold and silver or other minerals. Volatile metal prices and external factors may affect our profitability and marketability of minerals.

●	We may invest in exploration without guarantee of profitable mineral discovery.

●	We may face delays if we are unable to secure timely equipment and personnel for exploration.

●	We are exposed to various operational risks and our insurance may not provide adequate coverage.

●	Mining hazards could lead to significant operational disruptions and financial impacts.

●	Our business is subject to operational risks that are generally outside of our control and could adversely affect our business.

●	We have no history of mineral production.

●	There can be no assurance that we will successfully establish mining operations or profitably produce mineral products.

●	Mineral exploration and development are subject to extraordinary operating risks. We currently do not insure against these risks. In the event of a cave-in or similar occurrence, our liability may exceed our resources, which could have an adverse impact on us.

●	There are numerous risks associated with the development of our mining property.

●	Our business operations are exposed to a high degree of risk associated with the mining industry.

●	Infrastructure required to carry on our business may be affected by unusual or infrequent weather phenomena, sabotage, government or other interference in the maintenance or provision of such infrastructure.

●	Our operations rely on infrastructure, and disruptions could adversely impact our results and financial condition.

●	We face stringent environmental regulations that may increase operational costs and affect profitability.

●	We may not be able to obtain or renew licenses or permits that are necessary to our operations.

●	We cannot guarantee undisputed title to our mineral properties, potentially affecting their validity and size.

●	Our success hinges on our Board and senior management, and their loss could adversely impact our business.

●	We are dependent on the continued services and performance of our senior management and other key officers, the loss of any of whom could adversely affect our business, operating results and financial condition.

Risks Related to This Offering and Ownership of Our Common Shares

Risks and uncertainties related to this offering and our Common Shares include, but are not limited to, the following:

●	There has been no public market for our Common Shares prior to this offering, and an active market in which investors can resell their shares may not develop.

●	The market price of our Common Shares may fluctuate, and you could lose all or part of your investment.

●	We have considerable discretion as to the use of the net proceeds from this offering and we may use these proceeds in ways with which you may not agree.

●	You will experience immediate and substantial dilution as a result of this offering.

●	If securities industry analysts do not publish research reports on us, or publish unfavorable reports on us, then the market price and market trading volume of our Common Shares could be negatively affected.

●	Future issuances of our Common Shares or securities convertible into, or exercisable or exchangeable for, our Common Shares, or the expiration of lock-up agreements that restrict the issuance of new Common Shares or the trading of outstanding Common Shares, could cause the market price of our Common Shares to decline and would result in the dilution of your holdings.

●	Future issuances of debt securities, which would rank senior to our Common Shares upon our bankruptcy or liquidation, and future issuances of preferred shares, which could rank senior to our Common Shares for the purposes of dividends and liquidating distributions, may adversely affect the level of return you may be able to achieve from an investment in our Common Shares.

●	Investors may face dilution due to issuance of lower priced securities and outstanding options.

●	We may not be able to satisfy listing requirements of the NYSE American or obtain or maintain a listing of our Common Shares.

●	We will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are emerging growth companies and our shareholders could receive less information than they might expect to receive from more mature public companies.

●	As a foreign private issuer, we are permitted to rely on exemptions from certain NYSE American corporate governance standards applicable to domestic U.S. issuers. This may afford less protection to holders of our shares.

In addition, we face other risks and uncertainties that may materially affect our business prospects, financial condition, and results of operations. You should consider the risks discussed in “Risk Factors” and elsewhere in this prospectus before investing in our Common Shares.

Our Corporate Structure

We were created as a result of the amalgamation of 1247666 B.C. Ltd. and Lannister Mining Corp. pursuant to the provisions of the Business Corporations Act (British Columbia), which we refer to as the “BCBCA,” on September 21, 2021, which we refer to as the “Amalgamation”. Our registered and records office and head office is located at Suite 1500, 1055 West Georgia Street, Vancouver, British Columbia V6E 4N7.

The Amalgamation was completed pursuant to the terms and conditions of an amalgamation agreement, which we refer to as the “Amalgamation Agreement,” dated June 21, 2021, between 1247666 B.C. Ltd., which we refer to as “1247666,” and Lannister Mining Corp., which we refer to as “Former Lannister”. In accordance with the Amalgamation Agreement, each holder of Common Shares in the capital of 1247666, which we refer to as “1247666 Shares,” and Former Lannister, which we refer to as “Former Lannister Shares,” received (i) one Common Share in exchange for each 1247666 Share or Former Lannister Share held by such holder, or (ii) cash in exchange for each 1247666 Share or Former Lannister Share held by such holder, and the 1247666 Shares and Former Lannister Shares were cancelled.

Following the completion of the Amalgamation, 1247666 and Former Lannister amalgamated and formed our company and each of 1247666 and Former Lannister ceased to exist as entities. Further, the property of each of 1247666 and Former Lannister continued as our property and we continued to be liable for the obligations of each of 1247666 and Former Lannister.

We have one wholly-owned subsidiary named 60431 Montana Ltd., which we refer to as “Montana Subco”. Montana Subco was incorporated pursuant to the Montana Business Corporation Act on December 28, 2020. Montana Subco’s registered and records office and head office is located at Central Square Building, 201 W. Main Street, Suite 201, Missoula, Montana 59802.

Set forth below is our organizational chart:

We are not currently a reporting issuer in any jurisdiction and our Shares are not listed or posted for trading on any stock exchange.

Corporate Information

Our corporate address is Suite 1500, 1055 West Georgia Street, Vancouver, British Columbia V6E 4N7. Our company email address is info@lannistermining.com.

Our registered office is located at Suite 1500, 1055 West Georgia Street, Vancouver, British Columbia V6E 4N7.

Our agent for service of process in the United States is Cogency Global Inc.,122 East 42nd Street, 18th Floor, New York, NY 10168, (800) 221-0102.

Our website can be found at https://lannistermining.com/. The information contained on our website is not a part of this prospectus, nor is such content incorporated by reference herein, and should not be relied upon in determining whether to make an investment in our Common Shares.

Implications of Being an Emerging Growth Company

Upon the completion of this offering, we will qualify as an “emerging growth company” under the Jumpstart Our Business Act of 2012, as amended, or the JOBS Act. As a result, we will be permitted to, and intend to, rely on exemptions from certain disclosure requirements. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting. In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We may choose to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an emerging growth company until (for the first five fiscal years after the initial public offering is completed) the earliest of the following occurs: (i) our total annual gross revenues are $1.235 billion or more (ii) we have issued more than $1 billion in non-convertible debt in the past three years or (iii) we become a “large accelerated filer,” as defined in the Securities Exchange Act of 1934, which we refer to as the “Exchange Act,” Rule 12b-2. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Implications of Being a Foreign Private Issuer

Once the registration statement of which this prospectus is a part is declared effective by the SEC, we will become subject to the information reporting requirements of the Exchange Act that are applicable to “foreign private issuers,” and under those requirements we will file certain reports with the SEC. As a foreign private issuer, we will not be subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC. Under the Exchange Act, we will be subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. For example, although we report our financial results on a quarterly basis, we will not be required to issue quarterly reports, proxy statements that comply with the requirements applicable to U.S. domestic reporting companies, or individual executive compensation information that is as detailed as that required of U.S. domestic reporting companies. We also will have four months after the end of each fiscal year to file our annual reports with the SEC and we will not be required to file current reports as frequently or promptly as U.S. domestic reporting companies. We also present our financial statements pursuant to International Financial Reporting Standards as issued by International Accounting Standards Board, or IFRS. Furthermore, our officers, directors and principal shareholders will be exempt from the requirements to report transactions in our equity securities and from the short-swing profit liability provisions contained in Section 16 of the Exchange Act. As a foreign private issuer, we will also not be subject to the requirements of Regulation FD (Fair Disclosure) promulgated under the Exchange Act. In addition, as a foreign private issuer, we will be permitted, and intend to follow certain home country corporate governance practices instead of those otherwise required under the listing rules of NYSE American for domestic U.S. issuers. These exemptions and leniencies will reduce the frequency and scope of information and protections available to you in comparison to those applicable to a U.S. domestic reporting companies.

Notes on Prospectus Presentation

Numerical figures included in this prospectus have been subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them. Certain market data and other statistical information contained in this prospectus are based on information from independent industry organizations, publications, surveys and forecasts. Some market data and statistical information contained in this prospectus are also based on management’s estimates and calculations, which are derived from our review and interpretation of the independent sources listed above, our internal research and our knowledge of the mining industry. While we believe such information is reliable, we have not independently verified any third-party information and our internal data has not been verified by any independent source.

Our reporting currency and our functional currency is Canadian dollar. This prospectus contains translations of Canadian dollars into U.S. dollars at specific rates solely for the convenience of the reader. Unless otherwise noted, all translations from Canadian dollars into U.S. dollars in this prospectus were made at a rate of C$1.3927 per US$1.00, the noon buying rate as set forth in the H.10 statistical release of the U.S. Federal Reserve Board in effect as of September 30, 2025, except for section 5 of the audited financial statements. The translations from Canadian dollars into U.S. dollars for amounts relating to the year ended September 30, 2025 were made at a rate of C$1.3927 per $1.00, the noon buying rate as set forth in the H.10 statistical release of the U.S. Federal Reserve Board in effect as of September 30, 2025. On February 27, 2026, the noon buying rate for Canadian dollar was C$1.3632 per US$1.00. We make no representation that the Canadian dollar or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or Canadian dollar, as the case may be, at any particular rate or at all.

All references in the prospectus to “U.S. dollars,” “dollars,” “US$” and “$” are to the legal currency of the United States and all references to “C$” are to the legal currency of Canada.

Annual General and Special Meeting of Securityholders

On December 8, 2023, we held our Annual General and Special Meeting (the “Meeting”) of Shareholders and holders of Common Share purchase warrants at 10:00 a.m. (Pacific time) at 1500-1055 West Georgia Street, Vancouver, British Columbia V6E 4N7. A total of 2,536,041 (post-split) Common Shares representing 62.39% of the aggregate shares outstanding and eligible to vote and constituting a quorum were represented in person or by valid proxies at the annual meeting.

100% of the votes cast by Shareholders of the Company at the Meeting voted in favor of the Reverse Split (as defined below). The share capital of our Company consolidated on a sixteen-for-one basis.

Consolidation (a “Reverse Split”)

On December 22, 2023, we effectuated a one-for-sixteen reverse stock split of our Common Shares, or the Reverse Split. The Reverse Split combined each sixteen of our Common Shares into one Common Share. Fractional shares will not be issued to any existing shareholder in connection with the Reverse Split. The historical audited financial statements included elsewhere in this prospectus have been adjusted for the Reverse Split. Unless otherwise indicated, all other share and per share data in this prospectus have been retroactively adjusted, where applicable, to reflect the Reverse Split as if it had occurred as at the September 30, 2021 fiscal year end. References to “post-split” below are references to the number of our Common Shares after giving effect to this Reverse Split.

The Offering

Shares offered

2,000,000 Common Shares, assuming an initial public offering price of US$5.00 per share (which is the midpoint of the estimated range of the initial public offering price shown on the cover page of this prospectus)

Common Shares outstanding immediately before the offering	5,047,204 (post-split) Common Shares.

Common Shares outstanding immediately after the offering	7,047,204 Common Shares (or 7,347,204 Common Shares if the underwriters exercise the over-allotment option in full).

Over-allotment option

We have granted to the underwriters a 45-day option to purchase from us up to an additional 15% of the Common Shares sold in the offering (300,000 additional shares, assuming an initial public offering price of US$5.00 per share (which is the midpoint of the estimated range of the initial public offering price shown on the cover page of this prospectus)) at the initial public offering price, less the underwriting discounts and commissions.

Use of proceeds

We expect to receive net proceeds of approximately US$8,325,542 from this offering (or approximately US$9,698,042 if the underwriters exercise in full their option to purchase up to additional shares), after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We plan to use the net proceeds of this offering for resource development activities including additional exploratory drilling, metallurgy, mapping, prospecting and structural interpretation, covering the current working capital deficit, working on Maiden NI 43-101 Resource Report which incorporates all technical data to date, administration and overhead and general corporate purposes. See “Use of Proceeds” for more information on the use of proceeds.

Risk factors	Investing in our Common Shares involves a high degree of risk and purchasers of our Common Shares may lose part or all of their investment. See “Risk Factors” for a discussion of factors you should carefully consider before deciding to invest in our Common Shares.

Lock-up

We have agreed, subject to certain exceptions, with the underwriters, not to, during a period of 180 days after the closing of this offering, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock; (ii) file or cause to be filed any registration statement with the Commission relating to the offering of any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock; (iii) complete any offering of our debt securities, other than entering into a line of credit with a traditional bank, or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our capital stock, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of our capital stock or such other securities, in cash or otherwise.

Additionally, our directors and officers and any other holder(s) of five percent or more of the outstanding Common Shares as of the effective date of the Registration Statement (and all holders of securities exercisable for or convertible into Common Shares) have agreed to enter into “lock-up” agreements pursuant to which such persons and entities shall agree, for a period of 180 days after the closing of this offering, that they shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock, subject to customary exceptions.

Proposed trading market and symbol	We have applied to list our Common Shares on the NYSE American under the symbol “DRIL.” We will not close this offering unless the NYSE American has approved our Common Shares for listing.

The number of Common Shares outstanding immediately following this offering is based on 5,047,204 (post-split) shares outstanding as of the date of this prospectus.

As of the date of this prospectus, 8% of the company’s outstanding shares are held by record holders who are residents of the United States. The remaining 92%, which totals 4,624,579 shares, are owned by record holders residing outside of the United States.

Unless otherwise indicated, all information contained in this prospectus, including the number of Common Shares that will be outstanding after this offering, assumes or gives effect to no exercise by the underwriters of their over-allotment option to purchase up to additional Common Shares.

Summary Consolidated Financial Information

The following selected historical financial information should be read in conjunction with our consolidated financial statements and related notes included elsewhere in the prospectus and the information contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” below.

Our summary financial data as of and for the fiscal years ended September 30, 2025 and 2024 are derived from our audited financial statements included elsewhere in this prospectus.

Our financial statements are prepared and presented in accordance with International Financial Reporting Standards, or IFRS. Our historical results for any period are not necessarily indicative of our future performance.

	Years Ended September 30
	2025	2025	2024
Statements of Loss Data	US$	C$	C$
Total operating expenses	590,985	823,065	1,193,865
Total other income (loss)	257,725	358,934	(7,412)
Net loss	(848,710)	(1,181,999)	(1,201,277)
Net loss per share – basic and diluted	(0.17)	(0.23)	(0.25)
Weighted average shares outstanding – basic and diluted	5,047,204	5,047,204	4,808,363

	Years Ended September 30
	2025	2025	2024
Statements of Operations Data	US$	C$	C$
Cash	42,970	59,844	53,528
Current assets	165,604	230,636	126,922
Total assets	3,042,984	4,237,964	4,124,782
Current liabilities	1,251,053	1,742,341	447,160
Total liabilities	1,251,053	1,742,341	447,160
Shareholders’ equity	1,791,931	2,495,623	3,677,622
Total liabilities and shareholders’ equity	3,042,984	4,237,964	4,124,782

RISK FACTORS

We are in the business of exploring and developing mineral properties, which is a highly speculative endeavor. You should carefully consider the following risk factors, together with the other information contained in this prospectus, before purchasing our Common Shares. We have listed below (not necessarily in order of importance or probability of occurrence) what we believe to be the most significant risk factors applicable to us, but they do not constitute all of the risks that may be applicable to us. Any of the following factors could harm our business, financial condition, results of operations or prospects, and could result in a partial or complete loss of your investment. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section titled “Special Note Regarding Forward-Looking Statements.”

Risks Related to Our Industry and Business

All of our business activities are now in the exploration stage and there can be no assurance that our exploration efforts will result in the commercial development of gold and silver or other minerals.

All of our operations are at the exploration stage and there is no guarantee that any such activity will result in commercial production of gold and silver deposits or other minerals. We intend to engage in that additional exploratory drilling with proceeds from our initial public offering but we can provide no assurance of future success from our planned additional drilling program. The exploration for mineral deposits involves significant risks which even a combination of careful evaluation, experience and knowledge may not eliminate. While the discovery of an ore body may result in substantial rewards, few properties which are explored are ultimately developed into producing mines. Major expenses may be required to locate and establish proven mineral reserves, to develop metallurgical processes and to construct mining and processing facilities at a particular site. It is impossible to ensure that the exploration programs planned by us or any future development programs will result in a profitable commercial mining operation. There is no assurance that our mineral exploration activities will result in any discoveries of commercial quantities of gold, silver, or other minerals. There is also no assurance that, even if commercial quantities of ore are discovered, a mineral property will be brought into commercial production. Whether a mineral deposit will be commercially viable depends on a number of factors, some of which are: the particular attributes of the deposit, such as size, grade and proximity to infrastructure, metal prices which are highly cyclical; and government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted. Our long-term profitability will be in part directly related to the cost and success of our exploration programs and any subsequent development programs.

We operate in one geographic area

There is the possibility that our geological assessments of the single area may prove to be inaccurate. Geological formations may not contain viable quantities of resources or extraction may be more difficult or expensive than anticipated. The lack of diversification increases our exposure to the risks associated to this single asset including the related geological interpretation, regulatory framework and market environment. Delays in obtaining necessary permits or complying with regulatory obligations could disrupt our operations, increase costs or prevent us from advancing our exploration program. The west-central region of Montana is a lower risk area with a legacy of historical and current mining activities. The major risk within the region and industry as a whole is perception related and exposes the Company to anti-mining groups. However, the Government and law makers in Montana are now signaling pro-mining agendas with recent decisions awarding new mining permits.

Volatile metal prices and external factors may affect our profitability and marketability of minerals.

The mining industry is intensely competitive and there is no assurance that, even if commercial quantities of a mineral resource are discovered, a profitable market will exist for the sale of the same. There can be no assurance that metal prices will be such that our properties can be mined at a profit. Factors beyond our control may affect the marketability of any minerals discovered. Metal prices are subject to volatile price changes from a variety of factors including international economic and political trends, expectations of inflation, global and regional demand, currency exchange fluctuations, interest rates and global or regional consumption patterns, speculative activities and increased production due to improved mining and production methods. The supply of, and demand for, our principal products and exploration targets are affected by various factors, including political events, economic conditions and production costs.

We may invest in exploration without guarantee of profitable mineral discovery.

Resource exploration and development is a speculative business, characterized by a number of significant risks including, among other things, unprofitable efforts resulting not only from the failure to discover mineral deposits but also from finding mineral deposits that, though present, are insufficient in quantity and quality to return a profit from production. The marketability of minerals acquired or discovered by us may be affected by numerous factors that are beyond our control and that cannot be accurately predicted, such as market fluctuations, the proximity and capacity of milling facilities, mineral markets and processing equipment, and such other factors as government regulations, including regulations relating to royalties, allowable production, importing and exporting minerals and environmental protection, the combination of which factors may result in our company not receiving an adequate return of investment capital. All of the claims to which we have a right to acquire an interest are in the exploration stage only and are without a known body of commercial ore. Development of the subject mineral properties would follow only if favorable exploration results are obtained.

The business of exploration for minerals and mining involves a high degree of risk. Few properties that are explored are ultimately developed into producing mines. There is no assurance that our mineral exploration and development activities will result in any discoveries of commercial bodies of ore. The long-term profitability of our operations will in part be directly related to the costs and success of our exploration programs, which may be affected by a number of factors.

Substantial expenditures are required to establish reserves through drilling and to develop the mining and processing facilities and infrastructure at any site chosen for mining. Although substantial benefits may be derived from the discovery of a major mineralized deposit, no assurance can be given that minerals will be discovered in sufficient quantities to justify commercial operations or that funds required for development can be obtained on a timely basis.

We may face delays if we are unable to secure timely equipment and personnel for exploration.

Mining exploration requires ready access to mining equipment such as drills, and personnel to operate that equipment. There can be no assurance that such resources will be available to us on a timely basis or at a reasonable cost. Failure to obtain these resources when needed may result in delays in our exploration programs.

We may not achieve or maintain profitable operations, and therefore, may not be able to continue as a going concern.

The Company has a history of net losses from operations and negative cash flow from operating activities. We will need to raise additional working capital to continue our normal and planned operations. We will also need to generate and sustain significant revenue levels in future periods in order to become profitable, and, even if we do, we may not be able to maintain or increase our level of profitability. As of September 30, 2025, we had not yet placed any of our mineral properties into production and we had cash in the amount of C$59,844(approximately US$42,970), a deficit (accumulated losses) of C$4,836,826 (approximately US$3,472,985) and current liabilities of C$1,742,341 (approximately US$1,251,053). This indicates a material uncertainty that may cast substantial doubt on our ability to continue as a going concern and our auditors have issued a “going concern” audit qualification. A “going concern” qualification indicates that the financial statements have been prepared assuming we will continue as a going concern and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets, or the amounts and classification of liabilities that may result if we do not continue as a going concern. Therefore, you should not rely on our consolidated balance sheet as an indication of the amount of proceeds that would be available to satisfy claims of creditors, and potentially be available for distribution to stockholders, in the event of liquidation.

We are exposed to various operational risks and we don’t have insurance to provide adequate coverage.

Our business is subject to a number of risks and hazards generally, including adverse environmental conditions, industrial accidents, labor disputes, unusual or unexpected geological conditions, ground or slope failures, cave-ins, changes in the regulatory environment and natural phenomena such as inclement weather conditions, floods and earthquakes. Such occurrences could result in damage to mineral properties or production facilities, personal injury or death, environmental damage to our properties or the properties of others, delays in mining, monetary losses and possible legal liability.

Although we intend to maintain insurance to protect against certain risks in such amounts as we consider to be reasonable, we don’t have insurance to cover all the potential risks associated with a mining company’s operations. We may also be unable to get insurance to cover these risks at economically feasible premiums.. Moreover, insurance against risks such as environmental pollution or other hazards as a result of exploration and production is not generally available to us or to other companies in the mining industry on acceptable terms. We might also become subject to liability for pollution or other hazards which may not be insured against or which we may elect not to insure against because of premium costs or other reasons. Losses from these events may cause us to incur significant costs that could have a material adverse effect upon our financial performance and results of operations.

Mining hazards could lead to significant operational disruptions and financial impacts.

Mineral exploration and mining operations are subject to hazards normally encountered in exploration, development and production. These include unexpected geological formations, rock falls, flooding dam wall failure and other incidents or conditions which could result in damage to plant or equipment or the environment and which could impact exploration and production throughput. Although we intend to take adequate precautions to minimize risk, there is a possibility of a material adverse impact on our operations and financial results.

Our business is subject to operational risks that are generally outside of our control and could adversely affect our business.

Mineral mining sites, like the sites where our mining property is located, by their nature are subject to many operational risks and factors that are generally outside of our control and could adversely affect our business, operating results and cash flows. These operational risks and factors include the following:

●	unanticipated ground and water conditions;

●	adverse claims to water rights and shortages of water to which we have rights;

●	adjacent land ownership that results in constraints on current or future operations;

●	geological problems, including earthquakes and other natural disasters;

●	metallurgical and other processing problems;

●	the occurrence of unusual weather or operating conditions and other force majeure events;

●	lower than expected ore grades or recovery rates;

●	accidents;

●	delays in the receipt of or failure to receive necessary government permits;

●	the results of litigation, including appeals of agency decisions;

●	uncertainty of exploration and development;

●	delays in transportation;

●	interruption of energy supply;

●	labor disputes;

●	inability to obtain satisfactory insurance coverage; and

●	the failure of equipment or processes to operate in accordance with specifications or expectations.

Any one or more of these factors or other risks could cause us not to realize the anticipated benefits of an acquisition of properties or companies and could have a material adverse effect on our financial condition.

We intend to continue exploration on our mining property and we may or may not acquire additional interests in other mineral properties. The search for mineral deposits as a business is extremely risky. We can provide investors with no assurance that exploration on our current properties, or any other property that we may acquire, will establish that any commercially exploitable quantities of mineral deposits exist. Additional potential problems may prevent us from discovering any mineral deposits. These potential problems include unanticipated problems relating to exploration and additional costs and expenses that may exceed current estimates. If we are unable to establish the presence of viable lithium mineral deposits on our properties, our ability to fund future exploration activities will be impeded, we will not be able to operate profitably and investors may lose all of their investment in our company.

We have no history of mineral production.

We are an exploration stage company and we have no history of mining or refining mineral products from our properties. As such, any future revenues and profits are uncertain. There can be no assurance that we will be successfully placed into production, produce minerals in commercial quantities or otherwise generate operating earnings. Advancing projects from the exploration stage into development and commercial production requires significant capital and time and will be subject to further technical studies, permitting requirements and construction of mines, processing plants, roads and related works and infrastructure. We will continue to incur losses until mining-related operations successfully reach commercial production levels and generate sufficient revenue to fund continuing operations. There is no certainty that we will generate revenue from any source, operate profitably or provide a return on investment in the future.

There can be no assurance that we will successfully establish mining operations or profitably produce mineral products.

We have yet to determine mineral resources on the Basin Gulch property and do not currently generate operating earnings. Even if we prove reserves on our mining property, we cannot guarantee that we will be able to develop and market them, or that such production will be profitable. While we seek to move our projects into production, such efforts will be subject to all of the risks associated with establishing new mining operations and business enterprises, including:

●	the timing and cost, which are considerable, of the construction of mining and processing facilities;

●	the ability to find sufficient gold reserves to support a profitable mining operation;

●	the availability and costs of skilled labor and mining equipment;

●	compliance with environmental and other governmental approval and permit requirements;

●	the availability of funds to finance construction and development activities;

●	potential opposition from non-governmental organizations, environmental groups, local groups or local inhabitants that may delay or prevent development activities; and

●	potential increases in construction and operating costs due to changes in the cost of labor, fuel, power, materials and supplies.

The costs, timing and complexities of mine construction and development may be increased by the remote location of our property. It is common in new mining operations to experience unexpected problems and delays during construction, development and mine start-up. Accordingly, we cannot assure you that our activities will result in profitable mining operations or that we will successfully establish mining operations.

Mineral exploration and development are subject to extraordinary operating risks. We currently do not insure against these risks. In the event of a cave-in or similar occurrence, our liability may exceed our resources, which could have an adverse impact on us.

Exploration and mining operations generally involve a degree of risk. Our operations are subject to all of the hazards and risks normally encountered in the exploration, development and production of rare earth metals, including, without limitation, unusual and unexpected geologic formations, seismic activity, rock bursts, cave-ins, flooding and other conditions involved in the drilling and removal of material, any of which could result in damage to, or destruction of, mines and other producing facilities, personal injury or loss of life and damage to property and environmental damage, all of which may result in possible legal liability. Although we expect that adequate precautions to minimize risk will be taken, mining operations are subject to hazards such as fire, rock falls, geo-mechanical issues, equipment failure or failure of retaining dams around tailings disposal areas which may result in environmental pollution and consequent liability. The occurrence of any of these events could result in a prolonged interruption of our operations that would have a material adverse effect on our business, financial condition, results of operations and prospects.

The exploration for and development of mineral deposits involves significant risks, even a combination of careful evaluation, experience and knowledge may not eliminate. While the discovery of a mineral deposit may result in substantial rewards, few properties that are explored are ultimately developed into producing mines. Major expenses may be required to locate and establish mineral resources and reserves, to develop metallurgical processes and to construct mining and processing facilities and infrastructure at a particular site. It is impossible to ensure that the exploration or development programs planned by us will result in a profitable commercial mining operation. Whether a mineral deposit will be commercially viable depends on a number of factors, some of which are: the particular attributes of the deposit, such as size, grade and proximity to infrastructure, metal prices that are highly cyclical, and government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in our company not receiving an adequate return on invested capital. There is no certainty that the expenditures made towards the search and evaluation of mineral deposits will result in the discovery of mineral resources or the development of commercial quantities of mineral reserves.

Our development projects have no operating history upon which to base estimates of future capital and operating costs. Mineral resource and reserve estimates and estimates of operating costs are, to a large extent, based upon the interpretation of geologic data obtained from drill holes and other sampling techniques, and feasibility studies, which derive estimates of capital and operating costs based upon anticipated tonnage and grades to be mined and processed, ground conditions, the configuration of the deposit, expected recovery rates of minerals from ore, estimated operating costs, and other factors. As a result, actual production, cash operating costs and economic returns could differ significantly from those estimated.

There are numerous risks associated with the development of our mining property.

Our future success will largely depend upon our ability to successfully explore, develop and manage our mining property. In particular, our success is dependent upon management’s ability to implement our strategy, to develop the project and to maintain ongoing lithium production from the mines that we expect to develop.

Development of our property could be delayed, experience interruptions, incur increased costs or be unable to complete due to a number of factors, including but not limited to:

●	changes in the regulatory environment including environmental compliance requirements;

●	non-performance by third party consultants and contractors;

●	inability to attract and retain a sufficient number of qualified workers;

●	unforeseen escalation in anticipated costs of exploration and development, or delays in construction, or adverse currency movements resulting in insufficient funds being available to complete planned exploration and development;

●	increases in extraction costs including energy, material and labor costs;

●	lack of availability of mining equipment and other exploration services;

●	shortages or delays in obtaining critical mining and processing equipment;

●	catastrophic events such as fires, storms or explosions;

●	the breakdown or failure of equipment or processes;

●	construction, procurement and/or performance of the processing plant and ancillary operations falling below expected levels of output or efficiency;

●	civil unrest in and/or around the mine site and supply routes, which would adversely affect the community support of our operations;

●	changes to anticipated levels of taxes and imposed royalties; and/or

●	a material and prolonged deterioration in lithium market conditions, resulting in material price erosion.

It is not uncommon for new mining developments to experience these factors during their exploration or development stages or during construction, commissioning and production start-up, or indeed for such projects to fail as a result of one or more of these factors occurring to a material extent. There can be no assurance that we will complete the various stages of exploration and development necessary in order to achieve our strategy in the timeframe pre-determined by us or at all. Any of these factors may have a material adverse effect on our business, results of operations and activities, financial condition and prospects.

Our business operations are exposed to a high degree of risk associated with the mining industry.

Our business operations are exposed to a high degree of risk inherent in the mining sector. Risks which may occur during the exploration and development of mineral resources include environmental hazards, industrial accidents, equipment failure, import/customs delays, shortage or delays in installing and commissioning plant and equipment, metallurgical and other processing problems, seismic activity, unusual or unexpected formations, formation pressures, rock bursts, wall failure, cave ins or slides, burst dam banks, flooding, fires, explosions, power outages, opposition with respect to mining activities from individuals, communities, governmental agencies and non-governmental organizations, interruption to or the increase in costs of services, cave-ins and interruption due to inclement or hazardous weather conditions.

Commencement of mining can also reveal mineralization or geologic formations, including higher than expected content of other minerals that can be difficult to separate from rare earth metals, which can result in unexpectedly low recovery rates.

Such occurrences could cause damage to, or destruction of properties, personal injury or death, environmental damage, pollution, delays, increased production costs, monetary losses and potential legal liabilities. Moreover, these factors may result in a mineral deposit, which has been mined profitably in the past to become unprofitable. They are also applicable to sites not yet in production and to expanded operations. Successful mining operations will be reliant upon the availability of processing and refining facilities and secure transportation infrastructure at the rate of duty over which we may have limited or no control. Any liabilities that we incur for these risks and hazards could be significant and the costs of rectifying the hazard may exceed our asset value.

Infrastructure required to carry on our business may be affected by unusual or infrequent weather phenomena, sabotage, government or other interference in the maintenance or provision of such infrastructure.

Exploitation of our mining property will depend to a significant degree on adequate infrastructure. In the course of developing our expected operations, assuming our exploration efforts will be successful, we may need to construct and support the construction of infrastructure, which includes permanent gas pipelines, water supplies, power, transport and logistics services which affect capital and operating costs. Unusual or infrequent weather phenomena, sabotage, government or other interference in the maintenance or provision of such infrastructure or any failure or unavailability in such infrastructure could materially adversely affect our operations, financial condition and results of operations.

Our operations rely on infrastructure, and disruptions could adversely impact our results and financial condition.

Mining, processing, development and exploration activities depend, to one degree or another, on adequate infrastructure. Reliable roads, bridges, power sources and water supply are important determinants which affect capital and operating costs. Unusual or infrequent weather phenomena, terrorism, sabotage, government or other interference in the maintenance or provision of such infrastructure could adversely affect our operations, financial condition and results of operations.

Our business is sensitive to nature and climate conditions.

A number of governments have introduced or are moving to introduce climate change legislation and treaties at the international, national, state/provincial and local levels. Regulations relating to emission levels (such as carbon taxes) and energy efficiency are becoming more stringent. If the current regulatory trend continues, this may result in increased costs at some or all of our business locations. In addition, the physical risks of climate change may also have an adverse effect on our operations. Extreme weather events have the potential to disrupt our exploration and may require us to make additional expenditures to mitigate the impact of such events.

Regulations and pending legislation governing issues involving climate change could result in increased operating costs, which could have a material adverse effect on our business.

A number of governments or governmental bodies have introduced or are contemplating regulatory changes in response to various climate change interest groups and the potential impact of climate change. Legislation and increased regulation regarding climate change could impose significant costs on us and our suppliers, including costs related to increased energy requirements, capital equipment, environmental monitoring and reporting and other costs to comply with such regulations. Any adopted future climate change regulations could also negatively impact our ability to compete with companies situated in areas not subject to such regulations. Given the emotion, political significance and uncertainty around the impact of climate change and how it should be dealt with, we cannot predict how legislation and regulation will affect our financial condition, operating performance and ability to compete. Furthermore, even without such regulation, increased awareness and any adverse publicity in the global marketplace about potential impacts on climate change by us or other companies in our industry could harm our reputation.

We face stringent environmental regulations that may increase operational costs and affect profitability.

Our operations may be subject to environmental regulations promulgated by government agencies from time to time. Environmental legislation provides for restrictions and prohibitions on spills, releases or emissions of various substances produced in association with certain mining industry operations, such as see page from tailings disposal areas, which would result in environmental pollution. A breach of such legislation may result in the imposition of fines and penalties. In addition, certain types of operations require the submission and approval of environmental impact assessments. Environmental legislation is evolving in a manner that means standards are stricter, and enforcement, fines and penalties for non-compliance are more stringent. Environmental assessments of proposed projects carry a heightened degree of responsibility for companies and directors, officers and employees. The cost of compliance with changes in governmental regulations has a potential to reduce the profitability of operations. We intend to comply fully with all environmental regulations. Our current or future operations, including development activities and commencement of production on our properties, require permits from various federal, provincial and local governmental authorities, and such operations are and will be governed by laws and regulations governing prospecting, development, mining, production, exports, taxes, labor standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters.

Such operations and exploration activities are also subject to substantial regulation under applicable laws by governmental agencies that may requires our company to obtain permits from various governmental agencies. There can be no assurance, however, that all permits that we may require for our operations and exploration activities will be obtainable on reasonable terms or on a timely basis or that such laws and regulations will not have an adverse effect on any mining project which we might undertake.

Failure to comply with applicable laws, regulations, and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions. Parties engaged in mining operations may be required to compensate those suffering loss or damage by reason of mining activities and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations and, in particular, environmental laws.

Amendments to current laws, regulations and permits governing operations and activities of mining companies, or more stringent implementation thereof, could have a material adverse impact on us and cause increases in capital expenditures or production costs or reduction in levels of production at producing properties or require abandonment or delays in development of new mining properties.

To the best of our knowledge, we are operating in compliance with all applicable environmental rules and regulations.

We may not be able to obtain or renew licenses or permits that are necessary to our operations.

In the ordinary course of business, we will be required to obtain and renew governmental licenses or permits for exploration, development, construction and commencement of mining at our mining property. Obtaining or renewing the necessary governmental licenses or permits is a complex and time-consuming process involving public hearings and costly undertakings on the part of our company. The duration and success of our efforts to obtain and renew licenses or permits are contingent upon many variables not within our control, including the interpretation of applicable requirements implemented by the licensing and/or permitting authorities. We may not be able to obtain or renew licenses or permits that are necessary to our operations, including, without limitation, an exploitation license, or the cost to obtain or renew licenses or permits may exceed what we believe we can recover from our mining property. Any unexpected delays or costs associated with the licensing or permitting process could delay the development or impede the operation of a mine, which could adversely impact our operations and profitability. The Company currently holds all the necessary valid exploration permits to conduct trenching, drilling and other exploration as necessary.

We cannot guarantee undisputed title to our mineral properties, potentially affecting their validity and size.

Although we have exercised the usual due diligence with respect to determining title to properties in which we have a material interest, there is no guarantee that title to such properties will not be challenged or impugned. Our mineral property interests may be subject to prior unregistered agreements or transfers or native land claims and title may be affected by undetected defects. Surveys have not been carried out on any of our mineral properties in accordance with the laws of the jurisdiction in which such properties are situated; therefore, their existence and area could be in doubt. Until competing interests in the mineral lands have been determined, we can give no assurance as to the validity of our title to those lands or the size of such mineral lands.

We are dependent on the continued services and performance of our senior management and other key officers, the loss of any of whom could adversely affect our business, operating results and financial condition.

Our future performance depends on the continued services and contributions of our senior management and other key officers, including but not limited to: James Greig, our Chief Executive Officer; Kelvin Lee, our Chief Financial Officer and Corporate Secretary; Mario Vetro Victore Cantore, Abraham Max Zaretsky, William Randall and Joanne Price, our Directors. Without these key executives and officers, we may not have the ability to execute on our business plans and to identify and pursue new opportunities and products. The loss of services of senior management or other key officers could significantly delay or prevent the achievement of our development and strategic objectives. The loss of the services of our senior management or other key officers for any reason could adversely affect our business, financial condition and operating results. We do not presently maintain any key man life insurance policies.

Directors and officers may have conflicts of interest due to affiliations with other mineral resource companies.

Certain of our directors and officers are directors or officers of, or have significant shareholdings in, other mineral resource companies and, to the extent that such other companies may participate in ventures in which we may participate or may wish to participate, our directors may have a conflict of interest in negotiating and concluding terms respecting the extent of such participation. Such other companies may also compete with us for the acquisition of mineral property rights. In the event that any such conflict of interest arises, a director or officer who has such a conflict will disclose the conflict to a meeting of our directors and, if the conflict involves a director, the director will abstain from voting for or against the approval of such a participation or such terms. In appropriate cases, we will establish a special committee of independent directors to review a matter in which several directors, or management, may have a conflict. From time to time, several companies may participate in the acquisition, exploration and development of natural resource properties thereby allowing their participation in larger programs, permitting involvement in a greater number of programs and reducing financial exposure in respect of any one program. It may also occur that a particular company will assign all or a portion of its interest in a particular program to another of these companies due to the financial position of the company making the assignment.

In accordance with the provisions of the BCBCA our directors and officers of are required to act honestly in good faith, with a view to the best interests of our company. In determining whether or not we will participate in a particular program and the interest therein to be acquired by it, the directors will primarily consider the potential benefits to the us, the degree of risk to which we may be exposed and our financial position at that time.

Our growth and success depends on recruiting and retaining skilled personnel in a competitive market.

Recruiting and retaining qualified personnel is critical to our success. The number of persons skilled in the acquisition, exploration and development of mining properties is limited and competition for such persons is intense. As our business activity grows, we will require additional key financial, administrative, mining, marketing and public relations personnel as well as additional staff on the operations side. Although we believe that we will be successful in attracting and retaining qualified personnel, there can be no assurance of such success.

Intense industry competition may hinder our ability to secure valuable properties or prospects.

The mining industry is intensely competitive in all its phases, and we compete with other companies that have greater financial resources and technical facilities. Competition could adversely affect our ability to acquire additional suitable properties or prospects in the future.

Our financial statements are based on estimates, and inaccuracies could lead to write-downs.

Preparation of our financial statements require us to use estimates and assumptions. Accounting for estimates requires us to use our judgment to determine the amount to be recorded on our financial statements in connection with these estimates. If the estimates and assumptions are inaccurate, we could be required to write down our recorded values. On an ongoing basis, we re-evaluate our estimates and assumptions. However, the actual amounts could differ from those based on estimates and assumptions.

Public company reporting and governance costs are significant and may impact director and officer recruitment.

Legal, accounting and other expenses associated with public company reporting requirements are significant. We anticipate that costs may increase and may make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our Board or as executive officers.

Risks Related to This Offering and Ownership of Our Common Shares

Market and Offering Dynamics

There has been no public market for our Common Shares prior to this offering, and an active market in which investors can resell their shares may not develop.

Prior to this offering, there has been no public market for our Common Shares. We have applied to list our Common Shares on the NYSE American under the symbol “DRIL.” There is no guarantee that NYSE American or any other exchange or quotation system, will permit our Common Shares to be listed and traded.

Even if our Common Shares are approved for listing on the NYSE American, a liquid public market for our Common Shares may not develop. The initial public offering price for our Common Shares has been determined by negotiation between us and the underwriters based upon several factors, including prevailing market conditions, our historical performance, estimates of our business potential and earnings prospects, and the market valuations of similar companies. The price at which the Common Shares are traded after this offering may decline below the initial public offering price, meaning that you may experience a decrease in the value of your Common Shares regardless of our operating performance or prospects.

The market price of our Common Shares may fluctuate, and you could lose all or part of your investment.

After this offering, the market price for our Common Shares is likely to be volatile, in part because our shares have not been traded publicly. In addition, the market price of our Common Shares may fluctuate significantly in response to several factors, most of which we cannot control, including:

●	actual or anticipated variations in our operating results;

●	increases in market interest rates that lead investors of our Common Shares to demand a higher investment return;

●	changes in earnings estimates;

●	changes in market valuations of similar companies;

●	actions or announcements by our competitors;

●	adverse market reaction to any increased indebtedness we may incur in the future;

●	additions or departures of key personnel;

●	actions by shareholders;

●	speculation in the media, online forums, or investment community; and

●	our intentions and ability to list our Common Shares on the NYSE American and our subsequent ability to maintain such listing.

The public offering price of our Common Shares has been determined by negotiations between us and the underwriters based upon many factors and may not be indicative of prices that will prevail following the closing of this offering. Volatility in the market price of our Common Shares may prevent investors from being able to sell their Common Shares at or above the initial public offering price. As a result, you may suffer a loss on your investment.

We have considerable discretion as to the use of the net proceeds from this offering and we may use these proceeds in ways with which you may not agree.

We intend to the proceeds from this offering for resource development activities including additional exploratory drilling, metallurgy, mapping, prospecting and structural interpretation, working on Maiden NI 43-101 Resource Report which incorporates all technical data to date, administration and overhead and general corporate purposes. However, we have considerable discretion in the application of the proceeds. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. You must rely on the judgment of our management regarding the application of the net proceeds of this offering. The net proceeds may be used for corporate or other purposes with which you do not agree or that do not improve our profitability or increase our share price. The net proceeds from this offering may also be placed in investments that do not produce income or that lose value. Please see “Use of Proceeds” below for more information.

You will experience immediate and substantial dilution as a result of this offering.

As of September 30, 2025, our net tangible book value was C$0.49, or approximately US$0.36 per Common Share. Since the effective price per share of our Common Shares being offered in this offering is substantially higher than the net tangible book value per share, you will suffer substantial dilution with respect to the net tangible book value of the Common Shares you purchase in this offering. Based on the assumed public offering price of US$5.00 per share being sold in this offering, which is the midpoint of the estimated offering range set forth on the cover page of this prospectus, and our net tangible book value per share as of September 30, 2025, if you purchase shares in this offering, you will suffer immediate and substantial dilution of C$5.06 (approximately US$3.63) per share (or C$4.88 (approximately US$3.51) per share if the underwriters exercise the over-allotment option in full) with respect to the net tangible book value of the Common Shares. See the section titled “Dilution” for a more detailed discussion of the dilution you will incur if you purchase shares in this offering.

If securities industry analysts do not publish research reports on us, or publish unfavorable reports on us, then the market price and market trading volume of our Common Shares could be negatively affected.

Any trading market for our Common Shares may be influenced in part by any research reports that securities industry analysts publish about us. We do not currently have and may never obtain research coverage by securities industry analysts. If no securities industry analysts commence coverage of us, the market price and market trading volume of our Common Shares could be negatively affected. In the event we are covered by analysts, and one or more of such analysts downgrade our shares, or otherwise reports on us unfavorably, or discontinues coverage of us, the market price and market trading volume of our Common Shares could be negatively affected.

Future issuances of our Common Shares or securities convertible into, or exercisable or exchangeable for, our Common Shares, or the expiration of lock-up agreements that restrict the issuance of new Common Shares or the trading of outstanding Common Shares, could cause the market price of our Common Shares to decline and would result in the dilution of your holdings.

Future issuances of our Common Shares or securities convertible into, or exercisable or exchangeable for, our Common Shares, or the expiration of lock-up agreements that restrict the issuance of new Common Shares or the trading of outstanding Common Shares, could cause the market price of our Common Shares to decline. As of the date of this prospectus, the company has C$460,000 (approximately US$330,294) in aggregate principal amount of convertible debentures outstanding that are convertible into units, with each unit comprising one common share and one common share purchase warrant. If the company does not complete an IPO, the debentures are convertible at a conversion price of C$3.20 (approximately US$2.30) per unit, resulting in the issuance of up to 143,750 common shares and 143,750 warrants. Each warrant issued will be convertible into one common share of the Company at an exercise price of C$4.40 (approximately US$3.16) per share for three years from the date of issuance. If the Company completes an IPO, the debentures will automatically convert at a 20% discount to the IPO offering price; assuming an initial public offering price of US$5 per share, the debentures would automatically convert at US$4 per share, resulting in the issuance of up to 82,573 common shares and 82,573 warrants. The conversion of the outstanding debentures and subsequent exercise of the warrants would result in dilution to existing shareholders. We cannot predict the effect, if any, of future issuances of our securities, or the future expirations of lock-up agreements, on the price of our Common Shares. In all events, future issuances of our Common Shares would result in the dilution of your holdings. In addition, the perception that new issuances of our securities could occur, or the perception that locked-up parties will sell their securities when the lock-ups expire, could adversely affect the market price of our Common Shares. In connection with this offering, we will enter into a lock-up agreement that prevents us, subject to certain exceptions, from offering additional shares for up to 180 days after the closing of this offering, as further described in the section titled “Underwriting.” In addition to any adverse effects that may arise upon the expiration of these lock-up agreements, the lock-up provisions in these agreements may be waived, at any time and without notice. If the restrictions under the lock-up agreements are waived, our Common Shares may become available for resale, subject to applicable law, including without notice, which could reduce the market price for our Common Shares.

Future issuances of debt securities, which would rank senior to our Common Shares upon our bankruptcy or liquidation, and future issuances of preferred shares, which could rank senior to our Common Shares for the purposes of dividends and liquidating distributions, may adversely affect the level of return you may be able to achieve from an investment in our Common Shares.

In the future, we may attempt to increase our capital resources by offering debt securities. As of the date of this prospectus, the company has C$460,000 (approximately US$330,294) in aggregate principal amount of unsecured convertible debentures outstanding. The terms of the debentures do not restrict the company from incurring additional indebtedness or from mortgaging, pledging, or charging its properties to secure any indebtedness. In addition, in the future, we may attempt to increase our capital resources by offering additional debt securities. Upon bankruptcy or liquidation, holders of our debt securities, and lenders with respect to other borrowings we may make, would receive distributions of our available assets prior to any distributions being made to holders of our Common Shares. Moreover, if we issue preferred shares, the holders of such preferred shares could be entitled to preferences over holders of Common Shares in respect of the payment of dividends and the payment of liquidating distributions. Because our decision to issue debt or preferred shares in any future offering, or borrow money from lenders, will depend in part on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of any such future offerings or borrowings. Holders of our Common Shares must bear the risk that any future offerings we conduct or borrowings we make may adversely affect the level of return, if any, they may be able to achieve from an investment in our Common Shares.

There may be challenges with financing and the risk of dilution of interest in the mining property.

We do not currently have any revenue producing operations and may, from time to time, report a working capital deficit. To maintain our activities, we will require additional funds which may be obtained either by the sale of equity capital or by entering into an option or joint venture agreement with a third party providing such funding. There is no assurance that we will be successful in obtaining such additional financing, and failure to do so could result in the loss or substantial dilution of our interest in the Property.

We do not have a history of earnings and profitability is uncertain.

We have no history of earnings. There are no known commercial quantities of mineral reserves on our property. We are in the process of carrying out exploration and development with the objective of establishing economic quantities of mineral reserves. There can be no assurance that we will achieve profitability in the future.

We may fail to obtain the necessary financing for development and exploration.

The further development and exploration of our properties depends upon our ability to obtain financing through equity financing, joint ventures, debt financing, or other means. There is no assurance that we will be successful in obtaining required financing as and when needed. Volatile markets for precious and base metals may make it difficult or impossible for us to obtain equity financing or debt financing on favorable terms or at all. Failure to obtain additional financing on a timely basis may cause us to postpone our exploration and development plans, forfeit rights in some or all of our properties or reduce or terminate some or all of our operations.

We anticipate continued losses and negative cash flow for the foreseeable future.

We have negative operating cash flow and has incurred losses since our founding. The losses and negative operating cash flow are expected to continue for the foreseeable future as funds are expended on the exploration program on the Property and on administrative costs. We cannot predict when we will reach positive operating cash flow.

We may not be able to satisfy listing requirements of the NYSE American or obtain or maintain a listing of our Common Shares.

If our Common Shares are listed on the NYSE American we must meet certain financial and liquidity criteria to maintain such listing. If we violate NYSE American listing requirements, our Common Shares may be delisted. If we fail to meet any of NYSE American’s listing standards, our Common Shares may be delisted. In addition, our board of directors may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our Common Shares may materially impair our shareholders’ ability to buy and sell our Common Shares and could have an adverse effect on the market price of, and the efficiency of the trading market for, our Common Shares. The delisting of our Common Shares could significantly impair our ability to raise capital and the value of your investment.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions against us or our management named in the prospectus based on foreign laws.

We are incorporated in the Vancouver, British Columbia, Canada under the BCBCA. We conduct our operations outside the United States. In addition, a majority of our directors and executive officers and the experts named in this prospectus reside outside the United States, and a significant amount of their assets are located outside the United States. As a result, service of process upon such persons may be difficult or impossible to effect within the United States. Furthermore, because a substantial portion of our assets, and substantially all the assets of our directors and officers and the Canadian experts named herein, are located outside of the United States, any judgment obtained in the United States, including a judgment based upon the civil liability provisions of United States federal securities laws, against us or any of such persons may not be collectible within the United States. In Canada, provincial and territorial reciprocal enforcement of judgments legislation sets out the procedure for registering foreign judgments and this procedure varies depending on the province or territory of the enforcing court. If a foreign judgment originates from a jurisdiction not captured by the applicable provincial or territorial reciprocal enforcement of judgments or enforcement of foreign judgments legislation, the foreign judgment may be capable of enforcement at common law and the party seeking to enforce the foreign judgment must commence new proceedings in the domestic or enforcing court.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material non-public information under Regulation FD.

Upon the completion of this offering, we will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our results on a quarterly basis as press releases, distributed pursuant to the rules and regulations of NYSE American. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

We will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are emerging growth companies and our shareholders could receive less information than they might expect to receive from more mature public companies. As a “foreign private issuer” under the rules and regulations of the SEC, our Company may follow certain home country corporate governance practices in lieu of certain NYSE American requirements applicable to U.S. issuers, even if our Company no longer qualifies as an “emerging growth company”.

Upon the completion of this offering, we will qualify as an “emerging growth company” under the JOBS Act. As a result, we will be permitted to, and intend to, rely on exemptions from certain disclosure requirements. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting. In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an emerging growth company until one of the following occurs: (i) our total annual gross revenues are $1.235 billion or more. (ii) we issue more than $1 billion in non-convertible debt in the past three years. or (iii) we become a “large accelerated filer” under the Exchange Act, which could occur if the market value of our Common Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Because we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not emerging growth companies, our shareholders could receive less information than they might expect to receive from more mature public companies. We cannot predict if investors will find our Common Shares less attractive if we elect to rely on these exemptions, or if taking advantage of these exemptions would result in less active trading or more volatility in the price of our Common Shares.

In addition, as a “foreign private issuer” whose shares are intended to be listed on the NYSE American, our Company will be permitted, subject to certain exceptions, to follow certain home country corporate governance practices instead of those otherwise required under the rules of NYSE American for domestic U.S. issuers. A foreign private issuer must disclose in its annual reports filed with the SEC each NYSE American requirement with which it does not comply, followed by a description of its applicable home country practice. Our Company will have the option to rely on available exemptions under the NYSE American listing rules that would allow it to follow its home country practice, including, among other things, the ability to opt out of (i) the requirement that the board of directors be comprised of a majority independent directors, and (ii) the requirement that obtain shareholder approval prior to the issuance of securities in connection with certain acquisitions, private placements of securities, or the establishment or amendment of certain share option, purchase or other compensation plans.

Our Company could lose its status as a “foreign private issuer” under current SEC rules and regulations if more than 50% of our outstanding voting securities become directly or indirectly held of record by U.S. holders and any one of the following is true: (i) the majority of our directors or executive officers are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States. If our Company loses its status as a foreign private issuer in the future, it will no longer be exempt from the rules described above and, among other things, will be required to file periodic reports and annual and quarterly financial statements as if it were a company incorporated in the United States. If this were to happen, our Company would likely incur substantial costs in fulfilling these additional regulatory requirements and members of our Company’s management would likely have to divert time and resources from other responsibilities to ensuring these additional regulatory requirements are fulfilled.

Even if Our Company no longer qualifies as an emerging growth company, as long as Our Company continues to qualify as a foreign private issuer under the Exchange Act, Our Company will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specific information or current reports on Form 8-K upon the occurrence of specified significant events.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if our Company no longer qualifies as an emerging growth company, but remains a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer.

There is a risk that we will be a passive foreign investment company for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. investors in our shares.

In general, a non-U.S. corporation is a passive foreign investment company, or PFIC, for any taxable year in which (i) 75% or more of its gross income consists of passive income or (ii) 50% or more of the average quarterly value of its assets consists of assets that produce, or are held for the production of, passive income. For purposes of the above calculations, a non-U.S. corporation that owns at least 25% by value of the shares of another corporation is treated as if it held its proportionate share of the assets of the other corporation and received directly its proportionate share of the income of the other corporation. Passive income generally includes dividends, interest, rents, royalties and certain gains. Cash is a passive asset for these purposes.

Based on the expected composition of our income and assets and the value of our assets, including goodwill, which is based on the expected price of the shares in this offering, we do not expect to be a PFIC for our current taxable year. However, the proper application of the PFIC rules to a company with a business such as ours is not entirely clear. Because the proper characterization of certain components of our income and assets is not entirely clear, because we will hold a substantial amount of cash following this offering, and because our PFIC status for any taxable year will depend on the composition of our income and assets and the value of our assets from time to time (which may be determined, in part, by reference to the market price of our shares, which could be volatile), there can be no assurance that we will not be a PFIC for our current taxable year or any future taxable year.

If we were a PFIC for any taxable year during which a U.S. investor holds shares, certain adverse U.S. federal income tax consequences could apply to such U.S. investor.

Tax consequences for shares purchases vary and investors should seek independent advice.

Income tax consequences in relation to the Common Shares offered will vary according to the circumstances of each purchaser. Prospective purchasers should seek independent advice from their own tax and legal advisers prior to subscribing for our Common Shares.

We have not paid dividends and do not expect to declare any in the foreseeable future.

We have not paid any dividends since formation and do not anticipate declaring any dividends on the Shares in the foreseeable future. Our directors will determine if and when dividends should be declared and paid in the future based on our financial position at the relevant time.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts are forward-looking statements. The forward-looking statements are contained principally in, but not limited to, the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

●	our goals and strategies;

●	expectations regarding revenue, expenses and operations;

●	our having sufficient working capital and be able to secure additional funding necessary for the continued exploration of our property interests;

●	expectations regarding the potential mineralization, geological merit and economic feasibility of our projects;

●	expectations regarding exploration results at the Project;

●	mineral exploration and exploration program cost estimates;

●	expectations regarding any environmental issues that may affect planned or future exploration programs and the potential impact of complying with existing and proposed environmental laws and regulations;

●	receipt and timing of exploration permits and other third-party approvals;

●	government regulation of mineral exploration and development operations;

●	expectations regarding any social or local community issues that may affected planned or future exploration and development programs; and

●	key personnel continuing their employment with us.

In some cases, you can identify forward-looking statements by terms such as “may,” “could,” “will,” “should,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the heading “Risk Factors” and elsewhere in this prospectus. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance.

This prospectus also contains certain data and information, which we obtained from various government and private publications. Although we believe that the publications and reports are reliable, we have not independently verified the data. Statistical data in these publications includes projections that are based on a number of assumptions. If any one or more of the assumptions underlying the market data is later found to be incorrect, actual results may differ from the projections based on these assumptions.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Although we will become a public company after this offering and have ongoing disclosure obligations under United States federal securities laws, we do not intend to update or otherwise revise the forward-looking statements in this prospectus, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

After deducting the estimated underwriters’ discounts and commissions and offering expenses payable by us, we expect to receive net proceeds of approximately US$8.33 million from this offering (or approximately US$9.70 million if the underwriters exercise in full their option to purchase up to additional shares), after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We plan to use the net proceeds of this offering as follows:

●

62.3% of the net proceeds (approximately US$5.19 million) for drilling (includes geologists, assays, drilling, mobilization/demobilization etc.) to cover approximately 40 drill holes (both infill and twinning), and to cover the current working capital deficit;

●	8.0% of the net proceeds (approximately US$0.67 million) for metallurgy, including preliminary metallurgical bench scale tests;

●	2.0% of the net proceeds (approximately US$0.17 million) for mapping, prospecting and structural interpretation;

●	4.0% of the net proceeds (approximately US$0.33 million) for working on Maiden NI 43-101 Resource Report which incorporates all technical data to date;

●	20.0% of the net proceeds (approximately US$1.67 million) for administration and overhead; and

●	3.7% of the net proceeds (approximately US$0.30 million) for general working capital purpose.

Each US$1.00 increase or decrease in the assumed initial public offering price of US$5.00 per share, which is the midpoint of the estimated offering price range set forth on the cover page of this prospectus, would increase or decrease the net proceeds that we receive from this offering by approximately US$1,830,000 assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions payable by us.

The foregoing represents our current intentions to use and allocate the net proceeds of this offering based upon our present plans and business conditions. Our management, however, will have broad discretion in the way that we use the net proceeds of this offering. See “Risk Factors—Risks Related to This Offering and Ownership of Our Common Shares—We have considerable discretion as to the use of the net proceeds from this offering and we may use these proceeds in ways with which you may not agree.”

Pending our use of the net proceeds from this offering, we may invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and U.S. government securities.

DIVIDEND POLICY

We have never declared or paid cash dividends on our Common Shares. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any cash dividends on our Common Shares in the near future. We may also enter into credit agreements or other borrowing arrangements in the future that will restrict our ability to declare or pay cash dividends on our Common Shares. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, contractual restrictions, general business conditions and other factors that our board of directors may deem relevant. See also “Risk Factors— Risks Related to This Offering and Ownership of Our Common Shares—We do not expect to declare or pay dividends in the foreseeable future.”

CAPITALIZATION

The following table sets forth our cash and capitalization as of September 30, 2025:

●	on an actual basis; and

●	on an as adjusted basis to reflect the sale of 2,000,000 Common Shares by us in this offering at an assumed price to the public of US$5.00 per share, which is the midpoint of the estimated offering range set forth on the cover page of this prospectus, resulting in net proceeds to us of $8,325,542 after deducting (i) underwriter commissions of $800,000; (ii) non-accountable allowance of $50,000; (iii) out of pocket expenses of $251,950; and (iii) our estimated other offering expenses of $572,508 payable by us and the receipt by us of the proceeds of such sale, assuming the underwriters do not exercise their option to purchase additional shares.

The as adjusted information below is illustrative only and our capitalization following the completion of this offering is subject to adjustment based on the initial public offering price of our Common Shares and other terms of this offering determined at pricing. You should read this table together with our financial statements and the related notes included elsewhere in this prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	September 30, 2025
	Actual		As Adjusted
	C$	US$	C$	US$
Cash	59,844	42,970	11,654,826	8,368,512
Shareholders’ equity:
Share capital	7,332,449	5,264,916	18,030,033	12,946,100
Reserves	0	0	897,398	644,358
Deficit	(4,836,826)	(3,472,985)	(4,836,826)	(3,472,985)
Total shareholder’s equity	2,495,623	1,791,931	14,090,605	10,117,473
Total capitalization	2,495,623	1,791,931	14,090,605	10,117,473

The exchange used in the above table is 1.3927 Canadian dollars per US dollar, which was the September 30, 2025 exchange rate per the US Federal Reserve. The as adjusted cash would increase by $11,594,982 (approximately US$8,325,542), the as adjusted share capital would increase by $10,697,584 (approximately US$7,681,184) after adjusting for agent compensation, and the as adjusted reserves would increase by $897,398 (approximately US$644,358) after adjusting for agent compensation.

If the underwriters exercise the over-allotment option in full, each of our as adjusted cash, share capital, total shareholders’ equity and total capitalization would be C$13,566,307 (approximately US$9,741,012), C$19,844,545 (approximately US$14,248,973), C$16,002,086 (approximately US$11,489,973), and C$16,002,086 (approximately US$11,489,973), respectively.

Each US$1.00 increase or decrease in the assumed offering price per share of US$5.00, assuming no change in the number of shares to be sold, would increase or decrease the net proceeds that we receive in this offering and each of total shareholders’ equity and total capitalization by approximately C$2,548,641 (approximately US$1,830,000) (or C$2,930,937 (approximately US$2,104,500), if the underwriters exercise the over-allotment option in full), after deducting (i) estimated underwriter commissions and (ii) offering expenses, in each case, payable by us.

DILUTION

If you invest in our Common Shares, your interest will be diluted to the extent of the difference between the initial public offering price per Common Share and our net tangible book value per Common Share after this offering. Dilution results from the fact that the assumed initial public offering price per Common Share is substantially in excess of the net tangible book value per Common Share attributable to the existing shareholders for our presently outstanding Common Shares.

Our net tangible book value was approximately C$0.49, or approximately US$0.36 per Common Share, as of September 30, 2025. Our net tangible book value represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities. Dilution is determined by subtracting net tangible book value per share after giving effect to this offering. Net tangible book value per Common Share represents net tangible book value divided by 5,047,204 and pro forma net tangible book value per Common Share represents net tangible book value divided by 7,382,138 Common Shares outstanding as of September 30, 2025 after giving effect to the issuance of 252,360 Common Shares (“1247666 & BGH Shares”) to be issued to our vendors, namely 1247666, BG Holdings Group, LLC, and Basin Gulch Co., upon completing the offering and being listed on a national stock exchange, and 82,573 convertible debentures issued after September 30, 2025.

After giving effect to our sale of 2,000,000 Common Shares in this offering at an assumed initial public offering price of US$5 per share, which is the midpoint of the estimated offering price range set forth on the cover page of this prospectus, and after giving effect to the issuance of 252,360 Common Shares to be issued to our vendors, namely 1247666, BG Holdings Group, LLC, and Basin Gulch Co., upon completing the offering and being listed on a national stock exchange, assuming no exercise of over-allotment option and after deducting underwriting discounts, non-accountable expense allowance, and estimated offering expenses payable by us, but without adjusting for any other change in our net tangible book value subsequent to September 30, 2025, our pro forma as adjusted net tangible book value as of September 30, 2025 would have been approximately C$14,083,315, or approximately $1.91 per share. This amount represents an immediate increase in pro forma net tangible book value of $1.41 per share to existing shareholders and an immediate dilution in pro forma net tangible book value of $5.06 per share to new investors purchasing our Common Shares in this offering. The dilution per Common Share to the new investors, in addition to the 2,000,000 Common Shares in this offering, is also affected by the issuance of 252,360 Common Shares to our vendors and the issuance of 82,573 Common Shares to the convertible debenture holders, which comprise changes in capitalization in conjunction with the offering. The following table illustrates this per Common Share dilution to the new investors purchasing Common Shares in this offering.

	USD	CAD
Assumed initial public offering price per Common Share	$5.00	6.96
Net tangible book value per Common Share at September 30, 2025	$0.36	0.49
Changes in capitalization in conjunction with the offering, per Common Share	$0	0
Net tangible book value per Common Share, as adjusted	$0.36	0.49
Expected change in net tangible book value per share that would be attributable to net proceeds to be received in the offering	$1.01	1.42
Pro forma net tangible book value immediately after this offering, per share	$1.37	1.91
Amount of dilution in net tangible book value to new investors in the offering	$3.63	5.06

	USD	CAD
Pro forma as adjusted net tangible book value attributable to payments by existing investors	$1,791,931	2,495,623

The above net tangible book value attributable to existing investors is significantly smaller than the total payments to be received from new investors, which will result in significant dilution to new investors.

	USD	CAD
Pro forma net tangible book value immediately after this offering	$10,112,239	14,083,315
Number of Common Shares after this offering	7,382,138	7,382,138
Pro forma net tangible book value per Common Share	$1.37	1.91
Amount of dilution in net tangible book value to new investors in the offering	$3.63	5.06

The exchange used in the above table is 1.3927 Canadian dollars per US dollar, which was the September 30, 2025 exchange rate per the US Federal Reserve.

If the underwriters exercise their over-allotment option in full, the pro forma as adjusted net tangible book value per Common Share, as adjusted to give effect to this offering, would be $2.08 per share, and the dilution in pro forma net tangible book value per share to new investors purchasing Common Shares in this offering would be $4.88 per share.

A $1.00 increase (decrease) in the assumed public offering price of US$5.00 per Common Share would increase (decrease) our pro forma as adjusted net tangible book value after giving effect to the offering by approximately US$1,830,000, the pro forma as adjusted net tangible book value per Common Share after giving effect to this offering by US$0.25 per Common Share and the dilution in net tangible book value per Common Share to new investors in this offering by US$0.75 per Common Share, assuming no change to the number of Common Shares offered by us as set forth on the cover page of this prospectus, no exercise of over-allotment option and after deducting underwriting commissions and estimated offering expenses payable by us.

The pro forma as adjusted information discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of our Common Shares and other terms of this offering determined at pricing.

The following tables summarize the differences between our existing shareholders and the new investors with respect to the number of Common Shares purchased from us in this offering, the total consideration paid and the average price per Common Share paid at an assumed initial public offering price of US$5.00 per Common Share, which is the midpoint of the estimated offering price range set forth on the cover page of this prospectus, and before deducting estimated underwriting discounts and commissions and estimated offering expenses (assuming no exercise of the over-allotment option). As the table shows, new investors purchasing shares in this offering may in certain circumstances pay an average price per share substantially higher than the average price per share paid by our existing shareholders.

	Share Purchased		Total Consideration			Average Price
	Number	%	Amount		%	Per Share
Existing shareholders as of the date of this prospectus	5,047,204	68.40%	US$	3,825,030	27.67%	US$	0.76
1247666 & BGH Shares	252,360	3.40%	US$	-	-%	US$	-
Convertible debentures	82,573	1.10%	US$	-	-%	US$	-
New investors	2,000,000	27.10%	US$	10,000,000	72.33%	US$	5.00
Total	7,382,137	100.00%	US$	13,825,030	100.00%	US$	1.88

To the extent that new options, restricted share units, or other securities are issued under Lannister Mining Corp. 2025 Equity Incentive Plan after the closing of this offering, or if we issue additional Common Shares in the future, there will be further dilution to investors participating in this offering.

The table above includes the following shares:

●	3,602,503 (post-split) shares issued on September 21, 2021, pursuant to the Amalgamation Agreement with an equity value of C$3,327,178.00 (US$2,458,203.18). There were no cash contributions associated with this amalgamation event.

●	462,500 (post-split) shares issued on January 21, 2022 upon closing of a private placement of shares at a price of $4.00 CAD per share for total proceeds of C$1,850,000.00 (US$1,366,826.75)

●	982,201 (post-split) shares issued on December 22, 2023, pursuant to the Warrant Conversion

If the underwriters exercise in full their option to purchase additional shares in full, our existing shareholders would own 61.74% and our new investors would own 35.17% of the total number of shares outstanding upon the closing of this offering.

The following table compares the effective cash contributions of directors, senior management, and affiliated persons during the past five years, in exchange for equity securities or rights to acquire equity securities, to the public contribution in this offering.

	Share Purchased	Total Consideration		Average Price
	Number	Amount		Per Share
Directors, senior management, and affiliated persons from February 2021 to February 2026	1,521,188	US$	503,790	US$	0.33
New investors through this offering	2,000,000	US$	10,000,000	US$	5.00

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis summarizes the significant factors affecting our operating results, financial condition, liquidity and cash flows of our company as of and for the periods presented below. The following discussion and analysis should be read in conjunction with our financial statements and the related notes thereto included elsewhere in this prospectus. The discussion contains forward-looking statements that are based on the beliefs of management, as well as assumptions made by, and information currently available to, our management. Actual results could differ materially from those discussed in or implied by forward-looking statements as a result of various factors, including those discussed below and elsewhere in this prospectus, particularly in the sections titled “Risk Factors” and “Special Note Regarding Forward-Looking Statements.”

The audited consolidated financial statements for the years ended September 30, 2025 and 2024 are prepared pursuant to IFRS. As permitted by the rules of the SEC for foreign private issuers, we do not reconcile our financial statements to U.S. generally accepted accounting principles.

All figures are in Canadian dollars, unless otherwise noted.

Overview

We are a mineral exploration company focused on the exploration of the Property in west-central Montana (MT), U.S.A. The Project comprises 11 patented mining claims totaling 216.33 acres (87.55 hectares) and 131 unpatented mining claims totaling approximately 2,642 acres (1,069 hectares). The unpatented claims overlap the patented claims. The Project consists of 131 contiguous mineral claims (claim names: AG1 to AG50; AG13A; AG40A; AG39A; BG1 to BG78) covering 1060 hectares and is located approximately 27 kilometers from the town of Phillipsburg in Montana. We currently have a valid exploration license, a valid stormwater permit, and all the necessary exploration permits to conduct trenching, drilling, and other necessary exploration activities.

Our objective is to is to locate, define and ultimately develop economic mineral deposits. Currently, we are focused on the exploration and development of the Project. If we lose or abandon our interest in the Project, we will endeavor to acquire another mineral property of merit. All of our operations are at the exploration stage, and such activity might not result in commercial production of gold. Our net loss for the years ended September 30, 2025, and 2024 was C$(1,181,999) (approximately US$(848,710) and C(1,201,277), respectively. We have not generated any principal revenues to date and do not anticipate generating any principal revenue until the fourth quarter of 2026, at the earliest.

Overall Performance

I.	Principal business and corporate history

Our company was created as a result of the amalgamation of 1247666 B.C. Ltd. and Lannister Mining Corp. pursuant to the provisions of the BCBCA on September 21, 2021. Our registered and records office and head office is located at Suite 1500, 1055 West Georgia Street, Vancouver, British Columbia V6E 4N7.

The Amalgamation was completed pursuant to the terms and conditions of an Amalgamation Agreement dated June 21, 2021, between 1247666 and Former Lannister. In accordance with the Amalgamation Agreement, each holder of 1247666 Shares and Former Lannister Shares received (i) one Common Share in exchange for each 1247666 Share or Former Lannister Share held by such holder, or (ii) cash in exchange for each 1247666 Share or Former Lannister Share held by such holder, and the 1247666 Shares and Former Lannister Shares were cancelled. On completion of the Amalgamation the Company issued a total of 3,602,499 (post-split) Common Shares.

Additionally, following the Amalgamation, warrants, which we refer to as the “Warrants,” previously issued by Former Lannister exercisable into Former Lannister Shares became exercisable into Common Shares:

Number of Warrants	Exercise Price	Expiry Date
1,400,311 (post-split)	$3.20 (post-split)	March 12, 2024
482,822 (post-split)	$3.20 (post-split)	April 15, 2024
81,250 (post-split)	$3.20 (post-split)	April 30, 2024

On December 22, 2023, we completed a 16:1 Reverse Stock Split whereby 31,429,980 share purchase warrants (pre-conidiation) were converted at a ratio of 16:1 for 1,964,402 post consolidated warrants, and then converted into a half Common Share for a total issuance of 982,201 Common Shares. As of the date of this prospectus, we have no existing share purchase warrants.

On March 3, 2021, we closed a private placement financing, pursuant to which we issued 531,250 (post-split) Common Shares at C$0.08 per share.

On March 12, 2021, we closed Tranche 1 of a private placement financing, pursuant to which we issued 1,400,313 (post-split) units at C$1.60 per unit. Each unit was comprised of one Common Share and one Common Share purchase warrant. Each warrant is exercisable into one share at C$3.20 until March 12, 2024. On April 15, 2021, we closed Tranche 2, to which we issued 482,814 (post-split) units, with each warrant exercisable into one share at C$3.20 until April 15, 2024. On May 5, 2021, we closed Tranche 3, to which we issued 81,250 (post-split) units, with each warrant exercisable into one share at C$3.20 until April 30, 2024.

On September 21, 2021, the company completed its acquisition of 1247666 BC Ltd., whereby 1,106,875 (post-split) Common Shares of Lannister Mining Corp. were issued to 1247666 BC Ltd. shareholders at a deemed price of C$1.44 (approximately US$1.06). per share. Please refer to “Corporate Structure - Amalgamation”

Following the completion of the Amalgamation, 1247666 and Former Lannister amalgamated and formed our company and each of 1247666 and Former Lannister ceased to exist as entities. Further, the property of each of 1247666 and Former Lannister continued as the property of the Company and the Company continued to be liable for the obligations of each of 1247666 and Former Lannister.

On January 21, 2022, we closed a private placement financing, pursuant to which we issued 462,500 (post-split) Common Shares at C$4.00 per share, converted to US$2.96.

We have one wholly owned subsidiary named 60431 Montana Ltd. Montana Subco which was incorporated pursuant to the Montana Business Corporation Act on December 28, 2020. Montana Subco’s registered and records office and head office is located at Central Square Building, 201 W. Main Street, Suite 201, Missoula, Montana 59802.

Recent Developments

Emerging Growth Company

Upon the completion of this offering, we will qualify as an “emerging growth company” under the JOBS Act. As a result, we will be permitted to, and intend to, rely on exemptions from certain disclosure requirements. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting. In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an emerging growth company until one of the following occurs: (i) our total annual gross revenues are US$1.235 billion or more. (ii) we issue more than US$1 billion in non-convertible debt in the past three years. or (iii) we become a “large accelerated filer” under the Exchange Act, which could occur if the market value of our Common Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Results of Operations

Comparison of Years Ended September 30, 2025 and 2024

The following table sets forth key components of our results of operations during the years ended September 30, 2025 and 2024.

	2025		2024	Increase (Decrease)
	C$	US$	C$	C$	%
Cost and expenses
Exploration and evaluation expenses	116,811	83,874	211,710	(94,899)	(45)
Filing fees	10,386	7,458	18,466	(8,080)	(44)
General and administrative	20,487	14,710	73,566	(53,079)	(72)
Legal fees	163,219	117,196	301,942	(138,723)	(46)
Marketing	10,107	7,257	154,651	(144,544)	(93)
Professional fees	502,055	360,490	433,530	68,525	16
	(823,065)	(590,985)	(1,193,865)	(378,281)	(32)

Other Income (Expense)
Interest income	22	16	69	(47)	(68)%
Gain (loss) on foreign exchange	1,549	1,112	(7,481)	9,030	121%
Loss on evaluation of convertible debentures	(360,505)	(258,853)	-	(360,505)	(100)%
Total Other Income (Expense)	(358,934)	(257,725)	(7,412)	(351,522)	(4699)%

Net Loss Before Income Tax	(1,181,999)	(848,710)	(1,201,277)	19,278	2%
Income tax expense - current
Income tax expense - deferred
Net Loss	(1,181,999)	(848,710)	(1,201,277)	19,278	2%

Revenues

Revenues. We have not generated any principal revenues to date and do not anticipate generating any principal revenue until the fourth quarter of 2026, at the earliest.

Exploration and evaluation expenses: Our exploration and evaluation expenses consist primarily of field work including soil sampling, rock chip sampling and the lab costs associated with the analysis of these samples. Our exploration and evaluation expenses decreased by C$94,899, or 45% to C$116,811 (approximately US$83,874) for the year ended September 30, 2025, from C$211,710 for the year ended September 30, 2024. This is mainly attributed to reduced fieldwork and analysis being performed on the Basin Gulch Project.

Filing Fees: Our filing fees decreased by C$8,080, or 44% to C$10,386 (approximately US$7,458) for the year ended September 30, 2025, from C$18,466 for the year ended September 30, 2024. Such decrease was in line with our reduced activities throughout the year.

General and administrative: Our general and administrative expenses consist primarily of insurance, travel, conferences, and investor relations services. Our general and administrative expenses decreased by C$53,079 or 72% to C$20,487 (approximately US$14,710) for the year ended September 30, 2025, from C$73,566 for the year ended September 30, 2024. Such decrease was in line with our reduced activity throughout the year.

Legal fees: Our legal fees consist primarily of payments to lawyers. Our legal fees decreased by C$138,723 or 46% to C$163,219 (approximately US$117,196) for the year ended September 30, 2025, from C$301,942 for the year ended September 30, 2024. This is mainly due to the decrease in legal fees in regards to the Company’s public offering.

Marketing: Our marketing costs consist primarily of graphic design and brochure services. Our marketing costs decreased by C$144,544 or 93% to C$10,107 (approximately US$7,257) for the year end ended September 30, 2025, from C$154,651 for the year end ended September 30, 2024. This is mainly due to decreased costs to develop the Company’s marketing materials.

Professional fees: Our professional fees consist primarily of payments to management and consultants. Our professional fees increased by C$68,525 or 16% to C$502,055 (approximately US$360,490) for the year ended September 30, 2025, from C$433,530 for the year ended September 30, 2024. Such increase was in line with our increased corporate activity.

Share-based Compensation: On October 13, 2021, the Company granted an aggregate of 25,000 (post-consolidated) incentive stock options to Consultants of the Company. The fair value of each option was estimated on the date of the grant using the Black-Scholes option pricing model, with the following assumptions: share price of C$0.10, expected dividend yield of 0%, expected volatility of 100%; risk-free interest rate of 0.84%; and an expected average life of 3 years. The fair value of all these options was estimated at C$24,375 on granting. Our share-based compensation did not change for the year ended September 30, 2025, from C$0 for the year ended September 30, 2024.

Income tax expense. We recorded income tax expenses of C$0 for the year ended September 30, 2025, as compared to C$0 for the year ended September 30, 2024, reflecting no change.

Net loss

Net loss for the years ended September 30, 2025, and 2024 was C$(1,181,999) (approximately US$(848,710)) and C$1,201,277, respectively. The increase in net loss was attributed to the increase in expenses.

Summary of Cash Flow

Comparison of Years Ended September 30, 2025 and 2024

The following table sets forth a summary of our cash flows for the periods presented:

	2025		2024
	C$	US$	C$	%
Cash Flows used in operating activities	(453,684)	(325,759)	(1,052,300)	(57)
Cash Flows used in investing activities	-	-	-	-
Cash Flows provided by financing activities	460,000	330,294	-	100
Net change in cash during period	6,316	4,535	(1,052,300)	101

Operating Activities

In 2025, the company recorded a net loss of C$1,181,999 (approximately US$848,710), compared to a C$1,201,277 loss in 2024. Despite the higher loss, cash used in operating activities increased moderately to C$453,684 (approximately US$325,759) in 2025 from C$1,052,300 in 2024 due in part to favorable changes in working capital. Accounts payable and accrued liabilities increased to C$463,850 (approximately US$333,058) in 2025 compared to C$150,081 in 2024. However, the change in prepaid expenses increased by C$71,878 (approximately US$51,611) in 2025, reversing the prior year’s increase, while GST recoverable increased slightly more than in 2024. A non-cash unrealized foreign exchange loss of C$1,358 (approximately US$975) was also added back in 2025. Overall, these adjustments helped offset the higher net loss, resulting in a lower increase in cash outflows from operations.

Investing Activities

Net cash used in investing activities was C$0 (approximately US$0) for the year ended September 30, 2025, as compared to C$0 for the year ended September 30, 2024. Net cash used in investing activities for the year ended September 30, 2025, consisted of payments for the option to acquire the mineral property in the amount of C$0 (approximately US$0) and payment for the reclamation bond in the amount of C$0 (approximately US$0). Net cash used in investing activities for the year ended September 30, 2024, consisted of payments for the option to acquire the mineral property in the amount of C$0 and payment for the reclamation bond in the amount of C$0.

Financing Activities

Net cash provided by financing activities for the year ended September 30, 2025 was C$460,000 (approximately US$330,294), payments to related parties of C$0 (approximately US$0) and proceeds from related parties of C$0 (approximately US$0). Net cash provided by financing activities for the year ended September 30, 2024 was C$0, payments to related parties of C$0 and proceeds from related parties of C$0.

Capital Expenditures

We made capital expenditures of C$0 (approximately US$0) and C$0 in the years ended September 30, 2025 and 2024, respectively.

Please see “Description of Share Capital—History of Securities Issuances” for a description of our recent private placements of securities.

Related Party Transactions

Key management includes directors and key officers of the Company, including the president, vice presidents, directors, chief executive officer and chief financial officer.

A summary of the Company’s related party transactions during the fiscal years ended September 30, 2025, 2024 and 2023 and from September 30, 2025 to date is as follows.

	September 30, 2025 to date	September 30, 2025 to date	FY 2025	FY 2025	FY 2024	FY 2023
	C$	US$	C$	US$	C$	C$
Exploration expenses	-	-	-	-	39,807	34,041
General and administrative	-	-	715	513	59,424	56,293
Professional fees	-	-	230,464	165,480	235,489	320,160
	-	-	231,179	165,993	334,720	410,494

As of September 30, 2025, accounts payable and accrued liabilities included amounts due to related parties of C$578,802 (approximately US$415,597) compared to C$170,984 as of September 30, 2024. Amounts due to related parties are unsecured, non-interest bearing and have no specific terms of repayment.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Quantitative and Qualitative Disclosures about Market Risk

Market risk represents the risk of loss that may impact our financial position due to adverse changes in financial market prices and rates. Our market risk exposure is primarily the result of fluctuations in interest rates and foreign exchange rates as well as, to a lesser extent, inflation.

Interest Rate Risk

We are exposed to market risks in the ordinary course of our business. Our cash and short-term investments include cash in readily available checking accounts and guaranteed investment certificates. These securities are not dependent on interest rate fluctuations that may cause the principal amount of these assets to fluctuate.

Foreign Currency Exchange Risk

The majority of our cash flows, financial assets and liabilities are denominated in Canadian dollars, which is our functional and reporting currency. We are exposed to financial risk related to the fluctuation of foreign exchange rates and the degree of volatility of those rates. Currency risk is limited to the proportion of our business transactions denominated in currencies other than the Canadian dollar, primarily for capital expenditures, debt and various operating expenses such as salaries and professional fees. We also purchase property, plant and equipment in Canadian dollars. We do not currently use derivative financial instruments to reduce our foreign exchange exposure and management does not believe our current exposure to currency risk to be significant.

We estimate that we will receive net proceeds of approximately US$8,325,542 in this offering, based upon an assumed initial public offering price of US$5.00 per share, which is the midpoint of the estimated range of the initial public offering price shown on the cover page of this prospectus, assuming no exercise of the over-allotment option and after deducting underwriting discounts and commissions and the estimated offering expenses payable by us. Assuming that we convert the full amount of the net proceeds from this offering into Canadian dollars, a 10.0% appreciation of the U.S. dollar against the Canadian dollar, from the exchange rate of C$1.3927 per US$1.00 as of September 30, 2025 to a rate of C$1.5319 per US$1.00, will result in an increase of approximately C$1,275,390 in our net proceeds from this offering. Conversely, a 10.0% depreciation of the U.S. dollar against the Canadian dollar, from the exchange rate of C$1.3927 per US$1.00 as of September 30, 2025 to a rate of C$1.2534 for $1.00, will result in a decrease of approximately C$1,043,523 in our net proceeds from this offering.

Inflation Risk

We do not believe that inflation has had a material effect on our business, financial condition or results of operations. If our costs were to become subject to significant inflationary pressures, we may not be able to fully offset such higher costs through price increases. Our inability or failure to do so could harm our business, financial condition and results of operations.

Critical Accounting Policies

The following discussion relates to critical accounting policies for our company. The preparation of financial statements in conformity with IFRS requires our management to make assumptions, estimates and judgments that affect the amounts reported, including the notes thereto, and related disclosures of commitments and contingencies, if any. We have identified certain accounting policies that are significant to the preparation of our financial statements.

The determination of the Company and its subsidiary’ functional currency

The determination of the functional currency for the Company and subsidiary was based on management’s judgement of the underlying transactions, events and conditions relevant to each entity. Management determined that for the years ended September 30, 2025 and 2024, the functional currency of the Company and subsidiary is the Canadian dollar.

In making this determination, management applied the considerations of IAS 21 The Effects of Changes in Foreign Exchange Rates. While the subsidiary is incorporated in the USA and has title to a mineral property in the USA, during the years ended September 30, 2025 and 2024, the Subsidiary did not have any operating activities, did not have a bank account and all exploration costs were incurred by the Parent, making the operations of the subsidiary integral to the parent reporting entity. As the Company is pre-revenue and only the parent entity is involved in financing activities, all amounts raised are in Canadian dollars. The primary economic environment of the parent is Canadian dollars and as such, its functional currency is Canadian dollars. As a result of the subsidiary being an integrated foreign operation of the parent, its functional currency is also Canadian dollars.

The assessment of the Company’s ability to continue as a going concern

The assessment of the Company’s ability to continue as a going concern and to raise sufficient funds to pay for its operating expenditures, meet its liabilities for the subsequent year, and to fund planned contractual exploration programs, involves significant judgement based on historical experiences and other factors including expectation of future events that are believed to be reasonable under the circumstances.

Management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of expenses during the reporting period.

These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial condition and results of operations and require management’s difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. We believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements.

(a) Foreign currency translation

Our financial statements are prepared in our functional currency, determined on the basis of the primary economic environment in which we operate. Given that operations are in Canada, our presentation and functional currency is the Canadian dollar.

Transactions in currencies other than the functional currency are recorded at the rates of exchange prevailing at the transaction dates. At each reporting date, monetary items denominated in foreign currencies are translated into the entity’s functional currency at the then prevailing rates and non-monetary items measured at historical cost are translated into the entity’s functional currency at rates in effect at the date the transaction took place.

Exchange differences arising on the settlement of monetary items or on translating monetary items at rates different from those at which they were translated on initial recognition during the period or in previous financial statements are included in the statements of loss and comprehensive loss for the period in which they arise.

(b) Current and non-current classification

Assets and liabilities are presented in the statement of financial position based on current and non-current classification.

An asset is classified as current when: it is either expected to be realized or intended to be sold or consumed in the consolidated entity’s normal operating cycle; it is held primarily for the purpose of trading; it is expected to be realized within 12 months after the reporting period; or the asset is cash or cash equivalent unless restricted from being exchanged or used to settle a liability for at least 12 months after the reporting period. All other assets are classified as non-current.

A liability is classified as current when: it is either expected to be settled in the consolidated entity’s normal operating cycle; it is held primarily for the purpose of trading; it is due to be settled within 12 months after the reporting period; or there is no unconditional right to defer the settlement of the liability for at least 12 months after the reporting period. All other liabilities are classified as non-current.

(c) Cash

Cash consists of cash on hand, and deposits held with banks.

(d) Exploration and Evaluation Assets

Title to exploration and evaluation assets including mineral properties involves certain inherent risks due to the difficulties of determining the validity of certain claims as well as the potential for problems arising from the frequently ambiguous conveyancing historical characteristic of many properties. We have investigated title to all our mineral properties and, to the best of our knowledge title to all properties are in good standing.

We account for exploration and evaluation assets in accordance with IFRS 6 – Exploration for and evaluation of mineral properties (“IFRS 6”). Once the legal right to explore a property has been acquired, costs directly related to exploration and evaluation are recognized and capitalized, in addition to the acquisition costs. These expenditures include but are not limited to acquiring licenses, researching and analyzing existing exploration data, conducting geological studies, exploration drilling and sampling and payments made to contractors and consultants in connection with the exploration and evaluation of the property. Costs not directly attributable to exploration and evaluation activities, including general administrative overhead costs, are expensed in the year in which they occur.

Acquisition costs incurred in obtaining legal right to explore a mineral property are deferred until the legal right is granted and thereon reclassified to mineral properties. Transaction costs incurred in acquiring an asset are deferred until the transaction is completed and then included in the purchase price of the asset acquired.

When a project is deemed to no longer have commercially viable prospects to our company, exploration and evaluation expenditures in respect of that project are deemed to be impaired. As a result, those exploration and evaluation expenditure costs, in excess of the estimated recoverable amount, are written off to the statement of loss and comprehensive loss.

We assess exploration and evaluation assets for impairment when facts and circumstances suggest that the carrying amount of the asset may exceed its recoverable amount. The recoverable amount is the higher of the asset’s fair value less costs to sell and value in use.

Once the technical feasibility and commercial viability of extracting the mineral resource has been determined, the property is considered a mine under development. Exploration and evaluation assets are also tested for impairment before the assets are transferred to development properties.

As we currently have no operational income, any incidental revenues earned in connection with exploration activities are applied as a reduction to capitalized exploration costs

(e) Provisions

Provisions are recorded when a present legal or constructive obligation exists as a result of past events where it is probable that an outflow of resources embodying economic benefit will be required to settle the obligation, and a reliable estimate of the amount of the obligation can be made.

(f) Impairment of Assets

At each reporting date, we review the carrying amounts of our assets to determine whether there are any indicators of impairment. If any such indicator exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment, if any.

Where the asset does not generate cash inflows that are independent from other assets, we estimate the recoverable amount of the cash-generating unit, or CGU, to which the asset belongs. Any intangible asset with an indefinite useful life is tested for impairment annually and whenever there is an indication that the asset may be impaired. An asset’s recoverable amount is the higher of fair value less costs of disposal and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value, using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset for which estimates of future cash flows have not been adjusted.

If the recoverable amount of an asset or CGU is estimated to be less than its carrying amount, the carrying amount is reduced to the recoverable amount and an impairment loss is recognized immediately in the statement of loss and comprehensive loss. Where an impairment subsequently reverses, the carrying amount is increased to the revised estimate of recoverable amount but only to the extent that this does not exceed the carrying value that would have been determined if no impairment had previously been recognized. A reversal of impairment is recognized in the statement of loss and comprehensive loss.

Impairment of mineral property

Assets or cash-generating units are evaluated at each reporting date to determine whether there are any indications of impairment. The Company considers both internal and external sources of information when making the assessment of whether there are indications of impairment for the Company’s mineral property. Significant judgment is required when determining whether facts and circumstances suggest that the carrying amount of resource properties may exceed its recoverable amount. The retention of regulatory permits and licenses; the Company’s ability to obtain financing for exploration and development activities and its future plans on the resource properties; current and future metal prices; and market sentiment are all factors considered by the Company.

In respect of the carrying value of property and equipment recorded on the consolidated statements of financial position, management has determined there are no impairment indications that the value of the assets have declined more than what is expected from the passage of time or normal use.

Decommissioning and restoration provision

Mining and exploration activities are subject to various laws and regulations governing the protection of the environment. In general, these laws and regulations are continually changing, and the Company has made, and intends to make in the future, expenditures to comply with such laws and regulations. Accounting for reclamation and remediation obligations requires management to make estimates of the future costs the Company will incur to complete the reclamation and remediation work required to comply with existing laws and regulations at each mining operation and exploration and development property. In addition, future changes to environmental laws and regulations may increase the extent of reclamation and remediation work required to be performed by the Company. Increases in future costs could materially impact the amounts charged to operations for decommissioning and restoration. The provision represents management’s best estimate of the present value of the future decommissioning and restoration obligation.

Due to uncertainties concerning environmental remediation, the ultimate cost to the Company of future site restoration could differ from the amounts provided. The estimate of the total provision for future decommissioning and restoration costs are subject to change based on amendments to law and regulations, changes in technology, price increases and changes in interest rates, and changes in mine life, and as new information concerning the Company’s closure and reclamation obligations becomes available.

(g) Impairment of Non-Financial Assets

Goodwill and other intangible assets that have an indefinite useful life are not subject to amortisation and are tested annually for impairment, or more frequently if events or changes in circumstances indicate that they might be impaired. Other non-financial assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognised for the amount by which the asset’s carrying amount exceeds its recoverable amount.

Recoverable amount is the higher of an asset’s fair value less costs of disposal and value-in-use. The value-in-use is the present value of the estimated future cash flows relating to the asset using a pre-tax discount rate specific to the asset or cash-generating unit to which the asset belongs. Assets that do not have independent cash flows are grouped together to form a cash-generating unit.

(h) Trade and other payables

These amounts represent liabilities for goods and services provided to the consolidated entity prior to the end of the financial year and which are unpaid. Due to their short-term nature, they are measured at amortized cost and are not discounted. The amounts are unsecured.

(j) Share capital

Common Shares are classified as share capital. Costs directly attributable to the issue of Common Shares are recognized as a deduction from share capital, net of any tax effects.

(k) Warrants

Share purchase warrants are classified as a component of equity. Share purchase warrants issued along with shares in an equity unit financing are measured using the residual approach, whereby the fair value of the warrant is determined after deducting the fair value of the shares from the unit price less applicable financing costs. Share purchase warrants issued for broker/financing compensation, are recognized at the fair value using the Black-Scholes option pricing model at the date of issue. Share purchase warrants are initially recorded as a part of warrant reserves in equity at the recognized fair value. Upon exercise of the share purchase warrants the previously recognized fair value of the warrants exercised is reallocated to share capital from warrant reserves. The proceeds generated from the payment of the exercise price are also allocated to share capital.

(l) Income taxes

Income tax reported in the statement of loss and comprehensive loss for the period presented comprises current and deferred income tax. Income tax is recognized in the statement of loss and comprehensive loss except to the extent that it relates to items recognized directly in equity, in which case it is recognized in equity.

Current income tax for each taxable entity in our company is based on the local taxable income at the local statutory tax rate enacted or substantively enacted at the reporting date and includes any adjustments to tax payable or recoverable with regards to previous periods.

Deferred tax assets and liabilities are recognized for deferred tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and tax losses carried forward.

Deferred tax assets and liabilities are measured using the enacted or substantively enacted tax rates expected to apply when the asset is realized, or the liability settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized consolidated statements of loss and comprehensive loss in the period that substantive enactment occurs. A deferred tax asset is recognized to the extent that it is probable that future taxable profits will be available against which the asset can be utilized.

To the extent that the Company does not consider it probable that a deferred tax asset will be recovered, the deferred tax asset is not recognized. Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when they relate to income taxes levied by the same taxing authority and the Company intends to settle its current tax assets and liabilities on a net basis.

(m) Financial Instruments

Upon incorporation, we adopted IF–RS 9 - Financial Instruments which replaced I–S 39 - Financial Instruments: Recognition and Measurement. Under IFRS 9, financial assets are classified and measured based on the business model in which they are held and the characteristics of their contractual cash flows. The standard also introduces additional changes relating to financial liabilities, amends the impairment model by introducing a new ‘expected credit loss’ model for calculating impairment and introduces a new general hedge accounting standard which aligns hedge accounting more closely with risk management.

The adoption of IFRS 9, retrospectively without restatement, did not have a significant impact on the measurement of our financial instruments in the financial statements. The following are our new accounting policies under IFRS 9:

Investments and Other Financial Assets

Investments and other financial assets are initially measured at fair value. Transaction costs are included as part of the initial measurement, except for financial assets at fair value through profit or loss. Such assets are subsequently measured at either amortized cost or fair value depending on their classification. Classification is determined based on both the business model within which such assets are held and the contractual cash flow characteristics of the financial asset unless, an accounting mismatch is being avoided.

Financial assets are derecognized when the rights to receive cash flows have expired or have been transferred and the consolidated entity has transferred substantially all the risks and rewards of ownership. When there is no reasonable expectation of recovering part or all of a financial asset, its carrying value is written off.

Impairment of Financial Assets

We recognise a loss allowance for expected credit losses on financial assets which are either measured at amortised cost or fair value through other comprehensive income. The measurement of the loss allowance depends upon our assessment at the end of each reporting period as to whether the financial instrument’s credit risk has increased significantly since initial recognition, based on reasonable and supportable information that is available, without undue cost or effort to obtain.

Where there has not been a significant increase in exposure to credit risk since initial recognition, a 12-month expected credit loss allowance is estimated. This represents a portion of the asset’s lifetime expected credit losses that is attributable to a default event that is possible within the next 12 months. Where a financial asset has become credit impaired or where it is determined that credit risk has increased significantly, the loss allowance is based on the asset’s lifetime expected credit losses. The amount of expected credit loss recognised is measured on the basis of the probability weighted present value of anticipated cash shortfalls over the life of the instrument discounted at the original effective interest rate.

Financial Assets at Amortized Cost

Financial assets at amortized cost are initially recognized at fair value and subsequently carried at amortized cost less any impairment. They are classified as current assets or non-current assets based on their maturity date. Gains and losses on derecognition of financial assets classified amortized cost are recognized in profit or loss.

Financial Liabilities

For financial liabilities, the new standard retains most of the IAS 39 requirements. The main change is that, in cases where the fair value option is taken for financial liabilities, the part of a fair value change relating to our own credit risk is recorded in other comprehensive income rather than in profit or loss, unless this creates an accounting mismatch. Financial liabilities are recognized initially at fair value, net of transaction costs incurred, and are subsequently measured at amortized cost. Any difference between the amounts originally received, net of transaction costs, and the redemption value is recognized in profit and loss over the period to maturity using the effective interest method.

(n) Loss per share

Basic earnings (loss) per share is computed by dividing profit or loss attributable to Common Shareholders by the weighted average number of shares outstanding during the reporting period. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share, except that the weighted average shares outstanding are increased to include additional shares for the assumed exercise of stock options and warrants, if dilutive.

(o) Comprehensive loss

Other comprehensive loss is the change in net assets arising from transactions and other events and circumstances from non-owner sources. Comprehensive loss comprises net loss and other comprehensive loss. Foreign currency translation differences arising on translation of foreign subsidiaries in functional currencies other than the reporting currency would also be included in other comprehensive loss.

CORPORATE HISTORY AND STRUCTURE

Our Corporate History

We were created as a result of the amalgamation of 1247666 B.C. Ltd. and Lannister Mining Corp. pursuant to the provisions of the BCBCA on September 21, 2021. Our registered and records office and head office is located at Suite 1500, 1055 West Georgia Street, Vancouver, British Columbia V6E 4N7.

We have one wholly-owned subsidiary named 60431 Montana Ltd. Montana Subco which was incorporated pursuant to the Montana Business Corporation Act on December 28, 2020. Montana Subco’s registered and records office and head office is located at Central Square Building, 201 W. Main Street, Suite 201, Missoula, Montana 59802.

Recent Development

On May 11, 2023, Bryan Slazurchuck resigned from the Board of Directors due time constraints caused by other mining related endeavours. On September 28, 2023, Joanne Price – MBA, PGeo was added to the Board of Directors to provide considerable geological, project management and financial oversight.

Our Corporate Structure

We were created as a result of the amalgamation of 1247666 B.C. Ltd. and Lannister Mining Corp. pursuant to the provisions of the BCBCA on September 21, 2021. Our registered and records office and head office is located at Suite 1500, 1055 West Georgia Street, Vancouver, British Columbia V6E 4N7.

We are not currently a reporting issuer in any jurisdiction and the Shares are not listed or posted for trading on any stock exchange.

The Amalgamation was completed pursuant to the terms and conditions of the Amalgamation Agreement dated June 21, 2021, between 1247666 and Former Lannister. In accordance with the Amalgamation Agreement, each holder of common shares in the capital of 1247666 Shares and Former Lannister Shares received (i) one Common Share in exchange for each 1247666 Share or Former Lannister Share held by such holder, or (ii) cash in exchange for each 1247666 Share or Former Lannister Share held by such holder, and the 1247666 Shares and Former Lannister Shares were cancelled. On completion of the Amalgamation, we issued a total of 3,602,503 (post-split) Common Shares.

Additionally, following the issuance, the Warrants previously issued by Former Lannister, which were exercisable into Former Lannister Shares, became exercisable into Common Shares.

Number of Warrants	Exercise Price	Expiry Date
1,400,311 (post-split)	$3.20	March 12, 2024
482,813 (post-split)	$3.20	April 15, 2024
81,250 (post-split)	$3.20	May 5, 2024

Following the completion of the Amalgamation, 1247666 and Former Lannister amalgamated and formed our company and each of 1247666 and Former Lannister ceased to exist as entities. Further, the property of each of 1247666 and Former Lannister continued as our property and we continued to be liable for the obligations of each of 1247666 and Former Lannister.

A.	Intercorporate Relationships

Montana Subco is our wholly-owned subsidiary. Montana Subco was incorporated pursuant to the Montana Business Corporation Act on December 28, 2020. Montana Subco’s registered and records office and head office is located at Central Square Building, 201 W. Main Street, Suite 201, Missoula, Montana 59802. Set forth below is the organizational chart for our company:

INDUSTRY

Information included in this prospectus relating to our industry consists of estimates based on reports compiled by professional third-party organizations and analysts, data from external sources, our knowledge of the industry in which we operate, and our own calculations based on such information. While we have compiled, extracted, and reproduced industry data from external sources, including third-party, industry, or general publications, we have not independently verified the data. Similarly, while we believe our management estimates to be reasonable, they have not been verified by any independent sources. Forecasts and other forward-looking information with respect to industry and ranking are subject to the same qualifications and additional uncertainties regarding the other forward-looking statements in this prospectus.

Market Overview

Montana has a rich history mining activity with active mining taking place in 29 of Montana’s counties and 26 minerals are mined in the Treasure State. The five most common of which are gold, silver, copper, lead and zinc (see Distinctly Montana at https://www.distinctlymontana.com/modern-mining-montana).

The hardrock mining industry in Montana is an important source of jobs, income, sales revenue and tax revenue for Montana workers, households, businesses and governments. The eight largest producers of metals, talc, and concrete products today ultimately support more than 12,000 jobs statewide. Many of those jobs are in smaller towns and rural communities with few, if any, opportunities in other industries for those workers and their families. Three new, large mines are currently under development towards production – the Rock Creek, Montanore, and Black Butte mines. International and world-class operators exist in Montana including (See Bureau of Business and Economic Research – University of Montana at https://www.bber.umt.edu/pubs/econ/hardrockmining2018.pdf):

●	Barrick–Gold - Golden Sunlight Mine;

●	Montana Resources – Continental Mine, and;

●	Hecla Mining – advancing the Montanore Project.

Key Market Growth Drivers

Lannister’s project is highly leveraged and connected to the price of physical gold. The gold price has seen significant upward movement and recently struck an all-time highs of over US$5,000/oz (January-February, 2026). General consensus is indicating that Gold prices are projected to hit fresh highs this year and could remain above $5,000 levels. Geopolitical uncertainty, a likely weaker U.S. dollar and possible interest rate cuts are key drivers for the gold price. In addition, the project will deliver more value with milestone events as the project moves from exploration towards development and production. The largest near-term driver is a Mineral Resource Estimate that will quantity the amount of gold and silver through staged drill programs.

Analysts and Banks continue to increase their gold price forecasts through the coming years. A report from Reuters has provided a poll of 30 analysts and traders that returned a median gold forecast of $4,746.50 per troy ounce for 2026 (See – Reuters info at https://www.reuters.com/business/finance/analysts-ramp-up-gold-forecasts-global-uncertainties-mount-2026-02-04/).

Figure 1: Analysts hike 2026 forecasts for gold prices (Source: Reuters - https://www.reuters.com/business/finance/analysts-ramp-up-gold-forecasts-global-uncertainties-mount-2026-02-04/)

bUSINESS

Overview

We are a mineral exploration company focused on the exploration of the Property in west-central Montana (MT), U.S.A. The Project comprises 11 patented mining claims totaling 216.33 acres (87.55 hectares) and 131 unpatented mining claims totaling approximately 2,642 acres (1,069 hectares). The unpatented claims overlap the patented claims. The Project consists of 131 contiguous mineral claims (claim names: AG1 to AG50; AG13A; AG40A; AG39A; BG1 to BG78) covering 1060 hectares and is located approximately 27 kilometers from the town of Phillipsburg in Montana. We currently have a valid exploration license, a valid stormwater permit, and all the necessary exploration permits to conduct trenching, drilling, and other necessary exploration activities.

Our objective is to is to locate, define and ultimately develop economic mineral deposits. Currently, we are focused on the exploration and development of the Project. If we lose or abandon our interest in the Project, we will endeavor to acquire another mineral property of merit. All of our operations are at the exploration stage, and such activity might not result in commercial production of gold. Our net loss for the years ended September 30, 2025, and 2024 was C$1,181,999 (approximately US$848,710) and C$(1,201,277), respectively. We have not generated any principal revenues to date and do not anticipate generating any principal revenue until the fourth quarter of 2026, at the earliest.

The Coming Commodity Supercycle and Growth in Demand

The gold industry encompasses a multifaceted ecosystem, spanning mining and refining, jewelry production, industrial applications, central bank reserves, and investments. Its demand is driven by a blend of emotional, cultural, and financial factors, and influenced by macroeconomic conditions, such as inflation and currency instability.

Gold continues to be a symbol of enduring value, with diverse uses, from jewelry to powering technology and acting as a go to investment in times of uncertainty, all of which make it a resilient and sought-after asset in the global market. The long-term investment appeal is supported by its relative scarcity and long lead time from exploration to production.

From our perspective, gold exhibits an inverse price relationship to the US dollar. Since the beginning of 2021 the US dollar has appreciated as demonstrated by the US dollar index. We believe that this strength will reverse course which, in our opinion, could support a higher price for gold. Additionally, we hold the view that the US dollar is slowly losing its dominant status as the world’s reserve currency standing. We term this ‘global de-dollarization’ and further supports our idea of a weakening the US dollar.

Increasing global tensions such as the ongoing conflict in the Middle East and fears that there could be further escalation of this crisis support the idea that there is a flight to safe assets such as gold given its history as a safe haven asset. In our opinion, this adds further support for a stronger gold price.

Our Corporate Strategy

Our strategy is centered around executing and increasing the value of our company’s asset base by further advancing the Basin Gulch Project. In the long term, we may explore attractive acquisition opportunities to further enhance the company’s value and drive the company’s growth potential through exploration and development.

Our executive team and board of directors possess extensive experience and expertise in the mining sector, spanning exploration, development, operations, and capital markets. We aim to leverage this wealth of expertise as we move forward with the Basin Gulch Project and expand our business. We are committed to adhering to best practices and prioritizing safety, environmental responsibility, and sustainable community development all in a responsible manner.

As part of our approach, we plan to employ a cost-effective business model. This entails maintaining an efficient, highly skilled team while collaborating with external resources when necessary. This approach ensures flexibility in our cost structure allowing scalability while maintaining the ability to explore new opportunities that are both fiscally prudent and value-driven.

Practical Steps

We plan to conduct exploration on the Project that follows recommendations made in the S-K 1300. Initial work is focused drilling to validate a large database of historical information. The near-term drilling will also focus on areas near surface that have potential to establish a maiden mineral resource estimate. Initial success from drilling will lead to a larger resource expansion program that could extend mineralization to depth and test new targets across the land packager.

During 2026 the drill program will establish a maiden gold-silver mineral resource estimate. The program will include metallurgical analysis to establish gold and silver recovery rates. Positive results from 2026 will enable a larger drill expansion program. 2027 may see an updated and larger Mineral Resource Estimate that will enable a Preliminary Economic Assessment (PEA). The PEA will establish the initial engineering and economics towards the path to production.

Quality Assurance – Quality Control (QA/QC)

Soil Samples QA/QC

Lannister’s soil sampling program quality assurance/quality control (QA/QC) protocol involved collecting duplicate samples and inserting blank samples into the soil sample stream. Blank samples were inserted into the sample stream at irregular intervals for samples ending in “0” at a rate of 5%. Duplicate samples were collected at irregular intervals for samples ending in “9”, a rate of 5%. A total of 65 duplicate samples and 64 blanks were inserted into the soil sampling stream.

Forty-six coarse blanks returned a value above the limit of detection (Au= 0.02 ppb) but within 3 standard deviations of the detection limit (x3 LOD) (Graph A.). Five samples returned values above x3 LOD. These failures do not pose any concern for the confidence in the lab or dataset. Lannister believes the data is suitable for its intended use herein and is suitable for exploration.

Graph A. Coarse Blank Au concentration.

There was a significant proportion of discrepancies between the duplicate samples with duplicate samples returning a failure rate of 52% (Graph B.). Part of the error can be attributed to the inherent nature of soil sampling and part can be attributed to the low concentrations that were measured in the samples. Soil samples are inherently biased to some degree and a higher degree of variance is expected. The author believes the discrepancies are reasonable for the type of sampling conducted. Lannister believes the data is suitable for its intended use herein and is suitable for exploration.

Graph B. Duplicate sample Au concentration.

Rock Sample QA/QC

Lannister’s rock sampling program QA/QC protocol consisted of the insertion of coarse blank material, standards and field duplicate samples. The standards were inserted into the sample stream at approximately every tenth sample on sample numbers ending in “0”. The standard reference material (SRM) used included standards CDN-CM-47 and CDN-ME-1811 and a blank pulp CDN-BL-10. SRMs were inserted at a rate of 6%. Duplicate samples were inserted throughout the sample stream at sample numbers ending in “5” at a rate of 3%. Three coarse blank samples were inserted into the sample stream at sample numbers ending in “5” at a rate of 2%. A total of 15 QAQC samples were inserted into the rock sample stream including 3 coarse blanks, 3 duplicates and 9 standards.

Standard CDN-CM-47 (Graph C.) returned no failures, all assays returned values within 2 standard deviations of the expected value.

Graph C. CDN-CM-47 Au concentration.

Standard CDN-ME-1811 (Graph D.) returned one recorded failure with a result just outside of 3 standard deviations of the expected value. This failure does not pose any concern for the confidence in the lab or dataset.

Graph D. CDN-ME1811 Au concentration.

All pulp blank, CDN-BL-10, samples returned assays below the pulp certified value (Graph E.).

Graph E. CDN-BL-10 Au concentration.

One coarse blank sample returned a value above the limit of detection but within 2 standard deviations of the detection limit (Graph F.).

Graph F. Coarse Blank Au concentration.

Two duplicate samples returned significantly different assays from the parent samples (Graph G.). Due to the inherent nature of rock sampling, rock grab samples are biased to some degree with respect to selective sampling of obviously mineralized material to the exclusion of weakly or not mineralized material that may occur in the same area.

Graph G. Duplicate sample Au concentration.

There were no significant issues to report with the analytical work completed at ALS based on Lannister’s QA/QC program.

Data Verification Procedures

Lannister and the authors of the report(s) have reviewed the historical exploration data including the compiled drill hole database provided by Mr. Perrtu and completed a preliminary data verification program on behalf of Lannister. The digital drill hole assays were compared to scanned, original assay certificates from Mount Powell Laboratories, Dawson Metallurgical, Barringer Laboratories, Assay Labs, ACME Analytical and Precision Assay Labs provided by Mr. Perrtu. All typographical errors were corrected, and missing assays were digitized and added to the database.

Drill hole locations were provided with local grid coordinates and plotted on a detailed orthophoto. Orthorectification of this image allowed for the recalculation of the drill hole coordinates into NAD83 Z12 coordinates with an estimated error of <20 m. The historical drill data is considered in good shape for exploration and its use herein. Additional verification work, including confirmation drilling, may be required to utilize the data in the future.

The Basin Gulch Property

The Property is located in west-central Montana, U.S.A. The Property is located approximately 17 miles (27 km) west of Philipsburg, Montana in Granite County and lies within the Rock Creek Mining District. The Property can be accessed by travelling west from Philipsburg for approximately 15 miles (24 km) on State Highway 438, continuing west along the Lower Rock Creek Road for 2 miles (3.2 Km) to an unimproved mine access road that heads up to Basin Gulch toward the south. Local access to most areas of the Property is via historical drill roads and logging roads (Figure 1).

The Project comprises 11 patented mining claims totaling 216.33 acres (87.55 hectares) and 131 unpatented mining claims totaling approximately 2,642 acres (1,069 hectares). The unpatented claims overlap the patented claims (Figure 2).

On September 15, 2020, 1247666 BC Ltd. (“1247666”) entered into a Property Acquisition Agreement with BG Holdings Group, LLC and Basin Gulch Co. (collectively, the “Vendors”). On September 21, 2021, 1247666 and Lannister Mining Corp. (“Former Lannister”) amalgamated to form a new entity, Lannister Mining Corp. (the “Company” or “Lannister”). Upon Amalgamation, the Company acquired the Property Acquisition Agreement. Pursuant to this Property Acquisition Agreement, Lannister agreed to acquire fifty-three (53) unpatented claims and to assume all rights and obligations under the existing lease agreement for eleven (11) patented mining claims. Concurrently, a Novation Agreement was executed amongst Skanderbeg, Lannister, 1247666 BC Ltd., and BG Holdings Group, LLC. The purpose of this Novation Agreement was to assign all rights and obligations under the original Property Acquisition Agreement to Lannister, and to effectuate a share exchange pursuant to the terms therein. Following the Property Acquisition Agreement, 60431 Montana Ltd. staked an additional seventy-eight (78) unpatented mining claims. This additional 78 unpatented claims together with the first 53 unpatented claims brings total unpatented mining claims to 131 through acquisition and staking. In accordance with the obligations set forth in the Property Acquisition Agreement, Lannister shall remit payment to the Vendors as follows:

●	One hundred fifty thousand United States Dollars ($150,000) upon execution of the Property Acquisition Agreement (this payment has been duly made);

●	Two hundred fifty thousand United States Dollars ($250,000) on the first anniversary of the Property Acquisition Agreement (this payment has been duly made);

●	Three hundred thousand United States Dollars ($300,000) on the second anniversary of the Agreement (this payment has been duly made); and

●	Three hundred fifty thousand United States Dollars ($350,000) on or before the third anniversary of the Agreement (this payment has been duly made).

In the event that Lannister is listed on a national stock exchange, Lannister shall be obligated to issue Vendors a number of shares constituting an aggregate of five percent (5%) of the total issued and outstanding shares of Lannister immediately subsequent to the completion of its public offering.

The patented claims are held under a lease agreement with Strategic Minerals, Inc. The agreement covers 11 patented claims (as described above) and was signed on April 6, 2006. A Memorandum of Lease was filed, by and between Metesh family and Lannister Mining, Corp., a British Columbia corporation, assignee and successor in interest to Strategic Minerals, Inc., a Nevada corporation, and Basin Gulch Co., a Florida Company, dated March 3, 2022, and recorded March 7, 2022 in the official records of Granite County, MT. The lease is valid for 10 years.

The Metesh family holds an advance production royalty over the patented claims of US$25,000 paid every 6 months (March 10 and September 10) to be paid until production commences. The Metesh family retains a production royalty of 3% of gross gold and silver sales due semi-annually once commercial production has commenced. The total sum of payments, whether advance production royalty or production royalties to be paid to the Metesh family shall not exceed US$8 million dollars.

As per the Property acquisition agreement there is a 2% royalty on claims outside the Metesh Lease. Lannister can purchase half of the 2% royalty for $1 million dollars (USD) until December 31, 2025.

The Company currently holds a valid exploration license (License #00875) to conduct drilling and trenching within the patented mining claims. As part of this license a reclamation bond of $219,181 was submitted to the DEQ on December 16, 2022. While the bond is in place the exploration license can be renewed annually for US$25 which has been completed for 2024.

State mining regulation apply to both private (patented) and public (unpatented) lands in Montana. An Exploration License is required to complete all mineral exploration activities that may involve surface or subsurface disturbance. To acquire an exploration license we must submit a plan of operations including the area to be explored, location and type of planned exploration activities (i.e. drill holes, trenches) and a disturbance reclamation plan. An Exploration License is not a mining permit and cannot be used for mining. There are no defined review times but typically approvals are processed within 30-45 days.

Additionally, a stormwater permit, along with a stormwater pollution prevention plan, a temporary water use permit and a Notice of Intent (NOI) are required. The Company currently has a stormwater permit (Permit#MTR100000) which is valid until 2027 by paying an annual fee of US$750 which has been paid for 2024.

For small scale mining and test mining operations a Small Miner’s Exclusion Statement (SMES) can be obtained. The SMES process is much faster and simpler than the permitting process for an Operating Permit which is required for larger mines in Montana. The SMES allows for ≤ 5 acres of disturbance at up to 2 sites if they are ≥ 1mile apart. A SMES can be obtained within months of filing of an application.

Our Opportunity

The town of Philipsburg, MT is located approximately 17 miles (27 km) by road east of the Basin Gulch Property. It has a population of ~1,000 according to 2008 United States Census data. Philipsburg is a mining and tourist town and is the county seat of Granite County. Services available at Philipsburg include housing, hotels, food and restaurants, hospital and a non-commercial airfield. The nearest major city is Butte, MT located 70 miles (110 km) southeast of the Property and 54 miles (87 km) southeast of Philipsburg. The closest full-service community is Anaconda, Montana, located 47 miles (75 km) southeast of the Property along State Highway 1. The nearest commercial domestic airport is located in Butte, MT. An international airport is located 90 miles (145 km) away in Missoula, Montana. Highway truck transport services are available in Philipsburg. No rail service is available to Philipsburg (Figures 1 and 2).

No public power or phone service or other mining infrastructure is available at the Property. Radio and cell phone communications and a diesel generator have been used during previous field seasons. Sufficient water for exploration is available from Basin Gulch, Rock Creek and other local creeks draining the Property. There is very good access to the property for exploration work. The Project can be accessed year-round. Most exploration activities associated with fieldwork and drilling can likely be conducted year-round, although there may be periods in December to March, where snow conditions at the higher elevations may temporarily impede fieldwork.

Figure 1. Location

260000
360000
5160000
5060000
93
200
12
90
15
Missoula
Philipsburg
Anaconda
Butte
Calgary
Vancouver
Seattle
Denver
UNITED STATES
GREAT PLA
0 500 1,000 Km
Legend
Basin Gulch Property
Cities
Roads
Highways
Major Roads
LANNISTER MINING
Basin Gulch, Montana, USA
Property Location
1:1,250,000
UTM N83 Zone 12
July 2021
0 30
Kilometers
APEX Geoscience Ltd.

Figure 2. Basin Gulch Claims and Patents

298000
300000
302000
5134000
5132000
5130000
N
Rock Creek
Upper
Creek Rd
Legend
Property Boundary
Patented Claims
Owner
Braach
Metesh
Nabob Holdings
USFS
Unpatented Claims
Staked in 2016
Staked in 2021
USFS Roads
Rivers
LANNISTER MINING
Basin Gulch, Montana, USA
Patented and Unpatented Claims
1:40,000
UTM N83 Zone 12
May 2022
0
0.75
1.5
Kilometers
APEX Geoscience Ltd.

The Property is located at the head of Basin Gulch and Quartz Gulch, on the northern slopes of West Fork Buttes, within the Sapphire Range of the Western Montana Rocky Mountains. This area is underlain by a series of metamorphosed Precambrian (1.5 Ga to 800 Ma) marine sedimentary rocks known as the Belt Supergroup which were intruded by Laramide-age silicic volcanics. In this area the late Cretaceous to early Tertiary Laramide orogeny resulted in the formation of the Sapphire Mountain Range. In the area of Basin Gulch, the Tertiary igneous rocks are predominantly biotite-rich rhyolites and trachytes, ash flow tuffs, and associated granites of Eocene age (~50 Ma).

Several diatreme complexes located within the igneous complex have been identified at the head of Basin Gulch. The major diatreme complex on the Property is known as the Basin Gulch or BG diatreme. Several, smaller parasitic diatremes are found throughout the Property and in the surrounding area. The BG diatreme can be described as an Eocene silicic volcanic and intrusive complex that intruded between the plates of two Precambrian thrust sheets. The gold mineralization on the Property is directly related to the diatremes and their associated structures which form the main gold target in the area.

Gold mineralization has been identified throughout the Property at or near surface in rock samples, outcrops and trenches. Drilling has confirmed that the mineralization extends to depths greater than 1,000 feet (300 m) and averages approximately 0.01 to 0.02 ounces per ton (opt). Locally higher grade zones have been identified associated with the margins of the various diatremes and with the post- and pre-diatreme dykes and faults. Interpretation of a CSAMT geophysical survey modelled the diatreme complex to extend to below the geophysical study datum of 1,500 feet (450 m). The majority of historical drilling completed on the Property has been relatively shallow and has not intersected the base of the diatreme.

Basin Gulch is interpreted to be a gold and silver intrusion related, diatreme-type deposit that is associated with, and constrained by, the structures surrounding the local diatremes. The mineralized zones are hosted in breccias associated with fracture zones found at the margins of the diatremes. The mineralization is fairly simple, with the gold varying from fine to very coarse. Test work conducted by Kappes, Cassiday & Associates on behalf of Cable Mountain Mine Inc. (CMM) in the 1990’s indicated that the gold is easily extracted using cyanidation or other gold extraction reagents. A leach recovery rate exceeding 90 percent was reported for some samples. However, due to the prohibition of open pit cyanide leach mining in Montana an alternative processing and extraction method will need to be investigated.

Historical Exploration

The Basin Gulch Project lies within the Rock Creek Mining District. The Rock Creek area is best known for it’s sapphire production. However, gold has historically been placer mined in the Basin/Quartz Gulch area since the early 1900’s. The source of the placer gold was unknown. Gold mining was intermittent with production reported in 1911, 1914 to 1928, 1934 sand 1940. Historical reports indicate that production from Basin Gulch was modest, production being impeded by a lack of water impeded. In 1948, Lynch (1948) suggested that the gold was sourced from the intrusive volcanic rocks exposed near the headwaters of Basin Creek. Sapphires have also been reportedly recovered from the placer operations in Basin Gulch (Frishman, 1992). Historical workings including excavations, mine ponds, remains of log cabins and out buildings, log and dirt dams, and hydraulic diversion structures are still found on the Property.

Modern exploration was conducted over the Property area between 1987 and 1997. In 1987, Cable Mountain Mine Inc. (CMM) discovered a large, mineralized diatreme complex in the upper drainage of the Basin Gulch which was interpreted to be the lode source of the placer gold. The area was extensively explored until 1997 resulting in the completion of 318 reverse circulation (RC) and diamond drill holes totaling over 110,000 feet (33,530 m) (Table 1.), 46 trenches totaling over 15,000 feet (4,570 m), two geophysical surveys, a soil geochemistry survey, topographic surveys, geological mapping and pre-development studies. From 1997 to 2017 the Property changed ownership several times; only desktop studies including data compilation and verification and modelling were completed during this period. The authors have reviewed and accepted the historical results as disclosed herein.

Table 1. Historical Drill hole summary

		Total Drill Holes
Company	Year	RC	DDH	RC with Core tail
CMM	1987	2
Chevron	1989	11
Cyprus	1992	5
CMM	1993	14	2	2
CMM	1994	68	2	1
CMM	1995	117
CMM	1996	50
CMM	1997	52	3
Total		319	7	3

In 1987, Rauno Perttu of CMM recognized the lode potential of the Basin Gulch area and acquired the patented claims. A large block of unpatented claims in the surrounding area was additionally staked. Two shallow holes (BG-1 and BG-2) were drilled near the upper part of the Basin Gulch drainage near the central area of the current Property. The holes targeted a suspected diatreme. Hole BG-1 was too shallow and did not intersect the diatreme. Hole BG-2 was drilled on the southwest margin of the diatreme and intersected significant shallow ore-grade gold and silver mineralization (Perttu, 2009).

The project was subsequently farmed out to Chevron Resources. Chevron’s work was clustered around, and downhill of, the discovery hole BG-2. Chevron’s exploration program included a soil geochemistry survey, 11 shallow RC holes and 13 shallow trenches. The geochemistry survey covered the area over and surrounding the placer mining. Several strong soil anomalies were identified across the soil survey including in the area of hole BG-2. Some of the soil anomalies extended beyond the boundary of the survey. The drill holes were completed in the area of hole BG-2 along what Chevron interpreted to be a mineralized high angle structure. Six of the 11 holes intersected shallow ore-grade mineralization. The remaining 5 holes did not intersect mineralization and were interpreted to be too shallow. From the trench sampling program broad zones of silver and gold mineralization were intersected in several of the trenches. The property was subsequently sold to Cyprus.

Cyprus completed an exploration program in late 1992 that included six (6) trenches and five (5) drill holes. Five (5) of the trenches were excavated in the Basin Gulch area and encountered broad zones of mineralization. However, Cyprus’s program was largely focused on a small area in Cornish Gulch located ~1.3 km (4,500 ft) northeast of the earlier drilling. The longest trench and all 5 drill holes targeted mineralization in the middle and lower hillside of ridge on the west side of Cornish Gulch near the eastern margin of the current unpatented claims. This area contained anomalous mineralization in outcrop within altered shallow rhyolitic igneous rocks. The mineralization appeared to dip gently into the hillside and did not extend to the bottom of the hill. Cyprus interpreted the mineralization to be controlled by a high-angle structure and along with the steep topographical constraints in this area drilled on the lower flank of the hill below the mineralization. Three of the five drill holes intersected anomalous mineralization. Vertical hole 92BG-C2, bottomed out at 350 feet (107 m) in continuous gold mineralization. The trench was located along the road below the hillside and largely contained colluvium. Anomalous gold mineralization was intersected over an interval of 160 feet (50 m).

Cyprus dropped the project due a corporate decision and CMM regained control of the Project in 1993.

CMM conducted exploration programs on the project from 1993 to 1997 including drilling, trench sampling, and ground geophysics. The work completed by CMM identified significant gold and silver mineralization associated with the main BG diatreme complex located at the head of Basin Gulch. Float and outcrops containing anomalous mineralization were also identified across the Property (Figures 3 and 4).

Between 1993 and 1997 CMM drilled 312 holes totaling approximately 105,000 feet (32,000 m) over the entire property, all of these holes lie within the confines of the current Property (Figures 3 and 4). The majority of holes were drilled vertically using RC rigs; 8 diamond drill holes and 4 RC holes with core tails were completed. The majority of holes (87%) were shallow with total depths less than 500 ft. The deepest hole total totalled 1,045 feet (320 m) and ended in mineralization. Additionally, 27 trenches were completed most of which were located over the main mineralized zone (Figures 3 and 4).

The results from the drilling and trench sampling programs indicated that the diatreme complex measured approximately 2,600 feet by 3,300 feet (800 by 1000 m) on the surface, and appeared to be related to other mineralized occurrences in the local area. The diatreme complex was characterized by overall low-grade gold and silver mineralization and local high-grade mineralization. Widely scattered areas of the intrusive contained base levels of gold averaging between 0.01 to 0.02 opt. Numerous holes returned anomalous results with both wide modest grade intercepts and narrower high grade intercepts (Table 2). As demonstrated by holes: BG94-05RC intersected 0.096 opt Au (3.276 g/t) over 240 feet (73 m) including a zone of 125 feet (38 m) which averaged 0.146 opt Au (4.996 g/t). Core hole (BG94-05blD) which was completed at the same location and returned comparable assays over similar intervals: 0.119 opt Au (4.064 g/t) over 197 feet (60 m) including a zone of 77 feet (23 m) at 0.279 opt Au (9.549 g/t). Other wide intercepts included hole 595-073RC with an intersection 180 feet (55 m) with an average grade of 0.029 opt (0.992 g/t) including 110 feet averaging 0.043 opt (1.471 g/t) Au; hole BG95-91RC with an intersection 370 feet (112 m) with and average grade of 0.034 opt (1.181 g/t) Au with a subsequent intersection of 100 feet (30 m) with an average grade of 0.067 opt (2.287 g/t) Au; BG94-01RC with an intersection 240 feet (73 m) averaging 0.096 opt (3.276 g/t) including 125 feet (38 m) averaging 0.0146 opt (4.996 g/t) Au.

Table 2. CMM Historical Assay Highlights from Drilling.

Hole ID	From (ft)	To (ft)	Width (ft)	Au (opt)	Ag (opt)	Au (g/t)	Ag (g/t)
BG93-08RC	0	110	110	0.048	0.651	1.641	22.323
including	0	70	70	0.063	0.694	2.162	23.793
BG93-14RC	0	80	80	0.026	0.661	0.891	22.675
BG94-01RC	10	250	240	0.096	0.789	3.276	27.036
including	100	225	125	0.146	0.486	4.996	16.677
BG94-05RC	10	250	240	0.096	0.789	3.276	27.036
including	100	225	125	0.146	0.486	4.996	16.677
BG94-05blD	25.3	221.9	197.6	0.119	0.882	4.064	30.251
including	130.5	207	76.5	0.279	0.867	9.549	29.722
BG94-12RC	60	145	85	0.052	2.721	1.771	93.297
BG94-15RC	205	310	105	0.053	0.359	1.809	12.31
including	220	290	70	0.068	0.337	2.346	11.559
BG94-33RC	40	195	155	0.022	0.316	0.765	10.839
BG94-36RC	195	275	80	0.02	0.313	0.677	10.714
BG94-55RC	70	235	165	0.024	0.241	0.806	8.268
BG94-56RC	30	165	135	0.016	0.419	0.556	14.349
BG95-003RC	70	150	80	0.028	0.161	0.96	5.529
BG95-004RC	50	215	165	0.027	0.204	0.933	6.992
BG95-008RC	65	300	235	0.089	0.3	3.052	10.286
including	125	295	170	0.114	0.319	3.923	10.951
BG95-010RC	185	270	85	0.035	0.186	1.202	6.373
including	205	270	65	0.04	0.198	1.361	6.804
BG95-034RC	70	180	110	0.039	0.416	1.322	14.275
BG95-036RC	160	240	80	0.033	0.158	1.136	5.4
BG95-037RC	215	295	80	0.031	0.321	1.071	11.014
including	225	280	55	0.037	0.395	1.284	13.527
BG95-062RC	130	320	190	0.036	0.237	1.22	8.12
BG95-067RC	140	235	95	0.044	0.2	1.523	6.857
BG95-073RC	195	375	180	0.029	0.323	0.992	11.086
and	415	525	110	0.043	0.235	1.471	8.042
BG95-084RC	50	150	100	0.022	0.079	0.744	2.709
BG95-086RC	315	420	105	0.029	0.143	0.98	4.898
BG95-091RC	35	405	370	0.034	0.302	1.181	10.36
and	425	525	100	0.067	0.447	2.287	15.326
BG96-001RC	170	245	75	0.021	0.197	0.731	6.766
BG96-015RC	380	460	80	0.017	0.171	0.574	5.871
BG97-24RC	0	130	130	0.081	0.376	2.767	12.897
including	0	60	60	0.108	0.455	3.709	15.6
FS97-04cRC	110	210	100	0.068	0.286	2.338	9.806

Figure 3. Historical Drilling on the Basin Gulch Property.

299000
300000
301000
5132000
5131000
5130000
N
Legend
Property Boundary
Patented Claims
Braach
Metesh
Nabob Holdings
USFS
Structures
Fault
Inferred Fault
dip
Geological Units
Diatreme Complex Boundary
Diatreme
Breccia Zone
Eocene Silicic Igneous
Helena & Wallace Formation
Missoula Group - Snowslip Formation, Quartzite & Siltstone
Historic Drill Collars
1987CMM
1989Chevron
1993CMM
1994CMM
1995CMM
1996CMM
1997CMM
LANNISTER MINING
Basin Gulch, Montana, USA
Historical Drillholes
1:20,000
UTM N83 Zone 12
November 2021
0
250
500
Meters
APEX Geoscience Ltd.

Figure 4. Historical Trench Locations on the Basin Gulch Property

299000
300000
301000
5132000
5131000
5130000
N
BG Diatreme
Complex
Legend
Property Boundary
Patented Claims
Braach
Metesh
Nabob Holdings
USFS
Structures
Fault
Inferred Fault
dip
Geological Units
Diatreme Complex Boundary
Diatreme
Breccia Zone
Eocene Silicic Igneous
Helena & Wallace Formation
Missoula Group - Snowslip Formation, Quartzite & Siltstone
Historical trenches
Historical sampling pits
LANNISTER MINING
Basin Gulch, Montana, USA
Historical Trenches
1:20,000
UTM N83 Zone 12
November 2021
0
250
500
Meters
APEX Geoscience Ltd.

Nearby shallow much smaller diatreme zones appear to be adjacent outliers to the main diatreme complex. These outliers are associated with an inferred controlling fault zone that may also be an important control for the main diatreme and for some of the inferred veins. Two of these smaller adjacent diatremes appear to contain near-surface “boiling zones”, and contain high-grade gold and silver mineralization. CMM also reported that anomalous mineralization occurred along structural zones projecting potentially several miles outward from the Basin Gulch mineralized area.

Surface sampling indicated that the mineralization extends across an area of at least 8,000 feet by 14,000 feet (2,400 by 4,300 m) encompassing an area of approximately 2,600 acres (1,052 hectares). Outside of this area of mineralization, geochemical anomalies associated with favorably altered, shattered quartzites and igneous rocks indicated the potential area of mineralization may extend to cover approximately 4,500 acres (1,821 hectares; Perrtu, 1997).

Two geophysical surveys were completed by CMM in 1993 and 1994.

In 1993 a VLF (Very Low Frequency) survey was completed by W.I. Van der Poel of Missoula, MT. This report or data were not available for inspection however, DBA, 2009 and Perttu, 2017 report that the results of the survey were confusing. The general geologic interpretation reported by the geophysicist was somewhat consistent with the local geologic mapping however the lack of detail provided with the interpretation made the survey data un-useable. There is no record of the location of the VLF lines negating the possibility of re-interpretation or correlation with the geology.

In July 1994, Zonge Engineering and Research of Tucson, AZ was contracted to complete a series of Controlled Source Audiofrequency Magnetotelluric (CSAMT) geophysical survey lines across the top of the mineralized zone. These lines clearly delineate the location of the highly conductive diatreme (Figure 5). The survey was completed along seven (7) lines that were located on or near the Basin Gulch Diatreme. A total of 214 stations were read at frequencies from 8,192 Hz to 2 Hz. The interpretation of the CSAMT data included a correlation to the geology of the area (Zonge, 1994).

The CSAMT data indicated that the highly conductive and altered portions of the diatreme extend to the depth of the survey, approximately 1,500 feet (450 m) below the surface. This was interpreted to indicate that the breccia pipe extends well past 1,500 feet (450 m) depth with a consistent electrical signature.

The CSAMT geophysical survey may have traced the location of the main cross-fault.

The geophysics shows a paired high-conductivity zone, which crosses the diatreme surface expression from northeast to southwest. The high-conductivity zone may be offset by a younger, northwest-trending right-lateral, strike-slip fault, which appears to have post-diatreme movement. This younger fault follows the Basin Gulch drainage, and is suggested by a possible offset of the two parallel high-conductivity zones in the geophysical data, by possible similar sense surface offsets of the diatreme, and by post-diatreme faulting seen in core hole BG94-37C, at the projection of the proposed fault. Morphologic and lithologic changes across the projection of the proposed fault are consistent with this interpretation. The fault appears to post-date diatreme emplacement but pre-date mineralization (Perttu, 1997).

Figure 5. Portion of Line BL-4 showing a representative section through the diatreme as imaged by CSAMT.

Additionally various CSAMT cross-sections indicate the presence of small parasitic diatremes that emanate from the main eruptive center and appear to be connected at depth. These small diatremes are consistent with small features that have been mapped at the surface.

Zonge summarized the results of the survey as follows (Zonge, 1994):”… On all lines, the area outlined as the diatreme on the surface geology map is seen to be conductive on the northern two-thirds of the diatreme, and more resistive on the southern portion. The conductive zone is bounded by a strong narrow resistor. (…)

The mapped southern boundary of the diatreme on lines BL-1, BL-2, and BL-4 is associated with a weak, locally resistive zone in the CSAMT data. Lines BL-3 and BL-5 do not cross the southern boundary of the diatreme. The northern boundary of the diatreme is less well-defined in the CSAMT data; the change in resistivity to the north is more gradual, and is associated primarily with deep changes in resistivity. These deeper changes, best seen on Plate 8, form a “bench” near the northern limit of the diatreme.

On the lines that crossed it, the contact between the Tertiary intrusive (on the north) and the Missoula Group (on the south) is associated with a locally resistive zone. This contact does not show as much resistivity contrast as the contact described above within the diatreme.

In general, Line BL-4 (Plate 7) shows the best overall picture of the subsurface electrical resistivity structure at this site; a large low resistivity zone, extending from station 0 to station 1700, bounded sharply on the south and more gradually on the north. A large resistive zone extends from station 1700 to the south, and a very steep dip to the north is indicated.

Near the southern end of Line BL-4, a strong low resistivity zone is seen from approximately station 4000 to 4600. This conductive anomaly is bounded on the south by a narrow resistive feature, similar to the resistive-conductive contact within the diatreme itself. This conductive zone apparently does not extend far enough west to be detected on Line BL-2.

It is very important to note that static effects (from very near-surface features) and high contact resistance definitely influenced the data on this project. These effects also provide information, however, and the interpretation has been made on the basis of both raw Cagniard resistivity and static-corrected resistivity. The raw data provide surface and very near-surface information, while the static-corrected data de-emphasize shallow features in order to delineate deeper resistivity structures…”

In 1996, Kinross became interested in acquiring the property from CMM. Kinross completed a review of the project in 1996-1997 which included re-logging of the available core holes and over 200 RC holes, re-assaying 275 sample intervals and metallurgical testing. The re-assay samples were sent to American Assay Labs, Sparks (NV). Results confirmed the original assays reported by CMM. The re-logging confirmed that mineralization was ubiquitous in all rocks with no one rock type having preferential mineralization. Higher grade mineralization was found to be associated with the marginal areas and edges of the intrusive volcanics (Kinross, 1997; Perttu, 1997). The sale of the property was never competed due to the passing of Citizens Initiative Cl-137 in 1998 and a coincidental drop in gold prices. Citizens Initiative Cl-137 banned cyanide leach processing from open pit gold operations in Montana and was effectively seen by most mining companies as a moratorium on large-scale open-pit gold mining in the State. Shortly thereafter, in 1997, CMM ceased its activities and terminated its lease on the Metesh property. Between 1997 and 2006 the Metesh property remained dormant. The authors have reviewed and accepted the historical results as disclosed herein.

Exploration Conducted by Lannister

In 2021 Lannister conducted an exploration program on the Basin Gulch Property. The exploration work included the reconnaissance of historical trenches and drill holes, the collection of 126 rock samples and 1,562 soil samples, along with a ground geophysical survey.

The reconnaissance work and sampling program was completed between May 30 and July 5, 2021. During the reconnaissance program the crew was tasked with trying to locate and identify historical trenches that were ortho-rectified from historical maps. The majority of the historical trenches on the Property have been reclaimed so they were difficult to locate. Only 2 instances of trenches that match historical records were identified in the field. However, 47 additional trenches were identified in the field that were not on the historical maps as well as 41 small sample pits scattered throughout the Property (Figure 4). The majority of the newly identified trenches are located with the main diatreme complex northeast of the previously orthorectified historical workings.

In the summer of 2021, soil samples were collected on a grid centered over the patented claims but extending onto the BLM mineral claims. The soil grid covered an area of 1.7 km by 2.0 km covering the BG diatreme complex and extending southwards. A total of 1,247 soil samples were collected including 65 duplicates. The samples were analysed for 61 elements using the ultra-sensitive Ionic Leach method at ALS Global, Vancouver, BC, Canada (ALS). The ionic leach technique is designed to detect and define subtle, low level anomalies and is very useful where conventional geochemical techniques may be ineffective due to the presence of overburden deposits. Ionic leach sampling identifies geochemical anomalies that are typically weak but the anomalies are in sharp contrast to background values. Additionally anomalies identified by ionic leach sampling tend to be spatially coherent indicating that the anomaly is related to a bedrock signature rather than overburden noise.

The results of the 2021 soil sampling program show an anomalous response in Au and Ag related to the BG diatreme and edge of the diatreme (Figures 6 and 7). Further work is needed to assess the relationship between the anomalous Au responses and the historical ground disturbance in this area. Preliminary PCR (Principal Component Regression) analysis of the data did not identify any strong positive correlations between Au or Ag and other pathfinder elements. A general association between anomalous Au and low Ca was observed which may indicate a correlation between anomalous gold and decalcified areas. A correlation between anomalous gold and high As and Sb results is evident within the diatreme. Detailed interpretation of the soil sampling results should be completed.

Additional anomalies were also identified by the soil sampling program (Figures 8 and 9). A coherent Au and As anomaly is located approximately 500 m south of the BG diatreme in an area that was the focus of historical drilling and trenching. The anomaly measures approximately 500 m by 500 m. Smaller gold anomalies are also evident to the southwest and southeast of the BG diatreme.

Figure 6. Ionic Leach soil sample results – Au (ppb)

299000
300000
Quartz Gulch
5131000
5130000
N
Legend
Property Boundary
Patented Claims
Braach
Metesh
USFS
Diatreme Complex Boundary
* for detailed geology legend see Figure 7.2
Ionic Leach Soil - Au (ppb)
0 - 1.0
1.0 - 5.0
5.0 - 10.0
10.0 - 50.0
>50.0
LANNISTER MINING
Basin Gulch, Montana, USA
Ionic Leach Soils - Au (ppb)
1:15,000
UTM N83 Zone 12
November 2021
0
400
Meters
APEX Geoscience Ltd.

Figure 7. Ionic Leach soil sample results – Ag (ppb)

299000
300000
5131000
5130000
Quartz Gulch
N
Legend
Property Boundary
Patented Claims
Braach
Metesh
USFS
Diatreme Complex Boundary
* for detailed geology legend see Figure 7.2
Ionic Leach Soil - Ag (ppb)
0.3 - 10
10 - 50
50 - 100
100 - 500
>500
LANNISTER MINING
Basin Gulch, Montana, USA
Ionic Leach
Soils - Ag (ppb)
1:15,000
UTM N83 Zone 12
November 2021
0
400
Meters
APEX Geoscience Ltd.

Figure 8. Ionic Leach soil sample results – As (ppb)

299000
300000
Quartz Gulch
N
5131000
5130000
Legend
2021 Property Boundary
Patented Claims
Braach
Metesh
USFS
Diatreme Complex Boundary
Ionic Leach Soil - As (ppb)
<50
50 - 100
100 - 250
250 - 500
>500
* for detailed geology legend see Figure 7.2
LANNISTER MINING
Basin Gulch, Montana, USA
Ionic Leach
Soils - As (ppb)
1:15,000
UTM N83 Zone 12
November 2021
0
400
Meters
APEX Geoscience Ltd.

Rock samples were collected during the soil program. Rock samples were collected from float samples, outcrop exposures and historical trenches across the soil grid area. A total of 126 rock samples including 3 duplicates were collected. Anomalous gold assays were recovered across the Property associated with the historical workings in and around the BG diatreme and other historically active areas including the anomalous areas identified by the soil sample survey (Figure 9).

Samples collected within and along the southwest edge of the BG diatreme returned up to 3.43 ppm Au with 10 samples returning >0.5 ppm Au. The samples were mainly collected from float and consisted of silicified volcaniclastic rocks and quartzite that exhibited limonite and hematite.

Samples collected to the southwest of the BG diatreme returned up to 3.72 ppm Au with 6 samples in the area returning >0.5 ppm Au. Sample D239174 which returned 3.72 ppm Au also returned 124 ppm Ag. This sample was collected from, a historical trench and consisted of a silicified pink quartzite breccia. The vein surfaces were limonite rich. A secondary vein containing drusy quartz contained hematite.

Samples collected approximately 500 m south of the BG diatreme in the area associated with the Au-in-soil anomaly and historical workings returned up to 3.72 ppm Au with 6 samples returning >1.0 ppm Au. Samples consisted largely of float samples of vuggy and/or brecciated quartz veins showing hematite, limonite and goethite alteration.

Lannister conducted a ground magnetics survey over the Basin Gulch property between January 31st and February 27th, 2021 (Figure 10). The survey was focused over the BG diatreme, other historical workings and areas identified as highly prospective for gold and silver mineralization. The survey was completed using a high sampling rate paired with closely spaced survey lines to produce a high-resolution magnetics map over the Property.

The ground magnetics survey grid consisted of 120 survey lines: traverse lines were oriented east west and spaced 50 metres (m) apart; with infill lines offset at 25 m from the main grid. Survey lines of variable length between 1,100 m and 1,750 m were used to avoid avalanche prone areas of the Property. The survey totalled 129.76 line-km of magnetic survey data, covering approximately 530 hectares. Several areas of the Property remained inaccessible at the time of surveying due to extensive snow cover and avalanche danger.

Figure 9. Rock sample assay results – Au (ppm)

Figure 10. 2021 Residual Magnetic Intensity (RMI) with Upward Continuation filter of 10 m and Reduced to Pole (RTP)

Smoothing and enhancement filters were applied to the Residual Magnetic Intensity (RMI) to highlight and attenuate high-frequency signals and enhance the signals originating from geological sources. Regional trends on the Property were best highlighted using an upward continuation (UC) filter at 10 m to minimize the high-frequency responses and a Reduce to Pole (RTP) algorithm which places the peak of the response over the anomaly producing it (Figure 10). The processed geophysical data show that the major, northeast trending fault crossing the Property and the BG diatreme are associated with a low amplitude magnetic response. Mineralization within and along the margins of the BG diatreme is also associated with a low amplitude magnetic response.

No drilling has been completed on the Property by Lannister. A trenching and trench sampling program is currently in progress.

Exploration Plan for the Property

We are planning to engage in a two-phase exploration program. The details of our proposed exploration program are as follows

Phase 1

The Phase 1 exploration program should include surface exploration, drilling and mineral resource estimation. The surface exploration program should consist of detailed geological mapping, prospecting, and a structural interpretation of the Property. Sampling should be completed over a total of 10 trenches totalling 5,000 m.

Phase 2

Phase 2 of the exploration program will be contingent on the results of Phase 1 and is recommended to proceed upon the successful delineation of a maiden mineral resource estimate. Phase 2 exploration should include follow-up exploration and expansion drilling of 20 drill holes totalling approximately 4,000 m. The proposed budget to complete Phase 2 is approximately $2,600,000 (Table 18.1).

Our Competitive Strengths

We believe that the following competitive strengths contribute to our success and differentiate us from our competitors:

●	We have an experienced management team comprised of experienced mining executives and operators with a strong history of de-risking and delivering results

●	We have a large consolidated land package with a significant history of conducted exploration work. Data from this historical work is readily available and in good standing allowing its use in future updated SK-1300 versions.

●	The historical work shows that there’s extensive exploration upside in multiple directions.

●	Our land package primarily sits on coveted ‘patented’ land claims which require minimal permitting. This allows the company to mobilize works crews for exploration and development versus ‘unpatented’ land claims which require additional permitting steps.

●	Our land package is 16 miles by road from Philipsburg, Montana with and experienced work force and 55 miles by road from Butte, Montana a large city center

●	Our land package is also away from and key waterways that are used for fishing.

●	Existing infrastructure is close by including paved highways and power.

Our Growth Strategies

We have developed a strategic plan for further exploration and development of the project that includes the following milestones:

●	Drilling to support of maiden Mineral Resource Estimate the grade and tonnage of gold and silver material

●	A Preliminary Economic Assessment to substantiate the required engineering and economic benefits

●	Continued drilling and technical work to de-risk the Project as part of the necessary steps towards mining potential

Seasonality

The Basin Gulch property is accessible by road and can be accessed year-round provided adequate vehicles and snow clearing occurs during the winter season. The Project can be worked and accessed 12 months per year provided adequate measures are realized during the winter months from December to March. The area does not suffer from heavy precipitation during the summer and is not hampered by heavy snowfall during the winter. Access and work can continue throughout the year and is not hampered by seasonality issues from weather and climate. Although, winter work programs and are subject to higher costs and logistical concerns due to freezing temperatures and snow clearing. Winter programs are adequate for exploration drilling but not suitable for ground sampling due to frozen and snow covered terrain.

Competition

We face intense competition in the mineral exploration and exploitation industry on an international, national and local level. We compete with other mining and exploration companies, many of which possess greater financial resources and technical facilities than we do, in connection with the exploration and mining of suitable properties and in connection with the engagement of qualified personnel. The mining industry is fragmented, and we are a very small participant in this sector. Many of our competitors explore for a variety of minerals and control many different properties around the world. Many of them have been in business longer than we have and have established more strategic partnerships and relationships and have greater financial accessibility than we have. We believe that we can mitigate these factors through recruiting or retaining qualified employees and acquiring the necessary capital to fund operations and further develop the company’s exploration properties.

We are also subject to competition from other large national and international mining companies such as Hecla Mining Company and Barrick Gold Corporation. Barrick Gold Corporation currently operates the Golden Sunlight Mine in Montana which has been operating for several decades and has gone through various expansions and changes in ownership. Hecla Mining is exploring two properties in Montana.

Intellectual Property

We do not have any registered intellectual property rights.

Facilities

Our corporate address is Suite 1500, 1055 West Georgia Street, Vancouver, British Columbia V6E 4N7. Currently, we do not maintain any office or operational facilities other than an on-site storage facility for our core samples, which we lease at a nominal fee. We believe that we will be able to obtain adequate facilities, principally through leasing, to accommodate our future expansion plans.

Employees

We do not have any employees at this time.

Currently, all of our executive officers and advisers work for us as independent contractors under consulting agreements. These agreements typically include a confidentiality covenant that requires consultants to protect our confidential information during their engagement with us. In addition, these consulting agreements include typical non-compete clauses that prohibit the consultants from entering into competitive employment relationships while they are working for us.

Insurance

We currently insure our directors and officers through Zurich D&O insurance policy. We currently do not insure against mine exploration and development risks.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. There are no legal proceedings material to the Company that the Company is or was a party to, or that any of its property is or was the subject of, since the beginning of the Company’s most recently completed financial year. In addition, the Company is not currently aware of any such legal proceedings being contemplated.

REGULATIONS OF OUR INDUSTRY

Mining operations and exploration activities in the United States are subject to various federal, state and local laws and regulations which govern prospecting, development, mining, production, exports, taxes, labor standards, occupational health, waste disposal, protection of the environment, mine safety, hazardous substances and other matters.

Our activities are subject to environmental regulations in the jurisdiction in which we operate. Environmental legislation generally provides for restrictions and prohibitions on spills, releases or emissions into the air, discharges into water, management of waste, management of hazardous substances, protection of natural resources, antiquities and endangered species and reclamation of lands disturbed by mining operations. Certain types of operations require the submission and approval of environmental impact assessments. Environmental legislation is evolving in a manner involving stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees. Compliance with environmental laws and regulations and future changes in these laws and regulations may require significant capital outlays, cause material changes or delays in our current and planned operations and future activities and reduce the profitability of operations.

Examples of current U.S. federal laws which may affect our current operations and may impact future business and operations include, but are not limited to, the following: the Comprehensive Environmental, Response, Compensation, and Liability Act, the Clean Air Act, the National Environmental Policy Act and the Clean Water Act.

The primary agency that governs the exploration and mining of reserves that may be identified in the future, in the state of Montana on private lands is the Montana Department of Environmental Quality (“DEQ”). The U.S. Department of the Interior Bureau of Land Management (“BLM”) manages the exploration, development and production of Montana’s mineral resources on federally-owned lands, and implements policies and programs respecting their exploration, development and production, while at the same time protecting the environment. Exploration, development and production of unpatented mining claims is regulated by the BLM. The exploration, development and production of patented mining claims is regulated by the DEQ.

State mining regulations apply to both private (patented) and public (unpatented) lands in Montana. An Exploration License is required to complete all mineral exploration activities that may involve surface or subsurface disturbance. To acquire an exploration license the company must submit a plan of operations including the area to be explored, location and type of planned exploration activities (i.e. drill holes, trenches) and a disturbance reclamation plan. A reclamation bond as determined by the Department of Environmental Quality must be posted. Once approved an exploration license is renewable annually by filing an annual report and payment of a $25 fee. An Exploration License is not a mining permit and cannot be used for mining. There are no defined review times but typically approvals are processed within 30-45 days. The Company currently holds a valid exploration license (License #00875) to conduct drilling and trenching within the patented mining claims.

A stormwater permit is required and filed with the state of Montana weekly when active. A Notice of Intent (NOI) is required and can be filed online along with a stormwater pollution prevention plan. Both also filed with the state of Montana. A temporary water use permit is also required and is filed with the state of Montana. The Company currently has a valid stormwater permit.

For small scale mining and test mining operations a Small Miner’s Exclusion Statement (SMES) can be obtained. The SMES process is much faster and simpler than the permitting process for an Operating Permit which is required for larger mines in Montana. The SME allows for ≤ 5 acres of disturbance at up to 2 sites if they are ≥ 1mile apart. The application must include a plan of operations containing a map and a reclamation plan. A reclamation bond and/or performance bond may be assessed by the DEQ and the federal agency. There is no application or renewal fee for SMES. A SMES can be obtained within months of filing of an application.

In 1998, Montana passed a statute strictly prohibiting the use of cyanide heap and vat leach open pit mining. Citizens Initiative Cl-137 states:

“...82-4-390. Cyanide heap and vat leach open-pit gold and silver mining prohibited.

(1) Open-pit mining for gold or silver using heap leaching or vat leaching with cyanide ore-processing reagents is prohibited except as described in subsection (2).

(2) A mine described in this section operating on November 3, 1998, may continue operating under its existing operating permit or any amended permit that is necessary for the continued operation of the mine…”

We are aware of this law and aim to develop this deposit in accordance with the regulations.

We believe that we are and will continue to be in compliance in all material respects with applicable statutes and the regulations passed in the United States. There are no current orders or directions relating to our company with respect to the foregoing laws and regulations.

MANAGEMENT

Directors and Executive Officers

The following table sets forth certain information regarding our directors and executive officers.

NAME	AGE	POSITION
James Greig(3)	54	Chief Executive Officer and Director, Chair of the Nominating and Corporate Governance Committee
Kelvin Lee	46	Chief Financial Officer and Corporate Secretary
Mario Vetro	38	Director
Victore Cantore(2)(3)	58	Independent Director
Abraham Max Zaretsky(1)(3)	45	Independent Director
William Randall(1)(2)	45	Independent Director, Chair of the Audit Committee
Joanne Price(1)(2)	51	Independent Director, Chair of the Compensation Committee

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee.

James Greig. Jim Greig brings his 25 years of experience advancing and developing projects to production scenarios. Mr. Greig possesses significant technical, financial, and project management abilities to aggressively advance Lannister as a top-tier precious metals company. He is currently a founder and President at Benchmark Metals, advancing a multi-million ounce gold-silver project in north-central British Columbia, Canada. Mr. Greig has a track record of advancing large scope and scale mineral projects with the assistance of significant capital from major institutions and funds. Mr. Greig holds an MBA from the University of Calgary, a BA in Geography from Carleton University, and possesses 25 years of experience in the resource sector, including advancement of the 5 million ounce Esaase Gold Project in West Africa as a member of mine development team at Keegan Resources Inc. (now Galiano Gold). Other resource sector engagements include the Hunter-Dickinson Group, Kennecott Canada, Breakwater Resources Ltd., McIntosh Engineering and Stantec Engineering.

Kelvin Lee. Kelvin Lee has over 15 years of extensive financial management experience with publicly traded companies. He is formerly CFO of Freeman Gold Corp. and prior, had progressively senior roles from Corporate Controller, VP Finance and Administration to Chief Financial Officer, for a TSXV listed gold producer with $400 million in revenue over nine years. His responsibilities included development and execution of financial strategy and operations, including regulatory reporting, financial planning and analysis, treasury, tax and audit. He also held prior Controller positions in the mining industry with various publicly traded companies including Prodigy Gold Inc. that was acquired for $340 million. Mr. Lee is currently CFO and Director of MegaWatt Lithium and Battery Metals Corp. (formerly, Walcott Resources Ltd.); CFO and Director of Karam Minerals Inc.; and CFO of Mantaro Silver Corp. Mr. Lee is a CPA, CGA (British Columbia).

Mario Vetro. Mario Vetro is an experienced investor and financier. He specialized in structuring and raising growth capital for resource companies. He is currently a Partner at Vancouver based merchant bank, Commodity Partners, which co-founded TSX listed K92 Mining Inc., resulting in the renowned world glass gold discover and mining operation at Kainantu in Papua New Guinea. Mr. Vetro is a graduate of UBC with a major in Political Science.

Victor Cantore. Victor Cantore is a seasoned capital markets professional specializing in the resource and high-tech sectors. Mr. Cantore has over 25 years of advisory and leadership experience, having begun his career in 1992 as an investment advisor and then moving into management roles at both public and private companies. Mr. Cantore has organized and structured numerous equity and debt financings, mergers and acquisitions, joint venture partnership sand strategic alliances. Serves on the boards of various companies both private and public.

Abraham Max Zaretsky. Abraham “Max” Zaretsky is a graduate of Columbia University and holds a Juris Doctorate from Nova Southeastern University, magna cum laude and with Honors. Mr. Zaretsky has over 18 years of experience constructing funding and financing solutions for individuals and companies, both public and private, through private placement. Mr. Zaretsky created Zemaso Management Company, which opened and operated its first private investment fund nearly 17 years ago, and continues to operate to this day, regularly completing multimillion dollar real estate financing and investment transactions. Through one of the transaction created and managed by Mr. Zaretsky, he formed a group which acquired the Basin Gulch mining project in Montana, and has managed it for the past several years, leading to its acquisition by Lannister Gold Ltd. Mr. Zaretsky is an actively practicing attorney in his private practice in West Palm Beach, Florida, specializing in business and real estate matters. Mr. Zaretsky has served, and continues to serve, on a number of board of directors, both charitable and for profit, including a number of property associations within South Florida.

William Randall.William Randall is a professional geologist with over 20 years of experience in the mining and mineral exploration industry.

One of the early movers in the lithium brine industry, where he acquired, discovered and developed the Sal de los Angeles lithium brine project in Argentina. During his time running Sal de los Angeles, approximately $70M was raised for the development of the project which he led through resource development, feasibility, mine permitting and initial construction before being sold in an all-cash deal for $265M.

He has been involved in raising over $200M and the successful development of several mining projects, including joint ventures with majors and national governments. Mr. Randall was raised in Argentina, before moving to Canada where he completed a BSc (Geology) and MSc. (Economic Geology) at the University of Toronto.

Joanne Price. Joanne Price, M.Sc., MBA, P.Geo., has 20+ years of experience as an exploration geologist and project manager. She has worked on multiple gold, poly-metallic, and graphite projects in the USA, Australia, and Canada. During her career, she has managed multi-million-dollar exploration programs overseeing technical direction, budgets, and operations. She has extensive experience in field operations, drill programs, technical database administration, land management, community relations, and exploration permitting in multiple jurisdictions.

No family relationship exists between any of our directors and executive officers. There are no arrangements or understandings with major shareholders, customers, suppliers or others pursuant to which any person referred to above was selected as a director or member of senior management.

Board of Directors

The NYSE American listing rules generally require that a majority of an issuer’s board of directors must consist of independent directors. Our board of directors currently consists of six (6) directors, James Greig, Joanne Price, Mario Vetro, Victor Cantore, Abraham “Max” Zaretsky, and William Randall. Except James Greig and Mario Vetro, the rest of the board is independent within the meaning of NYSE American’s rules. We plan to enter into independent director agreements with each of them. As a result of these appointments, our board of directors consists of six (6) directors, four (4) of whom will be independent within the meaning of the NYSE American’s rules.

A director is not required to hold any shares in our company to qualify to serve as a director. Our board of directors may exercise all the powers of our company to borrow money, mortgage or charge its undertaking, property and uncalled capital, and to issue debentures, bonds and other securities, subject to applicable stock exchange limitations, if any, whenever money is borrowed or as security for any debt, liability or obligation of our company or of any third-party.

Board Committees

We have already established an audit committee of our board of directors. Immediately prior to, and subject to, the closing of this offering, we intend to establish a nominating and corporate governance committee of our board of directors. We intend to adopt a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee

The members of our Audit Committee are Abraham “Max” Zaretsky, William Randall and Joanne Price, each of whom satisfies the “independence” requirements of Rule 10A-3 under the Exchange Act and NYSE American’s rules, with William Randall serving as the chairman. All members are considered to be financially literate. Our board has determined that William Randall is an “audit committee financial expert” as defined by applicable SEC rules and has the requisite financial sophistication as defined under the applicable NYSE American rules and regulations. The audit committee oversees our accounting and financial reporting processes and the audits of the financial statements of our company.

A member of the Audit Committee is independent if the member has no direct or indirect material relationship with our company. A material relationship means a relationship which could, in the view of our Board, reasonably interfere with the exercise of a member’s independent judgment.

A member of the Audit Committee is considered financially literate if he or she has the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by our company.

The audit committee will be responsible for, among other things: (i) retaining and overseeing our independent accountants; (ii) assisting the board in its oversight of the integrity of our financial statements, the qualifications, independence and performance of our independent auditors and our compliance with legal and regulatory requirements; (iii) reviewing and approving the plan and scope of the internal and external audit; (iv) pre-approving any audit and non-audit services provided by our independent auditors; (v) approving the fees to be paid to our independent auditors; (vi) reviewing with our chief executive officer and chief financial officer and independent auditors the adequacy and effectiveness of our internal controls; (vii) reviewing hedging transactions; and (viii) reviewing and assessing annually the audit committee’s performance and the adequacy of its charter.

Compensation Committee

The Compensation Committee consists of three members: Victor Cantore, William Randall and Joanne Price. Each of the Compensation Committee members are considered independent pursuant to the “independence” requirements of Rule 10C-1 under the Exchange Act and NYSE American’s rules, with Joanne Price serving as the chairwoman. Each member of the Compensation Committee has business and other experience which is relevant to their position as a member of the Compensation Committee. By virtue of having differing professional backgrounds, business experience, knowledge of our industry, knowledge of corporate governance practices and, where appropriate, service on compensation committees of other reporting issuers and experience interacting with external consultants and advisors, the members of the Compensation Committee are able to make decisions on the suitability of our compensation policies and practices. See “Directors and Officers” for a description of each Compensation Committee members experience and education.

While the Board is ultimately responsible for determining all forms of compensation to be awarded to executive officers and directors, the Compensation Committee will, when appropriate, review our compensation philosophy, policies, plans and guidelines and recommend any changes to the Board. See “Executive Compensation” for a discussion of, among other things, the process by which the Compensation Committee in collaboration with the Board determines the compensation of our directors and officers.

The compensation committee will be responsible for, among other things: (i) reviewing and approving the remuneration of our executive officers; (ii) making recommendations to the board regarding the compensation of our independent directors; (iii) making recommendations to the board regarding equity-based and incentive compensation plans, policies and programs; and (iv) reviewing and assessing annually the compensation committee’s performance and the adequacy of its charter.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of James Greig, Victor Cantore and Abraham “Max” Zaretsky. James Greig serves as chairman of the nominating and corporate governance committee. The nominating and corporate governance committee will assist the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees.

The nominating and corporate governance committee will be responsible for, among other things: (i) identifying and evaluating individuals qualified to become members of the board by reviewing nominees for election to the board submitted by shareholders and recommending to the board director nominees for each annual meeting of shareholders and for election to fill any vacancies on the board; (ii) advising the board with respect to board organization, desired qualifications of board members, the membership, function, operation, structure and composition of committees (including any committee authority to delegate to subcommittees), and self-evaluation and policies; (iii) advising on matters relating to corporate governance and monitoring developments in the law and practice of corporate governance; (iv) overseeing compliance with our code of ethics; and (v) approving any related party transactions.

The nominating and corporate governance committee’s methods for identifying candidates for election to our board of directors will include the solicitation of ideas for possible candidates from a number of sources - members of our board of directors, our executives, individuals personally known to the members of our board of directors, and other research. The nominating and corporate governance committee may also, from time-to-time, retain one or more third-party search firms to identify suitable candidates.

In making director recommendations, the nominating and corporate governance committee may consider some or all of the following factors: (i) the candidate’s judgment, skill, experience with other organizations of comparable purpose, complexity and size, and subject to similar legal restrictions and oversight; (ii) the interplay of the candidate’s experience with the experience of other board members; (iii) the extent to which the candidate would be a desirable addition to the board and any committee thereof; (iv) whether or not the person has any relationships that might impair his or her independence; and (v) the candidate’s ability to contribute to the effective management of our company, taking into account the needs of our company and such factors as the individual’s experience, perspective, skills and knowledge of the industry in which we operate.

Duties of Directors

In accordance with the provisions of the BCBCA our directors and officers are required to (i) act honestly and in good faith with a view to the best interests of the Company; (ii) exercise the care, diligence and skill that a reasonably prudent individual would exercise in comparable circumstances; (iii) act in accordance with the BCBCA and its regulations; and (iv) subject to (i)-(iii), act in accordance with the Articles of the Company.

Conflicts of Interest

Certain of the directors and officers of our company are directors or officers of, or have significant shareholdings in, other mineral resource companies and, to the extent that such other companies may participate in ventures in which we may participate or may wish to participate, our directors may have a conflict of interest in negotiating and concluding terms respecting the extent of such participation. Such other companies may also compete with us for the acquisition of mineral property rights. In the event that any such conflict of interest arises, a director or officer who has such a conflict will disclose the conflict to a meeting of our directors and, if the conflict involves a director, the director will abstain from voting for or against the approval of such a participation or such terms. In accordance with the BCBCA, the directors of the Company are required to act honestly, in good faith and in the best interests of the Company. In appropriate cases, we will establish a special committee of independent directors to review a matter in which several directors, or management, may have a conflict. From time to time, several companies may participate in the acquisition, exploration and development of natural resource properties thereby allowing their participation in larger programs, permitting involvement in a greater number of programs and reducing financial exposure in respect of any one program. It may also occur that a particular company will assign all or a portion of its interest in a particular program to another of these companies due to the financial position of the company making the assignment.

Terms of Directors and Officers

Our officers are appointed by and serve at the discretion of our board of directors. The term of office of a director upon election or appointment shall cease at the close of the first annual meeting of shareholders following his or her election or appointment, provided that if no directors are elected at such annual meeting, he or she shall continue in office until his or her successor is elected or appointed. Pursuant to the BCBCA a person cannot act as a director of a company unless that person is an individual who is qualified to do so. The following persons are disqualified by the BCBCA from being a director of our company: (i) any individual who is less than 18 years of age; (ii) any individual found by a court, in Canada or elsewhere, to be incapable of managing the individual’s own affairs, unless a court, in Canada or elsewhere, subsequently finds otherwise; (iii) a person in respect of whom a certificate of incapability is issued under the Adult Guardianship Act, unless the certificate is subsequently cancelled under section 37 (4) of the Adult Guardianship Act; (iv) an undischarged bankrupt; and (v) an individual convicted in or out of British Columbia of an offence in connection with the promotion, formation or management of a corporation or unincorporated business, or of an offence involving fraud, unless certain enumerated criteria are satisfied.

Employment and Indemnification Agreements

The Company has entered into consulting agreements with our executive officers, who are all are employed as consultants. The consulting agreements can be terminated by the Company without cause upon the payment of thirty-six months’ service fees in lieu of such notice and an amount equal to thirty-six months’ board fees, such service and board fees to be paid in a lump sum, immediately upon termination, to the consultant on the sole condition that the consultant delivers to the Company a signed release. In addition, the consulting agreements can be terminated by the consultant, at any time, following a change of control.

We expect to enter into indemnification agreements with our directors and executive officers, pursuant to which we will agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

Compensation of Directors and Officers

For the fiscal year ended September 30, 2025, we paid aggregate compensation of approximately C$144,000 (approximately US$103,396) to our directors and executive officers as a group. We did not pay any other cash compensation or benefits in kind to our directors and executive officers. We have not set aside or accrued any amount to provide pension, retirement or other similar benefits to our directors and executive officers. Our board of directors may determine compensation to be paid to the directors and the executive officers. The compensation committee will assist the directors in reviewing and approving the compensation structure for the directors and the executive officers. For information regarding share awards granted to our directors and executive officers, see “Options and Other Rights to Purchase Securities of Our Company.”

Options and Other Rights to Purchase Securities of Our Company

2021 Stock Option Plan

A Stock Option Plan was approved by our Board of Directors effective as of October 13, 2021. The principal purpose of the Stock Option Plan is to advance our interests by encouraging our directors, employees and consultants, and our subsidiaries or affiliates, if any, by providing them with the opportunity, through options, to acquire Common Shares in the capital of our company, thereby increasing their proprietary interest in our company, encouraging them to remain associated with us and furnishing them with additional incentive in their efforts on our behalf in the conduct of our affairs.

Purposes of Plan: The principal purpose of the Stock Option Plan is to advance our interests by encouraging our directors, employees and consultants and of our subsidiaries or affiliates, if any, by providing them with the opportunity, through options, to acquire our Common Shares in the capital, thereby increasing their proprietary interest in our company, encouraging them to remain associated with us and furnishing them with additional incentive in their efforts on our behalf in the conduct of our affairs.

Administration of the Plan: The Stock Option Plan is administered by our Board of Directors, which has full and final authority with respect to the granting of all options thereunder.

Eligible Persons: Options may be granted under the Stock Option Plan to our service providers and affiliates, if any, as the Board of Directors may from time to time designate.

Shares Available Under the Plan: Options give the option holder the right to acquire from us a designated number of Common Shares at a purchase price that is fixed upon the grant of the option. The Stock Option Plan provides that the aggregate number of securities reserved for issuance under the Stock Option Plan, combined with any other compensation securities of our company, will not exceed 10% of the number of Common Shares issued and outstanding from time to time. The exercise prices will be determined by the Board of Directors, but will, in no event, be less than the Discounted Market Price (as defined in the policies of the TSXV). All options granted under the Stock Option Plan will expire not later than the date that is ten years from the date that such options are granted. Options granted under the Stock Option Plan are not transferable or assignable other than by testamentary instrument or pursuant to the laws of succession.

2025 Equity Incentive Plan

On October 16, 2025, the Compensation Committee and Board of Directors (the “Board”) of Lannister Mining Corp. (the “Company”) approved the Lannister Mining Corp. 2025 Equity Incentive Plan (the “Plan”). The adoption of the Plan does not require shareholder approval. The following is a summarized description of the Plan. Capitalized terms not defined herein shall have the meaning given to them in the Plan.

The Plan provides for an aggregate number of Common Shares that may be reserved for the grant of Awards under the Plan as may be determined, in its sole and absolute discretion, by the Committee or the board of directors of the Company, shall not exceed 20% of the aggregate issued and outstanding Common Shares at the time of the granting of awards, less the aggregate number of Common Shares then reserved for issuance pursuant to any other share compensation arrangement, in the form of incentive share options, non-qualified share options, restricted shares, restricted share units, share appreciation rights, performance share awards and performance compensation awards to employees, directors, and consultants of the Company or any affiliates of the Company. Common Shares granted in connection with all Awards under the Plan shall be counted against this limit as one (1) Common Share for every one (1) Common Share granted in connection with such Award. During the terms of the Awards, the Company shall keep available at all times the number of Common Shares required to satisfy such Awards.

The purposes of the Plan are to (a) promote the long-term growth and profitability of the Company, and any affiliate to attract and retain the types of employees, consultants and directors who will contribute to the Company’s long-term success; (b) provide incentives that align the interests of employees, consultants and directors with those of the shareholders of the Company; and (c) promote the success of the Company’s business.

Administration of the Plan: The Plan is currently administered by the compensation committee of the Board, or the Committee. Among other things, the Committee has the authority to construe and interpret the Plan, to select persons who will receive awards, to determine the types of awards and the number of shares to be covered by awards, and to establish the terms, conditions, performance criteria, restrictions and other provisions of awards.

Participant: Persons eligible to receive awards under the Plan will be those employees, consultants, and directors of the Company and its affiliates who are selected by the Committee.

Share Options:

General. Subject to the provisions of the Plan, the Committee has the authority to determine all grants of share options. That determination will include: (i) the number of shares subject to any option; (ii) the exercise price per share; (iii) the expiration date of the option; (iv) the manner, time and date of permitted exercise; (v) other restrictions, if any, on the option or the shares underlying the option; and (vi) any other terms and conditions as the Committee may determine. No fractional Common Shares shall be issued or delivered pursuant to the Plan.

Option Price. The exercise price for share options will be determined at the time of grant. The exercise price will not be less than the fair market value on the date of grant. The exercise price for any incentive share option award may not be less than the fair market value of the shares on the date of grant. A ten percent shareholder shall not be granted an incentive share option unless the option exercise price is at least 110% of the fair market value of the Common Share at the grant date and the option is not exercisable after the expiration of five years from the grant date.

Exercise of Options. An option may be exercised only in accordance with the terms and conditions for the option agreement as established by the Committee at the time of the grant. The option must be exercised by a notice to the Company, accompanied by payment of the exercise price. Payments may be made in cash or, at the option of the Committee, by actual or constructive delivery of Common Shares to the holder of the option based upon the fair market value of the shares on the date of exercise.

Expiration of Options. If not previously exercised, an option will expire on the expiration date established by the Committee at the time of grant. The term of a non-qualified share option granted under the Plan shall be determined by the Committee; provided, however, no non-qualified share option shall be exercisable after the expiration of 10 years from the grant date.

Vesting Schedule. Awards shall vest as determined by the Committee.

Incentive and Non-Qualified Options. As described elsewhere in this summary, an incentive share option is an option that is intended to qualify under certain provisions of the Internal Revenue Code of 1986, or the Code, for more favorable tax treatment than applies to non-qualified share options. Any option that does not qualify as an incentive share option will be a non-qualified share option. Under the Code, certain restrictions apply to incentive share options. For example, the exercise price for incentive share options may not be less than the fair market value of the shares on the grant date and the term of the option may not exceed ten years. In addition, an incentive share option may not be transferred, other than by will or the laws of descent and distribution and is exercisable during the holder’s lifetime only by the holder. In addition, no incentive share options may be granted to a holder that is first exercisable in a single year if that option, together with all incentive share options previously granted to the holder that also first become exercisable in that year, relate to shares having an aggregate fair market value in excess of $100,000, measured at the grant date.

Share Appreciation Rights: Share appreciation rights, or SARs, may be granted alone or in tandem with share options. A SAR is a right to receive a payment in Common Shares or cash (as determined by the Committee) equal in value to the excess of the fair market value of one share of Common Share on the date of exercise over the exercise price per share established in connection with the grant of the SAR. The exercise price per share of Common Share subject to a SAR may not be less than fair market value at the time of grant.

Restricted Awards: Restricted awards are awards of Common Shares or hypothetical Common Shares units having a value equal to the fair market value of an identical number of Common Shares. Restricted awards are forfeitable and non-transferable until the awards are vested. The vesting date or dates and other conditions for vesting are established when the shares are awarded. Restricted shareholders generally have the rights of a shareholder with respect to the shares, including the right to receive dividends, the right to vote the restricted share and, conditioned upon full vesting of shares of restricted share, the right to tender such shares, subject to the conditions and restrictions generally applicable to restricted share or specifically set forth in the recipient’s restricted share agreement. The Committee may determine at the time of award that the payment of dividends, if any, will be deferred until the expiration of the applicable restriction period. Restricted share unit holders will have no voting rights with respect to any restricted share units. Restricted share units may also be granted with a deferral feature, whereby settlement is deferred beyond the vesting date until the occurrence of a future payment date or event set forth in the award agreement. The Committee may provide that the restricted share units will be credited with cash and share dividends paid by the Company in respect of one share of Common Shares, or Dividend Equivalents. Dividend Equivalents will be deferred until the expiration of the applicable restriction period.

Performance Compensation Awards: The Plan also provides for performance compensation awards, representing the right to receive a payment, which may be in the form of cash, Common Shares, or a combination, based on the attainment of pre-established goals set forth in the applicable award agreement. Performance compensation awards that become vested following the achievement of the performance goals will be paid to participants as soon as administratively practicable following completion of the certification of the achievement of the performance goals by the Committee but in no event later than 21/2 months following the end of the fiscal year ended during which the performance period is completed.

Performance Criteria. Under the Plan, one or more performance criteria will be used by the Committee in establishing performance goals. Any one or more of the performance criteria may be used on an absolute or relative basis to measure the performance, as the Administrator may deem appropriate, or as compared to the performance of a group of comparable companies or published or special index that the Committee deems appropriate. In determining the actual size of an individual performance compensation award, the Committee may reduce or eliminate the amount of the award through the use of negative discretion if, in its sole judgment, such a reduction or elimination is appropriate. The Committee will not have the discretion to grant or provide payment in respect of performance compensation awards if the performance goals have not been attained.

Governing Law. The Plan, all award agreements, the grant and exercise of awards thereunder, and the sale, issuance and delivery of Common Shares thereunder upon exercise of awards are governed by the laws of the Province of British Columbia, Canada, including all applicable provisions of the Business Corporations Act (British Columbia), and the federal laws of Canada applicable therein.

Other Material Provisions. Awards will be evidenced by a written agreement, in such form as may be approved by the Committee. In the event of various changes to Company capitalization, such as stock splits, stock dividends and similar re-capitalizations, an appropriate adjustment will be made by the Committee to the number of shares covered by outstanding awards or to the exercise price of such awards. The Committee is also permitted to include in the written agreement provisions that provide for certain changes in the award in the event of a change of control of the Company, including acceleration of vesting. Except as otherwise determined by the Committee at the date of grant, awards will not be transferable, other than by will or the laws of descent and distribution. The Committee also has the authority to alter or amend the Plan or any outstanding award or may terminate the Plan as to further grants, provided that no amendment will, to the extent that such approval is required by law or the rules of an applicable exchange, increase the number of shares available under the Plan, change the persons eligible for awards under the Plan, extend the time within which awards may be made, or amend the provisions of the Plan related to amendments. The plan will automatically terminate on the ten-year anniversary of the date when the company adopts the Plan. No amendment that would adversely affect any outstanding award made under the Plan can be made without the consent of the holder of such award.

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information with respect to the beneficial ownership of our Common Shares as of the date of this prospectus for (i) each of our executive officers and directors; (ii) all of our executive officers and directors as a group; and (iii) each other shareholder known by us to be the beneficial owner of more than 5% of our outstanding Common Shares. The following table assumes that the underwriters have not exercised the over-allotment option.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any Common Shares that such person or any member of such group has the right to acquire within sixty (60) days of the date of this prospectus. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above, any shares that such person or persons has the right to acquire within sixty (60) days of the date of this prospectus are deemed to be outstanding for such person, but not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership by any person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o our company, Lannister Mining Corp., 1055 West Georgia Street, # Suite 1500, Vancouver, British Columbia V6E 4N7.

	Common Shares Beneficially Owned Prior to this Offering (post-split)		Common Shares Beneficially Owned After this Offering
Name of Beneficial Owner	Shares	%	Shares	%
James Greig, Chief Executive Officer and Director (3)	113,125	2.24%	113,125	1.61%
Kelvin Lee, Chief Financial Officer and Corporate Secretary (4)	0	0%	0	0%
Mario Vetro, Director (5)	25,938	* %	25,938	* %
Victor Cantore, Independent Director (6)	190,000	3.76%	190,000	2.70%
Abraham “Max” Zaretsky, Independent Director (7)	135,531	2.69%	135,531	1.92%
William Randall (Geomin Consulting Inc.), Independent Director (8)	162,500	3.22%	162,500	2.31%
Joanne Price, Independent Director (9)	104,375	2.07%	104,375	1.48%

All executive officers and directors (7 persons)	731,469	14.49%	731,469	10.38%
Commodity Partners (10)	322,500	6.39%	322,500	4.58%

*	Less than 1%

(1)	As of the date of this prospectus, a total of 5,047,204 Common Shares are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1). For each beneficial owner above, any securities that are exercisable or convertible within 60 days have been included in the denominator.
(2)	Based on 7,047,204 common shares issued and outstanding, assuming an initial public offering price of US$5.00 per share (which is the midpoint of the estimated range of the initial public offering price shown on the cover page of this prospectus, immediately after the consummation of this offering.
(3)	Consists of 113,125 (post-consolidation) Common Shares Mr. James Greig purchased in our US$0.10 (C$1.60 post-consolidation) and US$0.25 (C$4.00 post-consolidation) private placement.
(4)	Currently holds no shares or options.
(5)	Consists of 25,938 (post-consolidation) Common Shares Mr. Mario Vetro purchased in our US$0.10 (C$1.60 post-consolidation) and US$0.25 (C$4.00 post-consolidation) private placement. Mr. Mario Vetro is a 50% Partner in Commodity Partners Inc (formerly, Skanderbeg Capital Advisors). Skanderbeg is the beneficial owner of 322,500 (post-consolidation) shares in Lannister Mining Corp., received as founder’s shares, which are excluded from Mr. Mario’s 25,938 (post-consolidation) Common Shares.
(6)	Consists of 190,000 (post-consolidation) Common Shares Mr. Victor Cantore purchased in our US$0.10 (C$1.60 post-consolidation) and US$0.25 (C$4.00 post-consolidation) private placement.
(7)	Consists of 135,531 (post-consolidation) Common Shares Mr. Abraham Max Zaretsky received as vendors shares.
(8)	Consists of 162,500 Common Shares held by Geomin Consulting Inc. Geomin Consulting Inc, a company incorporated under the laws of Ontario, Canada (“Geomin”). Mr. William Randall, in his capacity as the Director of Geomin, has the power to vote and the power to direct the disposition of all securities held by Geomin. The address of Geomi is 24 Grenadier Heights, Toronto, ON M6S 2W6.
(9)	Consists of 104,375 (post-consolidation) Common Shares Ms. Joanne Price received as founder shares.
(10)	Mr. Mario Vetro is the Principal & Director of Commodity Partners and has voting and investment power over the securities held by it. Mario Vetro disclaims beneficial ownership of the shares held by Commodity Partners except to the extent of his pecuniary interest, if any, in such shares. The address of Commodity Partners is 1540 – 1075 West Georgia Street, Vancouver BC V6E 3C9.

See “Description of Share Capital—History of Securities Issuances” for historical changes in our shareholding.

RELATED PARTY TRANSACTIONS

Key management includes directors and key officers of the Company, including the president, vice presidents, directors, chief executive officer and chief financial officer.

A summary of the Company’s related party transactions during the years ended September 30, 2025, 2024 and 2023 and from September 30, 2025 to date is as follows.

	September 30, 2025 to Date	September 30, 2025 to Date	2025	2025	2024	2023
	C$	US$	C$	US$	C$	C$
Exploration expenses	-	-	-	-	39,807	34,041
General and administrative	-	-	715	513	59,424	56,293
Professional fees	-	-	230,464	165,480	235,489	320,160
	-	-	231,179	165,993	334,720	410,494

As of September 30, 2025, accounts payable and accrued liabilities included amounts due to related parties of C$578,802 (approximately US$415,597) compared to C$170,984 as of September 30, 2024. Amounts due to related parties are unsecured, non-interest bearing and have no specific terms of repayment.

In addition to the compensation arrangements discussed under “Management,” the following is a description of the material terms of those transactions with related parties to which we are party and which we are required to disclose pursuant to the disclosure rules of the SEC.

Consulting fees paid to officers & directors:

		2025
Related Party	Position & Description	Professional Fees (C$)	General & Administrative (C$)	Exploration Expenses (C$)	Total (C$)	Total (US$)
Mario Vetro	Director / Management Fees	$-	$-	$-	$-	$-
Jim Greig	CEO / Management Fees	$72,000	$0	$0	$72,000	$51,698
Tom Martin	President Corporate Development	$72,000	-	$-	$72,000	$51,698
878160 Alberta Ltd	Consultant / Fees related to onsite management and exploration activity (Dean Besserer, VP of Exploration)	$750	$715	$-	$1,465	$1,052
Commodity Partners Inc.	Consultant / Capital Markets Advisory (Mario Vetro, Director)	$85,714	$--	$1	$85,714	$61,545
Total		$230,464	$715	$-	$231,179	$165,993

		2024
Related Party	Position & Description	Professional Fees (C$)	General & Administrative (C$)	Exploration Expenses (C$)	Total (C$)	Total (US$)
Jim Greig	CEO / Management Fees	$42,000	$-	$-	$42,000	$31,086
878160 Alberta Ltd	Consultant / Fees related to onsite management and exploration activity (Dean Besserer, VP of Exploration)	$35,775	$31,352	$39,806	$106,933	$79,145
Commodity Partners Inc.	Consultant / Capital Markets Advisory (Mario Vetro, Director)	$85,715	$28,072	$-	$113,787	$84,218
Total		$235,490	$59,424	$39,806	$334,720	$287,707

		2023
Related Party	Position & Description	Professional Fees (C$)	General & Administrative (C$)	Exploration Expenses (C$)	Total (C$)	Total (US$)
Mario Vetro	Director / Management Fees	$66,000	$-	$-	$66,000	$48,763
878160 Alberta Ltd	Consultant / Fees related to onsite management and exploration activity (Dean Besserer, VP of Exploration)	$45,446	$42,760	$34,041	$122,247	$90,319
Commodity Partners Inc.	Consultant / Capital Markets Advisory (Mario Vetro, Director)	$160,714	$7,100	$-	$167,814	$123,984
Total		$320,160	$56,293	$34,041	$410,494	$303,282

DESCRIPTION OF SHARE CAPITAL

General

The following is a description of the material terms of our share capital as set forth in our articles of incorporation, as amended, and as further amended in connection with this offering. For more detailed information, please see our articles of incorporation and amendments thereto, which are filed as exhibits to the registration statement of which this prospectus forms a part.

Share Capital

Common Shares

We are authorized to issue an unlimited number of Common Shares without par value. There were 5,047,204 (post-split) Common Shares issued and outstanding held by 126 shareholders of record as of the date of this Prospectus. Holders of Common Shares are entitled to receive notice of, and to attend and vote at, all meetings of the shareholders of the Company and to receive all notices and other documents required to be sent to shareholders in accordance with the Company’s articles, corporate law and the rules of any applicable stock exchange. On a poll, every shareholder has one vote for each Common Share. The holders of Common Shares are entitled to dividends if, as and when declared by the Board and, upon the liquidation, dissolution or winding-up of its affairs or other distribution of its assets for the purpose of winding-up its affairs, to receive, on a pro rata basis, all of the remaining assets of the Company. The Common Shares do not carry any pre-emptive, subscription, redemption or conversion rights, nor do they contain any sinking fund or purchase fund provision.

Upon closing of this offering, based upon shares outstanding as of the date of this prospectus, our share capital will consist of an unlimited number of Common Shares, no par value per share, of which will be issued and outstanding (or if the underwriters exercise the over-allotment option in full), and an unlimited number of preferred shares, issuable in series, no par value per share, none of which will be issued and outstanding.

Restricted Share Units

See “MANAGEMENT – Options and Other Rights to Purchase Securities of Our Company” for a description of the RSUs.

Stock Option Plan

See “MANAGEMENT – Options and Other Rights to Purchase Securities of Our Company” for a description of the Stock Option Plans.

History of Securities Issuances

We have issued an aggregate of 5,047,204 (post-split) Common Shares since our formation as follows:

Date	Number of Shares (post-split)	Issue Price per Share ($)	Aggregate Issue Price ($)
September 21, 2021	3,602,503	Issued pursuant to the Amalgamation. See “Corporate Structure - Amalgamation.”
January 21, 2022	462,500	$4.00	$1,850,000
Total Post-split	4,065,003
Conversion of Warrants to Shares	982,201
Total Post Reverse Split	5,047,204

Pre 1247666 BC Ltd and Former Lannister Amalgamation

Upon the incorporation of Lannister Exploration Corp. on August 14, 2020, we issued 0 (post-split) Common Shares to the Incorporator, 1055 Corporate Services Ltd., for the consideration of C$1.00 (approximately US$0.81). The Company purchased the Incorporator’s share in the capital of the Company from the Incorporator for the purchase price of C$1.00 (approximately US$0.81) and the Incorporator’s share was cancelled and reissued to Skanderbeg Capital Advisors Inc.

On August 26, 2020, the company changed its name from Lannister Exploration Corp. to Lannister Mining Corp.

On March 3, 2021, the company closed a non-brokered private placement, pursuant to which 531,250 (post-split) Common Shares were issued at a price of C$0.08 (approximately US$0.06) per share for gross proceeds of C$42,500.00 (approximately US$31,400.07).

On March 12, 2021, the company closed tranche one of a non-brokered private placement, pursuant to which 1,400,313 (post-split) units were issued at a price of C$1.60 (approximately US$1.18) per unit for aggregate gross proceeds of C$2,240,498.00 (approximately US$1,655,336.54). Each unit is comprised of one (1) Common Share and one (1) Common Share purchase warrant for the purchase of one (1) Common Share at a price of C$3.20 (approximately US$2.36). The warrants may be exercised any time until March 12, 2024.

On April 15, 2021, the company closed tranche two of a non-brokered private placement, pursuant to which 482,814 (post-split) units were issued at a price of C1.60 (approximately US$1.18) per unit for aggregate gross proceeds of C$772,500.00 (approximately US$570,742.52). Each unit is comprised of one (1) Common Share and one (1) Common Share purchase warrant for the purchase of one (1) Common Share at a price of C$3.20 (approximately US$2.36). The warrants may be exercised any time until April 15, 2024.

On May 05, 2021, the company closed tranche three of a non-brokered private placement, pursuant to which 81,250 (post-split) units were issued at a price of C$1.60 (approximately US$1.18) per unit for aggregate gross proceeds of C$130,000.00 (approximately US$96,047.28). Each unit is comprised of one (1) Common Share and one (1) Common Share purchase warrant for the purchase of one (1) Common Share at a price of C$3.20 (approximately US$2.36). The warrants may be exercised any time until May 05, 2024.

1247666 BC Ltd and Former Lannister Amalgamation to form Lannister Mining Corp.

On September 21, 2021, the company completed its acquisition of 1247666 BC Ltd., through an amalgamation of Former Lannister and 1247666 BC Ltd., whereby 1,106,875 (post-split) Common Shares of Lannister Mining Corp. were issued to 1247666 BC Ltd. shareholders at a deemed price of C$1.44 (approximately US$1.06). per share. Please refer to “Corporate Structure - Amalgamation”

On October 13, 2021, the company issued to certain marketing professionals’ options to acquire 25,000 (post-split) Common Shares, pursuant to the company’s Stock Option Plan. The options are exercisable until the Expiry Date of October 13, 2024, at a price of C$1.60 (approximately US$1.18) per share. None of the options have been exercised and remain in force.

On January 21, 2022, the company closed a non-brokered private placement, pursuant to which 462,500 (post-split) Common Shares 0were issued at a price of C$4.00 (approximately US$2.96) per share for aggregate gross proceeds of C$1,850,000 (approximately US$1,366,826).

On December 22, 2023, Lannister Mining Corp. completed a 16:1 Reverse Stock Split whereby 65,039,980 (pre-Reverse Split) Common Shares were exchanged at a ratio of 16:1 for 4,065,003 Common Shares, and 31,429,980 share purchase warrants were converted at a ratio of 16:1 for 1,964,402 post consolidated warrants, and then converted into a half Common Share for a total issuance of 982,201 Common Shares.

Convertible Debentures

On December 20, 2024 and January 13, 2025, the company raised an aggregate of C$460,000 (approximately US$330,294) through the issuance of convertible debentures (“Debentures”) in two closings of C$300,000 (approximately US$215,409) and C$160,000 (approximately US$114,885), respectively. The Debentures bear interest at 12% per annum, calculated daily on the basis of a 365-day year, mature two years from the date of issue, and are convertible into units of the company (“Units”), with each Unit comprising one common share and one common share purchase warrant. Each warrant is exercisable for a period of 36 months from the date of issuance to purchase one additional common share. If the company does not complete an initial public offering (“IPO”), the holder may elect to convert the outstanding principal amount into Units at a conversion price of C$3.20 (approximately US$2.30) per Unit. Each warrant issued will be convertible into one common share of the Company at an exercise price of C$4.40 (approximately US$3.16) per share for three years from the date of issuance.. If the company completes an IPO prior to the maturity date, the outstanding principal amount will automatically convert into Units at a conversion price equal to a 20% discount to the IPO offering price, with each warrant exercisable at a price equal to a 10% premium to the IPO offering price. Interest on the Debentures is payable in cash on the earlier of the maturity date, any redemption date, or the date of conversion.

Limitation of Liability and Indemnification of Directors and Officers

Under the BCBCA, we may indemnify an individual (an “Eligible Party”) who (i) is or was a director of officer of the Company; (ii) is or was a director or officer of another corporation (a) at a time when the corporation is or was an affiliate of the Company, or (b) at the request of the Company; or (iii) at the request of the Company, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity, against all judgements, penalties, or fines awarded or imposed in, or an amount paid in settlement of, a proceeding which the Eligible Party is or may have be joined as a party or liable due to party holding a position with the Company or an associated corporation. Further, under the BCBCA, we may pay the costs, charges and expenses, including legal and other fees, incurred by an Eligible Party in respect such a proceeding.

The BCBCA also provides that we may also advance moneys an Eligible Party for costs, charges and expenses incurred in connection with such a proceeding; provided that such individual shall repay the moneys if the individual does not fulfill the conditions described below.

However, indemnification is prohibited under the BCBCA if any of the following circumstances apply:

●	if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the Company was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

●	if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the Company is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

●	if, in relation to the subject matter of the eligible proceeding, the Eligible Party did not act honestly and in good faith with a view to the best interests of the company or the associated corporation, as the case may be; and

●	in the case of an eligible proceeding other than a civil proceeding, if the Eligible Party did not have reasonable grounds for believing that the Eligible Party’s conduct in respect of which the proceeding was brought was lawful.

Our Articles require us to indemnify each Eligible Party and the heirs and legal representatives of each Eligible Party, against all judgements, penalties or fines awarded or imposed in, or an amount paid in settlement of, a proceeding which the Eligible Party is or may have be joined as a party or liable due to party holding a position with the Company or an associated corporation.

We have entered into indemnity agreements with our directors and our executive officers which provide, among other things, that we will indemnify our directors and executive officers to the fullest extent permitted by law from and against all liabilities, costs, charges and expenses incurred as a result of our directors and executive officers actions in the exercise of their duties as a director or officer; provided that, we shall not indemnify such individuals if, among other things, they did not act honestly and in good faith with a view to our best interests and, in the case of a criminal or penal action, the individuals did not have reasonable grounds for believing that their conduct was lawful.

At present, we are not aware of any pending or threatened litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification would be required or permitted.

Material differences between British Columbia Corporate Law and Delaware General Corporation Law

Our corporate affairs are governed by our articles and the provisions of the BCBCA. The BCBCA differs from the various state laws applicable to U.S. corporations and their stockholders. The following is a summary of the material differences between the BCBCA and the Delaware General Corporation Law, or DGCL. This summary is qualified in its entirety by reference to the DGCL, the BCBCA and our governing corporate documents.

Number and Election of Directors

Under the DGCL, the board of directors must consist of at least one number. The number of directors shall be fixed by the bylaws of the corporation, unless the certificate of incorporation fixes the number of directors, in which case a change in the number of directors shall only be made by an amendment of the certificate of incorporation. Under the DGCL, directors are elected at annual stockholder meetings by a plurality vote of the stockholders, unless a shareholder-adopted bylaw prescribes a different required vote.

Under the BCBCA, the board of directors must consist of at least one director and, in the case of a public company (which includes a company with securities traded on or through the facilities of a securities exchange), must have at least three directors. Under the BCBCA, the shareholders of a corporation elect directors by ordinary resolution at each annual meeting of shareholders at which such an election is required.

Director Qualifications

Delaware law does not have director residency requirements comparable to those of the BCBCA. Delaware law permits a corporation to prescribe qualifications for directors under its certificate of incorporation or bylaws.

Under the BCBCA, a director is not required to hold a share in our capital as qualification for his or her office but must be qualified as required by the BCBCA to become or act as a director. Pursuant to the BCBCA a person cannot act as a director of a company unless that person is an individual who is qualified to do so. The following persons are disqualified by the BCBCA from being a director of our company: (i) any individual who is less than 18 years of age; (ii) any individual found by a court, in Canada or elsewhere, to be incapable of managing the individual’s own affairs, unless a court, in Canada or elsewhere, subsequently finds otherwise; (iii) a person in respect of whom a certificate of incapability is issued under the Adult Guardianship Act, unless the certificate is subsequently cancelled under section 37 (4) of the Adult Guardianship Act; (iv) an undischarged bankrupt; and (v) an individual convicted in or out of British Columbia of an offence in connection with the promotion, formation or management of a corporation or unincorporated business, or of an offence involving fraud, unless certain enumerated criteria are satisfied.

Vacancies on the Board of Directors

Under the DGCL, vacancies and newly created directorships resulting from an increase in the authorized number of directors, may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

Under the BCBCA, vacancies occurring as a result of a removal of a director may be filled by the (i) shareholders at the shareholders’ meeting, if any, at which the director was removed, or (ii) if not filled in the manner contemplated by (i), by the shareholders or the remaining directors. In the event of a causal vacancy the vacancy may be filled by the remaining directors. If the number of directors in office falls below the number required for a quorum due to one or more vacancies then the director may (i) appoint a number of directors to constitute quorum; and/or (ii) call a shareholders’ meeting to fill the vacancies. However, the directors may not take any other action until quorum is obtained.

Transactions with Directors and Officers

The DGCL generally provides that no transaction between a corporation and one or more of its directors or officers, or between a corporation and any other corporation or other organization in which one or more of its directors or officers, are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee which authorizes the transaction, or solely because any such director’s or officer’s votes are counted for such purpose, if (i) the material facts as to the director’s or officer’s interest and as to the transaction are known to the board of directors or the committee, and the board or committee in good faith authorizes the transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (ii) the material facts as to the director’s or officer’s interest and as to the transaction are disclosed or are known to the stockholders entitled to vote thereon, and the transaction is specifically approved in good faith by vote of the stockholders; or (iii) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee or the stockholders.

The BCBCA deems that a director or senior officer of a company holds a “disclosable interest” in a contract or transaction if: (i) the contract or transaction is material to the company; (ii) the company has entered, or proposes to enter, into the contract or transaction; (iii) either of the following applies: (a) the director or senior officer has a material interest in the contract or transaction, or (b) the director or senior officer is a director or senior officer of, or has a material interest in, a person who has a material interest in the contract or transaction; and (iv) the interest is known, or reasonably ought to have been known, by the director or senior officer. A director with a “disclosable interest” must disclose such interest to the board of directors and, unless there is an applicable exemption, is not entitled to vote on any resolution to approve the contract or transaction in question. A director or senior officer is liable to account to the company for any profit that accrues to the director or senior officer under a contract or transaction in which that director had a “disclosable interest” if such interest was not properly disclosed.

Limitation on Liability of Directors

The DGCL permits a corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for a breach of the director’s fiduciary duty as a director, except for liability: (i) for breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) under Section 174 of the DGCL which concerns unlawful payment of dividends, stock purchases or redemptions; or (iv) for any transaction from which the director derived an improper personal benefit.

The BCBCA does not permit the limitation of a director’s liability as the DGCL does. The BCBCA provides that the company may indemnify its directors and officers against liabilities incurred in the course of their duties. Pursuant to the BCBCA a company may also pay the expenses actually and reasonably incurred by a director or officer in respect of such a proceeding. However, the company is not permitted to indemnify a director or officer in certain circumstances including, but not limited to, if the director or officer did not act honestly and in good faith with a view to the best interests of the company.

Call and Notice of Shareholder Meetings

Under the DGCL, unless otherwise provided in the certificate of incorporation or bylaws, written notice of any meeting of the stockholders must be given to each stockholder entitled to vote at the meeting not less than ten nor more than 60 days before the date of the meeting and shall specify the place, date, hour, and purpose or purposes of the meeting.

Under the DGCL, an annual or special stockholder meeting is held on such date, at such time and at such place as may be designated by the board of directors or any other person authorized to call such meeting under the corporation’s certificate of incorporation or bylaws. If an annual meeting for election of directors is not held on the date designated or an action by written consent to elect directors in lieu of an annual meeting has not been taken within 30 days after the date designated for the annual meeting, or if no date has been designated, for a period of 13 months after the later of the last annual meeting or the last action by written consent to elect directors in lieu of an annual meeting, the Delaware Court of Chancery may summarily order a meeting to be held upon the application of any stockholder or director.

Under the BCBCA, written notice of the shareholders must be given to each shareholder entitled to attend the meeting and each director at least 21 days but not more than 2 months before the meeting. The notice must state the date and time and, if applicable, the location of the meeting. Under the BCBCA, a company must hold an annual general meeting (i) for the first time, not more than 18 months after the date on which it was recognized; and (ii) after its first meeting, at least once in each calendar year and not more than 15 months after its previous annual general meeting. A company may apply to the court for an order extending the time for calling an annual meeting.

In addition, assuming the procedures in the BCBCA are followed, holders of not less than five percent of the issued shares of a corporation that carry the right to vote at a meeting sought to be held may requisition the directors to call a meeting of shareholders for the purposes stated in the requisition.

Shareholder Action by Written Consent

Under the DGCL, a majority of the stockholders of a corporation may act by written consent without a meeting unless such action is prohibited by the corporation’s certificate of incorporation.

Under the BCBCA, a written resolution signed by all the shareholders of a corporation who would have been entitled to vote on the resolution at a meeting is effective to approve the resolution.

Shareholder Nominations and Proposals

Under the BCBCA, a shareholder who (i) owns one or more share that carry the right to vote at a general meeting, and (ii) who has been the owner of one or more share for an uninterrupted period of at least 2 years before the date of the signing of the proposal may submit a shareholder proposal relating to matters which the shareholder wishes to have considered at the next annual general meeting of the company. Subject to certain exceptions, and assuming such shareholder’s compliance with the prescribed time periods and other requirements of the BCBCA pertaining to shareholder proposals, the company is required to include such proposal in the information circular pertaining to applicable general meeting. Notice of such a proposal must be provided to the company at least three months days before the anniversary date of the last annual shareholders’ meeting.

The DGCL does not have a comparable provision.

Amendment of Governing Instrument

Generally, under the DGCL, the affirmative vote of the holders of a majority of the outstanding stock entitled to vote is required to approve a proposed amendment to the certificate of incorporation, following the adoption of the amendment by the board of directors of the corporation, provided that the certificate of incorporation may provide for a greater vote. Under the DGCL, holders of outstanding shares of a class or series are entitled to vote separately on an amendment to the certificate of incorporation if the amendment would have certain consequences, including changes that adversely affect the rights and preferences of such class or series.

Under the DGCL, after a corporation has received any payment for any of its stock, the power to adopt, amend or repeal bylaws shall be vested in the stockholders entitled to vote; provided, however, that any corporation nay, in its certificate of incorporation, provide that bylaws may be adopted, amended or repealed by the board of directors. The fact that such power has been conferred upon the board of directors shall not divest the stockholders of the power nor limit their power to adopt, amend or repeal the bylaws.

Under the BCBCA, amendments to the articles generally require the approval of not less than two-thirds of the votes cast by shareholders entitled to vote on the resolution. Specified amendments may also require the approval of other classes of shares. If the amendment is of a nature affecting a particular class or series in a manner requiring a separate class or series vote, that class or series may be entitled to vote on the amendment whether or not it otherwise carries the right to vote.

Votes on Mergers, Consolidations and Sales of Assets

The DGCL provides that, unless otherwise provided in the certificate of incorporation or bylaws, the adoption of a merger agreement requires the approval of a majority of the outstanding stock of the corporation entitled to vote thereon.

Under the BCBCA, certain corporate actions including, but not limited to, amalgamations (other than with certain affiliated corporations), continuances into jurisdictions outside of British Columbia, and sales, leases or other dispositions of all or substantially all of a company’s undertaking, are required to be approved by a “special resolution” of the shareholders. Generally, a “special resolution” is a resolution passed by not less than two-thirds of the votes cast by the shareholders who voted in respect of the resolution or signed by all shareholders entitled to vote on the resolution.

Dissenter’s Rights of Appraisal

Under the DGCL, a stockholder of a Delaware corporation generally has the right to dissent from a merger or consolidation in which the Delaware corporation is participating, subject to specified procedural requirements, including that such dissenting stockholder does not vote in favor of the merger or consolidation. However, the DGCL does not confer appraisal rights, in certain circumstances, including if the dissenting stockholder owns shares traded on a national securities exchange and will receive publicly traded shares in the merger or consolidation. Under the DGCL, a stockholder asserting appraisal rights does not receive any payment for his or her shares until the court determines the fair value or the parties otherwise agree to a value. The costs of the proceeding may be determined by the court and assessed against the parties as the court deems equitable under the circumstances.

Under the BCBCA, generally each of the following matters listed will entitle shareholders to exercise rights of dissent and, assuming the procedures in the BCBCA are followed, to be paid the fair value of their shares: (i) in respect of specific resolutions to alter the company’s articles; (ii) in respect of a resolution to adopt an amalgamation agreement; (iii) in respect of a resolution to approve an amalgamation; (iv) in respect of a resolution to approve an arrangement, the term of which arrangement permit dissent; (v)  in respect of a resolution to authorize or ratify the sale, lease or other disposition of all or substantially all of the company’s undertaking; (vi) in respect of a resolution to authorize the continuation of the company into a jurisdiction other than British Columbia; (vii) in respect of any other resolution, if dissent is authorized by the resolution; and (viii) in respect of any court order that permits dissent.

Under the BCBCA, a shareholder may, in addition to exercising dissent rights, seek an oppression remedy for any act or omission of a corporation which is oppressive or unfairly prejudicial to or that unfairly disregards a shareholder’s interests.

Oppression Remedy

The BCBCA provides that a shareholder may apply to the court for an order on the grounds (i) that the affairs of the company are being or have been conducted, or that the powers of the directors are being or have been exercised, in a manner oppressive to one or more of the shareholders, including the applicant; or (ii) that some act of the company has been done or is threatened, or that some resolution of the shareholders or of the shareholders holding shares of a class or series of shares has been passed or is proposed, that is unfairly prejudicial to one or more of the shareholders, including the applicant.

The oppression remedy provides the court with very broad and flexible powers with a view to remedying or bringing to and end the matters complained of by making an interim or final order it considers appropriate, including an order: (i) directing or prohibiting any act; (ii) regulating the conduct of the company’s affairs; (iii) appointing a receiver or receiver manager; (iv) directing an issue or conversion or exchange of shares; (v) appointing directors in place of or in addition to all or any of the directors then in office; (vi) removing any director; (vii) directing the company to purchase some or all of the shares of a shareholder and, if required, to reduce its capital in the manner specified by the court; (viii) directing a shareholder to purchase some or all of the shares of any other shareholder; (ix) directing the company or any other person to pay to a shareholder all or any part of the money paid by that shareholder for shares of the company; (x) varying or setting aside a transaction to which the company is a party and directing any party to the transaction to compensate any other party to the transaction; (xi) varying or setting aside a resolution; (xii) requiring the company, within a time specified by the court, to produce to the court or to an interested person financial statements or an accounting in any form the court may determine; (xiii) directing the company to compensate an aggrieved person; (xiv) directing correction of the registers or other records of the company; (xv) directing that the company be liquidated and dissolved, and appointing one or more liquidators, with or without security; (xvi) directing that an investigation be made; (xvii) requiring the trial of any issue; or (xviii) authorizing or directing that legal proceedings be commenced in the name of the company against any person on the terms the court directs.

The DGCL does not provide for a similar remedy.

Shareholder Derivative Actions

Under Delaware law, stockholders may bring derivative actions on behalf of, and for the benefit of, the corporation. The plaintiff in a derivative action on behalf of the corporation either must be or have been a stockholder of the corporation at the time of the transaction or must be a stockholder who became a stockholder by operation of law in the transaction regarding which the stockholder complains.

Under the BCBCA, a shareholder or director of a company may, with leave of the court, prosecute in the name and on behalf of the company (i) to enforce a right, duty or obligation owed to the company that could be enforced by the company itself; or (ii) to obtain damages for any breach of a right, duty or obligation referred to in paragraph (i). Under the BCBCA the court may grant leave, on terms it considers appropriate, if: (i)the complainant has made reasonable efforts to cause the directors of the company to prosecute or defend the legal proceeding; (ii) notice of the application for leave has been given to the company and to any other person the court may order; (iii) the complainant is acting in good faith; and (iv) it appears to the court that it is in the best interests of the company for the legal proceeding to be prosecuted or defended.

Under the BCBCA, the court may, in a derivative action when a proceeding being prosecuted or defended is pending, (i) authorize any person to control the conduct of the legal proceeding or give any other directions for the conduct of the legal proceeding; and (ii) order, on the terms and conditions that the court considers appropriate, that the company pay to the person controlling the conduct of the legal proceeding interim costs in the amount and for the matters, including legal fees and disbursements, that the court considers appropriate. Additionally, on the final disposition for a derivative action being prosecuted or defended, the court may make any order it considers appropriate, including an order that (i) a person to whom costs are paid repay the company some or all of the costs; (ii) the company or any other party in the proceeding indemnify the complainant or person controlling the conduct of the proceeding for costs; or (iii) the complainant or the person controlling the conduct of the legal proceeding indemnify one or more of the company, a director or officer of the company for expenses, including legal costs.

Anti-Takeover and Ownership Provisions

Unless an issuer opts out of the provisions of Section 203 of the DGCL, Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with a holder of 15% or more of the corporation’s voting stock (as defined in Section 203), referred to as an interested stockholder, for a period of three years after the date of the transaction in which the interested stockholder became an interested stockholder, except as otherwise provided in Section 203. For these purposes, the term “business combination” includes mergers, assets sales and other similar transactions with an interested stockholder.

Rules and policies of certain Canadian securities regulatory authorities, including Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transaction (“MI 61-101”), regulates certain types of transactions to ensure equality of treatment among securityholders and may require enhanced disclosure, approval by minority security holders (excluding “interested parties”), independent valuations and, in certain instances, approval and oversight of certain transactions by a special committee of independent directors. The protections afforded by MI 61-101 apply to, among other transactions, “related party transactions” and “business combinations” (each as defined in MI 61-101) which may terminate the interests of securityholders without their consent.

Pursuant to MI 61-101 “business combinations” generally include an amalgamation, arrangement, consolidation, amendment to the terms of a class of equity securities or any other transaction of a company, as a consequence of which the interest of a holder of an equity security of the issuer may be terminated without the holder’s consent, regardless of whether the equity security is replaced with another security.

Further, “related party transactions” include transaction between a company and a person that is a related party to the company at the time that the transaction is agreed to, whether or not there are also other parties to the transaction, as a consequence of which the company directly or indirectly, among other things: (i) purchases or acquires an asset from the related party for valuable consideration; (ii) sells, transfers or disposes of an asset to the related party; (iii) leases property to or from the related party; (iv) acquires the related party or combines with the related party through an amalgamation, arrangement or otherwise; or (v) issues a security to, or subscribes for a security of, the related party.

Subject to certain exceptions, both “business combinations” and “related party transactions” issuer obtains minority approval for the transaction (i.e. approval by a majority of the affected security holders, excluding the votes attached to affected securities held by parties interested in the business combination, related parties of an interested party, and persons acting jointly with interested parties). Further, for “related party transactions”, subject to certain exceptions, a company will also be required to obtain a formal valuation in respect of the transaction.

National Instrument 62-104 – Take-Over Bids and Issuer Bids (“NI 62-104”) generally defines a take-over bid as an offer to acquire outstanding voting or equity securities of a company made to one or more person located in the company’s local jurisdiction, where the securities subject to the offer, together with the securities controlled or owned by the offeror and its affiliates and associates, constitute at least 20% of the outstanding securities. However, a takeover bid does not include an offer to acquire if this is a step in a merger, reorganization, amalgamation or arrangement that requires securityholder approval.

Unless an exemption under the Canadian securities law is available, a takeover bid must be made to all shareholders of each class of equity or voting securities being purchased with the same purchase price offered to each security holder. In other words, all securityholders must receive the same treatment under the bid and the bid must not involve any collateral agreement, commitment, or understanding (certain exceptions apply for employment compensation arrangements, severance arrangements, or other employment benefit arrangements). An offeror must commence a takeover bid by (i) publishing an advertisement containing a summary of the takeover bid in at least one major daily newspaper, and (ii) sending the bid and a takeover bid circulate to the shareholders of the target company.

Takeover bids are required to remain open for at least 105 days from the date of the bid, unless the company issues a news release announcing a shorter period following the time the bid is made, however this period cannot be less than 35 from the date of the bid. In addition, the takeover rules contain various other requirements in order to protect the interests of the target security holders. For example, there are restrictions in relation to conditional offers and the withdrawal, suspension or amendments to the offers.

NI 62-104 further requires that any person acquiring beneficial ownership of, or the power to exercise direction or control over, at least 10% of voting or equity securities of a company is required to promptly (i) issue and file a new release, and (ii) file an early warning report disclosing their shareholdings in the company. If a person has filed an early warning report for the company, the person is also required to file a news release and early warning report when the person acquires or disposes of (i) 2% or more of the class of securities subject to the early warning report most recently filed by the person, and (ii) securities convertible into 2% or more of the outstanding securities referred to in (i). Additionally, a news release and early warning report are required when the person ceases to hold at least 10% of the voting or equity shares in the company.

Other Important Provisions in our Articles

The following is a summary of certain important provisions of our articles. Please note that this is only a summary, is not intended to be exhaustive and is qualified in its entirety by reference to our articles. For further information, please refer to the full version of our articles, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part.

Objects and Purposes of Our Company

Our articles do not contain and are not required to contain a description of our objects and purposes. There is no restriction contained in our articles on the business that we may carry on.

Directors

Interested Transactions

The BCBCA deems that a director or senior officer of a the Company holds a “disclosable interest” in a contract or transaction if: (i) the contract or transaction is material to the Company; (ii) the Company has entered, or proposes to enter, into the contract or transaction; (iii) either of the following applies: (a) the director or senior officer has a material interest in the contract or transaction, or (b) the director or senior officer is a director or senior officer of, or has a material interest in, a person who has a material interest in the contract or transaction; and (iv) the interest is known, or reasonably ought to have been known, by the director or senior officer. However, pursuant to the BCBCA, a director does not hold a “disclosable interest” in a contract or transaction if: (i) both the Company and the other party to the contract or transaction are wholly owned subsidiaries of the same corporation; (ii) the Company is a wholly owned subsidiary of the other party to the contract or transaction; (iii) the other party to the contract or transaction is a wholly owned subsidiary of the Company; or (iv) the director or senior officer is the sole shareholder of the Company or of a corporation of which the Company is a wholly owned subsidiary.

A director with a “disclosable interest” must disclose such interest to the Company’s board of directors and, unless there is an applicable exemption, is not entitled to vote on any resolution to approve the contract or transaction in question. A director or senior officer is liable to account to the Company for any profit that accrues to the director or senior officer under a contract or transaction in which that director had a “disclosable interest” if such interest was not properly disclosed.

Age Limit Requirement

Neither our articles nor the BCBCA impose any mandatory age-related retirement or non-retirement requirement for our directors.

Share Ownership

Neither our articles nor the BCBCA provide that a director is required to hold any of our shares as a qualification for holding his or her office. Our board of directors has discretion to prescribe minimum share ownership requirements for directors.

Quorum

Under our articles, the quorum (i) necessary for the transaction of business of the directors is a majority of the directors; and (ii) necessary for the transaction of business at a meeting of shareholders is at least one person who is, or who represents by proxy, one or more shareholders who, in the aggregate, hold at least five percent of the issued share entitled to be voted at the meeting.

Borrowing Powers

Pursuant to our articles, we may, if authorized by the directors: (a) borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that they consider appropriate; (b) issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person and at such discounts or premiums and on such other terms as the directors consider appropriate; (c) guarantee the repayment of money by any other person or the performance of any obligation of any other person; and (d) mortgage, charge, whether by way of specific or floating charge, grant a security interest in, or give other security on, the whole or any part of the present and future assets and undertaking of the Company.

Action Necessary to Change the Rights of Holders of Our Shares

Our shareholders can authorize the amendment of our articles to create or vary the special rights or restrictions attached to any of our shares by passing a special resolution. However, a right or special right attached to any class or series of shares may not be prejudiced or interfered with unless the shareholders holding shares of that class or series to which the right or special right is attached consent by a separate special resolution. A special resolution generally means a resolution passed by: (1) a majority of not less than two-thirds of the votes cast by the applicable class or series of shareholders who vote in person or by proxy at a meeting, or (2) a resolution consented to in writing by all of the shareholders entitled to vote.

Shareholder Meetings

We must hold an annual general meeting of our shareholders at least once every year at a time and place determined by our board of directors, provided that the meeting must not be held later than 15 months after the preceding annual general meeting. In addition to any location in British Columbia, any general meeting of shareholders may be held in any location outside of British Columbia approved by a resolution of the directors. Our directors may, at any time, call a special meeting of our shareholders. In addition, assuming the procedures in the BCBCA are followed, holders of not less than five percent of the issued shares of the Company that carry the right to vote at a meeting sought to be held may requisition the directors to call a meeting of shareholders for the purposes stated in the requisition.

A notice to convene a meeting, specifying the date, time and location of the meeting, and, where a meeting is to consider special business, the general nature of the special business, must be sent to shareholders entitled to attend the meeting at least 21 days but not more than 2 months before the meeting. Under the BCBCA, shareholders entitled to notice of a meeting may waive or reduce the period of notice for that meeting, provided applicable securities laws requirements are met.

A quorum for shareholder meetings under our articles is at least one person who is, or who represents by proxy, one or more shareholders who, in the aggregate, hold at least five percent of the issued share entitled to be voted at the meeting.

If, within one-half hour from the time set for the holding of a meeting of shareholders, a quorum is not present: (a) in the case of a general meeting requisitioned by shareholders, the meeting is dissolved, and (b) in the case of any other meeting of shareholders, the meeting stands adjourned to the same day in the next week at the same time and place.

Holders of our outstanding Common Shares are entitled to attend meetings of our shareholders. In addition to shareholders entitled to vote at a meeting, the only other persons entitled to be present at the meeting are directors, the president (if any), the secretary (if any), the assistant secretary (if any), any lawyer for the Company, the auditor of the Company, any persons invited to be present at the meeting by the directors or by the chair of the meeting and any persons entitled or required under the BCBCA or the Company’s articles to be present at the meeting, however, any such persons will not be countered in the quorum for the meeting.

Director Nominations

Pursuant to our articles relating to the advance notice of nominations of directors, shareholders seeking to nominate candidates for election as directors other than pursuant to a proposal or requisition of shareholders made in accordance with the provisions of the BCBCA, must provide timely written notice to our corporate secretary not less than 30 nor more than 65 days prior to the date of the annual meeting of shareholders. The notice must include specific details including, but not limited to, the name, age business address and residential address of the proposed nominee, the principal occupation of the proposed nominee, and the shareholdings of the proposed nominee. Further, a proposed nominee will also be required to deliver a written representation and agreement that such proposed nominee, if elected as a director of the Company, will comply with all applicable corporate governance, conflict of interest, confidentiality, share ownership, majority voting and insider trading policies and other policies and guidelines of the Company applicable to directors and in effect during such person’s term in office as a director.

Impediments to Change of Control

Our articles do not contain any change of control limitations with respect to a merger, acquisition or corporate restructuring that involves us.

Compulsory Acquisition

The BCBCA provides that if, within four months after the date of a take-over bid made to shareholders of a corporation, the bid is accepted by the holders of not less than 90% of the shares (other than the shares held by the offeror or an affiliate of the offeror) of any class of shares to which the bid relates, the offeror is entitled, within five months after making the offer, to send written notice to any offeree who did not accept the offer, that the offeror wants to acquire the shares of that offeree that were involved in the offer. If the procedures set forth in the BCBCA are followed, the offeror is entitled and bound to acquire all of the shares of that offeree that were involved in the offer for the same price and on the same terms contained in the take-over bid unless the court orders otherwise on an application made by that offeree within 2 months after the date of the notice.

Ownership and Exchange Controls

Competition Act

Limitations on the ability to acquire and hold our Common Shares may be imposed by the Competition Act (Canada). This legislation establishes a pre-merger notification regime for certain types of merger transactions that exceed certain statutory shareholding and financial thresholds. Transactions that are subject to notification cannot be closed until (i) the required materials are filed and the applicable statutory waiting period has expired or been waived by the Commissioner of Competition (Commissioner); (ii) the Commissioner issues an advance ruling certificate in respect of the transaction; or (iii) the Commissioner confirms that he or she does not currently intend to apply to the Canadian Competition Tribunal to challenge the transaction and concurrently waives the requirement for the parties to submit the statutory filing materials. Further, the Competition Act (Canada) permits the Commissioner to review any acquisition of control over or of a significant interest in us, whether or not it is subject to mandatory notification. This legislation currently grants the Commissioner jurisdiction, for up to three years, to challenge this type of acquisition before the Canadian Competition Tribunal if it would, or would be likely to, substantially prevent or lessen competition in any market in Canada.

Investment Canada Act

The Investment Canada Act requires notification and, in certain cases, advance review and approval by the Government of Canada of an investment to establish a new Canadian business by a non-Canadian or of the acquisition by a non-Canadian of “control” of a “Canadian business”, all as defined in the Investment Canada Act. Generally, the threshold for advance review and approval will be higher in monetary terms for an investor controlled by a member of the World Trade Organization. The Investment Canada Act generally prohibits the implementation of such a reviewable transaction unless, after review, the relevant federal Minister is satisfied that the investment is likely to be of net benefit to Canada.

The Investment Canada Act contains various rules to determine if there has been an acquisition of control. For example, for purposes of determining whether an investor has acquired control of a corporation by acquiring shares, the following general rules apply, subject to certain exceptions. The acquisition of a majority of the voting shares of a corporation is deemed to be acquisition of control of that corporation. The acquisition of less than a majority but one-third or more of the voting shares of a corporation is presumed to be an acquisition of control of that corporation unless it can be established that, on the acquisition, the corporation is not controlled in fact by the acquiror through the ownership of voting shares. The acquisition of less than one-third of the voting shares of a corporation is deemed not to be acquisition of control of that corporation.

In addition, under the Investment Canada Act, national security review on a discretionary basis may also be undertaken by the federal government in respect of a much broader range of investments by a non-Canadian to “acquire, in whole or in part, or to establish an entity carrying on all or any part of its operations in Canada, with the relevant test being whether such an investment by a non-Canadian could be “injurious to national security.” The Minister of Industry has broad discretion to determine whether an investor is a non-Canadian and therefore may be subject to national security review. Review on national security grounds is at the discretion of the federal government and may occur on a pre- or post-closing basis. Recently passed amendments to the Investment Canada Act that have not yet gone into force will require certain investments to be reviewed for national security prior to implementation. At this time, it is unknown whether this pre-closing national security review regime will apply to investments in us.

See “Material United States and Canadian Income Tax Considerations—U.S. Federal Income Taxation Considerations” for additional information regarding the material U.S. federal income tax consequences relating to the ownership and disposition of our Common Shares by U.S. Holders (as defined thereto).

Any of these provisions may discourage a potential acquirer from proposing or completing a transaction that may have otherwise presented a premium to our shareholders. We cannot predict whether investors will find our company and our Common Shares less attractive because we are governed by foreign laws.

Listing

We have applied to list our Common Shares on the NYSE American under the symbol “DRIL”. We will not close this offering unless the NYSE American has approved our Common Shares for listing.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Shares will be Odyssey Trust Company. The address for Odyssey Trust Company is United Kingdom Building, 350 — 409 Granville Street, Vancouver BC V6C 1T2, and the telephone number is (888) 290-1175.

SHARES ELIGIBLE FOR FUTURE SALE

Before this offering, there has not been a public market for shares of our Common Shares. Future sales of substantial amounts of Common Shares, including shares issued upon the conversion of convertible notes, the exercise of outstanding options and warrants, in the public market after this offering, or the possibility of these sales occurring, could cause the prevailing market price for our Common Shares to fall or impair our ability to raise equity capital in the future.

Immediately following the closing of this offering, we will have Common Shares issued and outstanding. In the event the underwriters exercise the over-allotment option in full, we will have Common Shares issued and outstanding. The Common Shares sold in this offering will be freely tradable without restriction or further registration or qualification under the Securities Act.

Previously issued Common Shares that were not offered and sold in this offering, as well as shares issuable upon the exercise of warrants and subject to employee stock options, are or will be upon issuance, “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if such public resale is registered under the Securities Act or if the resale qualifies for an exemption from registration under Rule 144 or Rule 701 under the Securities Act, which are summarized below.

Rule 144

In general, a person who has beneficially owned restricted Common Shares for at least twelve months, or at least six months in the event we have been a reporting company under the Exchange Act for at least ninety (90) days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the ninety (90) days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

●	1% of the number of Common Shares then outstanding; or

●	1% of the average weekly trading volume of our Common Shares during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

Rule 701

In general, Rule 701 allows a shareholder who purchased shares pursuant to a written compensatory plan or contract and who is not deemed to have been an affiliate of ours during the immediately preceding 90 days to sell those shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation or notice provisions of Rule 144. All holders of Rule 701 shares, however, are required to wait until ninety (90) days after the date of this prospectus before selling shares pursuant to Rule 701.

Lock-Up Agreements

We, all of our directors and officers and all of our shareholders have agreed with the underwriters, subject to certain exceptions, not to sell, transfer or dispose of, directly or indirectly, any of our Common Shares or securities convertible into or exercisable or exchangeable for our Common Shares for a period of (i) 180 days after the closing of this offering in the case of our company, (ii) 180 days after the date of this prospectus in the case of our directors and officers, and (iii) 180 days after the date of this prospectus in the case of our shareholders. See “Underwriting—Lock-Up Agreements.”

MATERIAL UNITED STATES AND CANADIAN INCOME TAX CONSIDERATIONS

Canadian Income Tax Considerations

The following summary describes, as of the date hereof, the material Canadian federal income tax considerations generally applicable to a purchaser who acquires, as a beneficial owner, Common Shares pursuant to this prospectus and who, at all relevant times, for the purposes of the application of the Income Tax Act (Canada) and the Income Tax Regulations (which we collectively refer to as the Canadian Tax Act), (i) is not, and is not deemed to be, resident in Canada for purposes of the Canadian Tax Act and any applicable income tax treaty or convention; (ii) deals at arm’s length with us; (iii) is not affiliated with us; (iv) does not use or hold, and is not deemed to use or hold, Common Shares in a business or part of a business carried on in Canada; (v) has not entered into, and will not enter into, with respect to the Common Shares, a “derivative forward agreement” or a “synthetic disposition arrangement”, as that term is defined in the Canadian Tax Act and (vi) holds the Common Shares as capital property (which we refer to as a Non-Canadian Holder). This summary does not apply to a Non-Canadian Holder that is an insurer carrying on an insurance business in Canada and elsewhere or an “authorized foreign bank”, as that term is defined in the Canadian Tax Act. Such Non-Canadian Holders should consult their tax advisors for advice having regards to their particular circumstances.

This summary is based on the current provisions of the Canadian Tax Act, and an understanding of the current administrative policies of the Canada Revenue Agency published in writing prior to the date hereof. It takes into account all specific proposals to amend the Canadian Tax Act and the Canada-United States Tax Convention (1980) (which we refer to as the Canada-U.S. Tax Treaty), as amended, publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (which we refer to as the Proposed Amendments) and assumes that all Proposed Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed, or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative policy or assessing practice whether by legislative, regulatory, administrative or judicial action nor does it take into account tax legislation or considerations of any province, territory or foreign jurisdiction, which may differ from those discussed herein.

This summary is of a general nature only and is not, and is not intended to be, legal or tax advice to any particular shareholder, and no representations with respect to the income tax consequences to any particular shareholder are made. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, you should consult your own tax advisor with respect to your particular circumstances.

Generally, for purposes of the Canadian Tax Act, all amounts relating to the acquisition, holding or disposition of the Common Shares must be converted into Canadian dollars based on the exchange rates as determined in accordance with the Canadian Tax Act. The amount of any dividends, capital gains or capital losses realized by a Non-Canadian Holder may be affected by fluctuations in the Canadian exchange rate.

Dividends

Dividends paid or credited on the Common Shares or deemed to be paid or credited on the Common Shares to a Non-Canadian Holder will be subject to Canadian withholding tax at the rate of 25%, subject to any reduction in the rate of withholding to which the Non-Canadian Holder is entitled under any applicable income tax treaty or convention between Canada and the country in which the Non-Canadian Holder is resident. For example, under the Canada-U.S. Tax Treaty, where dividends on the Common Shares are considered to be paid to or derived by a Non-Canadian Holder that is a beneficial owner of the dividends and is a U.S. resident for the purposes of, and is entitled to benefits of, the Canada-U.S. Tax Treaty, the applicable rate of Canadian withholding tax is generally reduced to 15% (or 5% in the case of a U.S. Holder that is a corporation beneficially owning at least 10% of all of the issued voting shares). We will be required to withhold the applicable withholding tax from any dividend and remit it to the Canadian government for the Non-Canadian Holder’s account. Non-Canadian Holders are urged to consult their own tax advisors to determine their entitlement to relief under an applicable income tax treaty.

Dispositions

A Non-Canadian Holder will not be subject to tax under the Canadian Tax Act on any capital gain realized on a disposition or deemed disposition of a Common Share, nor will capital losses arising therefrom be recognized under the Canadian Tax Act, unless (i) the Common Shares are “taxable Canadian property” to the Non-Canadian Holder for purposes of the Canadian Tax Act at the time of disposition; and (ii) the Non-Canadian Holder is not entitled to relief under an applicable income tax treaty or convention between Canada and the country in which the Non-Canadian Holder is resident.

Generally, the Common Shares will not constitute “taxable Canadian property” to a Non-Canadian Holder at a particular time provided that the Common Shares are listed at that time on a “designated stock exchange” (as defined in the Canadian Tax Act), which includes NYSE American, unless at any particular time during the 60-month period that ends at that time the following two conditions are satisfied concurrently:

●	at least 25% of the issued shares of any class or series of our capital stock was owned by or belonged to any combination of (a) the Non-Canadian Holder, (b) persons with whom the Non-Canadian Holder does not deal at arm’s length, and (c) partnerships in which the Non-Canadian Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships, and

●	more than 50% of the fair market value of the Common Shares was derived, directly or indirectly, from one or any combination of : (i) real or immoveable property situated in Canada, (ii) “Canadian resource properties” (as that term is defined in the Canadian Tax Act), (iii) “timber resource properties” (as that term is defined in the Canadian Tax Act) and (iv) options in respect of, or interests in, or for civil law rights in, property in any of the foregoing whether or not the property exists.

Notwithstanding the foregoing, in certain circumstances, Common Shares could be deemed to be “taxable Canadian property.”

A Non-Canadian Holder that disposes of, or is deemed to have disposed of, a Common Share that constitutes “taxable Canadian property” and is not entitled to relief under an applicable income tax convention will generally be subject to capital gain or capital loss consequences in Canada. One-half of a capital gain (a “taxable capital gain”) realized on the disposition of “taxable Canadian property” must be included in a Non-Canadian Holder’s income. One-half of a capital loss (an “allowable capital loss”) will generally be deductible by a Non-Canadian Holder against taxable capital gains realized in that year.

U.S. Federal Income Taxation Considerations

The following discussion describes the material U.S. federal income tax consequences relating to the ownership and disposition of Common Shares by U.S. Holders (as defined below). This discussion applies to U.S. Holders that purchase our Common Shares pursuant to this prospectus and hold such Common Shares as capital assets. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code, U.S. Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to specific U.S. Holders in light of their particular circumstances or to U.S. Holders subject to special treatment under U.S. federal income tax law (such as certain financial institutions, insurance companies, broker-dealers and traders in securities or other persons that generally mark their securities to market for U.S. federal income tax purposes, tax-exempt entities, retirement plans, regulated investment companies, real estate investment trusts, certain former citizens or residents of the United States, persons who hold our Common Shares as part of a “straddle”, “hedge”, “conversion transaction”, “synthetic security” or integrated investment, persons that have a “functional currency” other than the U.S. dollar, persons that own directly, indirectly or through attribution 10% or more of the voting power of our shares, corporations that accumulate earnings to avoid U.S. federal income tax, persons subject to special tax accounting rules under Section 451(b) of the Code, partnerships and other pass-through entities, and investors in such pass-through entities). This discussion does not address any U.S. state or local or non-U.S. tax consequences or any U.S. federal estate, gift or alternative minimum tax consequences.

As used in this discussion, the term “U.S. Holder” means a beneficial owner of our Common Shares that is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source or (iv) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions or (y) that has elected under applicable U.S. Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes.

If an entity treated as a partnership for U.S. federal income tax purposes holds our Common Shares, the U.S. federal income tax consequences relating to an investment in our Common Shares will depend in part upon the status and activities of such entity and the particular partner. Any such entity should consult its own tax advisor regarding the U.S. federal income tax consequences applicable to it and its partners of the purchase, ownership and disposition of our Common Shares.

Persons considering an investment in our Common Shares should consult their own tax advisors as to the particular tax consequences applicable to them relating to the purchase, ownership and disposition of our Common Shares, including the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws.

Passive Foreign Investment Company Consequences

In general, a corporation organized outside the United States will be treated as a passive foreign investment company, or PFIC, for any taxable year in which either (1) at least 75% of its gross income is “passive income” or (2) on average at least 50% of its assets, determined on a quarterly basis, are assets that produce passive income or are held for the production of passive income. Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents, and gains from the sale or exchange of property that gives rise to passive income. Assets that produce or are held for the production of passive income generally include cash, even if held as working capital or raised in a public offering, marketable securities, and other assets that may produce passive income. Generally, in determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.

Although we do not believe that we were a PFIC for the taxable year ending September 30, 2025, our determination is based on an interpretation of complex provisions of the law, which are not addressed in a significant number of administrative pronouncements or rulings by the Internal Revenue Service, or IRS. Accordingly, there can be no assurance that our conclusions regarding our status as a PFIC for the 2025 taxable year will not be challenged by the IRS and, if challenged, upheld in appropriate proceedings.  In addition, because PFIC status is determined on an annual basis and generally cannot be determined until the end of the taxable year, there can be no assurance that we will not be a PFIC for the current taxable year. Because we may continue to hold a substantial amount of cash and cash equivalents, and because the calculation of the value of our assets may be based in part on the value of our Common Shares, which may fluctuate considerably, we may be a PFIC in future taxable years. Even if we determine that we are not a PFIC for a taxable year, there can be no assurance that the IRS will agree with our conclusion and that the IRS would not successfully challenge our position. Our status as a PFIC is a fact-intensive determination made on an annual basis.

If we are a PFIC in any taxable year during which a U.S. Holder owns our Common Shares, the U.S. Holder could be liable for additional taxes and interest charges under the “PFIC excess distribution regime” upon (1) a distribution paid during a taxable year that is greater than 125% of the average annual distributions paid in the three preceding taxable years, or, if shorter, the U.S. Holder’s holding period for our Common Shares, and (2) any gain recognized on a sale, exchange or other disposition, including a pledge, of our Common Shares, whether or not we continue to be a PFIC. Under the PFIC excess distribution regime, the tax on such distribution or gain would be determined by allocating the distribution or gain ratably over the U.S. Holder’s holding period for our Common Shares. The amount allocated to the current taxable year (i.e., the year in which the distribution occurs or the gain is recognized) and any year prior to the first taxable year in which we are a PFIC will be taxed as ordinary income earned in the current taxable year. The amount allocated to other taxable years will be taxed at the highest marginal rates in effect for individuals or corporations, as applicable, to ordinary income for each such taxable year, and an interest charge, generally applicable to underpayments of tax, will be added to the tax.

If we are a PFIC for any year during which a U.S. Holder holds our Common Shares, we must generally continue to be treated as a PFIC by that holder for all succeeding years during which the U.S. Holder holds our Common Shares, unless we cease to meet the requirements for PFIC status and the U.S. Holder makes a “deemed sale” election with respect to our Common Shares. If the election is made, the U.S. Holder will be deemed to sell our Common Shares it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain recognized from such deemed sale would be taxed under the PFIC excess distribution regime. After the deemed sale election, the U.S. Holder’s Common Shares would not be treated as shares of a PFIC unless we subsequently become a PFIC.

If we are a PFIC for any taxable year during which a U.S. Holder holds our Common Shares and any non-U.S. corporate subsidiary or subsidiaries we may own is also a PFIC (i.e., a lower-tier PFIC), such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC and would be taxed under the PFIC excess distribution regime on distributions by the lower-tier PFIC and on gain from the disposition of shares of the lower-tier PFIC even though such U.S. Holder would not receive the proceeds of those distributions or dispositions. Each U.S. Holder is advised to consult its tax advisors regarding the application of the PFIC rules to any non-U.S. subsidiary we may own.

If we are a PFIC, a U.S. Holder will not be subject to tax under the PFIC excess distribution regime on distributions or gain recognized on our Common Shares if such U.S. Holder makes a valid “mark-to-market” election for our Common Shares. A mark-to-market election is available to a U.S. Holder only for “marketable stock.”

Our Common Shares will be marketable stock as long as they remain listed on the NYSE American and are regularly traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. If a mark-to-market election is in effect, a U.S. Holder generally would take into account, as ordinary income each year, the excess of the fair market value of our Common Shares held at the end of such taxable year over the adjusted tax basis of such Common Shares. The U.S. Holder would also take into account, as an ordinary loss each year, the excess of the adjusted tax basis of such our Common Shares over their fair market value at the end of the taxable year, but only to the extent of the excess of amounts previously included in income over ordinary losses deducted as a result of the mark-to-market election. The U.S. Holder’s tax basis in our Common Shares would be adjusted to reflect any income or loss recognized as a result of the mark-to-market election. Any gain from a sale, exchange or other disposition of our Common Shares in any taxable year in which we are a PFIC would be treated as ordinary income and any loss from such sale, exchange or other disposition would be treated first as ordinary loss (to the extent of any net mark-to-market gains previously included in income) and thereafter as capital loss.

A mark-to-market election will not apply to our Common Shares for any taxable year during which we are not a PFIC but will remain in effect with respect to any subsequent taxable year in which we become a PFIC. Such election will not apply to any non-U.S. subsidiaries that we may organize or acquire in the future. Accordingly, a U.S. Holder may continue to be subject to tax under the PFIC excess distribution regime with respect to any lower-tier PFICs that we may organize or acquire in the future notwithstanding the U.S. Holder’s mark-to-market election for our Common Shares.

The tax consequences that would apply if we were a PFIC would also be different from those described above if a U.S. Holder were able to make a valid qualified electing fund, or QEF, election. At this time, we do not expect to provide U.S. Holders with the information necessary for a U.S. Holder to make a QEF election. Consequently, prospective investors should assume that a QEF election will not be available.

Each U.S. person that is an investor of a PFIC is generally required to file an annual information return on IRS Form 8621 containing such information as the U.S. Treasury Department may require. The failure to file IRS Form 8621 could result in the imposition of penalties and the extension of the statute of limitations with respect to the assessment of U.S. federal income tax.

The U.S. federal income tax rules relating to PFICs are very complex. Prospective U.S. investors are strongly urged to consult their own tax advisors with respect to the impact of PFIC status on the purchase, ownership and disposition of our Common Shares, the consequences to them of an investment in a PFIC, any elections available with respect to our Common Shares and the IRS information reporting obligations with respect to the purchase, ownership and disposition of the Common Shares of a PFIC.

Distributions

Subject to the discussion above under “—Passive Foreign Investment Company Consequences”, a U.S. Holder that receives a distribution with respect to our Common Shares generally will be required to include the gross amount of such distribution in gross income as a dividend when actually or constructively received to the extent of the U.S. Holder’s pro rata share of our current and/or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent a distribution received by a U.S. Holder is not a dividend because it exceeds the U.S. Holder’s pro rata share of our current and accumulated earnings and profits, it will be treated first as a tax-free return of capital and reduce (but not below zero) the adjusted tax basis of the U.S. Holder’s Common Shares. To the extent the distribution exceeds the adjusted tax basis of the U.S. Holder’s Common Shares, the remainder will be taxed as capital gain. Because we may not account for our earnings and profits in accordance with U.S. federal income tax principles, U.S. Holders should expect all distributions to be reported to them as dividends. Distributions on our Common Shares that are treated as dividends are most likely to constitute U.S. source income for foreign tax credit purposes and generally will constitute passive category income. Such dividends, however, will not be eligible for the “dividends received” deduction generally allowed to corporate shareholders with respect to dividends received from U.S. corporations.

A U.S. Holder receiving a distribution from which the 25% Canadian withholding tax (as described above in “Canadian Income Tax Considerations – Dividends”) has been deducted may be entitled to a foreign tax credit in determining the U.S. Holder’s federal income tax liability for the year in which the distribution is received. The availability of a full or partial foreign tax credit in respect of such Canadian withholding tax is determined under rules of considerable complexity, and the foreign tax credit may not be available in all cases. Prospective U.S. investors are strongly urged to consult their own tax advisors with respect to the availability of the foreign tax credit with respect to distributions received from which Canadian tax has been withheld at source.

Provided that certain requirements are met, dividends paid by a “qualified foreign corporation” to certain non-corporate U.S. Holders are eligible for taxation at a reduced capital gains rate rather than the marginal tax rates generally applicable to ordinary income. However, if we are a PFIC for the taxable year in which the dividend is paid or the preceding taxable year (see discussion above under “—Passive Foreign Investment Company Consequences”), we will not be treated as a qualified foreign corporation. In such case, the reduced capital gains tax rate described above will not apply. Each U.S. Holder is advised to consult its tax advisors regarding the availability of the reduced tax rate on dividends with regard to its particular circumstances.

A non-United States corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation (a) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information provision, or (b) with respect to any dividend it pays on our Common Shares that are readily tradable on an established securities market in the United States. We believe that we qualify as a resident of Canada for purposes of, and are eligible for the benefits of, the United States – Canada Income Tax Convention, dated September 26, 1980 and subsequent Protocols (the U.S-Canada Treaty) , although there can be no assurance in this regard. Further, the IRS has determined that the U.S.-Canada Treaty is satisfactory for purposes of the qualified dividend rules and that it includes an exchange of information provision. Therefore, subject to the discussion above under “—Passive Foreign Investment Company Consequences”, if the U.S.-Canada Treaty is applicable, such dividends will generally be “qualified dividend income” in the hands of individual U.S. Holders, provided that certain conditions are met, including holding period and the absence of certain risk reduction transactions.

Sale, Exchange or Other Disposition of our Common Shares

Subject to the discussion above under “—Passive Foreign Investment Company Consequences”, a U.S. Holder generally will recognize capital gain or loss for U.S. federal income tax purposes upon the sale, exchange or other disposition of our Common Shares in an amount equal to the difference, if any, between the amount realized (i.e., the amount of cash plus the fair market value of any property received) on the sale, exchange or other disposition and such U.S. Holder’s adjusted tax basis in our Common Shares. Such capital gain or loss generally will be long-term capital gain taxable at a reduced rate for noncorporate U.S. Holders or long-term capital loss if, on the date of sale, exchange or other disposition, our Common Shares were held by the U.S. Holder for more than one year. Any capital gain of a non-corporate U.S. Holder that is not long-term capital gain is taxed at ordinary income rates. The deductibility of capital losses is subject to limitations. Any gain or loss recognized from the sale or other disposition of our Common Shares will generally be gain or loss from sources within the United States for U.S. foreign tax credit purposes.

Net Investment Income Tax

Certain U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally are subject to a 3.8% tax on all or a portion of their net investment income, which may include their gross dividend income and net gains from the disposition of our Common Shares. If you are a United States person that is an individual, estate or trust, you are encouraged to consult your tax advisors regarding the applicability of this net investment income tax to your income and gains in respect of your investment in our Common Shares.

Information Reporting

U.S. Holders may be required to file certain U.S. information reporting returns with the IRS with respect to an investment in our Common Shares, including, among others, IRS Form 8938 (Statement of Specified Foreign Financial Assets). As described above under “—Passive Foreign Investment Company Consequences”, each U.S. Holder who is a shareholder of a PFIC must file an annual report containing certain information. U.S. Holders paying more than US$100,000 for our Common Shares may be required to file IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) reporting this payment. Substantial penalties may be imposed upon a U.S. Holder that fails to comply with the required information reporting.

U.S. Holders should consult their own tax advisors regarding the information reporting rules.

EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN OUR COMMON SHARES IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

ENFORCEABILITY OF CIVIL LIABILITIES

We were incorporated under the laws of the Province of Vancouver, British Columbia. All of our directors and officers, as well as the certain experts named in the “Experts” section of this prospectus, reside outside of the United States. Service of process upon such persons may be difficult or impossible to effect within the United States. Furthermore, because a substantial portion of our assets, and substantially all the assets of our directors and officers and the Canadian experts named herein, are located outside of the United States, any judgment obtained in the United States, including a judgment based upon the civil liability provisions of United States federal securities laws, against us or any of such persons may not be collectible within the United States. In addition, it may be difficult for an investor, or any other person or entity, to assert United States securities laws claims in original actions instituted in Canada. The Supreme Court of Canada has repeatedly affirmed that the requirements to enforce a foreign judgment are as follows:

●	the judgment of the foreign court must be final and conclusive;

●	the court granting the foreign judgment must have had jurisdiction over the parties and the cause of action;

●	the action to enforce a foreign judgment must have been commenced within applicable limitation periods;

●	the judgment is not contrary to the law, public policy, security or sovereignty of Canada and its enforcement is not incompatible with Canadian concepts of justice or contrary to the laws governing enforcement of judgments; and

●	the judgment was not obtained by fraud and does not conflict with any other valid judgment in the same matter between the same parties;

Foreign judgments enforced by Canadian courts generally will be payable in Canadian dollars. A Canadian court hearing an action to recover an amount in a non-Canadian currency will render judgment for the equivalent amount in Canadian currency.

Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42th Street, 18th Floor, New York, NY 10168.

UNDERWRITING

Joseph Gunnar & Co., LLC, and Research Capital Corporation are the representatives for the several underwriters of this offering, or the representatives. We have entered into an underwriting agreement dated      , 2026, with the underwriters named below. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has agreed, severally and not jointly, to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of Common Shares at the initial public offering price, less the underwriting discounts and commissions, as set forth on the cover page of this prospectus, the number of shares listed next to its name in the following table:

Underwriter	Number of Shares
Joseph Gunnar & Co., LLC
Research Capital Corporation
Total

The underwriters are committed to purchase all Common Shares offered by us other than those covered by the over-allotment option described below, if any are purchased. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, the underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Common Shares offered by us in this prospectus are subject to various representations and warranties and other customary conditions specified in the underwriting agreement, such as receipt by the representatives of officers’ certificates and legal opinions.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

This offering is being made concurrently in the United States and in the Provinces of British Columbia, Alberta and Ontario in Canada. Joseph Gunnar & Co., LLC is not registered as an investment dealer in any Canadian jurisdiction and, accordingly, will only sell the Common Shares in connection with this offering in the United States, and will not, directly or indirectly, sell or solicit offers to purchase any Common Shares in Canada. Research Capital Corporation will sell Common Shares, if any, in the Provinces of British Columbia, Alberta and Ontario in Canada only. Research Capital Corporation, the broker-dealer in Canada, is not a broker-dealer registered in the United States and, therefore, may not make any sales of the Common Shares in the United States or to U.S. persons.

Subject to applicable law, the underwriters, or such other registered dealers or other entities outside the United States and Canada that are affiliates of the underwriters as may be designated by the underwriters, may offer our Common Shares outside of the United States and Canada. In Canada, the Common Shares are to be taken up by Research Capital Corporation, if at all, on or before a date not later than 42 days after the date of the Canadian Prospectus.

The underwriters are offering the Common Shares subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by its counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

We have granted the underwriters an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus, permits the underwriters to purchase up to an aggregate of additional Common Shares (equal to 15% of the Common Shares sold in this offering) at the public offering price per share, less underwriting discounts and commissions, solely to cover over-allotments, if any. If the underwriters exercise this option in whole or in part, then the underwriters will be committed, subject to the conditions described in the underwriting agreement, to purchase the additional Common Shares in proportion to their respective commitments set forth in the prior table.

Discounts, Commissions and Reimbursement

The representatives have advised us that the underwriters propose to offer the Common Shares to the public at the initial public offering price per share set forth on the cover page of this prospectus. The underwriters may offer shares to securities dealers at that price less a concession of not more than $ per share of which up to $ per share may be reallowed to other dealers. After the initial offering to the public, the public offering price and other selling terms may be changed by the representatives.

The following table summarizes the underwriting discounts and commissions, non-accountable underwriters’ expense allowance and proceeds, before expenses, to us assuming both no exercise and full exercise by the underwriters of their over-allotment option:

Total
	Per Share	Offering without Over- Allotment Option	Offering with Over- Allotment option
Public offering price	US$	US$	US$
Underwriting discounts and commissions (8.0%)
Non-accountable expense allowance (0.5%)
Proceeds, before expenses, to us	US$	US$	US$

We have paid an expense deposit of $50,000 to the representatives of the underwriters upon execution of an engagement letter relating to this offering (the “Advance”), which will be reimbursed to us to the extent not incurred.

We have also agreed to reimburse the underwriter for reasonable out-of-pocket expenses not to exceed $251,950 in the aggregate, including: (i) up to $150,000 in fees and expenses of the underwriter’s legal counsel and (ii) up to $101,950 in other expenses related to the offering. We estimate that the total expenses of this offering payable by us, not including underwriting discounts, commissions and expenses, will be approximately $572,508.

Representative’s Warrants

Upon the closing of this offering, we have agreed to issue to the representatives warrants to purchase a number of Common Shares equal in the aggregate to 5% of the total shares sold in this public offering (the “Representative’s Warrants”). The Representative’s Warrants will be exercisable at a per share exercise price equal to 110% of the public offering price per share sold in this offering. The Representative’s Warrants are exercisable at any time and from time to time, in whole or in part, during the four-and-½-year period commencing six months after the effective date of the registration statement related to this offering. The Representative’s Warrants also provide for one demand registration right of the shares underlying the Representative’s Warrants, and unlimited “piggyback” registration rights with respect to the registration of the Common Shares underlying the Representative’s Warrants and customary antidilution provisions. The demand registration right provided will not be greater than five years from the effective date of the registration statement related to this offering in compliance with FINRA Rule 5110(g)(8)(C). The piggyback registration right provided will not be greater than seven years from the effective date of the registration statement related to this offering in compliance with FINRA Rule 5110(g)(8)(D).

The Representative’s Warrants and the Common Shares underlying the Representative’s Warrants have been deemed compensation by the Financial Industry Regulatory Authority, or FINRA, and are therefore subject to a 180-day lock-up pursuant to Rule 5110(e)(1) of FINRA. The representatives, or permitted assignees under such rule, may not sell, transfer, assign, pledge, or hypothecate the Representative’s Warrants or the securities underlying the Representative’s Warrants, nor will the representative engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Representative’s Warrants or the underlying shares for a period of 180 days from the effective date of the registration statement. Additionally, the Representative’s Warrants may not be sold transferred, assigned, pledged or hypothecated for a 180-day period following the effective date of the registration statement except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. The Representative’s Warrants will provide for adjustment in the number and price of the Representative’s Warrants and the Common Shares underlying such Representative’s Warrants in the event of recapitalization, merger, stock split or other structural transaction, or a future financing undertaken by us.

Discretionary Accounts

The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Lock-Up Agreements

We agreed that for a period of 180 days after the closing of this offering we will not, without the prior written consent of the representatives and subject to certain exceptions, directly or indirectly:

●	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares;

●	file or caused to be filed any registration statement with SEC relating to the offering of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares;

●	complete any offering of our debt securities, other than entering into a line of credit with a traditional bank; or

●	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our Common Shares, whether any such transaction is to be settled by delivery of Common Shares or such other securities, in cash or otherwise.

In addition, each of our directors, officers and shareholders, including our majority shareholder, Nova Minerals, have agreed that for a period of (i) 180 days after the date of this prospectus in the case of our directors and officers and (ii) 180 days after the date of this prospectus in the case of our shareholders, without the prior written consent of the representatives and subject to certain exceptions, they will not directly or indirectly:

●	offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any of our Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares;

●	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, whether any such transaction is to be settled by delivery of Common Shares or such other securities, in cash or otherwise;

●	make any demand for or exercise any right with respect to the registration of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares; or

●	publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares.

Right of First Refusal

Upon the closing of this offering, for a period of fifteen (15) months from the closing date of this offering, we will grant Joseph Gunnar and Research Capital Corporation the right of first refusal to act as sole managing underwriter and sole book runner, sole placement agent, or sole sales agent, for any and all future public or private equity or equity-linked offerings, for which we retain the service of an underwriter, agent, advisor, finder or other person or entity in connection with such offering during such fifteen (15) month period. The Company shall not offer to retain any entity or person in connection with any such offering on terms more favorable than terms on which it offers to retain Joseph Gunnar and Research Capital Corporation.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by the underwriters or selling group members. The underwriters may agree to allocate a number of securities to selling group members for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us, and should not be relied upon by investors.

Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales.

Stabilizing transactions permit bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the shares while this offering is in progress.

Over-allotment transactions involve sales by the underwriters of Common Shares in excess of the number of Common Shares the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of Common Shares over-allotted by the underwriters are not greater than the number of Common Shares that they may purchase in the over-allotment option. In a naked short position, the number of Common Shares involved is greater than the number of Common Shares in the over-allotment option. The underwriters may close out any short position by exercising their over-allotment option and/or purchasing Common Shares in the open market.

Syndicate covering transactions involve purchases of Common Shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of Common Shares to close out the short position, the underwriters will consider, among other things, the price of Common Shares available for purchase in the open market as compared with the price at which it may purchase Common Shares through exercise of the over-allotment option. If the underwriters sell more Common Shares than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying Common Shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the Common Shares in the open market that could adversely affect investors who purchase in this offering.

Penalty bids permit an underwriter to reclaim a selling concession from a syndicate member when the Common Shares originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Common Shares or preventing or retarding a decline in the market price of our Common Shares. As a result, the price of our Common Shares in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our Common Shares. These transactions may be effected in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive Market Making

In connection with this offering, underwriters, and selling group members may engage in passive market making transactions in our securities on NYSE American in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Other Relationships

The underwriters and their affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates for which they may in the future receive customary fees.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of our total expenses, excluding underwriting discounts and commissions, which are expected to be incurred in connection with the offer and sale of the Common Shares by us. With the exception of the SEC registration fee, the FINRA filing fee and the NYSE American listing fee, all amounts are estimates.

	Amount
SEC registration fee	US$	1,824.13
FINRA filing fee		$2,299.88
NYSE American listing fee		$50,000.00
Accounting fees and expenses		$100,000.00
Legal fees and expenses		$250,000.00
Transfer agent fees and expenses		$25,000.00
Printing fees and expenses		$70,000.00
Miscellaneous		$73,383.99
TOTAL	US$	572,508.00

LEGAL MATTERS

Certain legal matters as to the United States federal and New York law in connection with this offering will be passed upon for us by Bevilacqua PLLC. Certain legal matters as to United States federal and New York law in connection with this offering will be passed upon for the underwriters by Ellenoff Grossman & Schole LLP. The validity of the Common Shares offered in this offering and certain other legal matters as to Canadian law will be passed upon for us by McMillan LLP. Bevilacqua PLLC may rely upon McMillan LLP with respect to matters governed by Canadian law.

EXPERTS

Our consolidated financial statements as of September 30, 2025 and for the year then ended included in this prospectus have been audited by Davidson & Company LLP, an independent registered public accounting firm with PCAOB ID:731, as stated in their report appearing herein. Our consolidated financial statements as of September 30, 2024 and for the year then ended included in this prospectus have been audited by MNP LLP, an independent registered public accounting firm with PCAOB ID:1930, as stated in their report appearing herein. Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The office of Davidson & Company LLP is located at 1200 - 609 Granville Street, PO Box 10372, Vancouver, BC V7Y 1G6.

The office of MNP LLP is located at 609 Granville Street, Suite 2400, Vancouver BC, V7Y 1E7.

Changes in Registrant’s Certifying Accountant

On December 11, 2025, the Company appointed Davidson & Company LLP as its independent registered public accounting firm, effective immediately. Davidson & Company LLP replaced MNP LLP, the former independent registered public accounting firm of the Company, which the Company dismissed on the same day. The appointment of Davidson & Company LLP and the dismissal of MNP LLP were made after a careful consideration and evaluation process by the Company and were approved by the audit committee of the board of directors of the Company and ratified by the board of directors. The Company’s decision to make this change was not the result of any disagreement between the Company and MNP LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

The audit reports of MNP LLP on the Company’s consolidated financial statements as of September 30, 2024 and 2023 and for the two years ended September 30, 2024 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s fiscal years ended September 30, 2024 and 2023, and through the subsequent interim period to December 10, 2025, (i) the Company had no “disagreements” (as described in Item 16F(a)(1)(iv) of Form 20-F) with MNP LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of MNP LLP, would have caused it to make reference to the subject matter of the disagreements in connection with its report; and (ii) there were no reportable events as defined by Item 16F(a)(1)(v) of Form 20-F.

In accordance with Item 16F(a)(3) of Form 20-F, the Company furnished MNP LLP with a copy of this Amendment No.7 to Form F-1, providing MNP LLP with the opportunity to furnish the Company with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the statements made by the Company herein in response to Item 16F(a) of Form 20-F, and if not, stating the respects in which it does not agree. Attached as Exhibit 16.1 is a copy of MNP LLP’s letter addressed to the SEC.

During the Company’s fiscal years ended September 30, 2024 and 2023, and through the subsequent interim period to December 10, 2025, the Company did not consult Davidson & Company LLP with respect to (a) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company or oral advice was provided that Davidson & Company LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (b) any matter that was the subject of either a disagreement as defined in Item 16F(a)(1)(iv) of Form 20-F or a reportable event as described in Item 16F(a)(1)(v) of Form 20-F.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules, under the Securities Act with respect to the Common Shares to be sold in this offering. This prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement. You should read the registration statement on Form F-1 and its exhibits and schedules for further information with respect to us and the Common Shares.

Immediately upon completion of this offering, we will become subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov. Additionally, we will make these filings available, free of charge, on our website at https://lannistermining.com/ as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than these filings, is not, and should not be, considered part of this prospectus and is not incorporated by reference into this document.

As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

LANNISTER MINING CORP.

Consolidated Financial Statements

For the years ended September 30, 2025 and 2024

(Expressed in Canadian dollars)

LANNISTER MINING CORP.

Index to Consolidated Financial Statements

For the years ended September 30, 2025 and 2024

Report of Independent Registered Public Accounting Firm

To the Shareholders and Directors of

Lannister Mining Corp.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated statement of financial position of Lannister Mining Corp. (the “Company”) as of September 30, 2025, and the related consolidated statements of loss and comprehensive loss, changes in shareholders’ equity, and cash flows for the year ended September 30, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2025, and the results of its operations and its cash flows for the year ended September 30, 2025, in conformity with IFRS Accounting Standards as issued by the International Accounting Standards Board.

Going Concern

The accompanying financial statements have been prepared assuming that the entity will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated revenue to date and has an accumulated deficit which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2025.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada	Chartered Professional Accountants

January 28, 2026

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholder of Lannister Mining Corp.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated statement of financial position of Lannister Mining Corp. (the “Company”) as of September 30, 2024, and the related consolidated statements of loss and comprehensive loss, changes in shareholders’ equity, and cash flows for the year ended September 30, 2024, and the related notes (collectively referred to as the “consolidated financial statements”).

In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of September 30, 2024, and the results of its consolidated operations and its consolidated cash flows for the year ended September 30, 2024, in conformity with IFRS® Accounting Standards as issued by the International Accounting Standards Board.

Material Uncertainty Related to Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has not generated revenue to date and has an accumulated deficit which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provide a reasonable basis for our opinion.

/s/ MNP LLP

Chartered Professional Accountants

We served as the Company’s auditor from 2023 to 2025.

Vancouver, Canada

February 24, 2025

LANNISTER MINING CORP.

Consolidated Statements of Financial Position

(Expressed in Canadian Dollars)

		September 30,	September 30,
	Note	2025	2024
		$	$
ASSETS

Current
Cash		59,844	53,528
Goods and services tax recoverable		54,719	29,199
Prepaid expenses		116,073	44,195
		230,636	126,922
Mineral property	4	3,702,008	3,702,008
Reclamation bond	5	305,320	295,852
Total assets		4,237,964	4,124,782

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current
Accounts payable and accrued liabilities	6, 9	921,836	447,160
Convertible debentures	7	820,505	-
Total liabilities		1,742,341	447,160

Shareholders’ equity
Share capital	8	7,332,449	7,332,449
Reserves	8	-	24,735
Deficit		(4,836,826)	(3,679,562)
Total shareholders’ equity		2,495,623	3,677,622
Total liabilities and shareholders’ equity		4,237,964	4,124,782

Nature and continuance of operations (Note 1)

Commitment (Note 12)

Approved and authorized for issue on behalf of the Board of directors on January 28, 2026.

“Mario Vetro”	, Director	“James Greig”	, Director

The accompanying notes are an integral part of these consolidated financial statements

LANNISTER MINING CORP.

Consolidated Statements of Loss and Comprehensive Loss

(Expressed in Canadian Dollars)

		Years Ended September 30,
	Note	2025	2024
		$	$
OPERATING EXPENSES
Exploration and evaluation expenditures	4,9	116,811	211,710
General and administrative	9	30,873	92,032
Legal fees		163,219	301,942
Marketing		10,107	154,651
Professional fees	9	502,055	433,530
		(823,065)	(1,193,865)

OTHER INCOME (EXPENSES)
Foreign exchange		1,549	(7,481)
Loss on revaluation of convertible debenture	7	(360,505)	-
Interest income		22	69
		(358,934)	(7,412)

Loss and comprehensive loss for the year		(1,181,999)	(1,201,277)

Loss per share - basic and diluted		$(0.23)	$(0.25)

Weighted average number of common shares outstanding – basic and diluted		5,047,204	4,808,363

The accompanying notes are an integral part of these consolidated financial statements

LANNISTER MINING CORP.

Consolidated Statements of Cash Flows

(Unaudited - Expressed in Canadian Dollars)

	Years Ended September 30,
	2025	2024
	$	$
OPERATING ACTIVITIES
Loss for the year	(1,181,999)	(1,201,277)
Items not affecting cash:
Loss on foreign exchange	1,358	5,365
Loss on revaluation of convertible debentures	360,505	-
Changes in non-cash working capital items:
Goods and services taxes recoverable	(25,520)	(15,777)
Prepaid expenses	(71,878)	9,308
Accounts payable and accrued liabilities	463,850	150,081
Cash used in operating activities	(453,684)	(1,052,300)

FINANCING ACTIVITIES
Proceeds from convertible debentures	460,000	-
Cash provided from financing activities	460,000	-

Change in cash during the year	6,316	(1,052,300)
Cash, beginning of year	53,528	1,105,828
Cash, end of year	59,844	53,528

Supplemental cash flow information
Cash interest received	22	69
Cash interest and income taxes paid	-	-

Supplemental non-cash disclosures
Value of warrants transferred on cancellation	-	314,300
Value of share options transferred on expiry	24,735	-

The accompanying notes are an integral part of these consolidated financial statements

LANNISTER MINING CORP.

Consolidated Statements of Changes in Shareholders’ Equity

(Expressed in Canadian Dollars)

	Share capital
	Number of shares	Amount	Reserves	Deficit	Total
		$	$	$	$
Balance, September 30, 2023	4,065,003	7,018,149	339,035	(2,478,285)	4,878,899
Shares issued for the cancellation of warrants	982,201	314,300	(314,300)	-	-
Loss for the year	-	-	-	(1,201,277)	(1,201,277)
Balance, September 30, 2024	5,047,204	7,332,449	24,735	(3,679,562)	3,677,622
Expired share options	-	-	(24,735)	24,735	-
Loss for the year	-	-	-	(1,181,999)	(1,181,999)
Balance, September 30, 2025	5,047,204	7,332,449	-	(4,836,826)	2,495,623

The accompanying notes are an integral part of these consolidated financial statements

LANNISTER MINING CORP.

Notes to Consolidated Financial Statements

For the years ended September 30, 2025 and 2024

(Expressed in Canadian Dollars)

1.	NATURE AND CONTINUANCE OF OPERATIONS

Lannister Mining Corp. (the “Company” or “Lannister”) was incorporated on September 21, 2021, under the laws of British Columbia. The head office and principal address of the Company is located at Suite 1500 - 1055 West Georgia St., Vancouver, BC, V6E 4N7.

The Company’s principal business activities include the acquisition and exploration of mineral property assets. As at September 30, 2025, the Company had not yet determined whether the Company’s exploration and evaluation assets contain ore reserves that are economically recoverable. The recoverability of amounts shown for exploration and evaluation assets is dependent upon the discovery of economically recoverable reserves, confirmation of the Company’s interest in the underlying mineral claims, the ability of the Company to obtain the necessary financing to complete the development of and the future profitable production from the property or realizing proceeds from its disposition.

As at September 30, 2025, the Company has not generated revenue to date and has an accumulated deficit of $4,836,825 and has been funded by the issuance of equity and debt. These events and conditions indicate that a material uncertainty exists that may cast substantial doubt on the Company’s ability to continue as a going concern. The Company’s ability to continue its operations and to realize its assets at their carrying values is dependent upon obtaining additional financing and generating revenues sufficient to cover its operating costs.

These consolidated financial statements for the years ended September 30, 2025 and 2024 (“Financial Statements”) do not give effect to any adjustments which would be necessary should the Company be unable to continue as a going concern, and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business, and at amounts different from those reflected in these Financial Statements, and any such adjustments could be material.

2.	BASIS OF PRESENTATION

Statement of compliance

These Financial Statements have been prepared using accounting policy information in compliance with IFRS® Accounting Standards as issued by the International Accounting Standards Board (IASB).

These Financial Statements were approved by the Board of Directors of the Company and authorized for issuance on January 28, 2026.

Basis of presentation

These Financial Statements have been prepared on a historical cost basis except for those financial instruments which have been classified as fair value through profit or loss. In addition, except for cash flow information, these Financial Statements have been prepared using the accrual method of accounting.

LANNISTER MINING CORP.

Notes to Consolidated Financial Statements

For the years ended September 30, 2025 and 2024

(Expressed in Canadian Dollars)

2.	BASIS OF PRESENTATION (continued)

Functional and presentation currency

These Financial Statements have been prepared in Canadian dollars (“CAD”), which is the Company’s functional and presentation currency. Amounts denominated in United States dollars are denoted as US$.

Basis of consolidation

These Financial Statements include the accounts of the Company and its subsidiary. All intercompany transactions and balances are eliminated on consolidation. Control exists where the parent entity has power over the investee and is exposed, or has rights, to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee. The subsidiary is included in the consolidated financial statements from the date control commences until the date control ceases.

Details of the Company’s subsidiary included in these Financial Statements as at September 30, 2025 are as follows:

		Functional	Percentage owned
	Incorporation	Currency	2025	2024
60431 Montana, Ltd. (“60431 Montana”)	USA	CAD	100%	100%

3.	MATERIAL ACCOUNTING POLICY INFORMATION

Significant accounting estimates and judgments

Apart from making estimates and assumptions as described below, the Company’s management makes judgments in the process of applying its accounting policies that have a significant effect on the amounts recognized in the Company’s financial statements. The significant judgments that the Company’s management has made in the process of applying the Company’s accounting policies, apart from those involving estimation uncertainties, that have the most significant effect include, but are not limited to:

Impairment of mineral property assets

Mineral property assets are evaluated at each reporting date to determine whether there are any indications of impairment. The Company considers both internal and external sources of information when making the assessment of whether there are indications of impairment for the Company’s mineral property.

Significant judgment is required when determining whether facts and circumstances suggest that the carrying amount of resource properties may exceed its recoverable amount. The retention of regulatory permits and licenses; the Company’s ability to obtain financing for exploration and development activities and its future plans on the resource properties; current and future metal prices; and market sentiment are all factors considered by the Company.

In respect of the carrying value of mineral property assets recorded on the consolidated statements of financial position, management has determined there are no impairment indications that the value of the assets have declined more than what is expected from the passage of time or normal use.

LANNISTER MINING CORP.

Notes to Consolidated Financial Statements

For the years ended September 30, 2025 and 2024

(Expressed in Canadian Dollars)

3.	MATERIAL ACCOUNTING POLICY INFORMATION (continued)

Significant accounting estimates and judgments (continued)

Decommissioning and restoration provision

Mining and exploration activities are subject to various laws and regulations governing the protection of the environment. In general, these laws and regulations are continually changing, and the Company has made and intends to make in the future, expenditures to comply with such laws and regulations. Accounting for reclamation and remediation obligations requires management to make estimates of the future costs the Company will incur to complete the reclamation and remediation work required to comply with existing laws and regulations at each mining operation and exploration and development property. In addition, future changes to environmental laws and regulations may increase the extent of reclamation and remediation work required to be performed by the Company. Increases in future costs could materially impact the amounts charged to operations for decommissioning and restoration. The provision represents management’s best estimate of the present value of the future decommissioning and restoration obligation.

Due to uncertainties concerning environmental remediation, the ultimate cost to the Company of future site restoration could differ from the amounts provided. The estimate of the total provision for future decommissioning and restoration costs are subject to change based on amendments to laws and regulations, changes in technology, price increases and changes in interest rates, and changes in mine life, and as new information concerning the Company’s closure and reclamation obligations becomes available.

As at September 30, 2025, management has determined no asset retirement obligation is required and the Company had a reclamation bond of $305,320 (US$219,166) (2024 - $295,852 (US$219,166)).

Functional currency

The determination of the functional currency for the Company and its subsidiary was based on management’s judgement of the underlying transactions, events and conditions relevant to each entity. Management determined that for the years ended September 30, 2025 and 2024, the functional currency of the Company and its subsidiary is the Canadian dollar.

In making this determination, management applied the considerations of IAS 21 The Effects of Changes in Foreign Exchange Rates. While 60431 Montana is incorporated in the USA and has title to a mineral property in Montana, USA, during the years ended September 30, 2025 and 2024, 60431 Montana did not have any operating activities, did not have a bank account, and all exploration costs were incurred by the Lannister, making the operations of 60431 Montana integral to the parent reporting entity. As the Company is pre-revenue and only Lannister is involved in financing activities, all amounts raised are in Canadian dollars. The primary economic environment of Lannister is Canadian dollars and as such, its functional currency is Canadian dollars. As a result of 60431 Montana being an integrated foreign operation of the parent, its functional currency is also Canadian dollars.

Significant areas requiring the use of management estimates include:

Share-based payment transactions

The Company uses the Black-Scholes Option Pricing Model for the valuation of share-based compensation and other equity based payments. Option pricing models require the input of subjective assumptions including expected price volatility, interest rate, and forfeiture rate. Changes in the input assumptions can materially affect the fair value estimate and the Company’s earnings and equity reserves.

LANNISTER MINING CORP.

Notes to Consolidated Financial Statements

For the years ended September 30, 2025 and 2024

(Expressed in Canadian Dollars)

3.	MATERIAL ACCOUNTING POLICY INFORMATION (continued)

Significant accounting estimates and judgments (continued)

Convertible debentures

Management has applied judgment in designating the entire hybrid contract to be measured at fair value through profit or loss in accordance with IFRS 9. In addition, the determination of the fair value of this financial instrument uses Monte Carlo simulation, which requires the input of highly subjective assumptions, including share price, risk free rates, expected volatility, probability of initial public offering (“IPO”) completion and credit adjusted rate. Changes in the subjective input assumptions could materially affect the fair value estimate.

Cash

Cash comprises of deposits held at financial institutions and cash on hand.

Mineral property

Costs directly related to acquiring the legal right to explore a mineral property, including the acquisition of licenses, mineral rights, and similar acquisition costs are recognized and capitalized as mineral property. Acquisition costs incurred in obtaining the legal right to explore a mineral property are deferred until the legal right is granted, upon which the costs are reclassified to mineral property. Transaction costs incurred in acquiring an asset are deferred until the transaction is completed and then included in the purchase price of the asset acquired.

Costs directly related to exploration and evaluation activities, including but not limited to researching and analyzing existing exploration data, conducting geological studies, exploration drilling and sampling, annual maintenance fees, payments made to contractors and consultants in connection with the exploration and evaluation of the property, are expensed in the period in which they are incurred as exploration and evaluation expenses in the consolidated statements of loss and comprehensive loss.

Costs not directly attributable to exploration and evaluation activities, including general administrative overhead costs, are expensed as general and administrative in the period in which they occur.

Decommissioning and restoration provision

The Company recognizes a provision for statutory, contractual, constructive, or legal obligations associated with decommissioning of mining operations and reclamation and rehabilitation costs arising when environmental disturbance is caused by the exploration or development of mineral properties. Provisions for decommissioning and restoration are recognized in the period in which the obligation is incurred or acquired and are measured based on expected future cash flows to settle the obligation, discounted to their present value. The discount rate is a pre-tax rate that reflects current market assessments of the time value of money and risks specific to the liability.

When an obligation is initially recognized, the corresponding cost is capitalized to the carrying amount of the related asset. These costs are depreciated on a basis consistent with the depreciation, depletion, and amortization of the underlying assets.

The obligation is accreted over time for the change in its present value, with this accretion charge recognized as a finance expense in profit or loss. The obligation is also adjusted for changes in the estimated amount and timing of expected future cash flows and changes in the discount rate. Such changes in estimates are added to or deducted from the related asset except where deductions are greater than the carrying value of the related asset, in which case the amount of the excess is recognized in profit or loss.

LANNISTER MINING CORP.

Notes to Consolidated Financial Statements

For the years ended September 30, 2025 and 2024

(Expressed in Canadian Dollars)

3.	MATERIAL ACCOUNTING POLICY INFORMATION (continued)

Foreign currency translation and transactions

In preparing the Financial Statements, transactions in currencies other than the entity’s functional currency are recorded at the rates of exchange prevailing at the dates of the transactions. At each period’s end, monetary assets and liabilities are translated using the period-end foreign exchange rate. Non-monetary assets and liabilities are translated using the historical exchange rate on the date of the transaction. Non-monetary assets and liabilities that are stated at fair value are translated using the historical exchange rate on the date that the fair value was determined. All gains and losses on translation of these foreign currency transactions are included in the consolidated statements of loss and comprehensive loss.

Share-based compensation

The Company grants stock options and restricted share units (“RSUs”) to directors, officers, employees, consultants and its affiliates as an element of compensation. The fair value of the stock options and RSUs is recognized over the vesting period as share-based compensation expense and reserves. The fair value of the stock options is determined using the Black-Scholes option pricing model using estimates at the date of the grant while RSU’s are valued at the fair value on the date of the grant. At each reporting date prior to vesting, the cumulative expense representing the extent to which the vesting period has expired and management’s best estimate of the awards that are ultimately expected to vest is computed. The movement in cumulative expense is recognized in the statement of loss and comprehensive loss with a corresponding entry within equity, against reserves. No expense is recognized for stock options that do not ultimately vest. When stock options are exercised, the proceeds received, together with any related amount in reserves, are credited to share capital.

Share-based compensation arrangements in which the Company receives goods or services as consideration for its own equity instruments are accounted for as equity-settled share-based payment transactions and measured at the fair value of the goods or services received unless the fair value cannot be estimated reliably. If the Company cannot reliably estimate the fair value of the goods or services received, the Company will measure their value by reference to the fair value of the equity instruments granted.

The Company transfers the value of forfeited and expired unexercised vested stock options and compensatory warrants to deficit or share capital from reserves on the date of expiration based on the nature of the item.

Convertible debenture

Convertible debentures are complex financial instruments that are hybrid contracts that include a conversion feature. The Company has elected to designate the entire hybrid contract to be measured at fair value through profit or loss in accordance with IFRS 9 – Financial Instruments. As a result, the embedded derivative is not bifurcated from the host debt.

On initial recognition the convertible debentures are measured at fair value, which equals the face value of the debentures. The transaction costs, together with subsequent changes in fair value are recognized through profit and loss.

The debentures are subsequently re-measured at fair value at each reporting date, with changes in fair value, including interest, accrued yield or changes due to market risk, including share price volatility, being recorded in profit or loss.

Share capital

The Company records proceeds from share issuances net of issue costs. Proceeds from the issuance of units are allocated between common shares and share purchase warrants on a residual value basis, wherein the fair value of the common shares is based on the market value on the date of announcement of the placement and the balance, if any, is allocated to the attached warrants. Any fair value attributed to the warrants is recorded to reserves. If the warrants expire unexercised or are cancelled prior to expiry, the value attributed to the warrants is transferred from reserves to share capital.

LANNISTER MINING CORP.

Notes to Consolidated Financial Statements

For the years ended September 30, 2025 and 2024

(Expressed in Canadian Dollars)

3.	MATERIAL ACCOUNTING POLICY INFORMATION (continued)

Earnings (loss) per share

Basic earnings (loss) per share is computed by dividing profit or loss attributable to common shareholders by the weighted average number of shares outstanding during the reporting period. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share, except that the weighted average shares outstanding are increased to include additional shares for the assumed exercise of stock options and warrants, if dilutive.

Income taxes

Income tax expense consists of current and deferred tax expenses. Income tax expense is recognized in the consolidated statements of loss and comprehensive loss.

Current income tax

Current tax expense is the expected tax payable on the taxable income for the year, using tax rates enacted or substantively enacted at period-end, adjusted for amendments to tax payable with respect to previous years.

Deferred income tax

Deferred tax assets and liabilities are recognized for deferred tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and tax losses carried forward. Deferred tax assets and liabilities are measured using the enacted or substantively enacted tax rates expected to apply when the asset is realized, or the liability is settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in consolidated statements of loss and comprehensive loss in the period that substantive enactment occurs. A deferred tax asset is recognized to the extent that it is probable that future taxable profits will be available against which the asset can be utilized. To the extent that the Company does not consider it probable that a deferred tax asset will be recovered, the deferred tax asset is not recognized. Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when they relate to income taxes levied by the same taxation authority and the Company intends to settle its current tax assets and liabilities on a net basis.

Financial instruments

Financial instruments are measured upon initial recognition at fair value plus, for an item not at fair value through profit or loss (“FVTPL”), transaction costs that are directly attributable to its acquisition or issue.

On initial recognition, a financial asset or liability is classified as measured at amortized cost or FVTPL.

A financial asset is classified as amortized cost if held within a business model with an objective to hold assets to collect contractual cash flows, the contractual terms give rise on specified dates to cash flows that are solely payments of principal and interest, and the asset is not designated as FVTPL.

Financial assets and liabilities classified as FVTPL are subsequently measured at fair value with changes in fair value recognized consolidated statements of loss and comprehensive loss.

Financial assets and liabilities classified at amortized cost are subsequently measured at amortized cost using the effective interest method, and for financial assets only net of any impairment allowance.

LANNISTER MINING CORP.

Notes to Consolidated Financial Statements

For the years ended September 30, 2025 and 2024

(Expressed in Canadian Dollars)

3.	MATERIAL ACCOUNTING POLICY INFORMATION (continued)

Accounting standards and amendments issued but not yet adopted

IFRS 18 Presentation and Disclosure in Financial Statements, which will replace IAS 1, Presentation of Financial Statements aims to improve how companies communicate in their financial statements, with a focus on information about financial performance in the statement of profit or loss, in particular additional defined subtotals, disclosures about management-defined performance measures and new principles for aggregation and disaggregation of information. IFRS 18 is accompanied by limited amendments to the requirements in IAS 7 Statement of Cash Flows. IFRS 18 is effective from January 1, 2027. Companies are permitted to adopt IFRS 18 before that date.

The Company is currently determining the impact of these amendments on its Financial Statements.

4.	MINERAL PROPERTY

The Company’s mineral property includes the acquisition costs of the Company’s Basin Gulch Project (the “Project”) which was valued at $3,702,008 at September 30, 2025 and 2024. The schedule below outlines the cumulative acquisition costs incurred on the Basin Gulch Project up to September 30, 2025:

	2023	Additions/ (Writedowns)	2024	Additions/ (Writedowns)	2025
	$	$	$	$	$
Obtained through amalgamation	1,812,604	-	1,812,604	-	1,812,604
Cash payments	1,153,642	-	1,153,642	-	1,153,642
Share issuance	722,500	-	722,500	-	722,500
Staking	13,262	-	13,262	-	13,262
	3,702,008	-	3,702,008	-	3,702,008

A summary of the Company’s exploration and evaluation expenses for the Basin Gulch Project during the years ended September 30, 2025 and 2024 is as follows:

	2025	2024
	$	$
Geological services	8,538	107,779
Claim fees	37,325	36,286
Leases	70,948	67,645
	116,811	211,710

Basin Gulch Project

As at September 30, 2023, the Company acquired the 100% interest in the Basin Gulch project located in Granite County, Montana, United States, by fulfilling the following requirements under a definitive agreement dated September 15, 2020 with BG Holdings Group, LLC and Basin Gulch Co. (collectively, the “Vendors”).

a)	Issued 531,250 common shares of the Company on March 3, 2021, for a value of $722,500.

b)	Made cash payments totaling US$1,050,000, according to the following schedule:

●	A non-refundable deposit of US$25,000 (paid $34,342);

●	US$125,000 on or before September 18, 2020 (paid $167,710);

●	US$250,000 on or before September 15, 2021 (paid $302,168);

●	US$300,000 on or before September 15, 2022 (paid $379,314); and

●	US$350,000 on or before September 15, 2023 (paid $472,160).

LANNISTER MINING CORP.

Notes to Consolidated Financial Statements

For the years ended September 30, 2025 and 2024

(Expressed in Canadian Dollars)

4.	MINERAL PROPERTY (continued)

Under the terms of the definitive agreement, the Company assumed all patented lease obligations, comprising a 3% net smelter royalty (“NSR”), capped at $8,000,000, and a US$50,000 annual lease payment to the Metesh family, the owners of the patented claims in the project. During the year ended September 30, 2025, the Company paid a lease payment of $70,948 (US$50,000) (2024 - $67,645 (US$50,000)).

Additionally, under the terms of the definitive agreement, the Company will provide to the Vendors a 2% NSR on the Basin Gulch Project claims located outside and not applicable to the owners of the claims. The 2% NSR area will follow within a 1-mile area of influence that represents an overlap area outside the existing claims that are subject to this 2% NSR. The Vendors will have the right to sell or transfer its 2% NSR subject to the transferee of such 2% NSR agreeing to be bound to the terms and conditions of the NSR with the Company and the Project. The Company will have the right to purchase half of the 2% NSR from the Vendors at any time on or before December 31, 2025 by payment to the Vendors of US$1,000,000. After December 31, 2025, if half the 2% NSR has not been repurchased/bought-back, then the Company and the Vendors will negotiate in good faith to agree on new terms and conditions for a buy-back of half of the 2% NSR.

Under the Definitive Agreement, the Company is required to issue shares as milestone payments to the Vendors as follows:

●	On completion of 2-million-ounce gold mineral resource estimate, issue shares with the equivalent value of US$500,000;

●	On completion of a preliminary feasibility study, issue shares with the equivalent value of US$500,000; both as defined by National Instrument 43-101 Standards of Disclosure for Mineral Projects within Canada; and

●	On completion of an IPO and being listed on a national stock exchange, issue five percent (5%) of the total issued and outstanding shares of the Company.

5.	RECLAMATION BOND

As at September 30, 2025, the Company has one reclamation bond issued with the Nevada Division of Minerals in the amount of $305,320 (US$219,166) (September 30, 2024 - $295,852 (US$219,166)), to guarantee reclamation of the environment of the Basin Gulch Project.

6.	ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

	2025	2024
	$	$
Trade payables	677,836	324,682
Accrued liabilities	244,000	122,478
	921,836	447,160

7.	CONVERTIBLE DEBENTURES

$
Balance, September 30, 2024 and 2023	-
Proceeds	460,000
Revaluation	360,505
Balance, September 30, 2025	820,505

LANNISTER MINING CORP.

Notes to Consolidated Financial Statements

For the years ended September 30, 2025 and 2024

(Expressed in Canadian Dollars)

7.	CONVERTIBLE DEBENTURES (continued)

On December 20, 2024, the Company raised $300,000 through the issuance of convertible debentures (“Debentures”). The Debentures bear interest at 12% per annum, expire two years from the date of issue, and are convertible into one unit of the Company with each unit comprising one common share and one share purchase warrant. Interest on the Debentures is payable in cash. The Company incurred issuance costs of $10,000, which have been expensed under Professional fees.

On January 13, 2025, the Company issued additional Debentures for $160,000. The Debentures bear interest at 12% per annum, expire two years from the date of issue, and are convertible into units of the Company with each unit containing one common share and one share purchase warrant. Interest on the Debentures is payable in cash. The Company incurred issuance costs of $5,000, which have been expensed under Professional fees.

The principal amount of the Debentures is convertible as follows:

●	If the Company does not complete an IPO, at the election of the Debenture holders (“Holder”) prior to the Debenture expiry date, the Holder may convert the principal amount of the Debentures into units at a conversion price equal to $3.20. Each warrant issued will be convertible into one common share of the Company at an exercise price of $4.40 per share for three years from the date of issuance.

●	The principal amount of the Debentures will automatically convert into units at a conversion price equal to a 20% discount to the initial public offering financing price. Each warrant issued will be convertible into one common share of the Company at an exercise price equal to a 10% premium to the IPO financing price for three years from the date of issuance.

The Company has elected to designate the entire hybrid contract to be measured at FVTPL in accordance with IFRS 9 and uses Monte Carlo Simulation to determine the fair value of the Debentures.

The assumptions used in the valuation model at the grant date and year end were as follows:

At year end September 30, 2025

Share price	$6.96
Volatility rate	67.50%
Credit adjusted rate	25%
Risk-free interest rate	2.47%
Conversion Price (if the company completes IPO)	$5.57
Probability of IPO	100%

At grant date December 20, 2024 and January 13, 2025

Share price	$7.19
Volatility rate	67.50%
Credit adjusted rate	25%
Risk-free interest rate	2.62%
Conversion Price (if company completes IPO)	$5.75
Probability of IPO	90%

LANNISTER MINING CORP.

Notes to Consolidated Financial Statements

For the years ended September 30, 2025 and 2024

(Expressed in Canadian Dollars)

8.	SHARE CAPITAL

Authorized share capital

The Company is authorized to issue an unlimited number of common shares without par value.

As at September 30, 2025, the Company had issued and outstanding common shares of 5,047,204 (2024 – 5,047,204).

On December 8, 2023, the Company consolidated its outstanding share capital on a sixteen-for-one-basis. The share consolidation has been applied retrospectively and as a result all common shares, options, warrants, and per share amounts are stated on an adjusted basis.

Issued and outstanding common shares

During the year ended September 30, 2025, the Company did not have any share capital transactions.

During the year ended September 30, 2024, the Company issued the following shares:

a)	On December 8, 2023, the Company issued 982,201 post-consolidation shares for the cancellation of 1,964,374 warrants. All outstanding warrants were converted to (1/2) half post-consolidation shares without any exercise price paid by warrant holders. Upon conversion, the Company transferred $314,300 from reserves to share capital.

Warrants

During the years ended September 30, 2025 and 2024, the Company did not issue any warrants.

For the year ended September 30, 2024, all outstanding warrants were converted to half (1/2) post-consolidation shares without any exercise price paid by warrant holders. Upon conversion, the Company transferred $314,300 from reserves to share capital.

Warrant transactions are summarized as follows:

	Number of Warrants	Weighted Average Exercise Price
		$
Balance, September 30, 2023	1,964,374	3.20
Cancelled	(1,964,374)	3.20
Balance, September 30, 2025 and 2024	-	-

Share options

The Company’s share option plan (the “Option Plan”) was approved by the Company’s Board of Directors effective as at October 13, 2021. The Company established the Option Plan for the benefit of directors, officers, employees, and consultants of the Company and its affiliates. The maximum number of outstanding options available under the Option Plan is limited to 10% of the issued common shares. The Board of Directors has the exclusive power over the granting of stock options, the exercise price, the term, and their vesting and cancellation provisions.

During the years ended September 30, 2025 and 2024, the Company did not grant any share options.

During the year ended September 30, 2025, 25,000 share options expired unexercised. As a result, $24,735 was transferred from reserves to deficit.

LANNISTER MINING CORP.

Notes to Consolidated Financial Statements

For the years ended September 30, 2025 and 2024

(Expressed in Canadian Dollars)

8. SHARE CAPITAL (continued)

Share options (continued)

The share options outstanding and exercisable as at September 30, 2025 are as follows:

	Number of Options Outstanding	Options Exercisable	Exercise Price
			$
Balance, September 30, 2024 and 2023	25,000	25,000	1.60
Expired	(25,000)	(25,000)	1.60
Balance, September 30, 2025	-	-	-

9.	RELATED PARTY TRANSACTIONS

Key management personnel are the persons responsible for the planning, directing, and controlling of the activities of the Company and include directors and key officers of the Company, including the president, vice presidents, chief executive officer and chief financial officer.

The Company incurred the following key management personnel costs from related parties:

	For the years ended September 30,
	2025	2024
	$	$
Exploration and evaluation expenditures	-	39,807
General and administrative	715	59,424
Management fees	230,464	235,489
	231,179	334,720

As at September 30, 2025, accounts payable and accrued liabilities included amounts due to related parties of $578,802 (2024 - $170,984). Amounts due to related parties are unsecured, non-interest bearing and have no specific terms of repayment.

Subsequent to year end, an officer of the company advanced an unsecured loan of $80,000 to the Company. The loan is unsecured, non interest bearing, and repayable on demand, with no fixed terms of repayment or maturity date.

LANNISTER MINING CORP.

Notes to Consolidated Financial Statements

For the years ended September 30, 2025 and 2024

(Expressed in Canadian Dollars)

10.	FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

Financial instruments measured at fair value are classified into one of three levels in the fair value hierarchy according to the relative reliability of the inputs used to estimate the fair values. The three levels of the fair value hierarchy are:

●	Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities;

●	Level 2 – Inputs other than quoted prices that are observable for the asset or liability either directly or indirectly; and

●	Level 3 – Inputs that are not based on observable market data.

The Company’s financial instruments consist of cash, reclamation bond, accounts payable and accrued liabilities and convertible debentures. The fair value of the Company’s cash, reclamation bond and accounts payable and accrued liabilities approximates their carrying values due to their current nature. These financial instruments are measured at amortized cost. Convertible debentures are measured at fair value using Level 3 inputs, which are based on inputs that are not observable in the market (Note 7).

The Company is exposed to risks of varying degrees of significance from its use of financial instruments which could affect its ability to achieve its strategic objectives for growth and stakeholder returns. The principal risks to which the Company is exposed, and the actions taken to manage them, are described below. Management manages and monitors these exposures to ensure appropriate measures are implemented on a timely and effective manner.

The risks associated with the Company’s financial instruments and the policies on how to mitigate these risks are set out below.

a)	Credit risk

Credit risk is the risk of loss to the Company associated with the counterparty’s inability to fulfill its payment obligations. The financial instruments that potentially subject the Company to a significant concentration of credit risk consist of cash. The Company mitigates its exposure to credit loss associated with cash by placing its cash in major financial institutions. The Company assessed its credit risk as low.

b)	Interest rate risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company is not exposed to interest risk as its financial liabilities, with the exception of Debentures, do not bear interest. The Company is not exposed to interest rate risk with its Debentures as they are not subject to floating interest rates.

c)	Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting obligations associated with financial liabilities. The Company is exposed to liquidity risk by accounts payable, accrued liabilities and convertible debentures. The Company manages liquidity risk by maintaining adequate cash and managing its capital and expenditures. As at September 30, 2025, the Company had a cash balance of $59,844 to settle current liabilities of $1,742,341. The Company assessed its liquidity risk as high.

d)	Foreign currency risk

Foreign currency risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in the foreign exchange rates. The Company is exposed to currency risk by incurring certain expenditures and holding assets denominated in currencies other than the Canadian dollar including a US$ bank account. The Company does not use derivative instruments to reduce its currency risk. As at September 30, 2025, the Company has net assets of $357,633 denominated in US$. A 10% fluctuation in the foreign exchange rate against the Canadian dollar would result in a foreign exchange gain/loss of approximately $36,000. Currency risk is assessed as low.

LANNISTER MINING CORP.

Notes to Consolidated Financial Statements

For the years ended September 30, 2025 and 2024

(Expressed in Canadian Dollars)

11.	CAPITAL MANAGEMENT

The Company’s objectives when managing capital are to safeguard the Company’s ability to continue as a going concern in order to pursue the exploration of its resource property. The Company does not have any externally imposed capital requirements to which it is subject. The Company considers the aggregate of its share capital, reserves and deficit as capital. The Company manages the capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets. To maintain or adjust the capital structure, the Company may attempt to issue new shares.

12.	COMMITMENT

In March 2024, the Company entered into an agreement with a marketing firm to provide marketing materials worth US$680,775. During the year ended September 30, 2024, $115,655 (US$85,300) had been expensed in marketing on the consolidated statement of loss and comprehensive loss. The remaining US$595,475 will be incurred upon the Company completing an IPO.

13.	INCOME TAXES

The Company has not recognized any deferred income tax assets. The Company recognizes deferred income tax assets based on the extent to which it is probable that sufficient taxable income will be realized during the carry forward periods to utilize all deferred tax assets.

A summary of the Company’s the amount of income tax recoverable on application of the statutory Canadian federal and provincial income tax rates for the years ended September 30, 2025 and 2024, is as follows:

	2025	2024
	$	$
Loss before taxes	(1,181,999)	(1,201,277)
Canadian statutory income tax rate	27%	27%

Income tax expense (recovery) at statutory rates	(319,140)	(324,345)
Non-deductible expenditures and non-taxable revenues	20	164
Adjustment to prior years provision versus statutory tax returns	(13,807)	60,105
Temporary differences originated in the year	183	724
Change in unrecognized deferred tax assets	332,744	263,352
Current income tax	-	-
Deferred income tax	-	-

A summary of the Company’s unrecognized deferred tax assets is as follows:

	2025	2024
	$	$
Share issuance costs and financing fees	77,199	63,631
Non-capital losses	918,255	727,956
Mineral resource properties	193,507	161,968
Convertible debentures	97,336	-
	1,286,297	953,555
Unrecognized deferred tax assets	1,286,297	953,555
Net deferred tax assets	-	-

A summary of the Company’s significant components of temporary difference for the years ended September 30, 2025 and 2024, is as follows:

	2025	Expiry date	2024	Expiry date
	$		$
Share issuance costs and financing fees	285,922	2026 to 2029	235,670	2025 to 2028
Non-capital losses	3,400,939	2042 to 2045	2,696,128	2041 to 2044
Mineral interests	716,693	No expiry date	599,883	No expiry date
Convertible debentures	360,505	No expiry date	-	-

[ADDITIONAL CANADIAN PAGE]

A copy of this preliminary Prospectus has been filed with the securities regulatory authority in the Provinces of British Columbia, Alberta, and Ontario but has not yet become final for the purpose of the sale of securities. Information contained in this preliminary Prospectus may not be complete and may have to be amended. The securities may not be sold until a receipt for the Prospectus is obtained from the securities regulatory authorities.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale therein and only by persons permitted to sell such securities.

Lannister Mining Corp. has filed a Registration Statement on Form F-1 with the United States Securities and Exchange Commission, under the United States Securities Act of 1933, as amended, with respect to these securities.

PRELIMINARY PROSPECTUS

INITIAL PUBLIC OFFERING	April 20, 2026

LANNISTER MINING CORP.

US$10,000,000

● Shares

Price: US$● per Share

This prospectus (the “Canadian Prospectus”) is being filed by Lannister Mining Corp. (the “Company” or “Lannister”) to qualify the distribution in the Provinces of British Columbia, Alberta and Ontario, of ● common shares in the capital of the Company (each a “Share”, and collectively the “Shares”) at a price of US$● per Share (the “Offering Price”) for aggregate gross proceeds of US$10,000,000 (the “Offering”). See “Description of The Securities Distributed” herein and “Underwriting” in the U.S. Prospectus (as defined below) for additional information on the Shares been qualified by this Canadian Prospectus.

The Company is offering the Shares for sale concurrently in Canada under the terms of this Canadian Prospectus and in the United States under the terms of a registration statement on Form F-1 (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “SEC”) under the United States Securities Act of 1933, as amended. The Registration Statement contains a form of U.S. preliminary prospectus (the “U.S. Prospectus”), a copy of which is attached hereto as Schedule “D”, forms part of and is incorporated into, this Canadian Prospectus.

The Shares are being offered in Canada by Research Capital Corporation (the “Canadian Underwriter”), as co-lead underwriter and joint bookrunner in Canada, and in the United States by Joseph Gunnar & Co., LLC (the “U.S. Underwriter”, and together with the Canadian Underwriter, the “Underwriters”), as co-lead underwriter and joint bookrunner in the United States. The U.S. Underwriter will not be distributing the Shares in Canada. The Shares will be issued in accordance with the terms of an underwriting agreement (the “Underwriting Agreement”) to be entered into between the Company and the Underwriters. The Offering Price of the Shares offered pursuant to the Offering will be determined by negotiation between the Company and the Underwriters.

C-i

	Price to Public		Underwriting Commission(1)		Net Proceeds to Company(2)
Per Share	US$	●	US$	●	US$	●
Total Offering(3)	US$	10,000,000	US$	800,000	US$	9,200,000

Notes:

(1)	Represents underwriting discount and commission (the “Underwriting Commission”) equal to 8.0% of the aggregate purchase price paid by the Underwriters to the Company per Share. The Company has also agreed to reimburse the representatives of the Underwriters for certain of their expenses. As additional compensation, the Company will also issue to the Underwriters compensation warrants (the “Compensation Warrants”) entitling the Underwriters to purchase such number of Shares (each, a “Compensation Warrant Share” and collectively, the “Compensation Warrant Shares”) as is equal to 5.0% of the Shares sold pursuant to the Offering (including Additional Shares sold pursuant to the exercise of the Over-Allotment Option (as defined herein)) at the price US$● for a five year period commencing six months after the effective date of the Registration Statement. The Canadian Prospectus qualifies the grant of the Compensation Warrants in Canada. See “Underwriting” in the U.S. Prospectus.

(2)	Assumes no exercise of the Over-Allotment Option. After deducting the Underwriting Commissions payable by the Company, but before deducting expenses of the Offering estimated to be US$874,458, which will be paid by the Company out of the gross proceeds of the Offering. The estimated expenses are comprised of legal fees, accounting fees, technological report fees, filing fees, and the Underwriters’ expenses related to the Offering. See “Use of Proceeds”.

(3)	The Company has granted to the Underwriters an option (the “Over-Allotment Option”), exercisable, in whole or in part, at the sole discretion of the Underwriters, at any time within 45 days after the Closing Date (as defined herein), to arrange for the sale of up to an additional ● Shares (the “Additional Shares”), representing 15% of the number of Shares sold under the Offering, at the Offering Price per Additional Share. If the Over-Allotment Option is fully exercised under the Offering, the total “Price to Public”, “Underwriting Commission” and “Net Proceeds to Company” (before payment of the expenses of the Offering) will be US$11,500,000, US$920,000 and US$10,580,000, respectively. This Canadian Prospectus also qualifies the grant of the Over-Allotment Option and the distribution of up to 300,000 Additional Shares pursuant to the Over-Allotment Option. A purchaser who acquires Additional Shares shall acquire the Additional Shares under the Canadian Prospectus, regardless of whether the Additional Shares are acquired through the exercise of the Over-Allotment Option or secondary market purchases. See “Underwriting” in the U.S. Prospectus.

The following table sets forth the number of Additional Shares issuable under the Over-Allotment Option and the Compensation Warrants issuable to the Underwriters in connection with the Offering:

Underwriters’ position	Maximum size or number of securities available	Exercise period	Exercise Price or Acquisition Price
Over-Allotment Option(1)	● Additional Shares	Up to 45 days from the Closing Date	US$● per Additional Share
Compensation Warrants	Up to ● Compensation Warrant Shares(1)	Exercisable within five years commencing six months after the effective date of the Registration Statement filed in the United States related to the Offering	US$● per Compensation Warrant Share

Notes:

(1)	Assuming full exercise of the Over-Allotment Option.

There is no market through which these securities may be sold and purchasers may not be able to resell securities purchased under this Canadian Prospectus. This may affect the pricing of the securities in the secondary market, the transparency and availability of trading prices, the liquidity of the securities, and the extent of issuer regulation. See “Risk Factors” in the U.S. Prospectus.

C-ii

As of the date of this Canadian Prospectus, the Company does not have any of its securities listed or quoted on the Toronto Stock Exchange, Cboe Canada Inc., a U.S. marketplace, or a marketplace outside Canada and the United States of America (other than the Alternative Investment Market of the London Stock Exchange or the PLUS markets operated by PLUS Markets Group plc). The Company intends to apply for a listing (the “Listing”) of its common shares (the “Common Shares”) on the NYSE American (“NYSE American”) under the symbol “DRIL”. Any such listing of Common Shares will be conditional upon us fulfilling all of the initial listing requirements and conditions of the NYSE American. See “Underwriting” in the U.S. Prospectus.

Potential investors are advised to consult their own legal counsel and other professional advisers in order to assess income tax, legal, and other aspects of this investment.

The Canadian Underwriter, as principal, conditionally offers the Shares, subject to prior sale, if, as and when issued by the Company and accepted by the Canadian Underwriter in accordance with the conditions to be contained in the Underwriting Agreement referred to under “Underwriting” in the U.S. Prospectus and subject to the approval of certain legal matters relating to the Offering on behalf of the Company by McMillan LLP, in respect of Canadian law, and Bevilacqua PLLC, in respect of U.S. law, and on behalf of the Canadian Underwriter by Stikeman Elliott LLP, and on behalf of the U.S. Underwriter by Ellenoff Grossman & Schole LLP. See “Legal Matters” in the U.S. Prospectus.

Subject to applicable laws, the Underwriters may, in connection with the Offering, effect transactions which stabilize or maintain the market price of the Shares at levels other than those which might prevail on the open market. Such transactions, if commenced, may be discontinued at any time. See “Underwriting” in the U.S. Prospectus. The U.S. Underwriter is not registered as investment dealers in any Canadian jurisdiction and, accordingly, will only sell securities in connection with the Offering in the U.S. and will not, directly or indirectly, solicit offers to purchase or sell the securities in Canada.

The Underwriters may offer the Shares at a price lower than the offering price. See “Underwriting” in the U.S. Prospectus. If all the Shares are not sold after the Underwriters have made a reasonable effort to sell all of the Shares at the offering price in connection with the Offering, the Underwriters may subsequently reduce the offering price and the other selling terms from time to time in order to sell the remaining Shares.

The Offering is subject to the terms of the Underwriting Agreement which will provide for the obligations of the Underwriters to pay for and accept delivery of the full number of Shares offering by this Canadian Prospectus, subject to prior sale. However, the Underwriters are not required to take up or pay for the Additional Shares covered by the Over-Allotment Option.

Subscriptions for Shares will be received subject to rejection or allotment in whole or in part and the right is reserved to close the subscription books at any time without notice. Closing is expected to take place on or about ●, 2026 or such other date as may be agreed between the Company and the Underwriters (the “Closing Date”). The Shares may only be sold in those jurisdictions where offers and sales are permitted. This Canadian Prospectus is not an offer to sell or a solicitation of an offer to buy the Shares in any jurisdiction where it is unlawful to do so. See “Underwriting” in the U.S. Prospectus.

It is expected that the Shares sold under the Offering will be issued in electronic book entry form through the Clearing and Depository Services Inc. (“CDS”) or its nominee. Consequently, purchasers of Shares will receive a customer confirmation from the registered dealer that is a CDS participant from or through which the Shares were purchased and no certificate evidencing the Shares will be issued. Registration will be made through the depository services of CDS. A purchaser of Shares will receive only a customer confirmation from the registered dealer from or through which the Shares were purchased as to the number of Shares subscribed for.

C-iii

An investment in the Shares is considered to be highly speculative due to the nature of the Company’s business, its present stage of development, and other risk factors. The Company has issued Shares during the private stage at prices substantially lower than the issue price of the Shares offered hereby. As a result, investors will experience a substantial dilution of their investment. An investment in the Shares is suitable for only those investors who are willing to risk a loss of their entire investment and who can afford to lose their entire investment. See “Risk Factors” in the U.S. Prospectus.

If subscriptions representing the Offering are not received within 90 days of the issuance of a receipt for the final prospectus, or if a receipt has been issued for an amendment to the final prospectus, within 90 days of the issuance of such receipt and in any event not later than 180 days from the date of receipt for the final prospectus, the Offering will cease. The Canadian Underwriter, pending closing of the Offering, will hold in trust all subscription funds received pursuant to the provisions of the Underwriting Agreement. If the Offering is not completed, the subscription proceeds received by the Canadian Underwriter in connection with the Offering will be returned to the subscribers without interest or deduction. See “Underwriting” in the U.S. Prospectus.

Each of Abraham Max Zaretsky, a director of the Company, and Bevilacqua PLLC and Ellenoff Grossman & Schole LLP, each of which are experts who will be providing consents to this Canadian Prospectus, reside outside of Canada. The foregoing persons have appointed the following agents for service of process:

Name of Person	Name and Address of Agent
Abraham Max Zaretsky	McMillan LLP, 1055 West Georgia Street, 1500 Royal Centre, Vancouver, British Columbia, V6E 4N7
Bevilacqua PLLC	McMillan LLP, 1055 West Georgia Street, 1500 Royal Centre, Vancouver, British Columbia, V6E 4N7
Ellenoff Grossman & Schole LLP	Stikeman Elliott LLP, 4200 Bankers Hall West, 888 – 3rd Street S. W., Calgary, Alberta, T2P 5C5

Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.

All references in the Canadian Prospectus to “US$” are to the legal currency of the United States and all references to “$” are to the legal currency of Canada. On April 17, 2026, the Bank of Canada indicative rate of exchange was US$1.00 = $1.3671.

The Company’s registered and records office and head office is located at Suite 1500, 1055 West Georgia Street, Vancouver, British Columbia V6E 4N7.

C-iv

C-v

SUMMARY

The following is a summary of the principal features of the Shares and should be read together with the more detailed information and financial data and statements contained elsewhere in this Canadian Prospectus and the U.S. Prospectus. Capitalized terms used but not defined in this Summary of Prospectus have the meanings ascribed thereto in the U.S. Prospectus.

The Company

The Company was created as a result of the amalgamation of 1247666 B.C. Ltd. and Lannister Mining Corp. pursuant to the provisions of the Business Corporations Act (British Columbia) on September 21, 2021. The Company’s registered and records office and head office is located at Suite 1500, 1055 West Georgia Street, Vancouver, British Columbia V6E 4N7.

See “Corporate Structure”.

Business of the Company

The Company is a mineral exploration company focused on the exploration of the Basin Gulch Property in west-central Montana (MT), U.S.A. The Company currently has a valid exploration license, a valid stormwater permit, and all the necessary exploration permits to conduct trenching, drilling, and other necessary exploration activities.

See “Description of the Business” and “Basin Gulch Property”.

The Listing

The Company intends to apply for a listing of the Common Shares on the NYSE American. Any such listing of the Common Shares will be subject to the Company fulfilling all of the listing requirements and conditions of the NYSE American.

See “Underwriting” in the U.S. Prospectus”.

The Offering	The Offering will be comprised of ● Shares at US$● per Share, for aggregate gross proceeds of approximately US$10,000,000. See “Underwriting” in the U.S. Prospectus”.

Available Funds

As at March 31, 2026, being the most recently completed month prior to the date of this Canadian Prospectus, the Company had an estimated consolidated current working capital of (US$1,473,048), or ($2,053,281).

The estimated net proceeds of the Offering, assuming no exercise of the over-allotment option and after deducting the Underwriting Commission and the estimated expenses of the Offering relating to legal, accounting and administrative expenses estimated at US$874,458, are US$8,325,542.

See “Use of Proceeds – Available Funds”.

Use of Proceeds	The Company intends to use the net proceeds of the Offering and its available funds as follows:

Use of Proceeds	Offering		Offering (Assuming full exercise of the Over-Allotment Option)
Drilling (includes geologists, assays, drilling, mobilization/demobilization etc.) to cover approximately 40 drill holes including both infill and twinning	US$	3,990,000	US$	4,990,000
Preliminary metallurgical bench scale tests	US$	670,000	US$	670,000
Mapping, prospecting and structural interpretation	US$	170,000	US$	170,000
Maiden NI 43-101 Technical Report	US$	330,000	US$	330,000
Administrative and overhead	US$	1,670,000	US$	1,670,000
Working capital shortfall	US$	1,473,048	US$	1,473,048
General working capital	US$	22,494	US$	402,494
Total	US$	8,325,542	US$	9,705,542

See “Use of Proceeds – Principal Purposes”.

[ADDITIONAL CANADIAN PAGE]

GENERAL MATTERS

Unless otherwise noted or the context otherwise indicates, the “Company”, “Lannister”, “we”, “us” and “our” refers to Lannister Mining Corp., together, if the context requires, with its subsidiary.

References to “management” in this Canadian Prospectus mean the persons who are identified in this Canadian Prospectus as the executive officers of the Company and/or executive officers of its subsidiary, as the case may be, following the closing of the Offering. Any statements in this Canadian Prospectus made by or on behalf of management are made in such persons’ respective capacities as executive officers of our Company, and not in their personal capacities. See the section entitled “Management” in the U.S. Prospectus.

CAUTIONARY NOTE REGARDIING FORWARD-LOOKING INFORMATION

See “Special Note Regarding Forward-Looking Statements” in the U.S. Prospectus for a summary of forward-looking statements related to the Company’s business and the Offering.

CORPORATE STRUCTURE

The Company was created as a result of the amalgamation of 1247666 B.C. Ltd. and Lannister Mining Corp. pursuant to the provisions of the Business Corporations Act (British Columbia) on September 21, 2021 (the “Amalgamation”). The Company’s registered and records office and head office is located at Suite 1500, 1055 West Georgia Street, Vancouver, British Columbia V6E 4N7.

The Company has one wholly-owned subsidiary named 60431 Montana Ltd. (“Montana Subco”). Montana Subco was incorporated pursuant to the Montana Business Corporation Act on December 28, 2020. Montana Subco’s registered and records office and head office is located at Central Square Building, 201 W. Main Street, Suite 201, Missoula, Montana 59802. The Company’s organizational chart is as follows:

See “Corporate History and Structure” in the U.S. Prospectus for additional details pertaining to the Company’s corporate history.

[ADDITIONAL CANADIAN PAGE]

DESCRIPTION OF THE BUSINESS

The Company is a mineral exploration company focused on the exploration of the Basin Gulch Property (the “Project”) in west-central Montana (MT), U.S.A. The Project comprises 11 patented mining claims totaling 216.33 acres (87.55 hectares) and 131 unpatented mining claims totaling approximately 2,642 acres (1,069 hectares). The unpatented claims overlap the patented claims. The Project consists of 131 contiguous mineral claims (claim names: AG1 to AG50; AG13A; AG40A; AG39A; BG1 to BG78) covering 1060 hectares and is located approximately 27 kilometers from the town of Phillipsburg in Montana. The Company currently has a valid exploration license, a valid stormwater permit, and all the necessary exploration permits to conduct trenching, drilling, and other necessary exploration activities.

For additional details related to the description of the Company’s business and the three-year history of the Company’s business, see “Corporate History and Structure”, “Industry”, “Business”, and “Regulations of Our Industry” in the U.S. Prospectus.

BASIN GULCH PROPERTY

See “Business” in the U.S. Prospectus for a summary of the Project and the recommended work program thereon, which has been derived from the report titled “S-K 1300 Technical Report: The Basin Gulch Property, Granite County, Montana, USA” prepared for us with an effective date of October 1, 2023 (the “U.S. Technical Report”), prepared by Michael B. Dufresne, M.Sc., P. Geol., P.Geo. and Dean J. Besserer, B.Sc., P.Geo, which has been prepared in accordance with sub-part 1300 of Regulation S-K of the United States Securities Act of 1933, as amended.

Concurrently with filing this Canadian Prospectus the Company has filed a technical report on the Project titled “Technical Report for the Basin Gulch Property, Granite County, Montana, USA” with an effective dated of March 29, 2024 (the “Canadian Technical Report”), which has been prepared in accordance with National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”) by Michael B. Dufresne, M.Sc., P. Geol., P.Geo. and Gerald (Jerry) Holmes, B.Sc., P.Geo., each of whom is a “qualified person” (as such term is defined in NI 43-101) and are included in this Canadian Prospectus with the consent of such persons. The Company’s mineral reserves and mineral resources estimates are classified in accordance with the Canadian Institute of Mining, Metallurgy and Petroleum (“CIM”) adopted by the CIM Council and in accordance with the requirements of NI 43-101. The disclosure in this Canadian Prospectus (including the U.S. Prospectus, as applicable), of a technical nature relating to the Project is derived from, and in some instances a direct extract from, and based on the assumptions, qualifications and procedures set out in the Canadian Technical Report or U.S. Technical Report, as applicable.

The Canadian Technical Report is available for inspection during regular business hours at the Company’s registered office at 1500 – 1055 West Georgia Street, Vancouver, British Columbia, V6E 4N7, Canada. The Canadian Technical Report may also be reviewed under the Company’s profile on the SEDAR+ website at www.sedarplus.ca.

[ADDITIONAL CANADIAN PAGE]

USE OF PROCEEDS

Proceeds

Assuming no exercise of the Over-Allotment Option (in whole or in any part), the net proceeds of the Offering, after deducting the Underwriting Commission and the estimated expenses of the Offering of up to US$874,458, are estimated to be US$8,325,542. Assuming the Over-Allotment Option is exercised in full under the Offering, the net proceeds of the Offering, after deducting the Underwriting Commission and the estimated expenses of the Offering, are estimated to be US$9,705,542. Until the Closing Date, all subscription funds received by the Underwriters will be held in trust, pending the Closing.

Principal Purposes

The Company intends to use the net proceeds of the Offering as set forth in the U.S. Prospectus under “Use of Proceeds”, as summarized in the following table:

Use of Proceeds	Offering		Offering (Assuming full exercise of the Over-Allotment Option)
Drilling (includes geologists, assays, drilling, mobilization/demobilization etc.) to cover approximately 40 drill holes including both infill and twinning	US$	3,990,000	US$	4,990,000
Preliminary metallurgical bench scale tests	US$	670,000	US$	670,000
Mapping, prospecting and structural interpretation	US$	170,000	US$	170,000
Maiden NI 43-101 Technical Report	US$	330,000	US$	330,000
Administrative and overhead
Administrative and executive salaries	US$	600,000	US$	600,000
Directors and officers’ liability insurance	US$	125,000	US$	125,000
Legal fees	US$	200,000	US$	200,000
Accounting and audit fees	US$	150,000	US$	150,000
Investor relations and marketing	US$	595,000	US$	595,000
Working capital shortfall	US$	1,473,048	US$	1,473,048
General working capital	US$	22,494	US$	402,494
Total	US$	8,325,542	US$	9,705,542

If the Over-Allotment Option is exercised, the Company will use the additional proceeds for general working capital. There is no minimum amount for the Offering.

[ADDITIONAL CANADIAN PAGE]

Available Funds

Source of funds	Offering		Offering (Assuming full exercise of the Over-Allotment Option)
Estimated consolidated current working capital (deficiency) as at March 31, 2026(1)	US$	(1,473,048)	US$	(1,473,048)
Net proceeds(2)	US$	8,325,542	US$	9,705,542
Total Funds Available	US$	6,852,494	US$	8,232,494

Note:

(1)	The Company had negative working capital of approximately $2,053,281. Calculated at a U.S. to CAD exchange rate of $1.39.

(2)	After deducting the Underwriting Commission and the estimated expenses of the Offering.

The Company intends to spend the funds available to it as stated in this Canadian Prospectus. However, there may be circumstances where, for sound business reasons, a reallocation of funds may be necessary. Accordingly, while it is currently intended by management that the available funds will be expended as set forth above, actual expenditures may in fact differ from these amounts and allocations. See “Risk Factors” in the U.S. Prospectus.

The Company has negative cash flow from operating activities and has historically incurred net losses. To the extent that the Company has negative operating cash flows in future periods, it may need to deploy a portion of its existing working capital to fund such negative cash flows. The Company may be required to raise additional funds through the issuance of additional equity securities, through loan financing, or other means. There is no assurance that additional capital or other types of financing will be available if needed or that these financings will be on terms at least as favourable to the Company as those previously obtained, or at all. See “Rick Factors” in the U.S. Prospectus.

Business Objectives and Milestones

The Company’s principal business objectives are described in the U.S. Prospectus under “Business”, which are summarized below:

The recommended work program outlined in the Technical Report calls for expenditures of $7,500,000 on the Project. The business objective is to assess the results of the planned work and, if warranted, implement additional work to further explore the Project. It is possible that such additional work will require additional funds, and there is no guarantee that the Company will be able to raise such funds. The overall objective of the Company is to discover a body of mineralization of sufficient size that leads to economic analysis.

[ADDITIONAL CANADIAN PAGE]

More specifically the Company’s business objectives and milestones are set out below:

Business Objective/Milestone	Significant Event(s) to achieve objective/milestone and time period expected to occur	Cost of each Significant Event
Phase 1 Drill Program at approximately 5,000m	Drilling to validate historical data and assayed intersections planned in Q2 2026. Statistical analysis between historical and 2026 drilling to confirm utilization of the historical database.	US$	1,995,000
Phase 2 Drill Program at approximately 5,000m	Drilling to expand mineral resource potential based on success of Phase 1 drilling. Planned for Q2/Q3 of 2026.	US$	1,995,000
Metallurgical Bench Testing	Results to confirm gold and silver recovery rates that can provide capital costs and economic parameters in a future Economic Study.	US$	670,000
Maiden NI 43-101 Technical Report	Mineral Resource Estimate that combines historical data and results from Phase 1 & 2 drilling. Anticipating a Q4, 2026 completion.	US$	330,000
Mapping, prospecting and structural interpretation	Geological work to define new discovery targets (diatremes) for future drilling. New ‘Tier 1’ targets to be tested in 2026.	US$	170,000

The board of directors of the Company (the “Board”) may, in its discretion, approve asset or corporate acquisitions or investments (including acquisitions outside the mining industry) that do not conform to these guidelines based upon the Board’s consideration of the qualitative aspects of the subject properties including risk profile, technical upside, mineral resources and reserves and asset quality. Such acquisitions may require shareholder or regulatory approval.

FINANCIAL STATEMENTS

For the audited consolidated financial statements of the Company for the years ended September 30, 2025 and 2024, see “Financial Statements” in the U.S. Prospectus. For the unaudited interim financial statements of the Company for the three months ended December 31, 2025, see Schedule “B” to this Canadian Prospectus.

MANAGEMENT’S DISCUSSION AND ANALYSIS

For a description of the Company’s Management’s Discussion and Analysis for the year ended September 30, 2025, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the U.S. Prospectus. For a description of the Company’s Management’s Discussion and Analysis for the three months ended December 31, 2025, see Schedule “C” to this Canadian Prospectus.

[ADDITIONAL CANADIAN PAGE]

DESCRIPTION OF THE SECURITIES DISTRIBUTED

Authorized and Issued Capital

The Company is authorized to issue an unlimited number of Common Shares. At the date of this Canadian Prospectus, a total of 5,047,204 Common Shares are issued and outstanding.

Shares

Assuming no exercise of the Over-Allotment Option, the Company will issue ● Shares under the Offering.

Holders of Common Shares are entitled to receive notice of, and to attend and vote at, all meetings of the shareholders of the Company and to receive all notices and other documents required to be sent to shareholders in accordance with the Company’s articles, corporate law and the rules of any applicable stock exchange. On a poll, every shareholder has one vote for each Common Share. The holders of Common Shares are entitled to dividends if, as and when declared by the Board and, upon the liquidation, dissolution or winding-up of its affairs or other distribution of its assets for the purpose of winding-up its affairs, to receive, on a pro rata basis, all of the remaining assets of the Company. The Common Shares do not carry any pre-emptive, subscription, redemption or conversion rights, nor do they contain any sinking fund or purchase fund provision.

Upon closing of the Offering, based upon shares outstanding as of the date of the Canadian Prospectus, the Company’s share capital will consist of an unlimited number of Common Shares, no par value per share and an unlimited number of preferred shares, issuable in series, no par value per share, none of which will be issued and outstanding.

CONSOLIDATED CAPITALIZATION

Consolidated Capitalization

Other than as described under the heading “Prior Sales” below, there have been no material changes to the Company’s share capitalization since December 31, 2025, being the date of the Company’s most recent consolidated financial statements. The following table sets forth the capitalization of the Company as at December 31, 2025, and as at the dates indicated and adjusted to give effect to the completion of the Offering. The table should be read in conjunction with the financial statements of the Company and the accompanying notes thereto.

Description of the Security	Authorized Amount	As at December 31, 2025 before giving effect to the Offering	As at December 31, 2025 after giving effect to the Offering(1)
Common Shares	Unlimited	5,047,204	●
Compensation Warrants	N/A	Nil	●
Stock Options	N/A	Nil	Nil
Convertible Notes	N/A	$822,218	$822,218

Note:

(1)	Assumes Over-Allotment Option is not exercised.

[ADDITIONAL CANADIAN PAGE]

OPTIONS TO PURCHASE SECURITIES

The Company has a stock option plan (the “2021 Option Plan”) and an equity incentive plan (the “2025 Equity Incentive Plan”). See “Management” – “Options and Other Rights to Purchase Securities of Our Company” – “2021 Stock Option Plan” and “2025 Equity Incentive Plan” in the U.S. Prospectus for a summary of the 2021 Option Plan and the 2025 Equity Incentive Plan.

The Company established the 2021 Option Plan for the benefit of directors, officers, employees, and consultants of the Company and its affiliates. The maximum number of outstanding options available under the 2021 Option Plan is limited to 10% of the issued Common Shares. The Board has the exclusive power over the granting of stock options, the exercise price, the term, and their vesting and cancellation provision. During the years ended September 30, 2025 and 2024, the Company did not grant any stock options under the 2021 Option Plan. As of the date hereof, there are no stock options outstanding under the 2021 Option Plan.

The 2025 Equity Incentive Plan provides for an aggregate number of Common Shares that may be reserved for the grant of awards under the 2025 Equity Incentive Plan as may be determined, in its sole and absolute discretion, by the committee or the Board, shall not exceed 20% of the aggregate issued and outstanding Common Shares at the time of the granting of awards, less the aggregate number of Common Shares then reserved for issuance pursuant to any other share compensation arrangement, in the form of incentive share options, non-qualified share options, restricted shares, restricted share units, share appreciation rights, performance share awards and performance compensation awards to employees, directors, and consultants of the Company or any affiliates of the Company. Common Shares granted in connection with all awards under the 2025 Equity Incentive Plan shall be counted against this limit as one (1) Common Share for every one (1) Common Share granted in connection with such award. The Company has not granted any awards under the 2025 Equity Incentive Plan.

PRIOR SALES

In the 12-month period preceding the date of this Canadian Prospectus, the Company did not issue any Common Shares or securities convertible into Common Shares.

ESCROWED SECURITIES AND RESALE RESTRICTIONS

In connection with the proposed listing of Common Shares on the NYSE American, the following securities are expected to be subject to escrow upon completion of the listing on the NYSE American:

Designation of Class	Number of Securities held in Escrow upon Completion of the Offering(1)(2)(3)
Common Shares	705,531 (10.01%)

Notes:

(1)	Escrowed Securities held in escrow and released over a 36-month period pursuant to an escrow agreement (the “Escrow Agreement”) between the Company and Odyssey Trust Company, as escrow agent. The release of the Escrowed Securities under the Escrow Agreement is as follows: 10% on date of listing on the NYSE American and thereafter 15% released every six months over a 36-month period.

(2)	Percentage is based on 7,047,204 Common Shares expected to be outstanding if the Offering is completed.

(3)	Assumes no exercise of the Over-Allotment Option.

Section 3.5 of National Policy 46-201 Escrow for Initial Public Offerings provides that all securities of a company owned or controlled by principals will be escrowed at the time of the Company’s initial public offering, unless the securities held by the principal or issuable to the principal upon conversion of convertible securities held by the principal collectively represent less than 1% of the total issued and outstanding shares of the company after giving effect to the initial public offering.

[ADDITIONAL CANADIAN PAGE]

The Escrow Shareholders will enter into the Escrow Agreement with the Company pursuant to which the Escrow Shareholders will agree to deposit the securities of the Company which they hold with Odyssey Trust Company, as escrow agent once appointed, until they are released in accordance with terms of their respective Escrow Agreements, NYSE American policies and applicable securities law as follows:

Release Date	Amount of Securities to be Released
On the date the Company’s securities are listed on the NYSE American	10% of Escrowed Securities
6 months after the Listing Date	15% of Escrowed Securities
12 months after the Listing Date	15% of Escrowed Securities
18 months after the Listing Date	15% of Escrowed Securities
24 months after the Listing Date	15% of Escrowed Securities
30 months after the Listing Date	15% of Escrowed Securities
36 months after the Listing Date	15% of Escrowed Securities

PRINCIPAL SECURITYHOLDERS

To the knowledge of the Company, no person or entity beneficially owns, controls or directs, 10% or more of the outstanding Common Shares as of the date of this Canadian Prospectus. For a description of the Company’s principal securityholders, see “Principal Shareholders” in the U.S. Prospectus.

DIRECTORS AND EXECUTIVE OFFICERS

For a description of the Company’s directors and executive officers, see “Management” in the U.S. Prospectus. For a description of the Company’s securities held by the Company’s directors and executive officers, see “Principal Shareholders” in the U.S. Prospectus. Additional information is included below.

Name and Municipality of Residence	Position to be held with the Resulting Issuer	Principal Occupation for the Past Five Years
James Greig Vancouver, British Columbia, Canada	Chief Executive Officer(1) and Director (director since September 21, 2021)	CEO of the Company since May 2023, President, Thesis Gold Inc. from February 2013 to August 2023, a resource exploration issuer presently listed on the TSX Venture Exchange
Kelvin Lee Vancouver, British Columbia, Canada	Chief Financial Officer(2) (independent contractor)	Principal, 1274473 B.C. Ltd. since November 2020, a private company carrying on a consulting business
Victor Cantore Saint-Leonard, Quebec, Canada	Director (since September 21, 2021)	President and CEO, Amex Exploration Inc. from June 2016 to Present, a resource exploration company listed on the TSX Venture Exchange
Mario Vetro North Vancouver, British Columbia, Canada	Director (since September 21, 2021)	Principal, Commodity Partners Inc. since January 2014, a private capital markets advisory company

[ADDITIONAL CANADIAN PAGE]

Name and Municipality of Residence	Position to be held with the Resulting Issuer	Principal Occupation for the Past Five Years
Abraham Max Zaretsky West Palm Beach, FL, USA	Director (since September 21, 2021)	Partner, Zaretsky Law Corp. from February 2033 to March 2024, Partner, Ward Damon PL from March 2024 to November 2024, Partner, Lippes Mathias LLP from November 2024 to Present, a full service law firm, Manager/President, Zemaso Management Co. from January 2022 to Present, a private bridge financing advisory company
William Randall Toronto, Ontario, Canada	Director (since July 15, 2023)	President of Geomin Consulting Inc. since January 2010, a private consulting engineering firm
Joanne Price Saanich, British Columbia, Canada	Director (since September 28, 2023)	President/Principal of 1108341 B.C. Ltd. since June 2001, a private consulting firm

Notes:

(1)	Mr. Greig works full time as an employee of the Company and will devote 100% of his time to the Company.

(2)	Mr. Lee is an independent contractor to the Company and will devote 10% of his time to the Company.

(3)	Has entered into a non-competition and/or non-disclosure agreement with the Company.

The term of office of each director of the Company expires at the annual general meeting of shareholders each year.

Corporate Cease Trade Orders or Bankruptcies

To the knowledge of each of the Company, no existing or proposed director, chief executive officer or chief financial officer of the Company is, as at the date of this Canadian Prospectus, or was within 10 years of the date of this Canadian Prospectus, a director, chief executive officer or chief financial officer of a company (including the Company), that:

(a)	was subject to an order that was issued while the director or executive officer was acting in the capacity as director, chief executive officer or chief financial officer; or

(b)	was subject to an order that was issued after the director or executive officer ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer.

Personal Bankruptcies

To the knowledge of each of the Company, no existing or proposed director or executive officer of the Company, or a shareholder anticipated to hold sufficient securities of the Company to affect materially the control of the Company:

(a)	is, as at the date of this Canadian Prospectus, or has been within 10 years before the date of this Canadian Prospectus, a director or executive officer of any company (including the Company) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets, state the fact; or

(b)	has, within the 10 years before the date of the Canadian Prospectus, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager, or trustee appointed to hold the assets of the director, executive officer or securityholder.

Penalties or Sanctions

To the knowledge of each of the Company, no existing or proposed director or executive officer of the Company, or a securityholder anticipated to hold sufficient securities of the Company to affect materially the control of the Company, has been subject to:

(a)	any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or

(b)	any other penalties or sanctions imposed by a court or regulatory body that would likely to be considered important to a reasonable investor in making an investment decision.

[ADDITIONAL CANADIAN PAGE]

EXECUTIVE COMPENSATION

For the year ended September 30, 2025, the NEOs of the Company are James Greig (CEO) and Kelvin Lee (CFO).

Compensation Discussion and Analysis

The Company’s executive compensation is intended to be consistent with the Company’s business plans, strategies and goals, including the preservation of working capital. The Company’s executive compensation program is intended to provide appropriate compensation that permits the Company to attract and retain highly qualified and experienced senior executives and to encourage superior performance by the Company. The Company’s compensation policies are intended to motivate individuals to achieve and to award compensation based on corporate and individual results.

The Company has adopted the 2021 Option Plan and the 2025 Equity Incentive Plan to assist the Company in attracting, retaining and motivating directors, officers, employees, consultants and contractors of the Company and of its affiliates and to closely align the personal interests of such service providers with the interests of the Company and its shareholders. As of the date of this Canadian Prospectus, the Company does not have any stock options or other awards issued and outstanding.

Director and NEO Compensation, Excluding Compensation Securities

For a description of compensation paid to NEOs and directors during the years ended September 30, 2025, 2024 and 2023, please see “Related Party Transactions” under the U.S. Prospectus. The following table provides a summary of the compensation to be paid to NEOs and directors for the 12-month period subsequent to the Company becoming a reporting issuer:

Name and Principal Position	Year ended	Salary, consulting fee, retainer or commission ($)	Bonus ($)	Committee or meeting fees ($)	Value of perquisites ($)	Value of all other compensation ($)	Total Compensation ($)
James Greig (CEO and Director)	2026	US$130,000	Nil	Nil	Nil	Nil	US$130,000
Kelvin Lee (CFO)	2026	US$100,000	Nil	Nil	Nil	Nil	US$100,000
Mario Vetro (Director)	2026	Nil	Nil	Nil	Nil	Nil	Nil
Victor Cantore (Director)	2026	Nil	Nil	Nil	Nil	Nil	Nil
Abraham Max Zaretsky (Director)	2026	Nil	Nil	Nil	Nil	Nil	Nil
William Randall (Director)	2026	Nil	Nil	Nil	Nil	Nil	Nil
Joanne Price (Director)	2026	Nil	Nil	Nil	Nil	Nil	Nil

Options and Other Compensation Securities

There are no compensation securities issued to NEOs and directors as at the date of this Canadian Prospectus. The Company may issue additional stock options or other awards and compensation securities in the 12-month period subsequent to the Company becoming a reporting issuer.

Exercise of Compensation Securities by NEOs and Directors

No compensation securities were exercised by NEOs and directors during the year ended September 30, 2025.

Option Plans and Other Incentive Plans

See “Management” – “Options and Other Rights to Purchase Securities of Our Company” – “2021 Stock Option Plan” and “2025 Equity Incentive Plan” in the U.S. Prospectus and “Options to Purchase Securities” in the Canadian Prospectus for a summary of the 2021 Option Plan and the 2025 Equity Incentive Plan.

Employment, Consulting and Management Agreements

See “Management – Employment and Indemnification Agreements” in the U.S. Prospectus for a summary of consulting agreements entered into with executive officers of the Company.

Pension Plan Benefits

The Company does not have a pension, retirement or similar plan.

[ADDITIONAL CANADIAN PAGE]

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

No existing or former director, officer or employee of the Company is or has within 30 days of the date of this Canadian Prospectus been indebted to the Company or another entity whose indebtedness is the subject of a guarantee, support agreement, letter of credit or similar agreement provided by the Company, except for routine indebtedness.

AUDIT COMMITTEE

Audit Committee’s Mandate

The full text of the Audit Committee’s Charter is attached as Schedule “A” to this Canadian Prospectus.

Mandate and Responsibilities of the Audit Committee

The Audit Committee will be responsible for, among other things: (i) retaining and overseeing our independent accountants; (ii) assisting the Board in its oversight of the integrity of our financial statements, the qualifications, independence and performance of our independent auditors and our compliance with legal and regulatory requirements; (iii) reviewing and approving the plan and scope of the internal and external audit; (iv) pre-approving any audit and non-audit services provided by our independent auditors; (v) approving the fees to be paid to our independent auditors; (vi) reviewing with our chief executive officer and chief financial officer and independent auditors the adequacy and effectiveness of our internal controls; (vii) reviewing hedging transactions; and (viii) reviewing and assessing annually the audit committee’s performance and the adequacy of its charter.

Composition of Audit Committee

The Audit Committee is comprised of Victor Cantore, Will Randall (Chair), and Joanne Price. All three members are independent for the purposes of NI 52-110.

Education and Experience

Each of the members of the Audit Committee are financially literate, as defined in NI 52-110, due to their involvement with public companies and reviewing of financial statements. Each of the Audit Committee members has an understanding of the accounting principles used to prepare financial statements and varied experience as to the general application of such accounting principles, as well as an understanding of the internal controls and procedures necessary for financial reporting.

Victor Cantore

Mr. Cantore has over 25 years of advisory and leadership experience, having begun his career in 1992 as an investment advisor and then moving into management roles at both public and private companies. Mr. Cantore has organized and structured numerous equity and debt financings, mergers and acquisitions, joint venture partnerships and strategic alliances.

Will Randall

Mr. Randall acquired, discovered and developed the Sal de los Angeles lithium brine project in Argentina. During his time running Sal de los Angeles, approximately $70 million was raised for the development of the project which he led through resource development, feasibility, mine permitting and initial construction before being sold in an all-cash deal for $265 million.

[ADDITIONAL CANADIAN PAGE]

He has been involved in raising over $200 million and the successful development of several mining projects, including joint ventures with majors and national governments. Mr. Randall was raised in Argentina, before moving to Canada where he completed a BSc (Geology) and MSc. (Economic Geology) at the University of Toronto.

Joanne Price

Ms. Price, M.Sc., MBA, P.Geo., has 20+ years of experience as an exploration geologist and project manager. She has worked on multiple gold, poly- metallic, and graphite projects in the USA, Australia, and Canada. During her career, she has managed multi-million-dollar exploration programs overseeing technical direction, budgets, and operations. She has extensive experience in field operations, drill programs, technical database administration, land management, community relations, and exploration permitting in multiple jurisdictions.

Audit Committee Oversight

The Audit Committee was formed by a resolution of the Board to be effective October 12, 2023. At no time since the Company’s most recently completed financial year was a recommendation of the Audit Committee to nominate or compensate an external auditor not adopted by the Board.

Reliance on Certain Exemptions

Since the effective date of NI 52-110, the Company has not relied on the exemptions contained in sections 2.4 (De Minimis Non-Audit Services), subsection 6.1.1(5) (Events Outside Control of Member), subsection 6.1.1(6) (Death, Incapacity or Resignation), or under Part 8 (Exemption) of NI 52-110.

Pre-Approval Policies and Procedures for Non-Audit Service

The Company has not adopted specific policies and procedures for the engagement of non-audit services. The Audit Committee will review the engagement of non-audit services as required.

External Auditor Service Fees

The following table discloses the Company’s external auditors’ fees billed for the last two completed financial years:

Financial Period	Audit Fees(1)	Audit-Related Fees(2)	Tax Fees(3)	All Other Fees(4)
Year ended September 30, 2025	$45,000	Nil	Nil	Nil
Year ended September 30, 2024	$95,413	Nil	Nil	Nil

Notes:

(1)	“Audit Fees” include fees necessary to perform the annual audit and quarterly reviews of the Company’s financial statements. Audit Fees include fees for review of tax provisions and for accounting consultations on matters reflected in the financial statements. Audit Fees also include audit or other attest services required by legislation or regulation, such as comfort letters, consents, reviews of securities filings and statutory audits.

(2)	“Audit-Related Fees” include services that are traditionally performed by the auditor. These audit-related services include employee benefit audits, due diligence assistance, accounting consultations on proposed transactions, internal control reviews and audit or attest services not required by legislation or regulation.

(3)	“Tax Fees” include fees for all tax services other than those included in “Audit Fees” and “Audit-Related Fees”. This category includes fees for tax compliance, tax planning and tax advice. Tax planning and tax advice includes assistance with tax audits and appeals, tax advice related to mergers and acquisitions and requests for rulings or technical advice from tax authorities.

(4)	“All Other Fees” include all other non-audit services.

[ADDITIONAL CANADIAN PAGE]

CORPORATE GOVERNANCE

Corporate governance relates to the activities of the Board, the members of which are elected by and are accountable to the shareholders and takes into account the role of the individual members of management who are appointed by the Board and who are charged with the day to day management of the Company. The Board is committed to sound corporate governance practices which are both in the interest of its shareholders and contribute to effective and efficient decision making. NI 58-101 establishes corporate governance disclosure requirements which apply to all public companies in Canada. The Company’s general approach to corporate governance is summarized below.

Board of Directors

The Board facilitates its exercise of independent judgement in carrying out its responsibilities by carefully examining issues and consulting with outside counsel and other advisors in appropriate circumstances. The Board requires management to provide complete and accurate information with respect to the Company’s activities and to provide relevant information concerning the industry in which the Company operates in order to identify and manage risks. The Board is responsible for monitoring the Company’s senior officers, who in turn are responsible for the maintenance of internal controls and management information systems.

NI 52-110 sets out the standard for director independence. Under NI 52-110, a director is “independent” if they have no direct or indirect material relationship with the Company. A “material relationship” is a relationship which could, in the view of the Board, be reasonably expected to interfere with the exercise of a director’s independent judgment. NI 52-110 also sets out certain situations where a director will automatically be considered to have a material relationship to the Company.

The Board consists of James Greig, Mario Vetro, Victor Cantore, Abraham Max Zaretsky, William Randall and Joanne Price. The independent directors are Mario Vetro, Victor Cantore, Abraham Max Zaretsky, William Randall and Joanne Price. The non-independent director is James Greig as he is an executive officer of the Company.

Other Directorships

The following directors or officers of the Company are currently directors of other reporting issuers (or equivalent in foreign jurisdiction):

Name of Director	Name and Jurisdiction of Reporting Issuer	Exchange	Position Held	Start Date
Mario Vetro	Rockshield Acquisition Corp. (BC)	N/A	Director	March 2024
	Alaska Energy Metals Corp. (BC)	CSE	Director	June 2024
	Rua Gold Inc. (BC)	CSE	Director	February 2024
	Axcap Ventures Inc. (formerly Netcoins Holding Inc.) (BC)	CSE	Director	July 2021
Victor Cantore	Hanna Capital Corp.	CSE	Director	April 2010
	Vision Lithium Corp.	TSXV	Director/Chairman	May 2017
	Northern Superior Resources Inc.	TSXV	Director	November 2022
	Amex Exploration Inc.	TSXV	Director, President, CEO	June 2016
	Freeman Gold Corp.	TSXV	Director	April 2020
	Generic Gold Corp.	CSE	Director	February 2018
	Chablis Capital Corp.	TSXV	Director	August 2023
William Randall	Alder Resources Ltd.	TSX	Director	March 2010
	Freeman Gold Corp.	TSXV	Director	June 2020
	Greenhawk Resources Inc.	CSE	Director	May 2021
James Greig	Birchtree Investments Ltd.	CSE	Director	February 2023
	Grizzly Discoveries Inc.	TSXV	Director	April 2020
	Metalero Mining Corp.	TSXV	Director	November 2019
	Prospect Park Capital Corp.	N/A	Director, CEO	January 2020

[ADDITIONAL CANADIAN PAGE]

Orientation and Continuing Education

The Company has not adopted a formalized process of orientation for new members of the Board. Orientation of new directors has been and will be conducted on an ad hoc basis through discussions and meetings with other directors, officers and employees where a thorough description of the Company’s business, assets, operations and strategic plans and objectives are discussed. Orientation activities have been and will be tailored to the particular needs and experiences of each director and the overall needs of the Board.

Meetings of the Board may also include presentations by the Company’s management to give the directors additional insight into the Company’s business.

Ethical Business Conduct

The Board has found that the fiduciary duties placed on individual directors by the Company’s governing corporate legislation and the common law, and the restrictions placed by applicable corporate legislation on an individual directors’ participation in decisions of the Board in which the director has an interest, have been sufficient to ensure that the Board operates independently of management and in the best interests of the Company. Further, the Company’s auditor has full and unrestricted access to the Audit Committee at all times to discuss the audit of the Company’s financial statements and any related findings as to the integrity of the financial reporting process.

Nomination of Directors

The Board does not currently have a nominations committee or a formal procedure with respect to the nomination of directors. In addition, the Company does not have any defined policy or procedure requirements of shareholders to submit recommendations or nominations for directors, and it has not established any specific or minimum criteria for nominating directors or specific process for evaluating any such nominees.

However, the Board intends to constitute the Nominating and Corporate Governance Committee immediately prior to or after the closing of this Offering. For additional information, see “Directors and Executive Officers” – “Committees” – “Nominating and Corporate Governance Committee”.

[ADDITIONAL CANADIAN PAGE]

Compensation

Currently, the Board is responsible for determining compensation for the officers, employees and non-executive directors of the Company. The Board annually reviews all forms of compensation paid to officers, employees and non-executive directors, both with regards to the expertise and experience of each individual and in relation to industry peers. The Board intends to constitute the Compensation Committee immediately prior to or after the closing of this Offering. See “Executive Compensation” and “Corporate Governance” - “Other Committees of the Board of Directors” – “Compensation Committee”.

Other Committees of the Board of Directors

The only committee of the Board is the Audit Committee. Immediately prior to, and subject to, the closing of the Offering, the Company intends to establish a nominating and corporate governance committee and a compensation committee. A brief description of the intended members and functions of the nominating and corporate governance committee and the compensation committee are described below.

Compensation Committee

The Compensation Committee will consist of three members. Each member of the Compensation Committee has business and other experience which is relevant to their position as a member of the Compensation Committee. By virtue of having differing professional backgrounds, business experience, knowledge of our industry, knowledge of corporate governance practices and, where appropriate, service on compensation committees of other reporting issuers and experience interacting with external consultants and advisors, the members of the Compensation Committee are able to make decisions on the suitability of our compensation policies and practices.

While the Board is ultimately responsible for determining all forms of compensation to be awarded to executive officers and directors, the Compensation Committee will, when appropriate, review our compensation philosophy, policies, plans and guidelines and recommend any changes to the Board. The Compensation Committee will assist the Board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers.

The Compensation Committee will be responsible for, among other things: (i) reviewing and approving the remuneration of our executive officers; (ii) making recommendations to the Board regarding the compensation of our independent directors; (iii) making recommendations to the Board regarding equity-based and incentive compensation plans, policies and programs; and (iv) reviewing and assessing annually the Compensation Committee’s performance and the adequacy of its charter.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee will consist of Jim Greig and Abraham Max Zaretsky. Jim Greig will serve as chairman of the nominating and corporate governance committee. The nominating and corporate governance committee will assist the Board in selecting individuals qualified to become our directors and in determining the composition of the Board and its committees.

The nominating and corporate governance committee will be responsible for, among other things: (i) identifying and evaluating individuals qualified to become members of the Board by reviewing nominees for election to the Board submitted by shareholders and recommending to the Board director nominees for each annual meeting of shareholders and for election to fill any vacancies on the Board; (ii) advising the Board with respect to organization, desired qualifications of Board members, the membership, function, operation, structure and composition of committees (including any committee authority to delegate to subcommittees), and self-evaluation and policies; (iii) advising on matters relating to corporate governance and monitoring developments in the law and practice of corporate governance; (iv) overseeing compliance with our code of ethics; and (v) approving any related party transactions.

[ADDITIONAL CANADIAN PAGE]

The nominating and corporate governance committee’s methods for identifying candidates for election to the Board will include the solicitation of ideas for possible candidates from a number of sources - members of our Board of directors, our executives, individuals personally known to the members of our Board, and other research. The nominating and corporate governance committee may also, from time-to-time, retain one or more third-party search firms to identify suitable candidates.

In making director recommendations, the nominating and corporate governance committee may consider some or all of the following factors: (i) the candidate’s judgment, skill, experience with other organizations of comparable purpose, complexity and size, and subject to similar legal restrictions and oversight; (ii) the interplay of the candidate’s experience with the experience of other Board members; (iii) the extent to which the candidate would be a desirable addition to the Board and any committee thereof; (iv) whether or not the person has any relationships that might impair his or her independence; and (v) the candidate’s ability to contribute to the effective management of our company, taking into account the needs of our company and such factors as the individual’s experience, perspective, skills and knowledge of the industry in which we operate.

Assessments

The Board does not, at present, have a formal process in place for assessing the effectiveness of the Board as a whole, its committees or individual directors, but will consider implementing one in the future should circumstances warrant. Based on the Company’s size and its stage of development, the Board considers a formal assessment process to be unnecessary at the present time.

PLAN OF DISTRIBUTION

See “Underwriting” in the U.S. Prospectus for a summary of plan of distribution of the Offering.

RISK FACTORS

See “Risk Factor” in the U.S. Prospectus for a summary of risk factors related to the Company’s business and the Offering.

PROMOTERS

The Company has determined that Jim Greig, Mario Vetro and Abraham Max Zaretsky are promoters of the Company. Jim Greig, Mario Vetro, and Abraham Max Zaretsky were officers or directors of Lannister Mining Corp. prior to the Amalgamation and continued to organize the Company following the Amalgamation.

Jim Greig holds 113,125 Common Shares, representing approximately 2.24% of the issued and outstanding Common Shares. Mario Vetro holds 25,938 Common Shares, representing approximately 0.51% of the issued and outstanding Common Shares. Abraham Max Zaretsky holds 135,531 Common Shares, representing approximately 2.69% of the issued and outstanding Common Shares.

[ADDITIONAL CANADIAN PAGE]

No person who was a promoter of the Company within the last two years:

●	has been a director, chief executive officer or chief financial officer of any company that during the past 10 years was the subject of a cease trade order or similar order or an order that denied the company access to any exemptions under securities legislation for a period of more than 30 consecutive days or became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or been subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver or receiver manager or trustee appointed to hold its assets;

●	has been subject to any penalties or sanctions imposed by a court relating to Canadian securities legislation or by a Canadian securities regulatory authority or has entered into a settlement agreement with a Canadian securities regulatory authority;

●	has been subject to any other penalties or sanctions imposed by a court or regulatory body that would be likely to be considered important to a reasonable investor making an investment decision; or

●	has within the past 10 years become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or been subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver or receiver manager or trustee appointed to hold its assets.

LEGAL PROCEEDINGS

Legal Proceedings

There are no legal proceedings material to the Company that the Company is or was a party to, or that any of its property is or was the subject of, since the beginning of the Company’s most recently completed financial year. In addition, the Company is not currently aware of any such legal proceedings being contemplated.

Regulatory Actions

From the date of formation of the Company to the date of this Canadian Prospectus, there have been no: (i) penalties or sanctions imposed against the Company by a court relating to provincial and territorial securities legislation or by a securities regulatory authority; (ii) other penalties or sanctions imposed by a court or regulatory body against the Company necessary for the Canadian Prospectus to contain full, true and plain disclosure of all material facts relating to the securities being distributed; and (iii) settlement agreements the Company entered into before a court relating to provincial and territorial securities legislation or with a securities regulatory authority.

INTERESTS OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS

Other than as disclosed elsewhere in this Canadian Prospectus, no person that is: (i) a Director, Officer or Promoter of the Company; (ii) a person or company that beneficially owns, or controls or directs, directly or indirectly, more than 10% of any class or series of the Company’s outstanding voting securities; or (iii) an associate or affiliate of any of the persons or companies referred to in paragraphs (i) or (ii), has had any material interest, direct or indirect, in any transaction within the three years before the date of this Canadian Prospectus that has materially affected or is reasonably expected to materially affect the Company.

[ADDITIONAL CANADIAN PAGE]

AUDITORS, TRANSFER AGENTS AND REGISTRARS

Auditor

The Company’s independent auditor is Davidson and Company LLP, located at Suite 1200-609 Granville Street, Vancouver, British Columbia V7Y 1H4.

The Company’s former independent auditor is MNP LLP, located at Suite 2400-609 Granville Street, Vancouver, British Columbia V7Y 1E7.

Transfer Agent and Registrar

The Company’s transfer agent and registrar is Odyssey Trust Company, located at 350-409 Granville Street, Vancouver, British Columbia V6C 1T2.

MATERIAL CONTRACTS

There are no contracts of the Company, other than contracts entered into in the ordinary course of business, that are material to the Company, other than:

(a)	the Escrow Agreement;

(b)	the Underwriting Agreement;

(c)	the property acquisition agreement dated September 15, 2020 among the Company, BG Holdings Group, LLC and Basin Gulch Co.;

(d)	the amalgamation agreement dated June 21, 2021 among the Company and Lannister Mining Corp. (pre-Amalgamation);

(e)	the assignment and novation agreement dated September 15, 2020 among the Company, BG Holdings Group, LLC, Lannister Mining Corp. (pre-Amalgamation), and Skanderbeg Capital Advisors Inc.;

(f)	Recorded Memorandum of Lease dated March 7, 2022;

(g)	the amended and restated option agreement dated March 16, 2022 among the Company, BG Holdings Group, LLC, Basin Gulch Co., and Skanderbeg Capital Advisors Inc.;

(h)	Form of consulting agreement;

(i)	2021 Stock option plan;

(j)	Form of Independent Director Agreement;

(k)	Form of Director Indemnification Agreement

(l)	Form of Convertible Note from December 2024 Financing; and

(m)	Form of Subscription Agreement for December 2024 Financing.

[ADDITIONAL CANADIAN PAGE]

INTERESTS OF EXPERTS

Michael B. Dufresne, M.Sc., P. Geo, and Gerald (Jerry) Holmes, B.Sc., P.Geo. prepared the Canadian Technical Report. As at the date hereof, Mr. Dufresne and Mr. Holmes do not own, directly or indirectly, any outstanding securities or property of the Company.

The audited financial statements of the Company for the year ended September 30, 2025 included with this Canadian Prospectus has been subject to audit by Davidson and Company LLP, and their audit report is included therein. Davidson and Company LLP, has advised that it is independent with respect to the Company within the meaning of the Chartered Professional Accountants of British Columbia Code of Professional Conduct and within the meaning of the independence rules of the Public Accounting Oversight Board (PCAOB) (United States).

The audited financial statements of the Company for the year ended September 30, 2024 included with this Canadian Prospectus has been subject to audit by MNP LLP, and their audit report is included therein. MNP LLP, has advised that it is independent with respect to the Company within the meaning of the Chartered Professional Accountants of British Columbia Code of Professional Conduct and within the meaning of the independence rules of the Public Accounting Oversight Board (PCAOB) (United States).

Certain legal matters in connection with the Offering will be passed upon on behalf of the Company by McMillan LLP, as to Canadian legal matters, and Bevilacqua PLLC, as to U.S. legal matters. Certain legal matters in connection with the Offering will be passed upon on behalf of the Underwriters by Stikeman Elliott LLP, as to Canadian legal matters, and Ellenoff Grossman & Schole LLP, as to U.S. legal matters.

As of the date of this Canadian Prospectus, the partners and associates of McMillan LLP, Bevilacqua PLLC, Stikeman Elliott LLP, and Ellenoff Grossman & Schole LLP, beneficially own, directly or indirectly, in the aggregate less than 1% of the issued and outstanding Shares.

In addition, except as disclosed herein, no other director, officer, partner or employee of any of the aforementioned companies and partnerships is currently expected to be elected, appointed or employed as a director, officer or employee of the Company or of any associates or affiliates of the Company.

ELIGIBILITY FOR INVESTMENT

In the opinion of McMillan LLP, counsel to the Company, and Stikeman Elliott LLP, counsel to the Underwriters, based on the current provisions of the Income Tax Act (Canada) (the “Tax Act”) and all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof, the Shares would be qualified investments at a particular time for a trust governed by a registered retirement savings plan (“RRSP”), registered retirement income fund (“RRIF”), deferred profit sharing plan, registered education savings plan (“RESP”), registered disability savings plan (“RDSP”), first home savings account (“FHSA”) or tax-free savings account (“TFSA”) (collectively, the “Deferred Income Plans”), if and provided that, at the particular time the Shares are listed on a “designated stock exchange” for the purposes of the Tax Act (which currently includes NYSE American) or the Company qualifies as a “public corporation” (as defined in the Tax Act).

[ADDITIONAL CANADIAN PAGE]

The Shares are currently not listed on a “designated stock exchange” and the Company is currently not a “public corporation”, as those terms are defined in the Tax Act. Accordingly, the Shares are currently not a qualified investment for Deferred Income Plans. The Company must rely on NYSE American to list the Shares on NYSE American and have them posted for trading prior to or concurrent with the issuance of the Shares on Closing and to otherwise proceed in such manner as may be required to result in the Shares being considered as listed on NYSE American for purposes of the Tax Act at the time of their issuance on Closing, and counsel expresses no opinion in this regard. Listing will be subject to the Company fulfilling all of the requirements of NYSE American, and there can be no guarantee that Exchange approval of a listing (if at all) will be granted or will be in a form that is, or is acceptable to the Canada Revenue Agency (the “CRA”) as, a full and unconditional listing sufficient for “qualified investment” status under the Tax Act for purposes of a Deferred Income Plan. If the Shares are not effectively listed on a “designated stock exchange” (which currently includes NYSE American) for purposes of the Tax Act at the time of their issuance on Closing and the Company is not otherwise a “public corporation” at that time, the Shares will not be “qualified investments” for the Deferred Income Plans at that time. The adverse tax consequences where a Deferred Income Plan acquires or holds Shares that are not a “qualified investment” are not discussed in this summary. Holders who intend to acquire or hold Shares within a Deferred Income Plan should consult their own tax advisors in this regard.

Notwithstanding that the Shares may be a qualified investment for a Deferred Income Plan, the holder of a TFSA, FHSA or RDSP, the annuitant under an RRSP or RRIF, or the subscriber of an RESP, as the case may be, will be subject to a penalty tax in respect of Shares held in such plan if such securities are a “prohibited investment” for the relevant plan. Generally, a security will not be a “prohibited investment” for a RRSP, RRIF, RESP, RDSP, FHSA or TFSA if the holder, annuitant or subscriber, as the case may be, deals at arm’s length with the Company for the purposes of the Tax Act and does not have a “significant interest” (as defined in the Tax Act) in the Company. In addition, the Shares will not be a “prohibited investment” for a particular RRSP, RRIF, RESP, RDSP, FHSA or TFSA if such securities are “excluded property”, as defined in the Tax Act, for such plan.

Prospective purchasers that intend to hold Shares in a Deferred Income Plan should consult their own tax advisors with respect to their individual circumstances.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following is, as at the date of this Canadian Prospectus, a summary of the principal Canadian federal income tax considerations under the Tax Act generally applicable to an investor who acquires Shares pursuant to the Offering and who, for the purposes of the Tax Act and at all relevant times, (i) deals at arm’s length with the Company and the Underwriters, (ii) is not affiliated with the Company or the Underwriters or a subsequent purchaser of the Shares, and (iii) acquires and holds the Shares as capital property. A holder who meets all of the foregoing requirements is referred to as a “Holder” in this summary, and this summary only addresses such Holders.

Generally, the Shares will be considered to be capital property to a Holder thereof provided that the Holder does not acquire the Shares in the course of carrying on a business of trading or dealing in securities and does not acquire the Shares as part of an adventure or concern in the nature of trade.

This summary does not apply to (i) a Holder that is a “financial institution” for the purposes of the mark-to-market rules contained in the Tax Act; (ii) a Holder that is a “specified financial institution” as defined in the Tax Act; (iii), a Holder an interest in which would be a “tax shelter investment” as defined in the Tax Act; (iv) a Holder that has made a functional currency reporting election under the Tax Act to report their “Canadian tax results”, as defined in the Tax Act, in a currency other than Canadian currency; (v) a Holder that has entered into or will enter into a “derivative forward agreement” or “synthetic disposition arrangement”, as those terms are defined in the Tax Act, with respect to the Shares; or (vi) a Holder that receives dividends on the Shares under or as part of a “dividend rental arrangement”, as defined in the Tax Act. All such Holders should consult their own tax advisors.

Additional considerations, not discussed herein, may be applicable to a Holder that is a corporation resident in Canada and is, or becomes as part of a transaction or event or series of transactions or events that includes the acquisition of the Shares, controlled by a non-resident person, or group of non-resident persons not dealing at arm’s length, for purposes of the “foreign affiliate dumping” rules in section 212.3 of the Tax Act. Such Holders should also consult their own tax advisors.

[ADDITIONAL CANADIAN PAGE]

This summary does not address the deductibility of interest by a Holder who has borrowed money or otherwise incurred debt in connection with the acquisition of the Shares.

This summary is based on the current provisions of the Tax Act in force as of the date hereof and our understanding of the current published administrative and assessing practices of the CRA. Except as specifically referenced below, this summary takes into account all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Tax Proposals”) and assumes that the Tax Proposals will be enacted in the form proposed, although no assurance can be given that the Tax Proposals will be enacted in their current form or at all. This summary does not otherwise take into account any changes in law or in the administrative policies or assessing practices of the CRA, whether by legislative, governmental or judicial decision or action, nor does it take into account or consider any provincial, territorial or foreign income tax considerations, which considerations may differ significantly from the Canadian federal income tax considerations discussed in this summary.

This summary is of a general nature only, is not exhaustive of all possible Canadian federal income tax considerations and is not intended to be, nor should it be construed to be, legal or tax advice to any particular investor. All investors (including Holders as defined above) should consult their own tax advisors with respect to their particular circumstances.

Currency Conversion

Generally, for purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of the Shares must be expressed in Canadian currency. Amounts denominated in another currency must be converted into Canadian currency using the applicable rate of exchange (pursuant to the Tax Act) quoted by the Bank of Canada on the date such amounts arose, or such other rate of exchange as is acceptable to the CRA. The amount of dividends required to be included in the income of, and capital gains or capital losses realized by, a Holder may be affected by fluctuations in the Canadian / U.S. dollar exchange rate.

Holders Resident in Canada

The following section of this summary applies to Holders who, for the purposes of the Tax Act, are or are deemed to be resident in Canada at all relevant times (“Resident Holders”). Certain Resident Holders whose Shares might not constitute capital property may make, in certain circumstances, an irrevocable election permitted by subsection 39(4) of the Tax Act to deem the Shares, and every other “Canadian security” (as defined in the Tax Act) held by such persons in the taxation year of the election and each subsequent taxation year, to be capital property. Resident Holders should consult their own tax advisors regarding this election.

Dividends

Dividends received or deemed to be received on the Shares, if any, will be included in computing a Resident Holder’s income. In the case of an individual (other than certain trusts), such dividends will be subject to the gross-up and dividend tax credit rules normally applicable in respect of “taxable dividends” received from “taxable Canadian corporations” (as defined in the Tax Act), including the enhanced dividend tax credit in respect of “eligible dividends”, if any, so designated by the Company to the Resident Holder in accordance with the provisions of the Tax Act. There may be restrictions on the Company’s ability to designate any dividends as “eligible dividends”, and the Company has made no commitments in this regard.

[ADDITIONAL CANADIAN PAGE]

Dividends received or deemed to be received by a Resident Holder that is a corporation must be included in computing its income but may be deductible in computing its taxable income, subject to all restrictions and special rules under the Tax Act. A Resident Holder that is a “private corporation” or a “subject corporation” (each as defined in the Tax Act) generally will be liable to pay an additional tax under Part IV of the Tax Act (refundable in certain circumstances) on dividends received or deemed to be received on the Shares to the extent such dividends are deductible in computing taxable income for the taxation year. In certain circumstances, subsection 55(2) of the Tax Act will treat a taxable dividend received or deemed to be received by a Resident Holder that is a corporation as proceeds of disposition or a capital gain, and Resident Holders that are corporations should consult their own tax advisors in this regard.

Dispositions of Shares

Upon a disposition (or a deemed disposition) of a Share (other than to the Company unless purchased by the Company in the open market in the manner in which shares are normally purchased by a member of the public in an open market) a Resident Holder generally will realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition of such security, as applicable, net of any reasonable costs of disposition, are greater (or are less) than the adjusted cost base of such security, as applicable, to the Resident Holder. The tax treatment of capital gains and capital losses is discussed in greater detail below under the subheading “Capital Gains and Capital Losses”.

Capital Gains and Capital Losses

Generally, a Resident Holder is required to include in computing income for a taxation year one-half of the amount of any capital gain (a “taxable capital gain”) realized in the year. Subject to and in accordance with the provisions of the Tax Act, a Resident Holder is required to deduct one-half of the amount of any capital loss (an “allowable capital loss”) realized in a taxation year from taxable capital gains realized in the year by such Resident Holder. Allowable capital losses in excess of taxable capital gains may be carried back and deducted in any of the 3 preceding taxation years or carried forward and deducted in any following taxation year against taxable capital gains realized in such year, to the extent and under the circumstances described in the Tax Act.

The amount of any capital loss realized on the disposition or deemed disposition of Shares by a Resident Holder that is a corporation may, in certain circumstances, be reduced by the amount of dividends received or deemed to have been received by it on such Shares. Similar rules may apply where a corporation is a member of a partnership or a beneficiary of a trust that owns Shares directly or indirectly through a partnership or trust. Resident Holders to whom these rules may be relevant should consult their own tax advisors.

Additional Refundable Tax

A Resident Holder that is, throughout the relevant taxation year, a “Canadian-controlled private corporation” (as defined in the Tax Act) or a “substantive CCPC” (as defined in the Tax Act), may be liable to pay an additional tax (refundable in certain circumstances) on its “aggregate investment income” (as defined in the Tax Act) for the taxation year, including taxable capital gains realized on the disposition of Shares and amounts in respect of interest and dividends received or deemed to be received that are not deductible in computing income.

Alternative Minimum Tax

Capital gains realized and dividends received by a Resident Holder that is an individual (other than certain trusts), may give rise to alternative minimum tax under the Tax Act. Resident Holders should consult their own advisors with respect to the application of the alternative minimum tax.

[ADDITIONAL CANADIAN PAGE]

Holders Not Resident in Canada

The following section of this summary is generally applicable to Holders who, for the purposes of the Tax Act and at all relevant times (i) are not, and are not deemed to be, resident in Canada, and (ii) do not use or hold, and are not deemed to use or hold, the Shares in carrying on a business in Canada (“Non-Resident Holders”). Special rules, which are not discussed in this summary, may apply to a Non-Resident Holder that is an insurer carrying on business in Canada and elsewhere or that is an “authorized foreign bank” (as defined in the Tax Act). Such Holders should consult their own tax advisors.

Dividends

Dividends paid or credited or deemed to be paid or credited to a Non-Resident Holder by the Company on a Share are subject to Canadian withholding tax at the rate of 25% on the gross amount of the dividend unless such rate is reduced by the terms of an applicable tax treaty or convention. Under the Canada-United States Income Tax Convention (1980) (the “Treaty”) as amended, for example, the rate of withholding tax on dividends paid or credited to a Non-Resident Holder who is resident in the U.S. for purposes of the Treaty, is the beneficial owner of the dividends, and can substantiate entitlement to the benefits under the Treaty (a “U.S. Holder”), is generally limited to 15% of the gross amount of the dividend (or 5% in the case of a U.S. Holder that is a corporation that beneficially owns at least 10% of the Company’s voting shares). Affected Non-Resident Holders should consult their own tax advisors in this regard.

Dispositions of Shares

A Non-Resident Holder generally will not be subject to tax under the Tax Act in respect of a capital gain realized on the disposition or deemed disposition of a Share, nor will capital losses arising therefrom be recognized under the Tax Act, unless the Share constitutes or is deemed to constitute “taxable Canadian property” (as defined in the Tax Act) to the Non-Resident Holder at the time of disposition and the gain is not exempt from tax pursuant to the terms of an applicable tax treaty or convention between Canada and the country of the residence of the Non-Resident Holder.

Provided the Shares are listed on a “designated stock exchange” as defined in the Tax Act (which currently includes NYSE American) at the time of disposition, the Shares generally will not constitute taxable Canadian property of a Non-Resident Holder at that time unless, at any time during the 60 month period preceding the disposition, the following two conditions are simultaneously met: (i) the Non-Resident Holder, persons with whom the Non-Resident Holder did not deal at arm’s length, partnerships in which the Non-Resident Holder or such non-arm’s length person holds a membership interest (either directly or indirectly through one or more partnerships), or the Non-Resident Holder together with all such persons or partnerships, owned 25% or more of the issued shares of any class or series of shares of the Company; and (ii) more than 50% of the fair market value of such shares was derived directly or indirectly from one or any combination of real or immovable property situated in Canada, “Canadian resource property” (as defined in the Tax Act), “timber resource property” (as defined in the Tax Act) or an option in respect of, an interest in or for civil law a right in or to such property, whether or not such property exists. Notwithstanding the foregoing, a Share may also be deemed to be taxable Canadian property to a Non-Resident Holder under certain other provisions of the Tax Act in certain circumstances.

A Non-Resident Holder’s capital gain (or capital loss) in respect of Shares that constitute or are deemed to constitute taxable Canadian property (and are not “treaty-protected property” as defined in the Tax Act) will generally be computed in the manner described above under the subheading “Holders Resident in Canada– Dispositions of Shares”.

Non-Resident Holders who may hold Shares as taxable Canadian property should consult their own tax advisors in this regard.

[ADDITIONAL CANADIAN PAGE]

OTHER MATERIAL FACTS

There are no material facts relating to the Company other than as disclosed herein that are necessary to be disclosed for this Canadian Prospectus to contain full, true, and plain disclosure of all material facts.

RIGHTS OF WITHDRAWAL AND RESCISSION

Securities legislation in certain of the provinces and territories of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus and any amendment. In several of the provinces, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, damages if the prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of these rights or consult with a legal adviser.

[ADDITIONAL CANADIAN PAGE]

SCHEDULE A

AUDIT COMMITTEE CHARTER

LANNISTER MINING CORP.

Adopted on August 15, 2024

I.	PURPOSE.

The Audit Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of Lannister Mining, Corp. (the “Company”). The purpose of the Committee is to assist the Board in fulfilling its oversight responsibility relating to (i) the integrity of the Company’s and its subsidiaries’ financial statements and financial reporting process and the Company’s and its subsidiaries’ systems of internal accounting and financial controls, (ii) the performance of the internal audit services function, (iii) the annual independent audit of the Company’s and subsidiaries’ financial statements, the engagement of the independent auditors and the evaluation of the independent auditors’ qualifications, independence and performance, (iv) the compliance by the Company with legal and regulatory requirements, including the Company’s disclosure of controls and procedures, (v) the approval of related party transactions, (vi) the evaluation of enterprise risk issues, and (vii) the fulfillment of the other responsibilities set out herein.

The Audit Committee shall prepare the report required by the U.S. Securities and Exchange Commission (the “SEC”) to be included in the Company’s public filing.

II.	MEMBERSHIP, STRUCTURE AND QUALIFICATIONS.

Membership and Structure. The Committee shall not consist of fewer than three (3) directors. The Committee members shall be elected annually by the Board, upon the recommendation of the Nominating and Corporate Governance Committee, for terms of one (1) year, or until their successors shall be duly elected and qualified.

Qualifications. All Committee members shall meet all applicable independence requirements of the NYSE American Company Guide (the “NYSE Guide”) and of Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subject to the exemptions provided in Rule 10A-3(c) under the Exchange Act, and other applicable rules and regulations of the SEC. Additionally, no member of the Committee shall have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the preceding three (3) years and all members of the Committee must be able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement.

Financial Expert. The Committee must also have at least one member who is financially sophisticated, in that he or she has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including but not limited to being or having been a chief executive officer, chief financial officer, other senior officer with financial oversight responsibilities. A director who qualifies as an “audit committee financial expert” under Item 407(d)(5) of Regulation S-K is presumed to qualify as financially sophisticated. The Committee shall report to the Board for further action as appropriate, including, but not limited to, a determination by the Board that the Committee membership includes or does not include one or more “audit committee financial experts” and any related disclosure to be made concerning this matter. The designation of a member of the Committee as an “audit committee financial expert” will not increase the duties, obligations or liability of the designee as compared to the duties, obligations and liability imposed on the designee as a member of the Committee and of the Board.

Chairman. Unless the Chairman of the Committee (the “Chairman”) is elected by the full Board, the Committee members may designate a Chairman consistent with any recommendation of the Nominating and Corporate Governance Committee.

Resignation, Removal and Replacement. Any director may resign from the Committee at any time upon notice of such resignation to the Company. An independent director who ceases to be independent under the NYSE Guide shall promptly resign to the extent required for the Company to comply with applicable laws, rules and regulations. The Board shall have the power at any time to remove a member of the Committee with or without cause, to fill all vacancies, and to designate alternate members, upon the recommendation of the Committee, to replace any absent or disqualified members, so long as the Committee shall at all times have at least three (3) members and be composed solely of independent board members.

III.	MEETINGS AND OTHER ACTIONS.

All meetings of and other actions by the Committee shall be held and taken pursuant to the certificate of incorporation and articles of the Company (as may be amended from time to time, the “Charter Documents”), including provisions governing notice of meetings and waiver thereof, the number of Committee members required to take action at meetings and by written consent, and other related matters. The Committee may invite any director who is not a member of the Committee, management, counsel, representatives of service providers or other persons to attend meetings and provide information as the Committee, in its sole discretion, considers appropriate.

Unless otherwise authorized by the Board, the Committee shall not delegate any of its authority to any subcommittee.

IV.	GOALS, RESPONSIBILITIES AND AUTHORITY.

The function of the Committee is to oversee the Company’s management and independent accountants in the production of the Company’s financial statements, as well as all controls and procedures relating thereto, for the purpose of overseeing the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. The Company’s management is primarily responsible for the preparation and presentation of the Company’s financial statements and for maintaining appropriate systems for accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The Company’s independent accountants are primarily responsible for planning and carrying out a proper audit of the Company’s annual financial statements, reviewing the Company’s unaudited interim financial statements and auditing management’s assessment of effectiveness of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”) and other procedures. The independent accountants are accountable to the Board and the Committee, as representatives of the Company’s stockholders. The Board and the Committee have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the Company’s independent accountants. For purposes of this Charter, the term “management” means the appropriate officers of each of the Company and its subsidiaries and the phrase “internal accounting staff” means the appropriate officers and employees of each of the Company and its subsidiaries.

In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Company or members of management and are not, and do not represent themselves to be, accountants or auditors by profession. As such, it is not the duty or the responsibility of the Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures to determine if the financial statements are complete and accurate and whether they have been prepared in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board, or to set auditor independence standards.

Each member of the Committee shall be entitled to rely on (i) the integrity of those persons within and outside the Company and management from which it receives information, (ii) the accuracy of the financial and other information provided to the Committee absent actual knowledge to the contrary (which shall be promptly reported to the Board), and (iii) statements made by the officers and employees of the Company and its subsidiaries or other third parties as to any information technology, internal audit and other non-audit services provided by the independent accountants to the Company. In carrying out its responsibilities, the Committee’s policies and procedures shall be adapted, as appropriate, to best react to changing markets and regulatory environments.

Nothing in this Charter shall be interpreted as diminishing or derogating the duties, responsibilities or obligations of the Board. Subject to the requirements of the Charter Documents, the Committee shall have the following responsibilities:

Retention of Independent Accountants and Approval of Services

1. Select or retain each year a firm or firms of independent accountants to audit the accounts and records of the Company and its subsidiaries, to approve the terms of compensation of such independent accountants (including negotiating and executing on behalf of the Company engagement letters) and to terminate such independent accountants as it deems appropriate.

2. Pre-approve any independent accountants’ engagement to render audit and/or permissible non-audit services (including the fees charged and proposed to be charged by the independent accountants), subject to the de minimus exceptions under Section 10A(i)(1)(B) of the Exchange Act, and as otherwise required by law.

3. The Committee may delegate its pre-approval responsibilities to one (1) or more of its members. The member(s) to whom such responsibility is delegated must report, for informational purposes only, any pre-approval decisions to the Committee at its next scheduled meeting.

Oversight of the Independent Accountants

4. Obtain and review a report from the independent accountants at least annually regarding:

(a)	the independent accountants’ internal quality-control procedures;

(b)	any material issues raised by the most recent internal quality-control review, peer review, or review by the PCAOB, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five (5) years respecting one (1) or more independent audits carried out by the firm;

(c)	any steps taken with regard to the issues identified in (a) or (b) above; and

(d)	all relationships between the independent accountants and the Company and its subsidiaries.

5. Obtain from the independent accountants annually a formal written statement of the fees billed in each of the last two (2) fiscal years for each of the following categories of services rendered by the independent accountants:

(a)	the audit of the Company’s annual financial statements and the reviews of the financial statements included in the Company’s interim reports or services that are normally provided by the independent accountants in connection with statutory or regulatory filings or engagements;

(b)	that are reasonably related to the performance of the audit or review of the Company’s financial statements, in the aggregate and by each service;

(c)	tax compliance, tax advice and tax planning services, in the aggregate and by each service; and

(d)	all other products and services rendered by the independent accountants, in the aggregate and by each service.

6. Evaluate the qualifications, performance and independence of the independent accountants, including the following:

(a)	evaluating the performance of the lead (or coordinating) audit partner, and the quality and depth of the professional staff assigned to the Company and its subsidiaries;

(b)	considering whether the accountant’s quality controls are appropriate and adequate in light of the standards and requirements established by the PCAOB and under applicable law at such time; and

(c)	considering whether the provision of permitted non-audit services is compatible with maintaining the accountant’s independence.

7. Consider the opinions of management and the internal accounting staff in connection with the foregoing responsibilities. The Committee shall present its conclusions with respect to the independent accountants to the Board.

8. Monitor the rotation required by applicable law of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit.

9. Oversee compliance with the following guidelines relating to the Company’s hiring of employees or former employees of the independent accountants:

(a)	no member of the audit team that is auditing the Company can be hired by the Company in a financial reporting oversight role (as defined in the SEC’s Regulation S-X) for a period of one (1) year following association with that audit; and

(b)	the Company’s Chief Financial Officer shall report annually to the Committee the profile of the preceding year’s hires from the independent accountants.

10. Consider the effect on the Company of:

(a)	any changes in accounting principles or practices proposed by management or the independent accountants;

(b)	any changes in service providers, such accountants, that could impact the Company’s internal control over financial reporting; and

(c)	any changes in schedules (such as fiscal or tax year-end changes) or structures or transactions that require special accounting activities, services or resources.

11. Review any presentations or reports prepared by the independent accountants with respect to any applicable tax matters.

12. Annually review a formal written statement from the independent accountants delineating all relationships between the independent accountants and the Company, consistent with applicable requirements and standards of the SEC and the PCAOB, and discuss with the independent accountants their methods and procedures for ensuring independence.

13. Evaluate the efficiency and appropriateness of the services provided by the independent accountants, including any significant difficulties with the audit or any restrictions on the scope of their activities or access to required records, data and information.

14. Interact with the independent accountants, including reviewing and, where necessary, resolving any problems or difficulties the independent accountants may have encountered in connection with the annual audit or otherwise, any management letters provided to the Committee and the Company’s responses. Such review shall address any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities oraccess to required information, any disagreements that have arisen between management and the independent accountants regarding financial reporting.

15. Review with the independent accountants the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

Financial Statements and Disclosure Matters

16. Review and discuss with management and the independent accountants the annual audited financial statements, including disclosures made in management’s discussion and analysis of financial condition and results of operations, and recommend to the Board whether the audited financial statements should be included in the Company’s Annual Report on Form 20-F.

17. Review and discuss with management and the independent accountants the Company’s interim financial statements, including disclosures made in management’s discussion and analysis of financial condition and results of operations, prior to the filing of its reports on Form 6-K, including the results of the independent accountants’ reviews of the interim financial statements.

18. Review with the Company’s Chief Executive Officer, Chief Financial Officer and independent accountants, the adequacy and effectiveness of the Company’s and its subsidiaries’ internal control over financial reporting and review periodically, but in no event less frequently than semiannually, management’s conclusions about the effectiveness of such internal control over financial reporting, including any significant deficiencies and material weaknesses in, or material non-compliance with, such internal control.

19. Review with the Company’s Chief Executive Officer, Chief Financial Officer and independent accountants, the adequacy and effectiveness of the Company’s and its subsidiaries’ disclosure controls and procedures and review periodically, but in no event less frequently than semiannually, management’s conclusions about the effectiveness of such disclosure controls and procedures, including any significant deficiencies in, or material non-compliance with, such controls and procedures.

20. Review disclosures made to the Committee by the Company’s Chief Executive Officer and Chief Financial Officer, or persons performing similar roles, during their certification process for the Company’s Annual Report on Form 20-F and reports on Form 6-K concerning any significant deficiencies in the design or operation of disclosure controls and procedures and, when applicable, internal control over financial reporting, or material weaknesses in such control, and any fraud involving management or other employees who have a significant role in the Company’s disclosure controls and procedures and internal control over financial reporting.

21. Review and discuss the types of information to be disclosed and the types of presentation to be made in connection with earnings releases by the Company and its subsidiaries.

22. Review and discuss the types of financial and non-financial information and earning guidance to be provided to analysts and ratings agencies.

23. Meet with the Company’s independent accountants at least four times during each fiscal year, including private meetings, and review written materials prepared by the independent accountants, as appropriate. At these meetings, the Committee shall:

(a)	review the arrangements for and the scope of the annual audit and any special audits or other special permissible services;

(b)	review the Company’s financial statements and to discuss any matters of concern arising in connection with audits of such financial statements, including any adjustments to such statements recommended by the independent accountants or any other results of the audits;

(c)	consider and review, as appropriate and in consultation with the independent accountants, the appropriateness and adequacy of the Company’s financial and accounting policies, internal control over financial reporting and, as appropriate, the internal controls of key service providers, and to review management’s responses to the independent accountants’ comments relating to those policies, procedures and controls, and to take any necessary action in light of material control deficiencies;

(d)	review with the independent accountants their opinions as to the fairness of the financial statements; and

(e)	review and discuss semiannual reports from the independent accountants relating to: (1) all critical accounting policies and practices to be used; (2) all alternative treatment of financial information within IFRS that have been discussed with management, ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent accountants; and (3) other material written communications between the independent accountant and management, such as any management letter or schedule of unadjusted differences.

24. Prepare the report and filing required by the SEC to be included in the Company’s public filing.

Compliance Oversight

25. Administer the following procedures relating to the receipt, retention and treatment of complaints received by the Company regarding questionable accounting, internal accounting controls over financial reporting or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters:

(a)	the Company shall forward to the Committee any complaints or concerns that it has received regarding questionable financial statement disclosures, accounting, internal accounting controls or auditing matters;

(b)	the Company shall establish and publish on its website an e-mail address for receiving anonymous complaints or concerns related to questionable financial statement disclosures, accounting, internal accounting controls or auditing matters, provided that the Company may engage the services of a third-party service provider to receive such complaints on behalf of the Company via telephone, email or other appropriate method;

(c)	any employee of the Company may submit, on a confidential, anonymous basis if the employee so desires, any concerns regarding questionable financial statement disclosures, accounting, internal accounting controls or auditing matters by setting forth such concerns in writing and forwarding them in a sealed envelope to the Chairman of the Committee, such envelope to be labeled with a legend such as “To be opened by the Committee only” (employees may deposit such envelope in the Company’s internal mail system or deliver it by hand to a member of the Committee and if an employee would like to discuss any matter with the Committee, the employee should indicate this in the submission and include a telephone number at which he or she might be contacted if the Committee deems it appropriate);

(d)	the Committee shall review and consider any such complaints and concerns that it has received and take any action that it deems appropriate in order to respond thereto;

(e)	the Committee may request special treatment for any complaint or concern, including the retention of outside counsel or other advisors; and

(f)	the Committee shall retain any such complaints or concerns for a period of no less than five (5) years.

The Committee shall annually reassess the effectiveness of the procedures described immediately above and modify them as necessary

26. The Committee will be designated as and serve as the Qualified Legal Compliance Committee (the “QLCC”) for the Company in accordance with the provisions of Section 307 of Sarbanes-Oxley Act of 2002. Upon receipt of a report of evidence of a material legal violation, the Committee will notify the Board of such report, investigate and recommend appropriate measures to the Board. If the Company does not appropriately respond, the Committee may take further appropriate action, including notification to the SEC. In its capacity as the QLCC, the Committee shall have responsibility for the matters set forth in Appendix A to this charter.

27. Review with management or any external counsel as the Committee considers appropriate, any legal matters (including the status of pending litigation) that may have a material impact on the Company and any material reports or inquiries from regulatory or governmental agencies.

28. Review with management the adequacy and effectiveness of the Company’s procedures to ensure compliance with its legal and regulatory responsibilities.

29. Oversee compliance with the Company’s Code of Ethics and Business Conduct.

30. Discuss with management, the independent accountants, outside counsel, as appropriate, and, in the judgment of the Committee, such special counsel, separate accounting firm and other consultants and advisors as the Committee deems appropriate, any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements, accounting policies or internal control over financial reporting.

31. Obtain reports from management, the internal or external auditor or internal or external audit service provider, as the case may be, and the independent auditor regarding compliance with applicable legal and regulatory requirements.

Oversight of Company’s Internal And External Audit Function

32. The internal and external auditor or internal and external audit service provider, as the case may be, shall report periodically to the Committee regarding any significant deficiencies in the design or operation of the Company’s and its subsidiaries’ internal control over financial reporting, material weaknesses in the internal control over financial reporting and any fraud (regardless of materiality) involving persons having a significant role in the internal control over financial reporting, as well as any significant changes in internal control over financial reporting implemented by management during the most recent reporting period of the Company.

33. Discuss with management, the internal and external auditor or internal and external audit service provider, as the case may be, and the independent accountant the Company’s major risk exposures (whether financial, operations or both) and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

34. With respect to any internal and external audit services that may be outsourced, engage, evaluate and terminate internal and external audit service providers and approve fees to be paid to such internal and external audit service providers.

Financial Oversight

35. Review and approve decisions by the Company and its subsidiaries to enter into derivative transactions (including, but limited to, swaps, put and call options or combinations thereof, caps, floors, collars, and forward or spot exchanges) and related matters, as appropriate, as well as non-cleared swaps that are exempt from the clearing and trade execution requirements established under applicable federal law, rules and regulations, including swaps that are entered into in reliance upon the “end-user exceptions” to the mandatory execution and clearing requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and related regulations. The Committee may review and approve swap transactions submitted to it by management on (a) an individual transaction basis or (b) a blanket basis, with respect to all non- cleared swaps that are exempt from the federal clearing and trade execution requirements, which approval must be reviewed at least annually.

36. Periodically review, at least on an annual basis, or more often (particularly in the event of a material change in hedging strategy) and approve the Company’s policies for the use of swaps that are entered into in reliance upon the end-user exceptions.

Other

37. Prepare the disclosure required by Item 407(d)(3)(i) of Regulation S-K.

38. Report its activities to the Board on a regular basis and to make such recommendations with respect to the matters described above and other matters as the Committee may deem necessary or appropriate.

39. Perform an annual self-evaluation of the Committee’s performance and annually review and reassess the adequacy of and, if appropriate, propose to the Board, any desired changes in, this Charter, all to supplement the oversight authority by the Nominating and Corporate Governance Committee with respect to such matters.

40. The Committee shall have such further responsibilities as are given to it from time to time by the Board. The Committee shall consult, on an ongoing basis, with management, the independent accountants and counsel as to legal or regulatory developments affecting its responsibilities, as well as relevant tax, accounting and industry developments.

The foregoing list of duties is not exhaustive, and the Committee may, in addition, perform such other functions as may be necessary or appropriate for the performance of its duties.

V.	ADDITIONAL RESOURCES.

The Committee shall have the right to use reasonable amounts of time of the Company’s independent accountants, outside lawyers and other internal staff and also shall have the right to hire independent experts, lawyers and other consultants to assist and advise the Committee in connection with its responsibilities. The Committee shall also be given the funding and resources, as determined by the Committee, for payment of (i) compensation to any registered independent public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, (ii) compensation to any independent experts, lawyers and other consultants hired to assist and advise the Committee in connection with its responsibilities, and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties. The Committee shall keep the Company’s Chief Financial Officer advised as to the general range of anticipated expenses for outside consultants, and shall obtain the concurrence of the Board in advance for any expenditures.

VI.	AMENDMENTS.

Any amendments to this Charter must be approved or ratified by a majority vote of the Company’s Board, including a majority of independent directors.

VII.	DISCLOSURE OF CHARTER.

This Charter will be made available on the Company’s website at https://lannistermining.com/.

Adopted, by the Board of Directors on August 15, 2024

APPENDIX A

THE AUDIT COMMITTEE’S RESPONSIBILITIES AS A QUALIFIED LEGAL COMPLIANCE COMMITTEE

In its capacity as the Qualified Legal Compliance Committee, the Audit Committee shall have responsibility for the following matters:

●	To review any report by an attorney or a legal counsel representing the Company and/or its subsidiaries of a material violation of U.S. federal, state securities law or applicable local law, a material breach of fiduciary duty arising under U.S. federal law, state law or applicable local law, or a similar material violation of any U.S. federal law, state law or applicable local law (each, a “material violation”).

●	Any report or referral under this charter shall be made in the first instance to the Chair of the Audit Committee by direct communication, either in person or by telephone. If it is an exigent matter and the Chair of the Audit Committee is unavailable, then an attorney or a legal counsel representing the Company and/or its subsidiaries shall report the matter to another member of the Audit Committee.

●	A reporting attorney or legal counsel shall ensure that the person to whom he or she reports is expressly advised that the attorney is making a report or referral under this charter.

●	Reports to the Audit Committee by an attorney or a legal counsel representing the Company and/or its subsidiaries shall be subject to the attorney-client privilege. The Audit Committee shall maintain the confidentiality of such reports, except to the extent the Audit Committee deems it necessary to disclose such reports or related information in carrying out its functions under this charter and the SEC rules.

●	Upon receipt of a report, the Audit Committee shall:

●	inform Chief Executive Officer of such report, unless such notification would be futile; and

●	determine whether an investigation is necessary regarding any report of evidence of a material violation by the Company, its officers, directors, employees or agents.

●	If the Audit Committee determines an investigation is necessary or appropriate, the Audit Committee shall:

●	notify the Board of Directors; and initiate an investigation, which may be conducted by an attorney or a legal counsel representing the Company and/or its subsidiaries.

●	At the conclusion of any such investigation, the Audit Committee shall:

●	recommend that the Company implement an appropriate response to the evidence of a material violation, which appropriate response may include:

●	a finding that no material violation has occurred, is ongoing or is about to occur;

●	the adoption of appropriate remedial measures, including appropriate steps or sanctions to stop any material violations that are ongoing, to prevent any material violation that has yet to occur, and to remedy or otherwise appropriately address any material violation that has already occurred and to minimize the likelihood of its recurrence; or

●	retaining or directing an attorney or a legal counsel representing the Company and/or its subsidiaries to review the reported evidence of a material violation, and either (i) the Company substantially implements any remedial recommendations made by an attorney or a legal counsel representing the Company and/or its subsidiaries after a reasonable investigation and evaluation of the reported evidence, or (ii) the attorney or legal counsel representing the Company and/or its subsidiaries advises the Company that he or she may, consistent with his or her professional obligations, assert a colorable defense on behalf of the Company or its officers, directors, employees or agents, in any investigation or judicial or administrative proceeding relating to the reported evidence or a material violation; and

●	inform the Chief Executive Officer and the Board of Directors of the results of any such investigation initiated by the Audit Committee, and the appropriate remedial measures to be adopted.

●	The Audit Committee may take all other appropriate action, including notifying the SEC, if the Company fails in any material respect to implement an appropriate response that the Audit Committee has recommended that the Company take.

SCHEDULE B

UNAUDITED FINANCIAL STATEMENTS FOR THE THREE MONTHS ENDED DECEMBER 31, 2025

[See attached]

LANNISTER MINING CORP.

CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED

DECEMBER 31, 2025 AND 2024

(EXPRESSED IN CANADIAN DOLLARS)

(UNAUDITED)

LANNISTER MINING CORP.
Condensed Interim Consolidated Statements of Financial Position
(Unaudited - Expressed in Canadian Dollars)

		December 31,	September 30,
	Note	2025	2025
		$	$
ASSETS

Current
Cash		72,798	59,844
Goods and services tax recoverable		47,470	54,719
Prepaid expenses		117,854	116,073
		238,122	230,636
Mineral property	4	3,702,008	3,702,008
Reclamation bond	5	300,389	305,320
Total assets		4,240,519	4,237,964

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current
Accounts payable and accrued liabilities	6, 9	1,240,837	921,836
Convertible debentures	7	822,218	820,505
Total liabilities		2,063,055	1,742,341

Shareholders’ equity
Share capital	8	7,332,449	7,332,449
Deficit		(5,154,985)	(4,836,826)
Total shareholders’ equity		2,177,464	2,495,623
Total liabilities and shareholders’ equity		4,240,519	4,237,964

Nature and continuance of operations and going concern (Note 1)

Commitment (Note 12)

Approved and authorized for issue on behalf of the Board of Directors on March 5, 2026.

“Mario Vetro”	, Director	“James Greig”	, Director

The accompanying notes are an integral part of these condensed interim consolidated financial statements

LANNISTER MINING CORP.
Condensed Interim Consolidated Statements of Loss and Comprehensive Loss
(Unaudited - Expressed in Canadian Dollars except number of shares)

		Three Months Ended December 31,
	Note	2025	2024
		$	$
OPERATING EXPENSES
General and administrative		18,792	5,990
Legal fees		132,435	2,824
Marketing		594	1,486
Professional fees	9	159,342	101,979
		(311,163)	(112,279)
OTHER INCOME (EXPENSES)
Gain (loss) on foreign exchange		(5,292)	12,372
Loss on revaluation of convertible debenture	7	(1,713)	(245,300)
Interest income		9	7
		(6,996)	(232,921)

Loss and comprehensive loss for the period		(318,159)	(345,200)

Loss per share - basic and diluted		$(0.06)	$(0.07)

Weighted average number of common shares outstanding – basic and diluted		5,047,204	5,047,204

The accompanying notes are an integral part of these condensed interim consolidated financial statements

LANNISTER MINING CORP.
Condensed Interim Consolidated Statements of Cash Flows
(Unaudited - Expressed in Canadian Dollars)

	Three Months Ended December 31,
	2025	2024
	$	$
OPERATING ACTIVITIES
Loss for the period	(318,159)	(345,200)
Items not affecting cash:
(Gain) loss on foreign exchange	5,292	(19,420)
Loss on revaluation of convertible debentures	1,713	245,300
Changes in non-cash working capital items:
Goods and services taxes recoverable	7,249	(3,284)
Prepaid expenses	(1,781)	642
Accounts payable and accrued liabilities	318,640	12,870
Cash provided from (used in) operating activities	12,954	(109,092)

FINANCING ACTIVITIES
Proceeds from convertible debentures	-	300,000
Cash provided from financing activities	-	300,000

Change in cash during the period	12,954	190,908
Cash, beginning of period	59,844	53,528
Cash, end of period	72,798	244,436

Supplemental cash flow information
Cash interest received	9	7
Cash interest and income taxes paid	-	-
Supplemental non-cash disclosures
Value of options transferred on expiry	-	24,735

The accompanying notes are an integral part of these condensed interim consolidated financial statements

LANNISTER MINING CORP.
Condensed Interim Consolidated Statements of Changes in Shareholders’ Equity
(Unaudited - Expressed in Canadian Dollars, except number of shares)

	Share capital
	Number of shares	Amount	Reserves	Deficit	Total
		$	$	$	$
Balance, September 30, 2024	5,047,204	7,332,449	24,735	(3,679,562)	3,677,622
Expired share options	-	-	(24,735)	24,735	-
Loss for the period	-	-	-	(345,200)	(345,200)
Balance, December 31, 2024	5,047,204	7,332,449	-	(4,000,027)	3,332,422
Loss for the period	-	-	-	(836,799)	(836,799)
Balance, September 30, 2025	5,047,204	7,332,449	-	(4,836,826)	2,495,623
Loss for the period	-	-	-	(318,159)	(318,159)
Balance, December 31, 2025	5,047,204	7,332,449	-	(5,154,985)	2,177,464

The accompanying notes are an integral part of these condensed interim consolidated financial statements

LANNISTER MINING CORP.
Notes to Condensed Interim Consolidated Financial Statements
For the three months ended December 31, 2025 and 2024
(Unaudited - Expressed in Canadian Dollars except number of shares)

1.	NATURE AND CONTINUANCE OF OPERATIONS AND GOING CONCERN

Lannister Mining Corp. (the “Company” or “Lannister”) was incorporated on September 21, 2021, under the laws of British Columbia. The head office and principal address of the Company is located at Suite 1500 - 1055 West Georgia St., Vancouver, BC, V6E 4N7.

The Company’s principal business activities include the acquisition and exploration of mineral property assets. As at December 31, 2025, the Company had not yet determined whether the Company’s mineral property assets contain ore reserves that are economically recoverable. The recoverability of amounts shown for mineral property assets is dependent upon the discovery of economically recoverable reserves, confirmation of the Company’s interest in the underlying mineral claims, the ability of the Company to obtain the necessary financing to complete the development of and the future profitable production from the property or realizing proceeds from its disposition.

As at December 31, 2025, the Company has not generated revenue to date and has an accumulated deficit of

$5,154,985 and has been funded by the issuance of equity and debt. These events and conditions indicate that a material uncertainty exists that may cast substantial doubt on the Company’s ability to continue as a going concern. The Company’s ability to continue its operations and to realize its assets at their carrying values is dependent upon obtaining additional financing and generating revenues sufficient to cover its operating costs.

These condensed interim consolidated financial statements for the three months ended December 31, 2025 and 2024 (“Financial Statements”) do not give effect to any adjustments which would be necessary should the Company be unable to continue as a going concern, and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business, and at amounts different from those reflected in these Financial Statements, and any such adjustments could be material.

2.	BASIS OF PRESENTATION

Statement of compliance

These Financial Statements, including comparatives, have been prepared in accordance with International Accounting Standards (IAS 34), Interim Financial Reporting using accounting policies consistent with IFRS® Accounting Standards as issued by the International Accounting Standards Board (IASB).

These condensed interim consolidated financial statements do not include all the information required for full annual financial statements and, accordingly, should be read in conjunction with the Company’s annual consolidated financial statements for the year ended September 30, 2025.

These Financial Statements were approved by the Board of Directors of the Company and authorized for issuance on March 5, 2026.

Basis of presentation

These Financial Statements have been prepared on a historical cost basis except for those financial instruments which have been classified as fair value through profit or loss. In addition, except for cash flow information, these Financial Statements have been prepared using the accrual method of accounting.

Functional and presentation currency

These Financial Statements have been prepared in Canadian dollars (“CAD”), which is the Company’s functional and presentation currency. Amounts denominated in United States dollars are denoted as US$.

LANNISTER MINING CORP.
Notes to Condensed Interim Consolidated Financial Statements
For the three months ended December 31, 2025 and 2024
(Unaudited - Expressed in Canadian Dollars except number of shares)

2.	BASIS OF PRESENTATION (continued)

Basis of consolidation

These Financial Statements include the accounts of the Company and its subsidiary. All intercompany transactions and balances are eliminated on consolidation. Control exists where the parent entity has power over the investee and is exposed, or has rights, to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee. The subsidiary is included in the consolidated financial statements from the date control commences until the date control ceases.

Details of the Company’s subsidiary included in these Financial Statements as at December 31, 2025 are as follows:

			Percentage owned
	Incorporation	Functional Currency	December 31, 2025	September 30, 2025
60431 Montana, Ltd. (“60431 Montana”)	USA	CAD	100%	100%

3.	MATERIAL ACCOUNTING POLICY INFORMATION

Significant accounting estimates and judgments

Apart from making estimates and assumptions as described below, the Company’s management makes judgments in the process of applying its accounting policies that have a significant effect on the amounts recognized in the Company’s financial statements. The significant judgments that the Company’s management has made in the process of applying the Company’s accounting policies, apart from those involving estimation uncertainties, that have the most significant effect include, but are not limited to:

Impairment of mineral property assets

Mineral property assets are evaluated at each reporting date to determine whether there are any indications of impairment. The Company considers both internal and external sources of information when making the assessment of whether there are indications of impairment for the Company’s mineral property.

Significant judgment is required when determining whether facts and circumstances suggest that the carrying amount of resource properties may exceed its recoverable amount. The retention of regulatory permits and licenses; the Company’s ability to obtain financing for exploration and development activities and its future plans on the resource properties; current and future metal prices; and market sentiment are all factors considered by the Company.

In respect of the carrying value of mineral property assets recorded on the condensed interim consolidated statements of financial position, management has determined there are no impairment indications that the value of the assets have declined more than what is expected from the passage of time or normal use.

Decommissioning and restoration provision

Mining and exploration activities are subject to various laws and regulations governing the protection of the environment. In general, these laws and regulations are continually changing, and the Company has made and intends to make in the future, expenditures to comply with such laws and regulations. Accounting for reclamation and remediation obligations requires management to make estimates of the future costs the Company will incur to complete the reclamation and remediation work required to comply with existing laws and regulations at each mining operation and exploration and development property. In addition, future changes to environmental laws and regulations may increase the extent of reclamation and remediation work required to be performed by the Company. Increases in future costs could materially impact the amounts charged to operations for decommissioning and restoration. The provision represents management’s best estimate of the present value of the future decommissioning and restoration obligation.

LANNISTER MINING CORP.
Notes to Condensed Interim Consolidated Financial Statements
For the three months ended December 31, 2025 and 2024
(Unaudited - Expressed in Canadian Dollars except number of shares)

3.	MATERIAL ACCOUNTING POLICY INFORMATION (continued)

Significant accounting estimates and judgments (continued)

Due to uncertainties concerning environmental remediation, the ultimate cost to the Company of future site restoration could differ from the amounts provided. The estimate of the total provision for future decommissioning and restoration costs are subject to change based on amendments to laws and regulations, changes in technology, price increases and changes in interest rates, and changes in mine life, and as new information concerning the Company’s closure and reclamation obligations becomes available.

As at December 31, 2025, management has determined no asset retirement obligation is required and the Company had a reclamation bond of $300,389 (US$219,166) (September 30, 2025 - $305,320 (US$219,166)).

Functional currency

The determination of the functional currency for the Company and its subsidiary was based on management’s judgement of the underlying transactions, events and conditions relevant to each entity. Management determined that for the three months ended December 31, 2025 and 2024, the functional currency of the Company and its subsidiary is the Canadian dollar.

In making this determination, management applied the considerations of IAS 21 The Effects of Changes in Foreign Exchange Rates. While 60431 Montana is incorporated in the USA and has title to a mineral property in Montana, USA, during the three months ended December 31, 2025 and 2024, 60431 Montana did not have any operating activities, did not have a bank account, and all exploration costs were incurred by the Lannister, making the operations of 60431 Montana integral to the parent reporting entity. As the Company is pre-revenue and only Lannister is involved in financing activities, all amounts raised are in Canadian dollars. The primary economic environment of Lannister is Canadian dollars and as such, its functional currency is Canadian dollars. As a result of 60431 Montana being an integrated foreign operation of the parent, its functional currency is also Canadian dollars.

Significant areas requiring the use of management estimates include:

Share-based payment transactions

The Company uses the Black-Scholes Option Pricing Model for valuation of share-based compensation and other equity based payments. Option pricing models require the input of subjective assumptions including expected price volatility, interest rate, and forfeiture rate. Changes in the input assumptions can materially affect the fair value estimate and the Company’s earnings and equity reserves.

Convertible debentures

Management has applied judgment in designating the entire hybrid contract to be measured at fair value through profit or loss in accordance with IFRS 9. In addition, the determination of the fair value of this financial instrument uses Monte Carlo simulation, which requires the input of highly subjective assumptions, including share price, risk free rates, expected volatility, probability of initial public offering (“IPO”) completion and credit adjusted rate. Changes in the subjective input assumptions could materially affect the fair value estimate.

Accounting standards and amendments issued but not yet adopted

IFRS 18 Presentation and Disclosure in Financial Statements, which will replace IAS 1, Presentation of Financial Statements aims to improve how companies communicate in their financial statements, with a focus on information about financial performance in the statement of profit or loss, in particular additional defined subtotals, disclosures about management-defined performance measures and new principles for aggregation and disaggregation of information. IFRS 18 is accompanied by limited amendments to the requirements in IAS 7 Statement of Cash Flows. IFRS 18 is effective from January 1, 2027. Companies are permitted to adopt IFRS 18 before that date.

The Company is currently determining the impact of these amendments on its Financial Statements.

LANNISTER MINING CORP.
Notes to Condensed Interim Consolidated Financial Statements
For the three months ended December 31, 2025 and 2024
(Unaudited - Expressed in Canadian Dollars except number of shares)

4.	MINERAL PROPERTY

The Company’s mineral property includes the acquisition costs of the Company’s Basin Gulch Project (the “Project”) which was recorded at $3,702,008 at December 31, 2025 and September 30, 2025. The schedule below outlines the cumulative acquisition costs incurred on the Basin Gulch Project up to December 31, 2025:

	September 30, 2024	Additions/ (Writedowns)	December 31, 2024	Additions/ (Writedowns)	September 30, 2025	Additions/ (Writedowns)	December 31, 2025
	$	$	$	$	$	$	$
Obtained through amalgamation	1,812,604	-	1,812,604	-	1,812,604	-	1,812,604
Cash payments	1,153,642	-	1,153,642	-	1,153,642	-	1,153,642
Share issuance	722,500	-	722,500	-	722,500	-	722,500
Staking	13,262	-	13,262	-	13,262	-	13,262
	3,702,008	-	3,702,008	-	3,702,008	-	3,702,008

The Company did not incur any exploration and evaluation expenses for the Basin Gulch Project during the three months ended December 31, 2025 and 2024.

Basin Gulch Project

As at September 30, 2023, the Company acquired the 100% interest in the Basin Gulch project located in Granite County, Montana, United States, by fulfilling the following requirements under a definitive agreement dated September 15, 2020 with BG Holdings Group, LLC and Basin Gulch Co. (collectively, the “Vendors”).

a)	Issued 531,250 common shares of the Company on March 3, 2021, for a value of $722,500.

b)	Made cash payments totaling US$1,050,000, according to the following schedule:

●	A non-refundable deposit of US$25,000 (paid $34,342);

●	US$125,000 on or before September 18, 2020 (paid $167,710);

●	US$250,000 on or before September 15, 2021 (paid $302,168);

●	US$300,000 on or before September 15, 2022 (paid $379,314); and

●	US$350,000 on or before September 15, 2023 (paid $472,160).

Under the terms of the definitive agreement, the Company assumed all patented lease obligations, comprising a 3% net smelter royalty (“NSR”), capped at $8,000,000, and a US$50,000 annual lease payment to the Metesh family, the owners of the patented claims in the project. During the year ended September 30, 2025, the Company paid a lease payment of $70,948 (US$50,000).

Additionally, under the terms of the definitive agreement, the Company will provide to the Vendors a 2% NSR on the Basin Gulch Project claims located outside and not applicable to the owners of the claims. The 2% NSR area will follow within a 1-mile area of influence that represents an overlap area outside the existing claims that are subject to this 2% NSR. The Vendors will have the right to sell or transfer its 2% NSR subject to the transferee of such 2% NSR agreeing to be bound to the terms and conditions of the NSR with the Company and the Project. The Company will have the right to purchase half of the 2% NSR from the Vendors at any time on or before December 31, 2025 by payment to the Vendors of US$1,000,000. After December 31, 2025, if half the 2% NSR has not been repurchased/bought-back, then the Company and the Vendors will negotiate in good faith to agree on new terms and conditions for a buy-back of half of the 2% NSR.

Under the Definitive Agreement, the Company is required to issue shares as milestone payments to the Vendors as follows:

●	On completion of 2-million-ounce gold mineral resource estimate, issue shares with the equivalent value of US$500,000;

●	On completion of a preliminary feasibility study, issue shares with the equivalent value of US$500,000; both as defined by National Instrument 43-101 Standards of Disclosure for Mineral Projects within Canada; and

●	On completion of an IPO and being listed on a national stock exchange, issue five percent (5%) of the total issued and outstanding shares of the Company.

LANNISTER MINING CORP.
Notes to Condensed Interim Consolidated Financial Statements
For the three months ended December 31, 2025 and 2024
(Unaudited - Expressed in Canadian Dollars except number of shares)

5.	RECLAMATION BOND

As at December 31, 2025, the Company has one reclamation bond issued with the Nevada Division of Minerals in the amount of $300,389 (US$219,166) (September 30, 2025 - $305,320 (US$219,166)), to guarantee reclamation of the environment of the Basin Gulch Project.

6.	ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

	December 31, 2025	September 30, 2025
	$	$
Trade payables	970,230	677,836
Accrued liabilities	270,607	244,000
	1,240,837	921,836

7.	CONVERTIBLE DEBENTURES

$
Balance, September 30, 2024	-
Proceeds	460,000
Revaluation	360,505
Balance, September 30, 2025	820,505
Revaluation	1,713
Balance, December 31, 2025	822,218

On December 20, 2024, the Company raised $300,000 through the issuance of convertible debentures (“Debentures”). The Debentures bear interest at 12% per annum, expire two years from the date of issue, and are convertible into one unit of the Company with each unit comprising one common share and one share purchase warrant. Interest on the Debentures is payable in cash. The Company incurred issuance costs of $10,000, which have been expensed under Professional fees.

On January 13, 2025, the Company issued additional Debentures for $160,000. The Debentures bear interest at 12% per annum, expire two years from the date of issue, and are convertible into units of the Company with each unit containing one common share and one share purchase warrant. Interest on the Debentures is payable in cash. The Company incurred issuance costs of $5,000, which have been expensed under Professional fees.

The principal amount of the Debentures is convertible as follows:

●	If the Company does not complete an IPO, at the election of the Debenture holders (“Holder”) prior to the Debenture expiry date, the Holder may convert the principal amount of the Debentures into units at a conversion price equal to $3.20. Each warrant issued will be convertible into one common share of the Company at an exercise price of $4.40 per share for three years from the date of issuance.

●	The principal amount of the Debentures will automatically convert into units at a conversion price equal to a 20% discount to the initial public offering financing price. Each warrant issued will be convertible into one common share of the Company at an exercise price equal to a 10% premium to the IPO financing price for three years from the date of issuance.

The Company has elected to designate the entire hybrid contract to be measured at FVTPL in accordance with IFRS 9 and uses Monte Carlo Simulation to determine the fair value of the Debentures.

LANNISTER MINING CORP.
Notes to Condensed Interim Consolidated Financial Statements
For the three months ended December 31, 2025 and 2024
(Unaudited - Expressed in Canadian Dollars except number of shares)

7.	CONVERTIBLE DEBENTURES (continued)

The assumptions used in the valuation model at the grant date and year end were as follows:

At period end December 31, 2025
Share price	$6.85
Volatility rate	67.50%
Credit adjusted rate	25%
Risk-free interest rate	2.90%
Conversion Price (if the company completes IPO)	$5.48
Probability of IPO	100%

At grant date December 20, 2024 and January 13, 2025
Share price	$7.19
Volatility rate	67.50%
Credit adjusted rate	25%
Risk-free interest rate	2.62%
Conversion Price (if company completes IPO)	$5.75
Probability of IPO	90%

8.	SHARE CAPITAL

Authorized share capital

The Company is authorized to issue an unlimited number of common shares without par value.

As at December 31, 2025, the Company had issued and outstanding common shares of 5,047,204 (September 30, 2025 – 5,047,204).

Issued and outstanding common shares

During the three months ended December 31, 2025, the Company did not have any share capital transactions.

Warrants

During the three months ended December 31, 2025 and 2024, the Company did not issue any warrants. Warrant transactions are summarized as follows:

	Number of Warrants	Weighted Average Exercise Price
		$
Balance, September 30, 2023	1,964,374	3.20
Cancelled	(1,964,374)	3.20
Balance, December 31, 2025 and September 30, 2025	-	-

LANNISTER MINING CORP.
Notes to Condensed Interim Consolidated Financial Statements
For the three months ended December 31, 2025 and 2024
(Unaudited - Expressed in Canadian Dollars except number of shares)

8.	SHARE CAPITAL (continued)

Share options

The Company’s share option plan (the “Option Plan”) was approved by the Company’s Board of Directors effective as at October 13, 2021. The Company established the Option Plan for the benefit of directors, officers, employees, and consultants of the Company and its affiliates. The maximum number of outstanding options available under the Option Plan is limited to 10% of the issued common shares. The Board of Directors has the exclusive power over the granting of stock options, the exercise price, the term, and their vesting and cancellation provisions.

During the three months ended December 31, 2025 and year ended September 30, 2024, the Company did not grant any share options.

During the year ended September 30, 2025, 25,000 share options expired unexercised. As a result, $24,735 was transferred from reserves to deficit.

The options outstanding and exercisable as at December 31, 2025 are as follows:

	Number of Options Outstanding	Options Exercisable	Exercise Price
			$
Balance, September 30, 2024	25,000	25,000	1.60
Expired	(25,000)	(25,000)	-
December 31, 2025 and September 30, 2025	-	-	-

9.	RELATED PARTY TRANSACTIONS

Key management personnel are the persons responsible for the planning, directing, and controlling of the activities of the Company and include directors and key officers of the Company, including the president, vice presidents, chief executive officer and chief financial officer.

The Company incurred the following key management personnel costs from related parties:

	For the Three months ended December 31,
	2025	2024
	$	$
Management fees	57,429	57,429
	57,429	57,429

As at December 31, 2025, accounts payable and accrued liabilities included amounts due to related parties of $727,228 (September 30, 2025 - $578,802). Amounts due to related parties are unsecured, non-interest bearing and have no specific terms of repayment.

10.	FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

Financial instruments measured at fair value are classified into one of three levels in the fair value hierarchy according to the relative reliability of the inputs used to estimate the fair values. The three levels of the fair value hierarchy are:

●	Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities;

LANNISTER MINING CORP.
Notes to Condensed Interim Consolidated Financial Statements
For the three months ended December 31, 2025 and 2024
(Unaudited - Expressed in Canadian Dollars except number of shares)

10.	FINANCIAL INSTRUMENTS AND RISK MANAGEMENT (continued)

●	Level 2 – Inputs other than quoted prices that are observable for the asset or liability either directly or indirectly; and

●	Level 3 – Inputs that are not based on observable market data.

The Company’s financial instruments consist of cash, reclamation bonds, accounts payable and accrued liabilities and convertible debentures. The fair value of the reclamation bond and accounts payable and accrued liabilities approximates their carrying values due to their current nature. Cash is measured at fair value on a recurring basis using level 1 inputs. Convertible debentures are measured at fair value using Level 3 inputs, which are based on inputs that are not observable in the market.

The risks associated with the Company’s financial instruments and the policies on how to mitigate these risks are set out below.

a)	Credit risk

Credit risk is the risk of loss to the Company associated with the counterparty’s inability to fulfill its payment obligations. The financial instruments that potentially subject the Company to a significant concentration of credit risk consist of cash. The Company mitigates its exposure to credit loss associated with cash by placing its cash in major financial institutions. The Company assessed its credit risk as low.

b)	Interest rate risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company is not exposed to interest risk as its financial liabilities, with the exception of Debentures, do not bear interest. The Company is not exposed to interest rate risk with its Debentures as they are not subject to floating interest rates.

c)	Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting obligations associated with financial liabilities. The Company is exposed to liquidity risk by accounts payable, accrued liabilities and convertible debentures. The Company manages liquidity risk by maintaining adequate cash and managing its capital and expenditures. As at December 31, 2025, the Company had a cash balance of $72,798 to settle current liabilities of $2,063,055. The Company assessed its liquidity risk as high.

d)	Foreign currency risk

Foreign currency risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in the foreign exchange rates. The Company is exposed to currency risk by incurring certain expenditures and holding assets denominated in currencies other than the Canadian dollar including a US$ bank account. The Company does not use derivative instruments to reduce its currency risk. As at December 31, 2025, the Company has net assets of $410,038 denominated in US$. A 10% fluctuation in the foreign exchange rate against the Canadian dollar would result in a foreign exchange gain/loss of approximately $41,000. Currency risk is assessed as low.

LANNISTER MINING CORP.
Notes to Condensed Interim Consolidated Financial Statements
For the three months ended December 31, 2025 and 2024
(Unaudited - Expressed in Canadian Dollars except number of shares)

11.	CAPITAL MANAGEMENT

The Company’s objectives when managing capital are to safeguard the Company’s ability to continue as a going concern in order to pursue the exploration of its resource property. The Company does not have any externally imposed capital requirements to which it is subject. The Company considers the aggregate of its share capital, reserves and deficit as capital. The Company manages the capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets. To maintain or adjust the capital structure, the Company may attempt to issue new shares.

12.	COMMITMENT

In March 2024, the Company entered into an agreement with a marketing firm to provide marketing materials worth US$680,775. During the three month period ended December 31, 2025, $nil (December 31, 2024 - $nil) has been expensed in marketing. To date the Company has expensed $115,655 (US$85,300) in marketing on the consolidated statement of loss and comprehensive loss. The remaining US$595,475 will be incurred upon the Company completing an IPO.

SCHEDULE C

MANAGEMENT’S DISCUSSION AND ANALYSIS FOR THE THREE MONTHS ENDED DECEMBER 31, 2025

[See attached]

C-1

LANNISTER MINING CORP.

MANAGEMENT DISCUSSION AND ANALYSIS

FOR THE THREE MONTHS ENDED DECEMBER 31, 2025 AND 2024

(EXPRESSED IN CANADIAN DOLLARS)

C-2

LANNISTER MINING CORP.
Management Discussion & Analysis

This Management’s Discussion and Analysis (“MD&A”) has been prepared by management, in accordance with the requirements of National Instrument 51-102 Continuous Disclosure Obligations and should be read in conjunction with our unaudited condensed interim consolidated financial statements for the three months ended December 31, 2025 and 2024 (the “Interim Financial Statements”) and our audited consolidated financial statements for the years ended September 30, 2025 and 2024 and the related notes contained therein (the “Audited Financial Statements”) of Lannister Mining Corp. (the “Company”), IFRS® Accounting Standards as issued by the International Accounting Standards Board (IASB). The information contained herein is not a substitute for detailed investigation or analysis on any particular issue. All amounts are expressed in Canadian dollars unless otherwise stated. Other information contained in this document has been prepared by management and is consistent with the data contained in the Interim Financial Statements and Audited Financial Statements.

Management’s responsibility:

The Company’s management is responsible for presentation and preparation of the financial statements and the MD&A.

Internal Control over Financial Reporting Procedures

As a non-venture issuer under National Instrument 52-109 Certification of Disclosure in Issuers’ Annual and Interim Filings (“NI 52-109”), the Company’s certifying officers are not required to make representations relating to the establishment and maintenance of disclosure controls and procedures (“DC&P”) and internal control over financial reporting (“ICFR”), as defined in NI 52-109. Accordingly, investors should be aware that inherent limitations on the ability of the Company’s certifying officers to design and implement on a cost effective basis DC&P and ICFR as defined in NI 52-109 may result in additional risks to the quality, reliability, transparency, and timeliness of these annual filings as well as interim filings and other reports provided by the Company under securities legislation.

In contrast to a venture issuer, the Company’s certifying officers, based on their knowledge, having exercised reasonable diligence, are responsible to ensure that the Interim Financial Statements and this MD&A do not contain any untrue statement of a material fact or omit to state a material fact required to be stated or that is necessary to make a statement not misleading in light of the circumstances under which it was made, with respect to the period covered by these filings, and that the financial report together with the other financial information included in these filings fairly present in all material respects the financial condition, financial performance and cash flows of the Company, as of the date of and for the periods presented in these filings. The certifying officers are also responsible for ensuring processes are in place to provide them with sufficient knowledge to support such representations.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this document constitute “forward-looking statements”. All statements other than statements of historical fact contained in this MD&A, including, without limitation, those regarding the Company’s future financial position and results of operations, strategy, proposed acquisitions, plans, objectives, goals and targets, and any statements preceded by, followed by or that include the words “believe,” “expect,” “aim,” “intend,” “plan,” “continue,” “will,” “may,” “would,” “anticipate,” “estimate,” “forecast,” “predict,” “project,” “seek,” “should” or similar expressions or the negative thereof, are forward-looking statements. These statements are not historical facts but instead represent only the Company’s expectations, estimates and projections regarding future events. These statements are not guarantees of future performance and involve assumptions, risks and uncertainties that are difficult to predict. Therefore, actual results may differ materially from what is expressed, implied, or forecasted in such forward-looking statements.

Additional factors that could cause actual results, performance or achievements to differ materially include, but are not limited to risks associated with: geological risks; limited operating history; inability to generate earnings or pay dividends for the foreseeable future; no current assets other than cash and prepaid expenses; uncertain ability to raise additional funds when required; reliance on a small number of key managers lacking backup; potential conflicts of interest among directors and officers of the Company; lack of liquidity for shareholders of the Company; ability to secure needed permits; ability to physically access and work the Company’s property assets due to poor weather; a potential lack of key contract personnel and services providers needed to execute elements of the Company’s

C-3

LANNISTER MINING CORP.
Management Discussion & Analysis

exploration plans; and market risk consisting of fluctuations in the Company’s share price, metal prices, credit market conditions; and investor appetite for early stage exploration companies. See “Risks and uncertainties”.

The effective date of this MD&A is March 5, 2026.

BUSINESS OVERVIEW

The Company was incorporated on September 21, 2021, under the laws of British Columbia. The head office and principal address of the Company is located at Suite 1500 - 1055 West Georgia St., Vancouver, BC, V6E 4N7.

The Company is an exploration and development stage company focusing on the exploration and development of gold and silver at its Basin Gulch Property located in Montana, USA (the “Basin Gulch Project”). In addition, the Company has begun the process to enable a public listing on the NYSE American Stock Exchange (“NYSE”) in 2025.

The Company’s principal business activities include the acquisition and exploration of mineral property assets. As at December 31, 2025, the Company had not yet determined whether the Company’s mineral property asset contains ore reserves that are economically recoverable. The recoverability of the amount shown for exploration and evaluation assets is dependent upon the discovery of economically recoverable reserves, confirmation of the Company’s interest in the underlying mineral claims, the ability of the Company to obtain the necessary financing to complete the development of and the future profitable production from the property or realizing proceeds from its disposition.

The Company has not generated revenue to date and had an accumulated deficit of $5,154,985 as at December 31, 2025 (September 30, 2025 - $4,836,826), which has been funded by the issuance of equity and debt. These factors form a material uncertainty which may cast significant doubt upon the Company’s ability to continue as a going concern. The Company’s ability to continue its operations and to realize its assets at their carrying values is dependent upon obtaining additional financing and generating revenues sufficient to cover its operating costs.

On December 8, 2023, the shareholders of the Company approved a share consolidation of the Company’s issued and outstanding common shares on the basis of 16 pre-consolidated common shares for one post-consolidated common share. As a result, the Company’s issued and outstanding warrants and stock options were also consolidated on a sixteen-to-one basis. Immediately after the share consolidation, all outstanding warrants were converted to (1/2) half post-consolidation shares without any exercise price paid by warrant holders. All information relating to basic and diluted loss per share, issued and outstanding common shares, share purchase warrants, broker warrants, stock options, share and per share amounts in these financial statements have been adjusted retrospectively to reflect the share consolidation.

BASIN GULCH PROJECT

As at September 30, 2023, the Company acquired the 100% interest in the Basin Gulch project located in Granite County, Montana, United States, by fulfilling the following requirements under a definitive agreement (the “Definitive Agreement”) dated September 15, 2020 with BG Holdings Group, LLC and Basin Gulch Co., a Florida company, (collectively, the “Vendors”):

a)	Issued 531,250 common shares of the Company on March 3, 2021, for a value of $722,500.

b)	Made cash payments totaling US$1,050,000, according to the following schedule:

●	A non-refundable deposit of US$25,000 (paid $34,342);

●	US$125,000 on or before September 18, 2020 (paid $167,710);

●	US$250,000 on or before September 15, 2021 (paid $302,168);

●	US$300,000 on or before September 15, 2022 (paid $379,314); and

●	US$350,000 on or before September 15, 2023 (paid $472,160).

Under the terms of the Definitive Agreement, the Company assumed all patented lease obligations, comprising a 3% net smelter royalty (“NSR”), capped at $8,000,000, and a US$50,000 annual lease payment to the Metesh family, the owners of the patented claims in the project. During the year ended September 30, 2025, the Company paid lease payments of $70,948 (US$50,000).

C-4

LANNISTER MINING CORP.
Management Discussion & Analysis

Additionally, under the terms of the Definitive Agreement, the Company will provide to the Vendors a 2% NSR on the Basin Gulch Project claims located outside and not applicable to the owners of the claims. The 2% NSR area will follow within a 1-mile area of influence that represents an overlap area outside the existing claims that are subject to this 2% NSR. The Vendors will have the right to sell or transfer their 2% NSR subject to the transferee of such 2% NSR agreeing to be bound to the terms and conditions of the NSR with the Company and the Basin Gulch Project. The Company will have the right to purchase half of the 2% NSR from the Vendors at any time on or before December 31, 2025 by payment to the Vendors of US$1,000,000. After December 31, 2025, if half the 2% NSR has not been repurchased/bought-back, then the Company and the Vendors will negotiate in good faith to agree on new terms and conditions for a buy-back of half of the 2% NSR.

Under the Definitive Agreement, the Company is required to issue shares as milestone payments to the Vendors as follows:

●	On completion of 2-million-ounce gold mineral resource estimate, issue shares with the equivalent value of US$500,000;

●	On completion of a preliminary feasibility study, issue shares with the equivalent value of US$500,000; both as defined by National Instrument 43-101 Standards of Disclosure for Mineral Projects (“NI 43-101”) within Canada; and

●	On completion of an IPO and being listed on a national stock exchange, issue five percent (5%) of the total issued and outstanding shares of the Company.

The Basin Gulch Project is located approximately 27 kilometers west of Philipsburg, Montana, U.S.A., in Granite County and lies within the Rock Creek Mining District. The Basin Gulch Project comprises 11 patented mining claims totaling 216.33 acres and 133 unpatented mining claims totaling approximately 2,519 acres. The unpatented claims overlap the patented claims.

APEX Geoscience Ltd. of Edmonton, Alberta was engaged in March 2024 by the Company to complete a NI 43-101 technical report (the “Technical Report”) relating to the acquisition and recent exploration work on the Basin Gulch Project. The Technical Report summarized the geology, the historical and recent exploration conducted on the Project, and included recommendations for future work.

The patented claims are owned by the Metesh Family of Philipsburg, and are held under lease agreements with Strategic Minerals, Inc., a Nevada corporation. The agreement covers 11 patented claims and was signed on April 6, 2006. A memorandum of the lease was filed by and between Margery Metesh and the Company, assignee and successor in interest to Strategic Minerals, Inc., and Basin Gulch Co. dated March 3, 2022, and recorded March 7, 2022 in the official records of Granite County.

A total of 131 unpatented claims were staked as at September 30, 2025 by 60431 Montana Ltd. on behalf of the Company.

During the year ended September 30, 2025, limited geological work was performed that included surface trenching, surface sampling and geological mapping to validate historical results from the 1980’s and 1990’s. The Basin Gulch Project has been granted an exploration permit that will allow for drilling on future work campaigns.

C-5

LANNISTER MINING CORP.

Management Discussion & Analysis

The schedule below outlines the cumulative acquisition costs incurred on the Basin Gulch Project up to December 31, 2025:

	September 30, 2024	Additions/ (Writedowns)	December 31, 2024	Additions/ (Writedowns)	September 30, 2025	Additions/ (Writedowns)	December 31, 2025
	$	$	$	$	$	$	$
Obtained through amalgamation	1,812,604	-	1,812,604	-	1,812,604	-	1,812,604
Cash payments	1,153,642	-	1,153,642	-	1,153,642	-	1,153,642
Share issuance	722,500	-	722,500	-	722,500	-	722,500
Staking	13,262	-	13,262	-	13,262	-	13,262
	3,702,008	-	3,702,008	-	3,702,008	-	3,702,008

The Company did not incur any exploration and evaluation expenses for the Basin Gulch Project during the three months ended December 31, 2025 and 2024.

SELECTED ANNUAL INFORMATION

As at September 30, 2025, the Company was a private entity working towards being listed on the NYSE. The Company’s mineral properties are in the exploration stage and thus, the Company has not recorded any revenues since inception and depends upon share issuances to fund its administrative and exploration expenses. See the summary of results, below:

	2025	2024	2023
	$	$	$
Expenses	(1,181,999)	(1,201,346)	(879,089)
Loss and comprehensive loss for the period	(1,181,999)	(1,201,277)	(879,041)
Basic and diluted net loss per common share	(0.23)	(0.25)	(0.22)
Exploration and evaluation assets	3,702,008	3,702,008	3,702,008
Total assets	4,237,964	4,124,782	5,175,978
Total long-term liabilities	-	-	-
Working capital (deficit)	(1,511,705)	(320,238)	875,674
Dividends per share	-	-	-

At September 30, 2025, the Company had not yet achieved profitable operations and had accumulated losses of $4,836,826 (2024 – $3,679,562) since inception. The net losses for the three months ended September 30, 2025 and 2024 resulted in a net loss per share of $0.05 and $0.06, respectively, while the net losses for the years ended September 30, 2025 and 2024 resulted in a net loss per share of $0.23 and $0.25, respectively.

At September 30, 2025, the Company has no continuing source of operating revenues. The Company has not paid any dividends on its common shares nor does it have any present intention of paying dividends on its common shares, as it anticipates that all available funds for the foreseeable planning horizon will be invested to finance its business activities, primarily the development of its exploration project.

C-6

LANNISTER MINING CORP.

Management Discussion & Analysis

RESULTS OF OPERATIONS

A summary of the Company’s results of operations is as follows:

	Three months ended December 31,
	2025	2024
	$	$
OPERATING EXPENSES
General and administrative	18,792	5,990
Legal fees	132,435	2,824
Marketing	594	1,486
Professional fees	159,342	101,979
	(311,163)	(112,279)
Interest income	9	7
Loss on revaluation of convertible debenture	(1,713)	(245,300)
Gain (loss) on foreign exchange	(5,292)	12,372
Loss and comprehensive loss for the period	(318,159)	(345,200)

Three months ended December 31, 2025 and 2024:

The Company had a net loss of $318,159 compared to $345,200 in the prior year comparative quarter. The primary driver of the increase in net loss was the increase in general and administrative, legal fees, and professional fees, partly offset by lower loss on the revaluation of the convertible debenture.

SUMMARY OF QUARTERLY RESULTS

Selected information derived from the Company’s financial statements for the past eight quarters is as follows:

	Q1 2026	Q4 2025	Q3 2025	Q2 2025
	$	$	$	$
Net loss and comprehensive loss	318,159	264,732	49,509	522,558
Loss per share	0.06	0.05	0.01	0.10

	Q1 2025	Q4 2024	Q3 2024	Q2 2024
	$	$	$	$
Net loss and comprehensive loss	345,200	289,670	276,726	396,224
Loss per share	0.07	0.06	0.05	0.08

The Company has not had revenue from inception and does not expect to have revenue in the near future. The Company’s operating results are not seasonal in nature and have been mainly related to the amount of exploration activities in each quarter.

The loss during the Q1 2026 was primarily due to legal and professional fees.

The loss during Q4 2025 was primarily due to exploration and evaluation expenditures, legal and professional fees.

The loss during Q3 2025 was primarily due to legal and professional fees.

C-7

LANNISTER MINING CORP.

Management Discussion & Analysis

The loss during Q2 2025 was primarily due to legal and professional fees and the loss on revaluation of the convertible debenture.

The loss during Q1 2025 was primarily due to the professional fees and the loss on revaluation of the convertible debenture.

The loss during Q4 2024 was due to professional and legal fees.

The loss during Q3 2024 was due to professional and legal fees.

The loss during Q2 2024, was primarily due to increased audit and legal fees associated with the public listing process.

LIQUIDITY AND CAPITAL RESOURCES

The Company had a working capital deficit as at December 31, 2025 of $1,824,933 (September 30, 2025 - $1,511,705).

The Company does not have any positive cash flow from operations because it is an exploration stage company and financings have therefore been the sole source of funds.

During the three months ended December 31, 2025, the Company generated $12,954 in cash from operating activities, compared to $109,092 of cash used during the same period in 2024. The improvement was primarily attributable to funds advanced by the director.

During the three months ended December 31, 2025, the Company had no cash provided by financing activities, compared to $300,000 provided during the same period in 2024. The decrease was due to funds raised through the issuance of convertible debentures in 2024.

During the three months ended December 31, 2025 and 2024, the Company did not have any cash generating share capital transactions.

LIQUIDITY OUTLOOK

The Company’s cash position is highly dependent on its ability to raise cash through financings.

Based on the Company’s financial position as at December 31, 2025, the Company will need to complete additional external financing either through equity or debt financing. As other opportunities become available to the Company and exploration work on the Basin Gulch Project continues, management may be required to complete additional financing.

This outlook is based on the Company’s current financial position and is subject to change if opportunities become available based on exploration program results and/or external opportunities. At present, the Company’s operations do not generate cash inflows, and its financial success is dependent on management’s ability to discover economically viable mineral deposits. The mineral exploration process can take many years and is subject to factors that are beyond the Company’s control.

In order to finance the Company’s future exploration programs and to cover administrative and overhead expenses, the Company will need to raise funds through debt and equity sales, from the exercise of share options, debt, deferral of payments to related parties, or other forms of raising capital. Many factors influence the Company’s ability to raise funds, including the health of the resource market, the climate for mineral exploration investment, the Company’s track record, and the experience and calibre of its management. Actual funding requirements may vary from those planned due to a number of factors, including the progress of exploration activities. Management believes it will be able to raise equity capital as required in the short and long term, but recognizes that there will be risks involved which may be beyond its control.

C-8

LANNISTER MINING CORP.

Management Discussion & Analysis

The Company will need to raise sufficient funds as the Company’s current assets are not sufficient to finance its operations and administrative expenses. The Company is evaluating financing options including, but not limited to, the issuance of additional equity and debt. The Company has no assurance that such financing will be available or be available on favourable terms. Factors that could affect the availability of financing include the Company’s performance (as measured by numerous factors including the progress and results of its projects), the state of international debt and equity markets, investor perceptions and expectations and the global financial and metals markets.

COMMITMENTS

In March 2024, the Company entered into an agreement with a marketing firm to provide marketing materials worth US$680,775. During the three month period ended December 31, 2025, $nil (December 31, 2024 - $nil) has been expensed in marketing. To date the Company has expensed $115,655 (US$85,300) in marketing on the consolidated statement of loss and comprehensive loss. The remaining US$595,475 will be incurred upon the Company completing an IPO.

OFF BALANCE SHEET ARRANGEMENTS

The Company has no off-balance-sheet transactions as at December 31, 2025 or to the date of this MD&A.

RELATED PARTY TRANSACTIONS

Key management includes directors and key officers of the Company, including the president, vice presidents, directors, chief executive officer and chief financial officer.

During the three months ended December 31, 2025, the Company incurred the following transactions with related parties:

●	The Company incurred management fees of $21,429 (2024 - $21,429) with Commodity Partners Inc. (formerly Skanderbeg Capital Advisors Inc.), a company controlled by Mario Vetro, a director of the Company. As at December 31, 2025, $150,044 (September 30, 2025 - $127,544) was due to Commodity Partners Inc. and was included in accounts payable and accrued liabilities;

●	As at December 31, 2025, $4,236 (2025 - $4,236) was due to 878610 Alberta Ltd. and included in accounts payable and accrued liabilities;

●	The Company incurred professional fees of $18,000 (2024 - $18,000) with Tom Martin, president of the Company. As at December 31, 2025, $139,723 (September 30, 2025 - $121,723) was due to Tom Martin and included in accounts payable and accrued liabilities; and

●	The Company incurred professional fees of $18,000 (2024 - $18,000) with Jim Greig, Chief Executive Officer and director of the Company. As at December 31, 2025, $433,225 (September 30, 2025 - $325.300) was due to Jim Greig and included in accounts payable and accrued liabilities.

Amounts due to related parties are unsecured, non-interest bearing and have no specific terms of repayment.

C-9

LANNISTER MINING CORP.

Management Discussion & Analysis

The Company incurred the following key management personnel costs from related parties:

	For the three months ended December 31,
	2025	2024
	$	$
Management fees	57,429	57,429
	57,429	57,429

As at December 31, 2025, accounts payable and accrued liabilities included amounts due to related parties of $727,228 (September 30, 2025 - $578,802). Amounts due to related parties are unsecured, non-interest bearing and have no specific terms of repayment.

FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

Financial instruments measured at fair value are classified into one of three levels in the fair value hierarchy according to the relative reliability of the inputs used to estimate the fair values. The three levels of the fair value hierarchy are:

●	Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities;

●	Level 2 – Inputs other than quoted prices that are observable for the asset or liability either directly or indirectly; and

●	Level 3 – Inputs that are not based on observable market data.

The Company’s financial instruments consist of cash, reclamation bond, accounts payable and accrued liabilities and convertible debentures. The fair value of the Company’s cash, reclamation bond and accounts payable and accrued liabilities approximates their carrying values due to their current nature. These financial instruments are measured at amortized cost. Convertible debentures are measured at fair value using Level 3 inputs, which are based on inputs that are not observable in the market (Note 7).

The risks associated with the Company’s financial instruments and the policies on how to mitigate these risks are set out below.

a)	Credit risk

Credit risk is the risk of loss to the Company associated with the counterparty’s inability to fulfill its payment obligations. The financial instruments that potentially subject the Company to a significant concentration of credit risk consist of cash. The Company mitigates its exposure to credit loss associated with cash by placing its cash in major financial institutions. The Company assessed its credit risk as low.

b)	Interest rate risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company is not exposed to interest risk as its financial liabilities, with the exception of Debentures, do not bear interest. The Company is not exposed to interest rate risk with its Debentures as they are not subject to floating interest rates.

c)	Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting obligations associated with financial liabilities. The Company is exposed to liquidity risk by accounts payable, accrued liabilities and convertible debentures. The Company manages liquidity risk by maintaining adequate cash and managing its capital and expenditures. As at December 31, 2025, the Company had a cash balance of $72,798 to settle current liabilities of $2,063,055. The Company assessed its liquidity risk as high.

C-10

LANNISTER MINING CORP.

Management Discussion & Analysis

d)	Foreign currency risk

Foreign currency risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in the foreign exchange rates. The Company is exposed to currency risk by incurring certain expenditures and holding assets denominated in currencies other than the Canadian dollar including a US$ bank account. The Company does not use derivative instruments to reduce its currency risk. As at December 31, 2025, the Company has net assets of $410,038 denominated in US$. A 10% fluctuation in the foreign exchange rate against the Canadian dollar would result in a foreign exchange gain/loss of approximately $41,000. Currency risk is assessed as low.

ACCOUNTING PRONOUNCEMENTS

Accounting standards and amendments issued but not yet adopted

IFRS 18 Presentation and Disclosure in Financial Statements, which will replace IAS 1, Presentation of Financial Statements aims to improve how companies communicate in their financial statements, with a focus on information about financial performance in the statement of profit or loss, in particular additional defined subtotals, disclosures about management-defined performance measures and new principles for aggregation and disaggregation of information. IFRS 18 is accompanied by limited amendments to the requirements in IAS 7 Statement of Cash Flows. IFRS 18 is effective from January 1, 2027. Companies are permitted to apply IFRS 18 before that date.

The Company has not yet determined the impact of these amendments on its consolidated financial statements.

OUTSTANDING COMMON SHARES

A summary of the Company’s securities outstanding is as follows:

	December 31, 2025	As at the date of this Report
	#	#
Common shares	5,047,204	5,047,204
Share options	-	-
Warrants	-	-

RISK FACTORS

The principal activity of the Company is mineral exploration which is inherently risky. There is intensive government legislation from state, provincial, federal, municipal and aboriginal governments, surrounding the exploration for and production of minerals from our and any mining operations. Exploration and development is capital intensive and the Company currently has no source of income. Only the skills of its management and staff in mineral exploration and exploration financing serve to mitigate these risks and therefore constitute one of the main assets of the Company.

Title

Title to mineral properties, as well as the location of boundaries on the grounds may be disputed. Moreover, additional amounts may be required to be paid to surface right owners in connection with any mining development. At all of such properties where there are current or planned exploration activities, the Company believes that it has either contractual, statutory, or common law rights to make such use of the surface as is reasonably necessary relating to those activities. Although the Company believes it has taken reasonable measures to ensure proper title to its properties, there is no guarantee that title to its properties will not be challenged or impaired.

C-11

LANNISTER MINING CORP.

Management Discussion & Analysis

Successful challenges to the title of the Company’s properties could impair the development of operations on those properties.

Permits and licenses

Although the Company either currently holds or has applied for or is about to apply for all consents which it requires to carry out its current drilling programs, the Company cannot be certain that it will receive the necessary permits and licenses on acceptable terms or at all, to conduct further exploration and to develop its properties. The failure to obtain such permits, or delays in obtaining such permits could adversely affect the operations of the Company. Government approvals and permits are currently and may in the future be required in connection with the operations of the Company. To the extent such approvals are required and not obtained; the Company may be curtailed or prohibited from continuing its mining operations or from proceeding with planned exploration or development of mineral properties.

Exploration and development efforts may be unsuccessful

There is no certainty that the expenditures to be made by the Company in the exploration and development of its properties as described herein will result in discoveries of mineralized material in commercial quantities. Most exploration and development projects do not result in the discovery of commercially mineable ore deposits and no assurance can be given that any level of recovery of ore reserves will in fact be realized or that any identified mineral deposit will ever qualify as a commercially mineable (or viable) ore body which can be legally and economically exploited. Estimates of reserves, mineable deposits and production costs can also be affected by such factors as environmental permitting regulations and requirements, weather, environmental factors, unforeseen technical difficulties, unusual or unexpected geological formations and work interruptions. In addition, the grade of ore ultimately mined may differ from that indicated by drilling results. Short term factors relating to ore reserves, such as the need for orderly development of ore bodies or the processing of new or different grades, may also have an adverse effect on mining operations and on the results of operations. There can be no assurance that minerals recovered in small scale tests will be duplicated in large scale tests under on-site conditions or in production scale. Material changes in ore reserves, grades, stripping ratios or recovery rates may affect the economic viability of any project.

No mineral resources or reserves in production

The properties in which the Company has an interest or right to earn an interest are in the exploration or pre-development stages only and are without a known body of ore in commercial production.

Uncertainty of obtaining additional funding requirements

Programs planned by the Company may necessitate funding, which could cause a dilution of the value of the investment of the shareholders of the Company. The recuperation value of mining properties indicated in the balance sheet depends on the discovery of mineralization that can be profitably exploited and on the Company’s capacity to obtain additional funds to realize these programs.

The Company’s exploration activities can therefore be interrupted at any moment if the Company is incapable of obtaining the necessary funds in order to continue any additional activities that are necessary and that are not described in the exploration programs outlined in the Company’s geological report for its properties.

Mineral prices may not support future profit

The mining industry in general is intensely competitive and there is no assurance that, even if commercial quantities of mineral resources are developed, a profitable market will exist for the sale of same. Factors beyond the control of the Company may affect the marketability of any substances discovered. The price of minerals can be volatile, and is affected by numerous factors beyond the control of the Company, including international, economic and political trends, expectations of inflation, currency exchange fluctuations, interest rates and global or regional consumption patterns, speculative activities and increased production due to improved mining techniques.

C-12

LANNISTER MINING CORP.

Management Discussion & Analysis

Competition

The mining industry is intensively competitive in all its phases. The Company competes with companies possessing greater financial resources and technical facilities than itself for the acquisition of mineral interests as well as for the recruitment and retention of qualified personnel.

Liquidity and financing risk

The Company has no source of operating cash flow and may need to raise additional funding in the future through the sale of equity or debt securities or by optioning or selling its properties. Any additional equity financing will dilute shareholdings, and debt financing, if available, may involve restrictions on financing and operating activities. No assurance can be given that additional funding will be available for further exploration and development of the Company’s properties when required, upon terms acceptable to the Company or at all. Failure to obtain such additional financing could result in the delay or indefinite postponement of further exploration and development of its properties, or even a loss of property interest, which would have a material adverse impact upon the Company.

Exploration costs

The exploration costs of the Company are based on certain assumptions with respect to the method and timing of exploration. By their nature, these estimates and assumptions are subject to significant uncertainties and, accordingly, the actual costs may materially differ from these estimates and assumptions. Accordingly, no assurance can be given that the cost estimates and the underlying assumptions will be realized in practice, which may materially and adversely affect the Company’s viability.

Uninsurable risks

In the course of exploration, development and production of mineral properties, risks, including, but not limited to, unexpected or unusual geological or operating conditions, natural disasters, inclement weather conditions, pollution, rock bursts, cave-ins, fires, flooding, earthquakes, civil unrest, terrorism and political violence may occur. It is not always possible to fully insure against all risks associated with the Company’s operations and the Company may decide not to take out insurance against certain risks as a result of high premiums or other reasons. Should such liabilities arise, they could reduce or eliminate any future profitability and result in increasing costs and a decline in the value of the securities of the Company.

Market conditions

Share market conditions may affect the value of the Company’s quoted securities regardless of the Company’s operating performance. Market prices for shares of early-stage companies are often volatile. Share market conditions are affected by many factors such as: announcement of mineral discoveries; financial results; general economic outlook; introduction of tax reform or other new legislation; interest rates and inflation rates; changes in investor sentiment toward particular market sectors; the demand for, and supply of, capital; and terrorism or other hostilities. The market price of securities can fall as well as rise and may be subject to varied and unpredictable influences on the market for equities in general and resource exploration stocks in particular.

Stress in the global economy

Reduction in credit, combined with reduced economic activity and the fluctuations in the U.S. dollar may adversely affect businesses and industries that purchase commodities, affecting commodity prices in more significant and unpredictable ways than the normal risks associated with commodity prices.

The availability of services such as drilling contractors and geological service companies and/or the terms on which these services are provided may be adversely affected by the economic impact on the service providers. The adverse effects on the capital markets generally make the raising of capital by equity or debt financing much more difficult and the Company is dependent upon the capital markets to raise financing. Any of these events, or any other events causing turmoil in world financial markets, may have a material adverse effect on the Company’s business, operating results and financial condition.

C-13

LANNISTER MINING CORP.

Management Discussion & Analysis

Current global financial condition

Current global financial conditions have been subject to increased volatility. As such, the Company is subject to counterparty risk and liquidity. The Company is exposed to various counterparty risks including but not limited to financial institutions that hold the Company’s cash, and through companies that have payables to the Company.

The Company is also exposed to liquidity risks in meeting its operating expenditure requirements in instances where cash positions are unable to be maintained or appropriate financing is unavailable. These factors may impact the ability of the Company to obtain loans and other credit facilities in the future and, if obtained, on terms favorable to the Company. If these increased levels of volatility and market turmoil continue, the Company’s operations could be adversely impacted, and the trading price of the common shares could be adversely affected.

Operating hazards and risks associated with the mining industry

Mining operations generally involve a high degree of risk, which even a combination of experience, knowledge and careful evaluation may not be able to overcome. Hazards such as unusual or unexpected formations and other conditions are involved.

Operations in which the Company has direct or indirect interest will be subject to all the hazards and risks normally incidental to exploration, development and production of precious and base metals, any of which could result in work stoppages, damage to or destruction of mines and other producing facilities, damage to life and property, environmental damage and possible legal liability for any or all damage. The Company may become subject to liability for cave-ins and other hazards for which it cannot insure or against which it may elect not to insure where premium costs are disproportionate to the Company’s perception of the relevant risks. The payment of such insurance premiums and of such liabilities would reduce the funds available for exploration activities.

ADDITIONAL INFORMATION

Additional information relating to the Company may be found on or in:

●	the Company website at www.lannistermining.com;

●	the Company’s audited financial statements for the three months ended December 31, 2025 and 2024: and

This MD&A was approved by the Board of Directors of Lannister Mining Corp. effective March 5, 2026.

C-14

SCHEDULE D

U.S. PROSPECTUS

[See attached]

D-1

CERTIFICATE OF THE COMPANY

Dated: April 20, 2026

This preliminary prospectus constitutes full, true and plain disclosure of all material facts relating to the securities offered by this preliminary prospectus as required by the securities legislation of each of the Provinces of British Columbia, Alberta, and Ontario.

(signed) James Greig	(signed) Kelvin Lee
James Greig Chief Executive Officer and Director	Kelvin Lee Chief Financial Officer

ON BEHALF OF THE BOARD OF DIRECTORS

(signed) Mario Vetro	(signed) Victor Cantore
Mario Vetro Director	Victor Cantore Director

C-1

CERTIFICATE OF THE CANADIAN UNDERWRITER

Dated: April 20, 2026

To the best of our knowledge, information and belief, this preliminary prospectus constitutes full, true and plain disclosure of all material facts relating to the securities offered by this preliminary prospectus as required by the securities legislation of each of the Provinces of British Columbia, Alberta, and Ontario.

RESEARCH CAPITAL CORPORATION

(signed) Kevin Shaw
Kevin Shaw Managing Director Investment Banking

C-2

CERTIFICATE OF THE PROMOTERS

Dated: April 20, 2026

This Prospectus constitutes full, true and plain disclosure of all material facts relating to the securities offered by this Prospectus as required by the securities legislation of British Columbia, Alberta, and Ontario

(signed) James Greig	(signed) Mario Vetro
James Greig	Mario Vetro

(signed) Abraham Max Zaretsky
Abraham Max Zaretsky

C-3

2,000,000 Common Shares

LANNISTER MINING CORP.

PROSPECTUS

Joseph Gunnar & Co., LLC	Research Capital Corporation
Joint Bookrunner	Joint Bookrunner

             , 2026

Through and including, 2026 (the 25th day after the date of this offering), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Under the BCBCA, we may indemnify an individual (an “Eligible Party”) who (i) is or was a director of officer of the Company; (ii) is or was a director or officer of another corporation (a) at a time when the corporation is or was an affiliate of the Company, or (b) at the request of the Company; or (iii) at the request of the Company, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity, against all judgements, penalties, or fines awarded or imposed in, or an amount paid in settlement of, a proceeding which the Eligible Party is or may have be joined as a party or liable due to party holding a position with the Company or an associated corporation. Further, under the BCBCA, we may pay the costs, charges and expenses, including legal and other fees, incurred by an Eligible Party in respect such a proceeding.

The BCBCA also provides that we may also advance moneys an Eligible Party for costs, charges and expenses incurred in connection with such a proceeding; provided that such individual shall repay the moneys if the individual does not fulfill the conditions described below.

However, indemnification is prohibited under the BCBCA if any of the following circumstances apply:

●	if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the Company was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

●	if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the Company is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

●	if, in relation to the subject matter of the eligible proceeding, the Eligible Party did not act honestly and in good faith with a view to the best interests of the company or the associated corporation, as the case may be; and

●	in the case of an eligible proceeding other than a civil proceeding, if the Eligible Party did not have reasonable grounds for believing that the Eligible Party’s conduct in respect of which the proceeding was brought was lawful.

Our Articles require us to indemnify each Eligible Party and the heirs and legal representatives of each Eligible Party, against all judgements, penalties or fines awarded or imposed in, or an amount paid in settlement of, a proceeding which the Eligible Party is or may have be joined as a party or liable due to party holding a position with the Company or an associated corporation.

Under the form of indemnification agreement filed as an exhibit to this registration statement, we will agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or executive officer.

The form of underwriting agreement filed as an exhibit to this registration statement will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities.

Upon the incorporation of Lannister Exploration Corp. on August 14, 2020, we issued 0 (post-split) Common Share to the Incorporator, 1055 Corporate Services Ltd., for the consideration of C$1.00 (approximately US$0.81). The Company purchased the Incorporator’s share in the capital of the Company from the Incorporator for the purchase price of C$1.00 (approximately US$0.81) and the Incorporator’s share was cancelled and reissued to Skanderbeg Capital Advisors Inc.

On August 26, 2020, the company changed its name from Lannister Exploration Corp. to Lannister Mining Corp.

On March 3, 2021, the company closed a non-brokered private placement, pursuant to which 531,250 (post-split) Common Shares were issued at a price of C$0.08 (approximately US$0.06) per share for gross proceeds of C$42,500.00 (approximately US$31,400.07).

On March 12, 2021, the company closed tranche one of a non-brokered private placement, pursuant to which 1,400,313 (post-split) units were issued at a price of C$1.60 (approximately US$1.18) per unit for aggregate gross proceeds of C$2,404,498.00 (approximately US$1,776,503.88). Each unit is comprised of one (1) Common Share and one (1) Common Share purchase warrant for the purchase of one (1) Common Share at a price of C$3.20 (approximately US$2.36). The warrants may be exercised any time until March 12, 2024.

On April 15, 2021, the company closed tranche two of a non-brokered private placement, pursuant to which 482,814 (post-split) units were issued at a price of C1.60 (approximately US$1.18) per unit for aggregate gross proceeds of C$772,500.00 (approximately US$570,742.52). Each unit is comprised of one (1) Common Share and one (1) Common Share purchase warrant for the purchase of one (1) Common Share at a price of C$3.20 (approximately US$2.36). The warrants may be exercised any time until April 15, 2024.

On May 05, 2021, the company closed tranche three of a non-brokered private placement, pursuant to which 81,250 (post-split) units were issued at a price of C$1.60 (approximately US$1.18) per unit for aggregate gross proceeds of C$130,000.00 (approximately US$96,047.28). Each unit is comprised of one (1) Common Share and one (1) Common Share purchase warrant for the purchase of one (1) Common Share at a price of C$3.20 (approximately US$2.36). The warrants may be exercised any time until May 05, 2024.

On September 21, 2021, the company completed its acquisition of 1247666 BC Ltd., whereby 1,106,875 (post-split) Common Shares of Lannister Mining Corp. were issued to 1247666 BC Ltd. shareholders at a deemed price of C$1.44 (approximately US$1.06). per share. Please refer to “Corporate Structure - Amalgamation”

On October 13, 2021, the company issued to certain marketing professionals’ options to acquire 25,000 (post-split) Common Shares, pursuant to the company’s Stock Option Plan. The options are exercisable until the Expiry Date of October 13, 2024, at a price of C$1.60 (approximately US$1.18) per share. None of the options have been exercised and remain in force.

On January 21, 2022, the company closed a non-brokered private placement, pursuant to which 462,500 (post-split) Common Shares 0were issued at a price of C$4.00 (approximately US$2.96) per share for aggregate gross proceeds of C$1,850,000 (approximately US$1,366,826).

On December 22, 2023, the company completed a 16:1 Reverse Stock Split whereby 65,039,980 (pre-Reverse Split) Common Shares were exchanged at a ratio of 16:1 for 4,065,003 Common Shares, and 31,429,980 share purchase warrants were converted at a ratio of 16:1 for 1,964,402 post consolidated warrants, and then converted into a half Common Share for a total issuance of 982,201 Common Shares.

On December 20, 2024 and January 13, 2025, the company raised an aggregate of C$460,000 (approximately US$330,294) through the issuance of convertible debentures (“Debentures”) in two closings of C$300,000 (approximately US$215,409) and C$160,000 (approximately US$114,885), respectively. The Debentures bear interest at 12% per annum, calculated daily on the basis of a 365-day year, mature two years from the date of issue, and are convertible into units of the company (“Units”), with each Unit comprising one common share and one common share purchase warrant. Each warrant is exercisable for a period of 36 months from the date of issuance to purchase one additional common share. If the company does not complete an initial public offering (“IPO”), the holder may elect to convert the outstanding principal amount into Units at a conversion price of C$3.20 (approximately US$2.30) per Unit. Each warrant issued will be convertible into one common share of the Company at an exercise price of C$4.40 (approximately US$3.16) per share for three years from the date of issuance. If the company completes an IPO prior to the maturity date, the outstanding principal amount will automatically convert into Units at a conversion price equal to a 20% discount to the IPO offering price, with each warrant exercisable at a price equal to a 10% premium to the IPO offering price. Interest on the Debentures is payable in cash on the earlier of the maturity date, any redemption date, or the date of conversion.

Item 8. Exhibits and Financial Statement Schedules.

(a)	Exhibits

Exhibit No.	Description
1.1	Form of Underwriting Agreement
3.1	Certificate of Incorporation of Lannister Exploration Corp., dated August 14, 2020 (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form F-1 filed on July 31, 2024)
3.2	Certificate of Name Change regarding the issuer’s name change from Lannister Exploration Corp. to Lannister Mining Corp., dated August 26, 2020 (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form F-1 filed on July 31, 2024)
3.3	Certificate of Amalgamation of Lannister Mining Corp., dated September 21, 2021 (incorporated by reference to Exhibit 3.3 to the Registration Statement on Form F-1 filed on July 31, 2024)
3.4	Articles of Lannister Mining Corp., adopted on September 22, 2021 (incorporated by reference to Exhibit 3.4 to the Registration Statement on Form F-1 filed on July 31, 2024)
4.1	Form of Representative’s Warrant (included in Exhibit 1.1) (incorporated by reference to Exhibit 1.1 to the Amendment No.3 to Registration Statement on Form F-1 filed on August 5, 2025)
5.1	Opinion of McMillan LLP regarding the legality of the Common Shares (incorporated by reference to Exhibit 5.1 to the Amendment No.4 to Registration Statement on Form F-1 filed on October 21, 2025)
5.2	Legal Opinion of Bevilacqua PLLC regarding the underwriter’s warrants (incorporated by reference to Exhibit 5.2 to the Amendment No.4 to Registration Statement on Form F-1 filed on October 21, 2025)
8.1	Opinion of McMillan LLP regarding certain Canadian law tax matters (included in Exhibit 5.1) (incorporated by reference to Exhibit 8.1 to the Amendment No.4 to Registration Statement on Form F-1 filed on October 21, 2025)
8.2	Opinion of Potomac Law Group regarding certain U.S. tax matters (incorporated by reference to Exhibit 8.2 to the Amendment No.4 to Registration Statement on Form F-1 filed on October 21, 2025)
10.1	Property Acquisition Agreement entered among BG Holdings Group, LLC, Basin Gulch Co., and 1247666 BC Ltd., (subsequently renamed Lannister) dated a September 15, 2020 (incorporated by reference to Exhibit 10.1 to the Amendment No.1 to Registration Statement on Form F-1 filed on May 2, 2025)
10.2	Amalgamation Agreement between Lannister Mining Corp. and 1247666 BC Ltd., dated June 21, 2021 (incorporated by reference to Exhibit 10.2 to the Amendment No.1 to Registration Statement on Form F-1 filed on May 2, 2025)
10.3	Assignment and Novation Agreement among Skanderbeg Capital Advisors Inc., Lannister Mining Corp., 1247666 BC Ltd., and BG Holdings Group, LLC, dated September 15, 2020 (incorporated by reference to Exhibit 10.3 to the Registration Statement on Form F-1 filed on July 31, 2024)
10.4	Recorded Memorandum of Lease, dated March 7, 2022 (incorporated by reference to Exhibit 10.4 to the Registration Statement on Form F-1 filed on July 31, 2024)
10.5	Amended and Restated Option Agreement among BG Holdings Group, LLC, Basin Gulch Co., Lannister Mining Corp. and Skanderbeg Capital Advisors Inc. dated March 2022 (incorporated by reference to Exhibit 10.5 to the Amendment No.1 to Registration Statement on Form F-1 filed on May 2, 2025)
10.6	Form of Consulting Agreement between the Registrant and its executive officers (incorporated by reference to Exhibit 10.6 to the Amendment No.4 to Registration Statement on Form F-1 filed on October 21, 2025)
10.7†	2021 Stock Option Plan (incorporated by reference to Exhibit 10.7 to the Amendment No.4 to Registration Statement on Form F-1 filed on October 21, 2025)
10.8	Form of Independent Director Agreement (incorporated by reference to Exhibit 10.8 to the Amendment No.4 to Registration Statement on Form F-1 filed on October 21, 2025)
10.9	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.9 to the Amendment No.4 to Registration Statement on Form F-1 filed on October 21, 2025)

10.10	Form of Convertible Note (January 2025 Financing Closing) (incorporated by reference to Exhibit 10.10 to the Amendment No.4 to Registration Statement on Form F-1 filed on October 21, 2025)
10.11	Form of Subscription Agreement for December 2024 and January 2025 Financing (incorporated by reference to Exhibit 10.11 to the Amendment No.1 to Registration Statement on Form F-1 filed on May 2, 2025)
10.12†	Lannister Mining Corp. 2025 Equity Incentive Plan (incorporated by reference to Exhibit 10.12 to the Amendment No.4 to Registration Statement on Form F-1 filed on October 21, 2025)
10.13†	Form of Share Option Agreement for Lannister Mining Corp. 2025 Equity Incentive Plan (incorporated by reference to Exhibit 10.13 to the Amendment No.4 to Registration Statement on Form F-1 filed on October 21, 2025)
10.14†	Form of Restricted Share Award Agreement for Lannister Mining Corp. 2025 Equity Incentive Plan (incorporated by reference to Exhibit 10.14 to the Amendment No.4 to Registration Statement on Form F-1 filed on October 21, 2025)
10.15†	Form of Restricted Share Units Award Agreement for Lannister Mining Corp. 2025 Equity Incentive Plan (incorporated by reference to Exhibit 10.15 to the Amendment No.4 to Registration Statement on Form F-1 filed on October 21, 2025)
10.16	Form of Convertible Note (December 2024 Financing Closing) (incorporated by reference to Exhibit 10.16 to the Amendment No.8 to Registration Statement on Form F-1 filed on March 16, 2026)
16.1	Letter from MNP LLP, dated March 6, 2026 (incorporated by reference to Exhibit 16.1 to the Amendment No.7 to Registration Statement on Form F-1 filed on March 6, 2026)
21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to the Amendment No.4 to Registration Statement on Form F-1 filed on October 21, 2025)
23.1	Consent of Davidson & Company LLP
23.2	Consent of MNP LLP
23.3	Consent of McMillan LLP (included in Exhibit 5.1 and Exhibit 8.1) (incorporated by reference to Exhibit 23.2 to the Amendment No.4 to Registration Statement on Form F-1 filed on October 21, 2025)
23.4	Consent of Bevilacqua PLLC (included in Exhibit 5.2) (incorporated by reference to Exhibit 23.3 to the Amendment No.4 to Registration Statement on Form F-1 filed on October 21, 2025)
23.5	Consent of Potomac Law Group (included in Exhibit 8.2) (incorporated by reference to Exhibit 23.4 to the Amendment No.4 to Registration Statement on Form F-1 filed on October 21, 2025)
23.6	Consent of Michael B. Dufresne, M.Sc., P. Geol., P.Geo. (incorporated by reference to Exhibit 23.5 to the Registration Statement on Form F-1 filed on July 31, 2024)
23.7	Consent of Dean J. Besserer, B.Sc., P.Geo. (incorporated by reference to Exhibit 23.6 to the Registration Statement on Form F-1 filed on July 31, 2024)
24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Registration Statement on Form F-1 filed on July 31, 2024)
24.2	A certified copy of the resolution of the board of directors authorizing power of attorney of Lannister Mining Corp., dated December 10, 2025 (incorporated by reference to Exhibit 24.2 to the Amendment No.5 to Registration Statement on Form F-1 filed on December 12, 2025)
96.1	S-K 1300 Technical Report: The Basin Gulch Property, Granite County, Montana, USA, March 29, 2024 (incorporated by reference to Exhibit 96.1 to the Registration Statement on Form F-1 filed on July 31, 2024)
99.1	Code of Ethics of the registrant (incorporated by reference to Exhibit 99.1 to the Amendment No.4 to Registration Statement on Form F-1 filed on October 21, 2025)
99.2	Audit Committee Charter (incorporated by reference to Exhibit 99.2 to the Amendment No.4 to Registration Statement on Form F-1 filed on October 21, 2025)
99.3	Compensation Committee Charter (incorporated by reference to Exhibit 99.3 to the Amendment No.4 to Registration Statement on Form F-1 filed on October 21, 2025)
99.4	Nominating and Corporate Governance Committee Charter (incorporated by reference to Exhibit 99.4 to the Amendment No.4 to Registration Statement on Form F-1 filed on October 21, 2025)
99.5	Clawback Policy (incorporated by reference to Exhibit 99.5 to the Amendment No.4 to Registration Statement on Form F-1 filed on October 21, 2025)
99.6	Related Party Transactions Policy (incorporated by reference to Exhibit 99.6 to the Amendment No.4 to Registration Statement on Form F-1 filed on October 21, 2025)
107	Filing Fee Table (incorporated by reference to Exhibit 107 to the Amendment No.1 to Registration Statement on Form F-1 filed on May 2, 2025)

†	Executive Compensation Plan or Agreement.

(b)	Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or the notes thereto.

Item 9. Undertakings.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, Canada on May 8, 2026.

LANNISTER MINING CORP.

By:	/s/ James Greig
Name:	James Greig
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. The document may be executed by signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument.

Signature	Title	Date

/s/ James Greig	Chief Executive Officer and Director	May 8, 2026
James Greig

*	Chief Financial Officer and Corporate Secretary	May 8, 2026
Kelvin Lee

*	Director	May 8, 2026
Mario Vetro

*	Independent Director	May 8, 2026
Victor Cantore

*	Independent Director	May 8, 2026
Abraham Max Zaretsky

*	Independent Director	May 8, 2026
William Randall

*	Independent Director	May 8, 2026
Joanne Price

* By:	/s/ James Greig
James Greig
Attorney-In-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Lannister Mining Corp. has signed this registration statement or amendment thereto in New York on May 8, 2026.

Cogency Global Inc. Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President